    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 27, 1997


                                                      REGISTRATION NO. 333-35563

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           -------------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                    VASCO DATA SECURITY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                   3577                                  36-4169320
    (State or other jurisdiction of           (Primary Standard Industrial                   (I.R.S. Employer
    incorporation or organization)              Classification Code No.)                    Identification No.)


                       1901 SOUTH MEYERS ROAD, SUITE 210


                        OAKBROOK TERRACE, ILLINOIS 60181

                                 (630) 932-8844
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           -------------------------
                                T. KENDALL HUNT
                            CHIEF EXECUTIVE OFFICER
                    VASCO DATA SECURITY INTERNATIONAL, INC.

                       1901 SOUTH MEYERS ROAD, SUITE 210


                        OAKBROOK TERRACE, ILLINOIS 60181

                                 (630) 932-8844
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           -------------------------
                                   Copies to:
                              CHARLES J. MCCARTHY
                                STEPHEN J. CAMPO
                               TIMOTHY R. DONOVAN
                                 JENNER & BLOCK
                                 ONE IBM PLAZA
                            CHICAGO, ILLINOIS 60611
                                 (312) 222-9350
                           -------------------------
    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement.
    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                           -------------------------


                        CALCULATION OF REGISTRATION FEE



=================================================================================================================================
       TITLE OF EACH CLASS OF               AMOUNT TO           PROPOSED MAXIMUM         PROPOSED MAXIMUM          AMOUNT OF
    SECURITIES TO BE REGISTERED           BE REGISTERED      OFFERING PRICE PER UNIT AGGREGATE OFFERING PRICE REGISTRATION FEE(1)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per
  share.............................  29,586,242 shares(2)         $2.5775(3)             $51,892,726(3)            $15,726
Options to Purchase Common Stock....  8,396,352 options(4)           N/A(5)               $15,358,535(5)            $4,655
Warrants to Purchase Common Stock...  1,056,922 warrants(6)          N/A(5)               $5,125,302(5)             $1,554
=================================================================================================================================



(1) The Registrant paid a registration fee in the amount of $25,388 upon filing Registration Statement No. 333-35563 with the Securities and Exchange Commission on September 12, 1997, to which this Amendment No. 1 pertains. As a result, no registration fee is payable in connection with this Amendment No. 1 to Registration Statement No. 333-35563.


(2) Includes up to 20,132,968 shares that may be issued pursuant to the Exchange Offer for shares of common stock of VASCO CORP. described in the Prospectus contained in the Registration Statement, and 9,453,274 shares that may be issued upon the exercise or conversion of options and warrants (including 1,977,757 shares underlying outstanding options under stock option plans, 6,418,595 shares that may be issuable pursuant to options under convertible notes and 1,056,922 shares underlying outstanding warrants) that may be issued pursuant to the Exchange Offer. In accordance with Rule 457(g)(3) under the Securities Act of 1933, as amended (the "Securities Act"), no separate registration fee is paid with respect to the 9,453,274 shares of common stock underlying the options or warrants being registered as the registration fee is being paid based on the aggregate exercise price of the options and warrants. Pursuant to Rule 416 under the Securities Act, there is also being registered such number of additional shares of common stock which may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions, or other readjustment provisions of options or warrants being registered.


(3) Based on the average of the bid and asked price of common stock of VASCO CORP. as quoted on the Over-the-Counter Bulletin Board on September 8, 1997, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(1) under the Securities Act.


(4) Based upon the maximum number of options (including options under stock option plans and options under convertible notes) that may be issued pursuant to the Exchange Offer in exchange for currently outstanding options to acquire shares of common stock of VASCO CORP.; the shares of common stock of the Registrant underlying the options hereby registered are included in the number of shares of common stock of the Registrant set forth in footnote
    (2) above.


(5) Based on the aggregate exercise price of all options and warrants, respectively, that may be issued pursuant to the Exchange Offer, in accordance with Rule 457(g) under the Securities Act.


(6) Based upon the maximum number of warrants that may be issued pursuant to the Exchange Offer in exchange for currently outstanding warrants to purchase shares of common stock of VASCO CORP.; the shares of common stock of the Registrant underlying the warrants hereby registered are included in the number of shares of common stock of the Registrant set forth in footnote (2) above.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                             PRELIMINARY PROSPECTUS

                  SUBJECT TO COMPLETION DATED OCTOBER 24, 1997


                    VASCO DATA SECURITY INTERNATIONAL, INC.
                 OFFER TO EXCHANGE SHARES, OPTIONS AND WARRANTS
                                      FOR
                                  VASCO CORP.
                          SHARES, OPTIONS AND WARRANTS
                    (AND ASSOCIATED CORPORATE MATTER CLAIMS)
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. CHICAGO, ILLINOIS TIME, ON
              , 1997, UNLESS EXTENDED (THE "EXPIRATION DATE"). SHARES, OPTIONS, AND WARRANTS NOT PREVIOUSLY ACCEPTED FOR EXCHANGE MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

     VASCO Data Security International, Inc. ("New VASCO") is a Delaware corporation newly formed by representatives of VASCO CORP., a Delaware corporation ("Current VASCO"), to effect a reorganization (the "Reorganization") of Current VASCO through an exchange of securities.

     Certain historical corporate actions taken by Current VASCO and its predecessor entities were not in compliance with applicable corporate law or are not reflected in proper documentation (collectively these actions are referred to in this document as "Corporate Matters"). The Board of Directors of Current VASCO believes that the Corporate Matters may hinder or preclude Current VASCO in its future efforts to raise capital. For a more complete description of the Corporate Matters, see "REORGANIZATION OF CURRENT VASCO -- Reasons for the Reorganization."

     The Board of Directors of Current VASCO believes that through an exchange of outstanding Current VASCO securities for securities of New VASCO (the "Exchange Offer"), efforts to raise capital in the future by New VASCO will be facilitated. See "SUMMARY -- Benefits and Disadvantages of Participating in the Exchange Offer."

     New VASCO hereby offers to exchange:


          (a) Its Common Stock (par value $0.001 per share) in exchange for (i) shares of Current VASCO Common Stock (par value $0.001 per share) on a one-for-one basis, and (ii) a release by each exchanging holder of any and all potential claims against Current VASCO and its predecessor entities arising out of or relating to the Corporate Matters (collectively these potential claims are referred to in this document as the "Associated Corporate Matter Claims");


          (b) Its options (collectively such options are referred to in this document as "New VASCO Stock Options") to purchase its Common Stock in exchange for (i) the cancellation of outstanding options to purchase Current VASCO Common Stock granted under Current VASCO stock option programs (collectively such options are referred to in this document as "Current VASCO Stock Options"), and (ii) a release by each exchanging holder of any and all Associated Corporate Matter Claims. The New VASCO Stock Options will be for the same number of shares and have the same exercise price, vesting terms, termination provisions and expiration dates as the Current VASCO Stock Options and will be issued under New VASCO's 1997 Stock Option Plan, as amended, as nonqualified options for federal income tax purposes;
                                                        (continued on next page)


     SEE "RISK FACTORS" HEREIN, BEGINNING AT PAGE 15, FOR MATTERS THAT SHOULD BE CONSIDERED WITH RESPECT TO THE EXCHANGE OFFER.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE EXCHANGE OFFER DESCRIBED IN THIS PROSPECTUS OR THE NEW VASCO SHARES, OPTIONS OR WARRANTS TO BE ISSUED IN THE EXCHANGE OFFER, AND THEY HAVE NOT DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. FURTHERMORE, NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS DETERMINED THE FAIRNESS OR MERITS OF THE EXCHANGE OFFER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 This Prospectus is dated               , 1997.

          (c) Its options (collectively such options are referred to in this document as "New VASCO Conversion Options") to acquire its Common Stock in exchange for (i) the cancellation of outstanding options to acquire Current VASCO Common Stock pursuant to conversion of Current VASCO convertible notes (collectively such options are referred to in this document as "Current VASCO Conversion Options"), and (ii) a release by each exchanging holder of any and all Associated Corporate Matter Claims. The New VASCO Conversion Options will be for the same number of shares and will have the same conversion price, conversion period and other terms of conversion as the Current VASCO Conversion Options;

          (d) Its warrants (collectively such warrants are referred to in this document as "New VASCO Warrants") to purchase its Common Stock in exchange for (i) the cancellation of outstanding warrants to purchase Current VASCO Common Stock (collectively such warrants are referred to in this document as "Current VASCO Warrants"), and (ii) a release by each exchanging holder of any and all Associated Corporate Matter Claims. The New VASCO Warrants will be for the same number of shares and have the same exercise price and expiration dates as the Current VASCO Warrants.


The release to be executed in connection with an exchange of Current VASCO securities will release and waive any and all Associated Corporate Matter Claims the exchanging holder (or, if the Current VASCO securities are held in a nominee name, the beneficial owner of the Current VASCO securities) may have even if less than all of the exchanging holder's (beneficial owner's) Current VASCO securities are exchanged; provided that if a nominee holds Current VASCO securities on behalf of more than one beneficial owner, any release executed by the nominee will be effective only with respect to any Associated Corporate Matter Claims of beneficial owners directing such nominee to exchange all or any part of the Current VASCO securities in which such beneficial owner has an interest. If the Exchange Offer and Reorganization are completed and a security holder or group of security holders brings suit, the validity and enforceability of the release will be determined by a court of law. See "RISK FACTORS -- Risks Relating to Exchange Offer and New VASCO -- No Assurances as to Enforceability of Releases of Associated Corporate Matter Claims" and "REORGANIZATION OF CURRENT VASCO -- Releases from Security Holders in Exchange Offer."



     The Exchange Offer is subject to the terms and conditions set forth in this Prospectus, including the condition that there must as of the Expiration Date be tendered for exchange at least 80% of the outstanding shares of Current VASCO Common Stock (referred to in this document as the "Minimum Condition"). Based on the number of shares of Current VASCO outstanding on October 15, 1997, if an aggregate of 16,106,374 shares of Current VASCO Common Stock are tendered for exchange, the Minimum Condition will be satisfied.



     The Exchange Offer is intended for federal income tax purposes to be a tax-free transaction with respect to the exchange of the Current VASCO Common Stock, the Current VASCO Stock Options, the Current VASCO Conversion Options and those Current VASCO Warrants (referred to herein as "Current VASCO Compensatory Warrants"). The exchange of Current VASCO Warrants that were not issued for services (referred to herein as "Current VASCO Noncompensatory Warrants") may be deemed to be a taxable event for federal income tax purposes. See "REORGANIZATION OF CURRENT VASCO -- Federal Income Tax Consequences."



     The Exchange Agent for the exchange of Current VASCO Common Stock and Current VASCO Warrants is Illinois Stock Transfer Company, 223 West Jackson Boulevard, Suite 1210, Chicago, Illinois 60606; telephone (312) 427-2953.



     Exchanges of Current VASCO Stock Options and Current VASCO Conversion Options are to be made through Gregory T. Apple, Vice President and Treasurer, VASCO Data Security International, Inc., 1901 South Meyers Road, Suite 210, Oakbrook Terrace, Illinois 60181; telephone (630) 932-8844.



     New VASCO is not required to deliver an annual report to its security holders pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). New VASCO nonetheless expects to prepare and deliver an annual report to security holders. Unless it becomes obligated under the Exchange Act, however, any such voluntary annual report might not contain all information that would otherwise be required under Rule 14a-3 under the Exchange Act. New VASCO expects that any such annual report would contain financial information that has been examined and reported upon, with an opinion expressed by, independent public or certified public accountants.

                               TABLE OF CONTENTS


                                                                PAGE
                                                                ----
SUMMARY.....................................................      1
  The Companies.............................................      1
  Reorganization of Current VASCO...........................      1
  The Exchange Offer........................................      2
  Questions and Answers About The Exchange Offer............      5
WHERE YOU CAN FIND MORE INFORMATION.........................     13
SUMMARY FINANCIAL INFORMATION...............................     14
RISK FACTORS................................................     15
  Risks Relating To Exchange Offer And New VASCO............     15
  Factors Relating To Operations............................     20
CURRENT VASCO AND NEW VASCO.................................     25
REORGANIZATION OF CURRENT VASCO.............................     26
  Organizational History of Current VASCO...................     26
  The Reorganization........................................     27
  Reasons for the Reorganization............................     29
  Associated Corporate Matter Claims........................     31
  Releases From Security Holders In Exchange Offer..........     34
  Federal Income Tax Consequences...........................     37
  Differences in Capital Stock..............................     39
  No Appraisal Rights.......................................     39
THE EXCHANGE OFFER..........................................     40
  Terms of the Exchange Offer...............................     40
  Other Arrangements Relating to the Exchange Offer.........     41
  Expiration Date; Extensions; Termination; Amendment.......     42
  Procedure for Tendering Current VASCO Shares and Current
     VASCO Warrants.........................................     42
  Guaranteed Delivery Procedure for Current VASCO Shares....     43
  The Exchange Agent........................................     44
  Procedures for Tendering Current VASCO Stock Options and
     Current VASCO Conversion Options.......................     44
  Withdrawal Rights.........................................     44
  Conditions to the Exchange Offer..........................     45
  Acceptance of Current VASCO Securities and Issuance of New
     VASCO Securities.......................................     46
  Payment of Expenses.......................................     47
MARKET PRICE OF CURRENT VASCO COMMON STOCK AND DIVIDEND
  POLICY....................................................     48
SELECTED CONSOLIDATED FINANCIAL INFORMATION.................     49
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................     50
CERTAIN INFORMATION CONCERNING CURRENT VASCO................     65
  Business..................................................     65
  Management................................................     80
  Current VASCO Equity Equivalent Securities................     86
PRINCIPAL STOCKHOLDERS......................................     89
CERTAIN INFORMATION CONCERNING NEW VASCO....................     91
  Organization of New VASCO.................................     91
  Management................................................     91

                                                                PAGE
                                                                ----
DESCRIPTION OF CAPITAL STOCK OF NEW VASCO...................     92
  Common Shares.............................................     92
  Preferred Shares..........................................     92
  Stock Options, Warrants and Convertible Notes.............     92
  Registration Rights and Other Arrangements................     94
COMPARISON OF STOCKHOLDER RIGHTS............................     96
  Comparison of Current VASCO Stockholder Rights Following
     the Exchange Offer.....................................     96
  Comparison of Rights of Holders of Stock Options and
     Warrants Following the Exchange Offer..................     97
LEGAL MATTERS...............................................     97
EXPERTS.....................................................     97

                                    SUMMARY


     This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the Exchange Offer and the Reorganization of VASCO CORP., you should read carefully this entire document and, as applicable, the Letter of Transmittal and Release, the New VASCO Option Agreement, the New VASCO Convertible Note Agreement or the New VASCO Warrant Agreement that accompanies this document. We also refer you to certain exhibits and other information not included in this document. See "WHERE YOU CAN FIND MORE INFORMATION."


                                 THE COMPANIES


     VASCO CORP., a Delaware corporation, was incorporated on August 16, 1990 (referred to herein as "Current VASCO"). VASCO Data Security International, Inc., a Delaware corporation, was incorporated on July 15, 1997 (referred to herein as "New VASCO"). The executive office for each of the corporations is located at 1901 South Meyers Road, Suite 210, Oakbrook Terrace, Illinois 60181,
(630) 932-8844.


     Current VASCO, through its operating subsidiaries, designs, develops, markets and supports open standards-based hardware and software security systems which manage and secure access to information assets. Current VASCO's hardware products include time-synchronous response only, challenge/response and time-synchronous challenge/response user authentication devices, some of which incorporate an electronic signature feature to guarantee the integrity of data transmissions. These devices are commonly referred to as security tokens. Current VASCO's security tokens are based upon Current VASCO's core encryption technology, which utilizes two widely known and accepted algorithms, Data Encryption Standard ("DES") and Rivest, Shamir, Adelman ("RSA"). Current VASCO's Cryptech division produces high speed hardware and software encryption products used both internally for Current VASCO's security tokens and for original equipment manufacturer ("OEM") vendors requiring real time encryption services. In addition, Current VASCO recently has introduced a smartcard security token that uses the challenge/response mode and the X.509 certificate authentication standard. Current VASCO's security tokens are designed to be used with the VASCO Access Control Manager server software or to be integrated directly into applications.


     New VASCO is a newly organized corporation. It was formed by representatives of Current VASCO for purposes of the Reorganization and will be dissolved if the Exchange Offer is not consummated, unless the Board of Directors of Current VASCO determines to pursue another form of Reorganization.


                        REORGANIZATION OF CURRENT VASCO


     Current VASCO plans to reorganize so that its security holders who, in the Exchange Offer, exchange their securities and release Associated Corporate Matter Claims become security holders of New VASCO. If you exchange your Current VASCO Common Stock (collectively such shares of common stock are referred to in this document as "Current VASCO Shares"), you will become a holder, respectively, of New VASCO Common Stock (collectively such shares of common stock are referred to in this document as "New VASCO Shares"). Similarly, if you exchange your Current VASCO Stock Options, Current VASCO Conversion Options or Current VASCO Warrants (collectively such stock options, conversion options and warrants are referred to in this document as "Current VASCO Equity Equivalent Securities"), you will become a holder of, as the case may be, New VASCO Stock Options, New VASCO Conversion Options or New VASCO Warrants (collectively such stock options, conversion options and warrants are referred to in this document as "New VASCO Equity Equivalent Securities"). If the Exchange Offer is consummated, Current VASCO will become a majority-owned subsidiary of New VASCO.


     For ease of reference, Current VASCO Shares and Current VASCO Equity Equivalent Securities are referred to collectively in this document as "Current VASCO Securities," and New VASCO Shares and New VASCO Equity Equivalent Securities are referred to collectively in this document as "New VASCO Securities."

                               THE EXCHANGE OFFER


     In the Exchange Offer, New VASCO is offering to exchange New VASCO Securities for (i) Current VASCO Securities, and (ii) a release by each exchanging holder of any and all Associated Corporate Matter Claims. The New VASCO Securities you receive in exchange for Current VASCO Securities will have the same material terms as the Current VASCO Securities you surrender, except that the New VASCO Stock Options will be issued under and subject to the terms of the 1997 VASCO Data Security International, Inc. Stock Option Plan, as amended (the "New VASCO 1997 Stock Option Plan"). The New VASCO Stock Options will be for the same number of shares and have the same vesting, exercise price, termination provisions and expiration dates as the Current VASCO Stock Options you exchange. With respect to the Current VASCO Conversion Options, the New VASCO Conversion Options will have the same conversion price, conversion period and other terms of conversion as the Current VASCO Conversion Options you exchange. The New VASCO Warrants will also be for the same number of shares, with the same exercise price and expiration dates, as the Current VASCO Warrants you surrender. In addition, New VASCO's Certificate of Incorporation, as amended, (i) authorizes the issuance of up to 75,000,000 shares of common stock, while the Restated and Amended Certificate of Incorporation of Current VASCO, as amended, authorizes the issuance of 50,000,000 common shares, and (ii) the New VASCO Certificate of Incorporation, as amended, does not contain a requirement found in the Restated and Amended Certificate of Incorporation of Current VASCO, as amended, that all dividends on preferred stock must be paid before payment of dividends on Common Stock, which deletion will permit the creation of a class or series of preferred stock that could participate with common stock in dividend payments. See "COMPARISON OF STOCKHOLDER RIGHTS."


     Your release of any and all Associated Corporate Matter Claims will be effected when the Exchange Offer is consummated if you exchange your Current VASCO Securities and sign and deliver the Letter of Transmittal and Release, the New VASCO Option Agreement, the New VASCO Convertible Note Agreement or the New VASCO Warrant Agreement, as applicable, that accompanies this Prospectus. YOU SHOULD CAREFULLY REVIEW THE PROVISIONS OF ANY OF THESE DOCUMENTS THAT YOU USE TO EFFECT THE EXCHANGE OF YOUR CURRENT VASCO SECURITIES.


     BENEFITS AND DISADVANTAGES OF PARTICIPATING IN THE EXCHANGE OFFER


     Current VASCO's management believes that, subject to all of the factors set forth in this document under the heading "RISK FACTORS," the following are the principal benefits and disadvantages of participating in the Exchange Offer, from the perspective of a holder of Current VASCO Securities:

     Benefits

     - Consummation of the Exchange Offer should minimize the effect of the Corporate Matters on Current VASCO's ability to realize its plans for growth, by establishing a new holding company that would not be hindered by the Corporate Matters from raising capital in the public and private markets.


     - Current VASCO has executed engagement letters with Banque Paribas S.A. and Generale Bank for a possible future public offering. New VASCO currently expects that the possible offering, if it occurs, would commence in 1998; no date has yet been determined. As contemplated in the engagement letters, the offering would involve up to approximately $60 million of New VASCO Common Stock to be sold in offerings in the United States and Europe. In addition, Banque Paribas S.A., as global coordinator and lead manager for the offering, has an option of up to $9 million to allow the underwriters to stabilize the market after allocation of the offering. The engagement letter also contemplates that New VASCO would apply to list the offered shares of New VASCO Common Stock on the European Association of Securities Dealers Automated Quotation ("Easdaq") and/or Nasdaq. Unissued, but authorized, shares of New VASCO Common Stock may be used for this offering. For the potential dilutive effects of such an offering on investors, see "RISK FACTORS -- Risks Relating to Exchange Offer and New VASCO -- Potential Dilution." Any such offering would be conditioned on the completion of the Exchange Offer and is subject to a number of additional contingencies and there can be no assurance that it will occur. If the Exchange Offer is consummated and New VASCO's future capital-raising efforts in the public markets are successful, New VASCO intends to apply for quotation of the New VASCO Common Stock on the Nasdaq National
      Market, and to register to become a reporting company under the Exchange Act. If the New VASCO Common Stock is quoted on the Nasdaq National Market, it is likely that the shares of New VASCO Common Stock will be more liquid than the shares of Current VASCO Common Stock presently outstanding, as well as any shares of Current VASCO Common Stock that are not exchanged in the Exchange Offer. There can be no assurance, however, that New VASCO's capital-raising efforts will be successful or that the New VASCO Common Stock will be so quoted or registered under the Exchange Act.


     Disadvantages

     - Current VASCO's plans to raise capital in the future, to the extent facilitated by consummation of the Exchange Offer, are likely to result in dilution of the interests of the holders of Current VASCO Shares or, after the Exchange Offer, of New VASCO Shares. See "RISK FACTORS -- Risks Relating to Exchange Offer and New VASCO -- Potential Dilution," and "-- Factors Relating to Operations -- Additional Capital Needed."


     - The exchange of Current VASCO Noncompensatory Warrants for New VASCO Warrants may be deemed to be a taxable transaction. See "REORGANIZATION OF CURRENT VASCO -- Federal Income Tax Consequences."



     - Holders of Current VASCO Securities must agree to relinquish any and all Associated Corporate Matter Claims they may hold in order to receive any New VASCO Securities in the Exchange Offer. See "RISK FACTORS -- Risks Relating to Exchange Offer and New VASCO -- Not all Potential Claims will be Eliminated."


     THERE ARE NUMEROUS OTHER SIGNIFICANT FACTORS THAT YOU SHOULD CONSIDER IN EVALUATING THE EXCHANGE OFFER. IN PARTICULAR, YOU SHOULD CAREFULLY REVIEW THE INFORMATION SET FORTH IN THE "RISK FACTORS" SECTION OF THIS PROSPECTUS, AS WELL AS CONSIDER THE TAX CONSEQUENCES OF THE EXCHANGE OFFER, WHICH ARE SET FORTH UNDER THE HEADING "REORGANIZATION OF CURRENT VASCO -- FEDERAL INCOME TAX CONSEQUENCES."

     Certain Features of the Exchange Offer. The following are highlights of certain features of the Exchange Offer:

     - EXPIRATION DATE: The Exchange Offer expires at 5:00 p.m., Chicago,
       Illinois time, on                     , 1997, unless extended by New
       VASCO (the "Expiration Date").


     - PROCEDURE FOR TENDERING CURRENT VASCO SHARES AND CURRENT VASCO WARRANTS:
       To tender (a) your Current VASCO Shares, you should deliver your Current VASCO stock certificates and a duly signed Letter of Transmittal and Release, or (b) your Current VASCO Warrants, you should complete, sign and deliver the New VASCO Warrant Agreement (with original Current VASCO Warrants attached thereto), so as to be received prior to the Expiration Date by the following exchange agent (the "Exchange Agent"):


                           Illinois Stock Transfer Company
                        223 West Jackson Boulevard, Suite 1210
                               Chicago, Illinois 60606
                                    (312) 427-2953


      Under certain circumstances, your signature on the Letter of Transmittal and Release must be guaranteed and there is also a procedure for a guaranteed delivery if you are unable to deliver all your documents prior to the Expiration Date. IF YOUR CURRENT VASCO STOCK CERTIFICATES ARE REGISTERED IN THE NAME OF A NOMINEE, THE LETTER OF TRANSMITTAL AND RELEASE MUST BE SIGNED BY THE NOMINEE AND BY THE BENEFICIAL OWNER(S) OF THE CURRENT VASCO SHARES. The instructions to the Letter of Transmittal and Release and the sections of this document entitled "THE EXCHANGE OFFER -- Procedures for Tendering Current VASCO Shares and Current VASCO Warrants" and "-- Guaranteed Delivery

      Procedure for Current VASCO Shares" explain these features. To tender your Current VASCO Warrants, you must attach them to the New VASCO Warrant Agreement. See "THE EXCHANGE OFFER -- Procedures for Tendering Current VASCO Shares and Current VASCO Warrants."



     - PROCEDURE FOR TENDERING CURRENT VASCO STOCK OPTIONS AND CURRENT VASCO CONVERSION OPTIONS: To exchange your Current VASCO Stock Options and Current VASCO Conversion Options you should complete, sign and deliver one or both of the following agreements, as appropriate, which accompany this document: the New VASCO Option Agreement with respect to Current VASCO Stock Options, or the New VASCO Convertible Note Agreement with respect to Current VASCO Conversion Options. These agreements must be delivered to, and received by, the following individual prior to the Expiration Date:


                                   Gregory T. Apple
                             Vice President and Treasurer
                       VASCO Data Security International, Inc.

                          1901 South Meyers Road, Suite 210


                           Oakbrook Terrace, Illinois 60181

                                    (630) 932-8844


     - WITHDRAWAL RIGHTS: If you want to withdraw your deposit of Current VASCO Securities, you must deliver written notice of withdrawal to the Exchange Agent in the case of Current VASCO Shares or Current VASCO Warrants, or to Mr. Apple in the case of Current VASCO Stock Options or Current VASCO Conversion Options, prior to 5:00 p.m., Chicago, Illinois time on the
       Expiration Date, which is             , 1997 (or such later date if
       extended), or unless the tender has previously been accepted, after [60 days after date of commencement of the offer].


     - CONDITIONS TO THE EXCHANGE OFFER. The consummation of the Exchange Offer is conditioned on the following as of the Expiration Date:

      - there must be no Securities and Exchange Commission order threatened or in effect suspending the effectiveness of the Registration Statement of which this document is a part;

      - shares representing at least 80% of the outstanding shares of Current VASCO Common Stock must be tendered;


      - there must be no pending or threatened action or proceeding which, in the judgment of the Board of Directors of New VASCO, might impair the Exchange Offer or have a material adverse effect on the benefits of the Exchange Offer to New VASCO; and


      - there must be no proposed, adopted or enacted new law, statute, rule or regulation that might materially impair the Exchange Offer or have a material adverse effect on the benefits of the Exchange Offer to New VASCO or make the exchange of Current VASCO Shares in the Exchange Offer taxable for federal income tax purposes.


     New VASCO may in its discretion waive or amend any of the foregoing conditions and reserves the right to terminate and abandon the Exchange Offer at any time prior to the Expiration Date. See "THE EXCHANGE OFFER -- Expiration Date; Extensions; Termination; Amendment" and "-- Conditions to the Exchange Offer."



     Exchange by Directors of Current VASCO. As of October 15, 1997, 20,132,968 shares of Current VASCO Common Stock were outstanding of which 10,682,330 were owned by Current VASCO's directors and their spouses ("Current VASCO Affiliates"). In addition, as of October 15, 1997 the Current VASCO Affiliates owned, directly or indirectly, Current VASCO Stock Options for an aggregate of 909,507 shares of Current VASCO Common Stock and Current VASCO Warrants for an aggregate of 205,883 shares of Current VASCO Common Stock. The Current VASCO Affiliates have indicated their intent to exchange all of their Current VASCO Securities in the Exchange Offer.

                             QUESTIONS AND ANSWERS
                            ABOUT THE EXCHANGE OFFER

Q.  WHY IS CURRENT VASCO PROPOSING THE EXCHANGE OFFER?


A. Current VASCO plans on expanding and raising additional capital which could include financings and public stock offerings. In this connection, Current VASCO's independent legal counsel, the law firm of Jenner & Block, Chicago, Illinois, reviewed the historical corporate proceedings of Current VASCO and its predecessors and noted the absence of certain corporate documentation and the noncompliance with certain procedural requirements, which matters are referred to in this document as "Corporate Matters" and more fully discussed below under "REORGANIZATION OF CURRENT VASCO -- Reasons for the Reorganization." While these Corporate Matters have not hindered Current VASCO's business operations, they present problems in obtaining legal opinions as to compliance with applicable corporate law governing prior reorganizations and certain prior issuances of Current VASCO capital stock. The inability to obtain a legal opinion does not mean that the transactions were invalid but that a legal opinion as to their compliance with applicable corporate law cannot be given. Opinions as to validity of the issuance of all outstanding shares may be required in future financings, stock offerings or other transactions that could be beneficial to security holders.



     Management of Current VASCO believes that the Reorganization will facilitate obtaining legal opinions as to the validity of stock issuances by the new corporation. Consequently, Current VASCO has proposed that you become a stockholder, or the holder of options or warrants to purchase stock, of New VASCO through the Exchange Offer and that New VASCO be the entity in the future that issues shares to future stockholders. Management has obtained the legal opinion of Jenner & Block that the New VASCO Common Stock to be issued in the Exchange Offer will be validly issued. Legal opinions with respect to future issuances of stock by New VASCO will depend on the circumstances existing at the time of the respective issuances.



     THE BOARD OF DIRECTORS OF CURRENT VASCO BELIEVES THAT THE EXCHANGE OFFER IS IN THE BEST INTERESTS OF CURRENT VASCO AND HAS UNANIMOUSLY APPROVED THE EXCHANGE OFFER. THE DIRECTORS OF CURRENT VASCO AND THEIR SPOUSES OWN IN THE AGGREGATE APPROXIMATELY 53% OF THE CURRENT VASCO COMMON STOCK OUTSTANDING. THEY HAVE INDICATED THEIR INTENT TO EXCHANGE THEIR CURRENT VASCO SHARES FOR NEW VASCO SHARES PURSUANT TO THE EXCHANGE OFFER.


     To review the reasons for the Exchange Offer in greater detail, see "REORGANIZATION OF CURRENT VASCO -- Reasons for the Reorganization." To review a comparison of the principal benefits and disadvantages of the Exchange Offer, see "Benefits and Disadvantages of Participating in the Exchange Offer" above.

Q.  WHAT ARE THE CORPORATE MATTERS?


A. The company's history dates back to 1984 when VASCO CORP., a predecessor, but distinct legal entity ("Old VASCO"), of Current VASCO was incorporated in the State of Delaware. In 1986, Old VASCO reorganized with a publicly held Utah company, which later was combined with Current VASCO in 1990. The documentation and procedure surrounding these corporate transactions, as well as other corporate actions taken by Current VASCO and its predecessors, appear to have been irregular and not in full compliance with requisite corporate law. These corporate irregularities are collectively referred to in this document as "Corporate Matters." Included among the following are all of the known instances of material non-compliance:



     - the failure by Old VASCO to document whether an amendment to its Certificate of Incorporation was duly authorized or to file a Certificate of Amendment with the Delaware Secretary of State to amend its Certificate of Incorporation in 1984 to effect a three-for-one stock split of its common stock and to provide for 600,000 shares of non-voting common stock prior to purportedly effecting the stock split and issuing such non-voting common shares;

     - the failure of Old VASCO to document whether it afforded its stockholders, in connection with issuances of Old VASCO capital stock, the preemptive rights to purchase, upon the issuance or sale of Old VASCO stock (or securities convertible into Old VASCO stock), shares (or securities) in proportion to the amount of Old VASCO common stock then owned by such holder, subject to conditions and time limitations prescribed (and at a price determined as permitted by law), by Old VASCO's Board of Directors, as provided for in the Old VASCO Certificate of Incorporation;



     - the failure by Old VASCO to document whether director and stockholder approval was obtained for an amendment to its Certificate of Incorporation increasing the number of authorized shares of common stock in 1986;



     - the failure to document the approval by Old VASCO's stockholders of the 1986 reorganization through the share exchange undertaken by Old VASCO and Ridge Point Enterprises, Inc. ("Ridge Point"), a Utah corporation which concurrently changed its name to Vasco Corp. ("VASCO Utah"), the failure to document whether all stockholders of Old VASCO voluntarily exchanged their shares for shares of Ridge Point/VASCO Utah, and the failure to document the mechanics of the exchange of Old VASCO shares for shares of Ridge Point/VASCO Utah;



     - the failure to properly document any stockholder approval of the dissolution of Old VASCO and to document actions taken to dissolve, liquidate and wind-up Old VASCO in 1987 and the failure to vest effectively title and ownership in VASCO Utah of Old VASCO's assets and to document the assumption by VASCO Utah of Old VASCO's liabilities;



     - the purported issuance of Series A preferred stock in 1989 by VASCO Utah at a time when the issuance of preferred shares was not authorized by VASCO Utah's charter;



     - the administrative dissolution of VASCO Utah in 1990 prior to the intended merger transaction with Current VASCO and before the filing of a Certificate of Merger with the State of Delaware;



     - the failure of VASCO Utah to document whether it afforded its stockholders the appraisal rights provided for by Utah law in connection with the intended 1990 merger of VASCO Utah with Current VASCO;



     - the purported issuance of preferred stock by Current VASCO in connection with the 1990 merger of VASCO Utah with Current VASCO when the rights, powers and preferences of such stock were not specified in Current VASCO's Certificate of Incorporation and when its Certificate of Incorporation did not provide its Board of Directors the power to designate such rights, powers and preferences;



     - the following procedural irregularities which call into question the validity of the intended 1990 merger of VASCO Utah and Current VASCO, as well as Current VASCO's title to the assets of VASCO Utah purportedly succeeded to by Current VASCO by virtue of the merger:



        (1) the incorporation of Current VASCO after the date of the 1990 plan of merger,



        (2) Current VASCO's approval of the plan of merger, including approval of the plan of merger prior to the incorporation of Current VASCO, the lack of documented stockholder approval as called for by the plan of merger and the effectiveness of the approval by Current VASCO's then Board of Directors,



        (3) the authorization and issuance of stock by Current VASCO pursuant to the merger,



        (4) the adoption of Current VASCO's initial bylaws, the appointment of Current VASCO's initial directors and the election of its initial officers,



        (5) the administrative dissolution of VASCO Utah prior to the filing of a Certificate of Merger with the State of Delaware, and



        (6) the failure to file Articles of Merger with the State of Utah in connection with the intended merger of VASCO Utah and Current VASCO; and

     - the failure to: document approval by the board of directors and stockholders of Current VASCO and its predecessors of stock option plans; specify and authorize the number of shares of stock to be subject to such plans; reserve the number of shares subject to such plans; document the authorization for the grant of options pursuant to such plans and the issuance of shares upon exercise of such options; and design such plans in a manner that would ensure options granted thereunder would be treated as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.



     The Corporate Matters were brought to the attention of Current VASCO by its independent legal counsel, who, commencing in 1996, reviewed the historical corporate proceedings of Current VASCO and its predecessors.



     See "REORGANIZATION OF CURRENT VASCO -- Reasons for the Reorganization."



     Current VASCO had been operating with the understanding that the 1990 merger was effected in full compliance with the applicable laws of Delaware and Utah. If the 1990 merger was not valid, the succession to VASCO Utah's assets by Current VASCO may not have been properly effected in 1990. In April 1997, Current VASCO contacted the Division of Corporations of the Utah Department of Commerce and inquired whether the Division would accept for filing Articles of Merger relating to the intended 1990 merger transaction. The Division responded that it would not accept the Articles of Merger for filing. Management of Current VASCO believes that VASCO Utah's assets, which consisted primarily of furniture, fixtures and office equipment that are no longer in use by Current VASCO, are not material, and are not related to, the business presently conducted by Current VASCO. However, as documentation to further support the intended 1990 merger transaction, which was approved by approximately 90% of the shares of VASCO Utah entitled to vote on the 1990 merger, the individuals who were members of the Board of Directors of VASCO Utah in 1990 have recently executed a transfer document assigning all of VASCO Utah's right, title and interest in its assets to Current VASCO. No assurance can be given as to what effect, if any, this attempt to document retroactively what was intended at the time may have had on Current VASCO's title to VASCO Utah's assets.


     The Corporate Matters uncovered in the review of the historical organization of Current VASCO and its predecessors have not previously caused problems in the business operations of Current VASCO. However, these issues do preclude the obtaining of a legal opinion as to the validity of the issuances of certain shares by predecessors of Current VASCO, of the 1990 merger transaction and of the issuance of shares by Current VASCO pursuant to and subsequent to the 1990 merger transaction.

     To review the Corporate Matters in greater detail, see "REORGANIZATION OF CURRENT VASCO -- Organizational History of Current VASCO" and "REORGANIZATION OF CURRENT VASCO -- Reasons for the Reorganization."

Q.   IF I AM A CURRENT VASCO STOCKHOLDER, WHAT AM I BEING ASKED TO GIVE UP?


A. You are being asked to exchange for New VASCO Shares, your Current VASCO Shares and the release of any and all Associated Corporate Matter Claims. The release of Associated Corporate Matter Claims will be effected by the accompanying Letter of Transmittal and Release, which you should review carefully. By executing and delivering the Letter of Transmittal and Release, you will release any and all Associated Corporate Matter Claims you may have, even if you do not exchange all of your Current VASCO Shares. Although no claims based on the Corporate Matters have been asserted and the existence and extent of any such rights, interests and claims are uncertain, under certain theories the Associated Corporate Matter Claims that holders of Current VASCO Shares will agree to release by exchanging any of their Current VASCO Shares for New VASCO Shares could include, among other things, claims for rescission of stock issuances, acquisitions, sales or exchanges, claims of a direct interest in assets of Current VASCO or one of its predecessor entities, claims for rescission of corporate transactions, or claims for monetary damages in connection with, resulting from or relating to the Corporate Matters.

     For example, a Current VASCO stockholder who acquired stock from Current VASCO in the past three years might assert a claim under federal or state securities laws, which provide remedies for material misstatements or omissions in connection with the sale of securities. For a discussion of some of the types of claims and of the remedies that may be available to the holders of Current VASCO Shares if they successfully assert Associated Corporate Matter Claims, see "REORGANIZATION OF CURRENT VASCO -- Associated Corporate Matter Claims." For a discussion of the impact of the release on possible claims, see "REORGANIZATION OF CURRENT VASCO -- Releases from Security Holders in Exchange Offer."



     The nature of the Associated Corporate Matter Claims that may be available to you if you also hold Current VASCO Stock Options, Current VASCO Conversion Options and/or Current VASCO Warrants may differ from the Associated Corporate Matter Claims available to holders of Current VASCO Shares. In this connection, see the response below to the question: "What am I being asked to give up in exchange for New VASCO options or warrants?"



     For a more complete discussion of the types of Associated Corporate Matter Claims, and possible remedies therefor, that may be available to holders of Current VASCO Securities depending on whether they hold Current VASCO Shares, Current VASCO Stock Options, Current VASCO Conversion Options or Current VASCO Warrants, see "REORGANIZATION OF CURRENT VASCO -- Associated Corporate Matter Claims."



Q.  WHAT WILL I RECEIVE IN THE EXCHANGE OFFER?



A. If you exchange Current VASCO Shares (and release any and all Associated Corporate Matter Claims), you will receive one New VASCO Share, for each share of Current VASCO Common Stock exchanged.


     Current VASCO Common Stock is quoted on the Over-the-Counter Bulletin Board (the "OTC BB"). However, there has been no public market for the New VASCO Common Stock, and there can be no assurance that an active public market for the New VASCO Common Stock will develop or that the New VASCO Common Stock will be quoted or listed on the OTC BB or any other quotation system or stock exchange following the Exchange Offer.

     To review in greater detail the terms of the Exchange Offer, see "THE EXCHANGE OFFER -- Terms of the Exchange Offer." To review in greater detail the rights of stockholders of New VASCO, see "DESCRIPTION OF CAPITAL STOCK OF NEW VASCO" and "COMPARISON OF STOCKHOLDER RIGHTS."

Q.  WHAT IF I DON'T EXCHANGE MY CURRENT VASCO SHARES?


A. If the Exchange Offer is consummated and you did not exchange your Current VASCO Shares and release any and all Associated Corporate Matter Claims you may have, you will remain a stockholder of Current VASCO and will continue to be afforded your rights as such, including your rights under Delaware law and the Current VASCO Restated and Amended Certificate of Incorporation, as amended, to participate in dividends, if any, to holders of Current VASCO Common Stock. However, as the principal stockholder of Current VASCO, New VASCO will have the power to control and direct the affairs of Current VASCO. New VASCO may, without the consent of any other stockholder of Current VASCO, but subject to appraisal rights, if any, and/or other remedies, if any, available under Delaware law, at a later date merge Current VASCO into New VASCO or into or with a subsidiary of New VASCO on a stock or cash basis or undertake some other corporate reorganization of Current VASCO without a meeting of stockholders and, if New VASCO is the owner of at least 90% of the outstanding shares of each class of stock of Current VASCO, the Board of Directors of New VASCO could effect a merger of Current VASCO with and into New VASCO without a vote of the stockholders of Current VASCO (again, subject to appraisal rights or other available remedies, if any, under Delaware law). At the present time, neither Current VASCO nor New VASCO has any plans or proposals to merge Current VASCO following the Exchange Offer or to effect a second-step transaction to eliminate any shares of Current VASCO that are not tendered in the Exchange Offer. In addition, it is possible that the Current

    VASCO Common Stock will not be quoted on the OTC BB if the Exchange Offer is consummated. If you do not exchange any of your Current VASCO Shares or any of your Current VASCO Equity Equivalent Securities, you will retain your ability to assert Associated Corporate Matter Claims, if any, which may be available under applicable law.


     See "RISK FACTORS -- Risks Relating to Exchange Offer and New VASCO -- Stockholders Who Do Not Exchange will become Minority Stockholders of Current VASCO," "-- Reduced Liquidity of Current VASCO Common Stock," and "-- Limited or No Liquidity in New VASCO Common Stock" for more detail on the effects of not participating in the Exchange Offer.


Q. WILL MY RIGHTS AS A STOCKHOLDER OF NEW VASCO BE ANY DIFFERENT THAN MY RIGHTS AS A STOCKHOLDER OF CURRENT VASCO?


A. No, except that you will have released any and all Associated Corporate Matter Claims.



     Both Current VASCO and New VASCO are Delaware corporations and are governed by the laws of the State of Delaware. The certificates of incorporation and bylaws of the two companies are substantially the same, except for (i) the authorization to issue up to 75,000,000 shares of New VASCO Common Stock in New VASCO's Certificate of Incorporation, as amended, whereas Current VASCO's Restated and Amended Certificate of Incorporation, as amended, authorizes the issuance of 50,000,000 shares of Current VASCO Common Stock,
     (ii) the fact that New VASCO will not designate Series A Preferred Stock or Series B Preferred Stock since there are no longer any shares of Current VASCO Series A Preferred Stock or Series B Preferred Stock outstanding,
     (iii) the deletion from New VASCO's Certificate of Incorporation, as amended, of a general requirement that all dividends on preferred stock be paid before payment of dividends on common stock, which deletion will permit the creation of a class or series of preferred stock that could participate with common stock in dividend payments, and (iv) certain clarifying and conforming changes and certain changes included to reflect current Delaware law.


     See "RISK FACTORS -- Risks Relating to Exchange Offer and New VASCO -- Potential Dilution," "DESCRIPTION OF CAPITAL STOCK OF NEW VASCO" and "COMPARISON OF STOCKHOLDER RIGHTS" for further detail on rights of New VASCO stockholders.

Q. WHAT DO I DO TO EXCHANGE MY CURRENT VASCO SHARES (AND ANY AND ALL ASSOCIATED CORPORATE MATTER CLAIMS) FOR NEW VASCO SHARES?

A. You should complete and sign the Letter of Transmittal and Release that accompanied this Prospectus and deliver the Letter of Transmittal and Release with your stock certificates for Current VASCO Shares, and any other documentation or signatures required by the Letter of Transmittal and Release, to the Exchange Agent prior to the Expiration Date:

                           Illinois Stock Transfer Company
                       223 West Jackson Boulevard, Suite 1210
                               Chicago, Illinois 60606
                                   (312) 427-2953

     Read carefully the instructions on the Letter of Transmittal and Release. You will bear the risk of loss in delivering the stock certificates to the Exchange Agent. IF YOU MAIL THEM, WE SUGGEST THAT YOU USE PROPERLY INSURED, REGISTERED MAIL, WITH RETURN RECEIPT REQUESTED, AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR PRIOR TO THAT TIME.

Q. IF I AM THE HOLDER OF OPTIONS OR WARRANTS EXERCISABLE FOR CURRENT VASCO COMMON STOCK, CAN I EXCHANGE THEM FOR OPTIONS OR WARRANTS OF NEW VASCO?

A. Yes. The Current VASCO Stock Options are exchangeable for New VASCO Stock Options for the same number of shares of New VASCO Common Stock with the same exercise price, same vesting terms, same termination provisions and the same expiration date as presently exist for the corresponding

    Current VASCO Stock Options. The New VASCO Stock Options will be issued under the New VASCO 1997 Stock Option Plan and will be nonqualified stock options for tax purposes.

     The Current VASCO Conversion Options are exchangeable for New VASCO Conversion Options for the same number of shares of New VASCO Common Stock, with the same conversion price, conversion expiration date and other conversion terms as the Current VASCO Conversion Options surrendered.

     New VASCO is also offering to exchange New VASCO Warrants, having the same number of shares, exercise price and exercise terms as corresponding Current VASCO Warrants tendered for exchange.

     For further information on New VASCO Stock Options, New VASCO Conversion Options and New VASCO Warrants see "DESCRIPTION OF CAPITAL STOCK OF NEW VASCO -- Stock Options, Warrants and Convertible Notes."

Q.  WHAT AM I BEING ASKED TO GIVE UP IN EXCHANGE FOR NEW VASCO OPTIONS OR
    WARRANTS?


A. You are being asked to agree to the cancellation of your Current VASCO Stock Options, Current VASCO Conversion Options or Current VASCO Warrants and to release any and all Associated Corporate Matter Claims. The Associated Corporate Matter Claims potentially available to holders of Current VASCO Stock Options, Current VASCO Conversion Options and Current VASCO Warrants may differ from those available to holders of Current VASCO Shares, since unlike Current VASCO Shares these classes of Current VASCO Securities do not represent an equity or ownership interest in Current VASCO, but rather constitute a contractual right to acquire such an equity or ownership interest. As a result, Associated Corporate Matter Claims that may be available to holders of Current VASCO Shares which derive from legal principles designed to safeguard the interests of corporate stockholders may not be available to holders of Current VASCO options and warrants. Examples of Associated Corporate Matter Claims that may be available to holders of Current VASCO Stock Options, Current VASCO Conversion Options and Current VASCO Warrants include those arising under contract law and securities law principles. For example, a holder of Current VASCO Equity Equivalent Securities who acquired such securities in the past three years arguably could have a claim under federal or state securities laws, which provide remedies for material misstatements or omissions in connection with the sale of securities. Holders of Current VASCO Stock Options may also be entitled to assert Associated Corporate Matter Claims regarding the treatment, for federal income tax purposes, they receive due to the exercise of their stock options. For a more complete discussion of the types of Associated Corporate Matter Claims, and possible remedies therefor, that may be available to holders of Current VASCO Securities depending on whether they hold Current VASCO Shares, Current VASCO Stock Options, Current VASCO Conversion Options or Current VASCO Warrants, see "REORGANIZATION OF CURRENT VASCO -- Associated Corporate Matter Claims."


     The release of any and all Associated Corporate Matter Claims will be effected by, as appropriate, the New VASCO Option Agreement, the New VASCO Convertible Note Agreement or the New VASCO Warrant Agreement. By executing and delivering one or more of these documents, which you should review carefully, you will release any and all Associated Corporate Matter Claims you may have, even if you do not exchange all of your Current VASCO Equity Equivalent Securities.

     Also, you are being asked to exchange your Current VASCO Stock Option for a New VASCO Stock Option which will not be an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("ISOs"). There is different tax treatment for ISOs and for nonqualified stock options such as those offered by New VASCO in the Exchange Offer. For example, if the holder of an ISO exercises it and meets certain applicable holding requirements, the holder may avoid current taxability on the gain realized upon exercise. When the holder of a nonqualified option exercises it, the holder is taxable upon the gain realized. Holders of ISOs frequently exercise them and fail to comply with the holding requirements with the result that their tax effects are the same as those that would have applied if the options had been nonqualified in any event.

Q.  WHAT IF I DON'T EXCHANGE MY OPTIONS OR WARRANTS?


A. If you do not exchange any of your Current VASCO Equity Equivalent Securities, you will continue to be a holder of options or warrants to purchase shares of Current VASCO Common Stock, and if you also do not exchange any of your Current VASCO Shares, you will retain your ability to assert Associated Corporate Matter Claims, if any, which may be available under applicable law. If the Exchange Offer is consummated and you subsequently exercise your Current VASCO Equity Equivalent Securities and acquire Current VASCO Common Stock you will be a minority stockholder of Current VASCO. In this connection, see the response above to the question:
    "What if I don't exchange my Current VASCO Shares?"


Q.  WHAT DO I DO TO EXCHANGE MY OPTIONS OR WARRANTS?


A. To exchange your Current VASCO Stock Options or Current VASCO Conversion Options, you will need to deliver a signed New VASCO Option Agreement or New VASCO Convertible Note Agreement, as applicable, to the following individual prior to the Expiration Date:


                                  Gregory T. Apple
                            Vice President and Treasurer
                       VASCO Data Security International, Inc.

                               1901 South Meyers Road


                                      Suite 210


                          Oakbrook Terrace, Illinois 60181



     To exchange your Current VASCO Warrants, you will need to deliver a signed New VASCO Warrant Agreement, with your original Current VASCO Warrants attached thereto, to the Exchange Agent, prior to the Expiration Date, at the following address:



                        Illinois Stock Transfer Company


                     223 West Jackson Boulevard, Suite 1210


                            Chicago, Illinois 60606


                                 (312) 427-2953


     The exchange of Current VASCO Equity Equivalent Securities won't be effective unless the Exchange Offer is consummated.

Q.  WILL THERE BE ANY DIFFERENCES IN THE MANAGEMENT OF CURRENT VASCO AND NEW
    VASCO?

A. No. The persons who are officers and the persons who are directors of both companies are currently identical. Changes in the persons who are officers and directors of the companies may occur after the completion of the Exchange Offer, however.

     See "CERTAIN INFORMATION CONCERNING CURRENT VASCO -- Management" and "CERTAIN INFORMATION CONCERNING NEW VASCO -- Management" for further information on directors and officers.

Q.  WILL THE EXCHANGE OFFER AFFECT THE BUSINESS OPERATIONS OF CURRENT VASCO?

A. No. Current VASCO presently conducts business through two operating subsidiaries. The subsidiaries will continue business operations without regard to the Exchange Offer and will remain as subsidiaries of Current VASCO. If the Exchange Offer is consummated, the subsidiaries will become indirect subsidiaries of New VASCO. However, if not all of the Current VASCO Shares are exchanged or if not all of the Current VASCO Equity Equivalent Securities are exchanged and after the Exchange Offer are converted or exercised into Current VASCO Common Stock, New VASCO will own less than 100% of Current VASCO and, indirectly, these two subsidiaries.

Q.  WHAT IS REQUIRED FOR THE EXCHANGE OFFER TO BE EFFECTED?


A. In order for the Exchange Offer to be consummated, stockholders of Current VASCO who possess at least 80% of the outstanding shares of Current VASCO Common Stock must tender their shares for exchange and execute and deliver a Letter of Transmittal and Release prior to the Expiration Date. This is called the "Minimum Condition."



     Current VASCO's present directors and their spouses owned at October 15, 1997 approximately 53% of the outstanding shares of Current VASCO Common Stock, and they have indicated their intention to tender all of their Current VASCO Shares (and to release any and all Associated Corporate Matter Claims) in exchange for New VASCO Shares.


     There are certain other conditions to the Exchange Offer and information on these conditions is set forth under "THE EXCHANGE OFFER -- Conditions to the Exchange Offer."


Q. WHAT IF 80% OF THE CURRENT VASCO COMMON STOCK IS NOT TENDERED IN THE EXCHANGE OFFER?



A. Current VASCO and New VASCO have not decided the course of action that will be taken if 80% of the Current VASCO Common Stock is not tendered in the Exchange Offer. However, preliminary consideration has been given to restructuring the Reorganization under Section 351 of the Internal Revenue Code of 1986, as amended, if the Minimum Condition is not satisfied. Section 351 does not require New VASCO to obtain 80% of the Current VASCO Common Stock. If the Minimum Condition is not met and a determination is made to effect a reorganization under Section 351, New VASCO intends to extend the Expiration Date of the Exchange Offer and amend this document to make appropriate disclosures with respect to a reorganization under Section 351.


Q.  WHAT IS THE DEADLINE FOR THE EXCHANGE OFFER?

A.  The Expiration Date for the Exchange Offer is at 5:00 p.m. Chicago, Illinois
    time on             , 1997, unless extended by New VASCO.

     For greater detail on the Expiration Date, see "THE EXCHANGE OFFER -- Expiration Date; Extensions; Termination; Amendment."


Q. WHAT IF I DEPOSIT MY STOCK CERTIFICATES OR WARRANT AGREEMENT WITH THE EXCHANGE AGENT OR MY AGREEMENT WITH RESPECT TO OPTIONS WITH MR. APPLE AND THEN CHANGE MY MIND? WILL I BE ABLE TO WITHDRAW MY STOCK CERTIFICATES OR AGREEMENT?


A. Stock certificates or agreements may be withdrawn at any time prior to the Expiration Date or, unless the tender has previously been accepted for
    exchange after             , 1997 [60 days after date of commencement of the
    offer].

     For greater detail on withdrawal rights, see "THE EXCHANGE OFFER -- Withdrawal Rights."

Q. WHAT ARE THE TAX CONSEQUENCES FOR EXCHANGING MY SHARES, OPTIONS AND WARRANTS (AND ANY AND ALL ASSOCIATED CORPORATE MATTER CLAIMS)?


A. The exchange of Current VASCO Shares, Current VASCO Stock Options, Current VASCO Conversion Options and Current VASCO Compensatory Warrants (and the release of any and all Associated Corporate Matter Claims) for New VASCO Shares, New VASCO Stock Options, New VASCO Conversion Options or New VASCO Warrants will be tax-free for federal income tax purposes. The exchange of Current VASCO Noncompensatory Warrants (and the release of any and all Associated Corporate Matter Claims) for New VASCO Warrants may be deemed to be a taxable event.


     To review the tax consequences in greater detail, see "REORGANIZATION OF CURRENT VASCO -- Federal Income Tax Consequences."

Q.  ARE THERE APPRAISAL RIGHTS?

A. Under Delaware law, holders of Current VASCO Securities do not have any right to an appraisal of the value of their securities in connection with the Exchange Offer.


     For information regarding the security holdings of Current VASCO's management (who also serve as New VASCO's management), as well as other arrangements concerning Current VASCO and its management, see "PRINCIPAL STOCKHOLDERS," "CERTAIN INFORMATION CONCERNING CURRENT VASCO" and "CERTAIN INFORMATION CONCERNING NEW VASCO."


Q.  ARE ANY STATE OR FEDERAL REGULATORY APPROVALS REQUIRED FOR THE EXCHANGE
    OFFER?

A. No special state or federal regulatory approvals of the Exchange Offer must be obtained, except for necessary filings under securities laws.

                              * * * * * * * * * *

                      WHERE YOU CAN FIND MORE INFORMATION

     New VASCO has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 to register the New VASCO Securities to be issued to holders of Current VASCO Securities in the Exchange Offer, as well as to register the New VASCO Common Stock that may be purchased upon the exercise of certain New VASCO Securities. This document is a part of that Registration Statement and constitutes a Prospectus of New VASCO. As allowed by Securities and Exchange Commission rules, this document does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

     You may read and copy the full Registration Statement and the exhibits at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Registration Statement and exhibits are also available to the public from commercial document retrieval services and are available to the public at the web site maintained by the Commission at "http://www.sec.gov."

                              * * * * * * * * * *

                         SUMMARY FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)(1)


                                                                                               SIX MONTHS
                                          YEAR ENDED DECEMBER 31,                            ENDED JUNE 30,
                         ---------------------------------------------------------       -----------------------
                          1992       1993       1994       1995         1996(2)(3)       1996(2)        1997
                          ----       ----       ----       ----         ----------       -------        ----
                                                                                               (UNAUDITED)
Statement of
  Operations Data(1):
Total revenues.......    $ 2,302    $ 2,199    $ 2,693    $ 3,695        $10,192         $ 3,184      $ 6,592
Operating income
  (loss).............        557        138        192       (534)        (8,658)(4)      (2,916)(5)     (647)
Net income (loss)
  available to common
  stockholders.......        289         50         30       (465)        (9,349)(4)      (2,979)(5)   (1,291)
Net income (loss) per
  common share.......       0.02         --         --      (0.03)         (0.53)(4)       (0.19)(5)    (0.07)
Shares used in
  computing per share
  amounts............     13,686     13,877     14,260     14,817         17,533          15,614       18,496



                                                                  AS OF JUNE 30, 1997
                                                                -----------------------
                                                                ACTUAL     PRO FORMA(6)
                                                                ------     ------------
                                                                      (UNAUDITED)
Balance Sheet Data(1):
Cash........................................................    $ 2,863      $ 2,863
Working capital.............................................      6,422        6,422
Total assets................................................     11,914       11,914
Long term obligations, less current portion.................     11,678       11,678
Common stock subject to redemption..........................        495          495
Stockholders' equity (deficit)..............................     (2,418)      (2,418)


     For a discussion of factors that affect the comparability of the financial information set forth above, such as significant acquisitions undertaken by Current VASCO and the disposition of Current VASCO's VASCO Performance Systems line of business in 1996, see "REORGANIZATION OF CURRENT VASCO -- Organizational History of Current VASCO," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," and "RISK FACTORS."
-------------------------
(1) Represents the financial information of Current VASCO. New VASCO has not begun operations.


(2) Includes the results of operations of Lintel Security NV/SA from March 1996; see "FINANCIAL STATEMENTS."



(3) Includes the results of operations of Digipass SA from July 1996; see "FINANCIAL STATEMENTS."



(4) Includes a pretax charge for acquired in-process research and development of $7,351.



(5) Includes a pretax charge for acquired in-process research and development of $2,900.



(6) Represents the pro forma balance sheet data assuming the Exchange Offer was completed as of June 30, 1997, based upon a 100% exchange of equity interests.

                                  RISK FACTORS

     This Prospectus contains forward-looking statements. All forward-looking statements included in this Prospectus are based on information available to New VASCO and Current VASCO on the date hereof and assumptions which New VASCO and Current VASCO believe are reasonable. Neither New VASCO nor Current VASCO assumes any obligation to update any such forward-looking statements. These forward-looking statements involve risks and uncertainties. Current VASCO's (and if the Exchange Offer is consummated, New VASCO's) actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus.

     The following risk factors, as well as the other information set forth elsewhere in this Prospectus, should be considered carefully in evaluating whether to participate in the Exchange Offer.


                 RISKS RELATING TO EXCHANGE OFFER AND NEW VASCO


     The following factors relate primarily to the Exchange Offer and New VASCO, and will apply if the Exchange Offer is consummated.


     STOCKHOLDERS WHO DO NOT EXCHANGE WILL BECOME MINORITY STOCKHOLDERS OF CURRENT VASCO. Any holder of Current VASCO Shares who participates in the Exchange Offer will receive an ownership interest in New VASCO which in turn will own a controlling interest in Current VASCO but, if such stockholder has exchanged all of its Current VASCO Shares, will cease to own shares in Current VASCO. Holders of Current VASCO Shares who do not participate in the Exchange Offer with respect to all of their Current VASCO Shares will retain a direct ownership interest in Current VASCO as a holder of a minority interest in a subsidiary of New VASCO. Those holders of Current VASCO Shares who do not participate in the Exchange Offer will retain their ability to assert Associated Corporate Matter Claims, if any, which may be available under applicable law and will continue to be afforded their rights as holders of Current VASCO Shares, including the right under Delaware law and the Current VASCO Restated and Amended Certificate of Incorporation, as amended, to participate in dividends declared and paid, if any, to the holders of Current VASCO Common Stock.



     Upon consummation of the Exchange Offer, New VASCO, as the principal stockholder of Current VASCO, will have the power to control and direct the affairs of Current VASCO by written consent and without the consent of any other stockholder of Current VASCO, and, if New VASCO is the owner of at least 90% of the outstanding shares of each class of stock of Current VASCO, the Board of Directors of New VASCO could, subject to appraisal rights, if any, and other remedies, if any, available under Delaware law, effect a merger of Current VASCO into New VASCO without a vote of the stockholders of Current VASCO. At the present time, neither Current VASCO nor New VASCO has any plans or proposals to merge Current VASCO following the Exchange Offer or to effect a second-step transaction to eliminate any shares of Current VASCO that are not tendered in the Exchange Offer.


     REDUCED LIQUIDITY OF CURRENT VASCO COMMON STOCK. The shares of Current VASCO Common Stock are currently traded in the over-the-counter market and quoted on the OTC BB. There has been only limited trading of the Current VASCO Common Stock and such trading volume is likely to decrease following the Exchange Offer. It is likely that the trading market for, and liquidity of an investment in, Current VASCO, if any, would be reduced or eliminated upon consummation of the Exchange Offer. In addition, it is likely that Current VASCO Common Stock would no longer be quoted on the OTC BB. The consummation of the Exchange Offer may have the further effect of depressing the market value of Current VASCO Common Stock. See "REORGANIZATION OF CURRENT VASCO -- Differences in Capital Stock."


     LIMITED OR NO LIQUIDITY IN NEW VASCO COMMON STOCK. Prior to the Exchange Offer there has been no public market for the New VASCO Common Stock, and there can be no assurance that an active public market for the New VASCO Common Stock will develop or that the New VASCO Common Stock will be quoted on the OTC BB or otherwise. Consequently, after the Exchange Offer the holders of Current VASCO

Common Stock and New VASCO Common Stock may not be able to sell their shares at any particular time or at a price which would reflect an active public market.


     POSSIBLE VOLATILITY OF STOCK PRICE. The market prices for securities of technology-dependent companies have been volatile. Factors such as announcements of variations in quarterly financial results, a reduction in sales, changes in governmental regulations, competitive developments, and sales of substantial blocks of the securities of New VASCO by the holders thereof, among other things, could cause the market price of New VASCO's Common Stock to fluctuate significantly. The sale in the public trading markets of a significant number of shares of New VASCO Common Stock issued in connection with future financing requirements or acquisitions, if any, may also cause substantial fluctuations in, or may adversely affect, the price of the New VASCO Common Stock over short time periods. In addition, the stock market has experienced volatility that has particularly affected the market prices of equity securities of many high technology companies that often has been unrelated or disproportionate to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of the New VASCO Common Stock following the Exchange Offer.


     LOW PRICE OF NEW VASCO COMMON STOCK MAY AFFECT MARKETABILITY BY IMPOSING CERTAIN BROKER-DEALER TRADING RESTRICTIONS. There is no trading market for New VASCO Common Stock as of the date of this Prospectus. If a trading market for New VASCO Common Stock develops, but the trading price does not reach $5.00 per share, trading in such securities would be subject to the Securities and Exchange Commission's "penny stock" regulations. "Penny stocks" generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).



     The penny stock regulations require additional disclosure by broker-dealers in connection with any trades involving penny stock. The regulations impose various sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchase and have received the purchaser's written consent to the transaction prior to sale. Prior to any penny stock transaction, the broker-dealer must deliver a disclosure schedule explaining the penny stock market and the risks associated therewith. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.



     The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in New VASCO Common Stock which could severely limit the market liquidity of New VASCO Common Stock and the ability of stockholders to sell their shares of New VASCO Common Stock in the secondary market.



     The foregoing required penny stock restrictions will not apply to New VASCO Common Stock if it is listed on Nasdaq and has certain price and volume information provided on a current and continuing basis or if New VASCO meets certain minimum net tangible assets or average revenue criteria. There can be no assurance that New VASCO Common Stock will qualify for exemption from these restrictions.



     ADVERSE EFFECTS OF EXERCISE OF EXISTING OPTIONS AND CONVERTIBLE
SECURITIES. A substantial number of shares of Current VASCO Common Stock are issuable upon exercise or conversion of outstanding Current VASCO Equity Equivalent Securities and pursuant to other contractual arrangements of Current VASCO. Certain of these shares may be issued at below-market prices. In the event these rights are exchanged in the Exchange Offer (or, in the case of the other contractual arrangements, if corresponding contractual arrangements are entered into by New VASCO), the shares of New VASCO Common Stock issued upon exercise of these rights may become available for sale in the future in the public market, which could have an adverse effect on the market price of New VASCO Common Stock. In the event that a significant number of Current VASCO Equity Equivalent Securities are not exchanged pursuant to the Exchange Offer and, subsequent to consummation of the Exchange Offer, are converted or exercised into shares of Current VASCO Common Stock so that New VASCO ceases to be a holder of more than 80% of the outstanding equity of Current VASCO, New VASCO would not be able to account for Current VASCO and its subsidiaries on a consolidated basis for tax purposes, with the possible result that income taxes of the entities reporting on a separate basis may in the aggregate be higher than if the entities reported on a consolidated basis which could, in turn, have an adverse effect on New VASCO's results of operations and financial condition.


     POTENTIAL DILUTION. New VASCO's Certificate of Incorporation, as amended, authorizes the issuance of seventy-five million (75,000,000) shares of New VASCO Common Stock. As of October 15, 1997, there were 74,999,900 authorized but unissued shares of New VASCO Common Stock available for issuance, and 100 shares of New VASCO Common Stock issued and outstanding, all of which are held of record by Current VASCO. New VASCO's Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval.


     In the event the Reorganization is completed, it is anticipated that New VASCO will attempt to meet its future financing needs through the issuance of equity or debt securities in public or private offerings. Current VASCO has executed engagement letters with Banque Paribas S.A. and Generale Bank for a possible future public offering, the completion of which is subject to a number of contingencies. To the extent that any such offering was to involve the sale of New VASCO Common Stock or a derivative thereof at a price lower than that paid by any investors prior thereto, including investors in Current VASCO and its predecessors, such offering would have an immediate and possibly substantial impact on investors who purchased prior thereto at higher prices. In addition, to the extent outstanding options and warrants to purchase New VASCO Common Stock are exercised, there will be further dilution to new investors. See "Factors Relating to Operations -- Additional Capital Needed" below.


     PREFERRED STOCK ISSUANCE. New VASCO's Certificate of Incorporation, as amended, also authorizes the issuance of five hundred thousand (500,000) shares of preferred stock with such designations, rights, powers and preferences as may be determined from time to time by the New VASCO Board of Directors. The New VASCO Board of Directors is empowered, without stockholder approval, to issue up to 500,000 shares of preferred stock with such dividend, liquidation, conversion, voting or other rights, powers and preferences as may be determined from time to time by the New VASCO Board of Directors. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of shares of New VASCO Common Stock. In addition, the authorized preferred stock and shares of New VASCO Common Stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of New VASCO, depending upon the determination of the New VASCO Board of Directors as to whether such a change in control would be in the best interests of New VASCO's stockholders.



     NOT ALL POTENTIAL CLAIMS WILL BE ELIMINATED. While Current VASCO believes that, following the Reorganization, New VASCO will be in a better position to raise capital through public and private markets, there is no assurance that the Reorganization will eliminate all potential claims based on or arising out of the Corporate Matters. Holders of Current VASCO Securities who do not participate in the Exchange Offer may attempt to assert Associated Corporate Matter Claims against Current VASCO (or its predecessors) after the Exchange Offer is consummated. Parties other than holders of Current VASCO Securities might also attempt to assert Associated Corporate Matter Claims against Current VASCO (or its predecessors); such parties might include, among others, former holders of securities issued by Current VASCO (or its predecessors) and third parties that have entered into contracts with Current VASCO (or its predecessors). The assertion of Associated Corporate Matter Claims could have an adverse effect on Current VASCO's or, following the Exchange Offer, New VASCO's ability to raise capital and in turn an adverse effect on its results of operations and financial condition. See "REORGANIZATION OF CURRENT VASCO -- Associated Corporate Matter Claims."



     POTENTIAL CLAIMS AGAINST DIRECTORS AND OFFICERS OF CURRENT VASCO AND ITS PREDECESSORS. The Associated Corporate Matter Claims that holders are being asked to release, waive and relinquish in the Exchange Offer do not include claims, if any, that an exchanging holder of Current VASCO Securities may or may not be entitled to assert against any past or present officers or directors of Current VASCO or its predecessors, arising from or in connection with the Corporate Matters, regardless of whether such claims are raised in an individual or derivative capacity. For a description of the Associated Corporate Matter Claims and a discussion of the releases with respect thereto, see "REORGANIZATION OF CURRENT VASCO -- Associated Corporate Matter Claims," and "-- Releases from Security Holders in Exchange Offer."



     Any such claim, if asserted against the officers or directors of Current VASCO, who are also the officers and directors of New VASCO, could be time-consuming to defend, result in costly litigation and divert management's attention and resources, which could have a material adverse effect on New VASCO's business, operating results and financial condition.



     Any such claim may or may not be subject to factual, legal or equitable defenses and, if asserted may or may not be subject to indemnification by Current VASCO to the extent permitted by applicable law. The Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation, that is, a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification is permitted only for expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification for expenses where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.



     Current VASCO's bylaws provide that it will indemnify and hold harmless, to the fullest extent permitted by applicable law, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of Current VASCO or, while a director or officer of Current VASCO, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. In addition, except under certain circumstances, Current VASCO is required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors. Directors and officers of Current VASCO's predecessors may also be entitled to indemnification to the extent permitted by the DGCL.



     Because a claim for indemnification depends on factual determinations as to whether the Indemnitees acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful, Current VASCO is unable to determine whether it will provide such indemnification to Indemnitees unless and until a claim for indemnification is made. If the Exchange Offer is consummated, New VASCO will be the principal stockholder of Current VASCO. Therefore, claims for indemnification, if made, could result in Current VASCO assuming expenses, fees, and judgments of Indemnitees, which could have a material adverse effect on New VASCO's business, operating results and financial condition.



     NO ASSURANCES AS TO ENFORCEABILITY OF RELEASES OF ASSOCIATED CORPORATE MATTER CLAIMS. The enforceability of the releases of Associated Corporate Matter Claims has not been determined by any court. While management of New VASCO believes that a release when given by an exchanging security holder pursuant to the Exchange Offer should be enforceable, no assurances can be given as to the enforceability of all or part of a release until the release has been tested in a court proceeding and a final nonappealable decision has been reached. If the Exchange Offer is completed, a security holder or group of security holders might subsequently contest the release on the grounds that a release violates the "anti-waiver provisions" of the federal securities laws, or does not extend to a Corporate Matter not specifically disclosed in this Prospectus or some other theory. See "REORGANIZATION OF CURRENT VASCO -- Releases from Security Holders in Exchange Offer."



     The determination of the validity and enforceability of the releases will depend on a number of factors, including the specific facts in each case, the nature of the claim and the application of legal principles to the specific facts. If a court determines that a release is not valid or enforceable with respect to an asserted claim, New VASCO will not receive the protection of the release.


     LACK OF DIVIDENDS. Current VASCO has not paid any dividends on Current VASCO Common Stock to date. The future payment of dividends on New VASCO Common Stock by New VASCO upon consummation of the Exchange Offer will be contingent upon New VASCO's revenues and earnings, if any, capital requirements and general financial condition. The payment of any future dividends will be subject to the discretion of New VASCO's Board of Directors. It is the present intention of the New VASCO Board of Directors to retain all earnings, if any, for use in New VASCO's consolidated business operations and, accordingly, it is not anticipated that any dividends will be declared on the New VASCO Common Stock in the foreseeable future. See "MARKET PRICE OF CURRENT VASCO COMMON STOCK AND DIVIDEND POLICY" and "DESCRIPTION OF CAPITAL STOCK OF NEW VASCO -- Common Shares."


     POTENTIAL BENEFITS OF EXCHANGE OFFER TO MEMBERS OF CURRENT VASCO'S MANAGEMENT AND BOARD OF DIRECTORS AND LARGE SECURITY HOLDERS. The completion of the Exchange Offer may benefit members of Current VASCO's present management and Board of Directors, as well as certain holders of large numbers of Current VASCO Securities. For example, the New VASCO 1997 Stock Option Plan provides that the compensation committee, to be appointed by the New VASCO Board of Directors to administer the New VASCO 1997 Stock Option Plan, will have the authority to, among other things, grant New VASCO Stock Options to persons who are officers, employees, directors, consultants or advisers of New VASCO and its subsidiaries, to set the terms of the New VASCO Stock Options granted thereunder, and to adjust the terms of the New VASCO Stock Options in the event of changes that impact New VASCO or the price (or status) of shares of New VASCO Common Stock.



     In addition, to the extent that the Exchange Offer facilitates the raising of capital by New VASCO by means of a registered public offering of New VASCO Securities, certain members of Current VASCO's management, as well as certain holders of a large number of Current VASCO Securities, may be granted the opportunity to have a number of the shares of New VASCO Common Stock that they receive in the Exchange Offer included in any such registered offering, if New VASCO enters into registration rights agreements with such holders in connection with the Exchange Offer with provisions comparable to the agreements such persons have entered into with Current VASCO with respect to shares of Current VASCO Common Stock. A registered public offering of New VASCO Securities following the Exchange Offer may also include a number of shares of New VASCO Common Stock received by New VASCO's Board of Directors and management in the Exchange Offer, in addition to newly issued shares of New VASCO Common Stock, depending on the structure of any such offering that may be negotiated by New VASCO and the prospective underwriters thereof.



     Certain Current VASCO Warrants also provide that the shares of Current VASCO Common Stock into which they may be exercised shall be included in the next registration statement to be filed by Current VASCO with the Securities and Exchange Commission. To the extent that such Current VASCO Warrants are tendered in the Exchange Offer, the New VASCO Warrants issued in exchange therefor will entitle the holders, including Mario Houthooft, Managing Director of Current VASCO's European operating subsidiary, and Osprey Partners, a firm in which a member of the Board of Directors of Current VASCO and of New VASCO, Michael Mulshine, is a principal, to the same right with respect to the shares of New VASCO Common Stock underlying such New VASCO Warrants. See "DESCRIPTION OF CAPITAL STOCK OF NEW VASCO -- Registration Rights and Other Arrangements."

                         FACTORS RELATING TO OPERATIONS


     The following factors are applicable to the operations of Current VASCO and are not dependent on the completion of the Reorganization. However, in the event the Reorganization is completed, the factors will also apply to New VASCO.


     HISTORY OF OPERATING LOSSES; ACCUMULATED DEFICIT. Current VASCO has incurred losses from continuing operations before interest and taxes for the years ended December 31, 1995, December 31, 1996 and the six months ended June 30, 1997 of $357,000, $9,241,000 and $1,237,000, respectively. As of June 30,
1997, Current VASCO had an accumulated deficit of $11,194,000, which amount includes a write-off of acquired in-process technology related to the acquisitions of Lintel Security NV and Digipass SA for the year ended December 31, 1996 in the amount of $7,351,000. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS." In view of Current VASCO's loss history, there can be no assurance that Current VASCO will be able to achieve or sustain profitability on an annual or quarterly basis in the future.


     POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS. Current VASCO's quarterly operating results have in the past varied and may in the future vary significantly. Factors affecting operating results include: the level of competition; the size, timing, cancellation or rescheduling of significant orders; market acceptance of new products and product enhancements; new product announcements or introductions by Current VASCO's competitors; adoption of new technologies and standards; changes in pricing by Current VASCO or its competitors; the ability of Current VASCO to develop, introduce and market new products and product enhancements on a timely basis, if at all; component costs and availability; Current VASCO's success in expanding its sales and marketing programs; technological changes in the market for data security products; foreign currency exchange rates; and general economic trends and other factors. In addition, because a high percentage of Current VASCO's operating expenses are fixed, a small variation in the timing of recognition of revenue can cause significant variations in operating results from quarter to quarter.

     ADDITIONAL CAPITAL NEEDED. Current VASCO requires additional capital to finance its working capital and other needs, including the repayment of outstanding obligations and the financing of future growth. While Current VASCO intends to raise capital in the near future through, among other potential financing sources, a possible public offering of New VASCO Common Stock, the inability of Current VASCO to obtain additional funds will adversely affect its results of operations and financial condition and its ability to conduct its business. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- Liquidity and Capital Resources." In addition, while the Reorganization of Current VASCO pursuant to the Exchange Offer is intended to enhance New VASCO's ability to raise capital in the public markets, there can be no assurance that the Reorganization will be successful or, if it is successful, that the Reorganization will improve New VASCO's ability to raise capital in the public markets or otherwise.

     RAPID TECHNOLOGICAL CHANGES AND DEPENDENCE ON NEW PRODUCTS. The market for Current VASCO's products is very dynamic and characterized by rapidly changing technology, evolving industry standards and government policies, changing customer requirements, price-competitive bidding and frequent product enhancements and innovations. The introduction by Current VASCO or its competitors of products embodying new technologies and the emergence of new industry standards could render Current VASCO's existing products obsolete and unmarketable. Therefore, Current VASCO's future success will depend in part upon its ability to enhance its current products and develop innovative products to distinguish itself from the competition and to meet customers' changing needs in the data security industry. Current VASCO is presently expending significant resources to enhance its existing products and develop and introduce the next generation of token and other security products. There can be no assurance that security-related product developments and technology innovations by others will not adversely affect Current VASCO's competitive position or that Current VASCO will be able to successfully anticipate or adapt to changing technology, industry standards or customer requirements on a timely basis. Any failure by Current VASCO to anticipate and respond to such changes could have a material adverse effect on Current VASCO's results of operations and financial condition.

     DEPENDENCE ON MAJOR CUSTOMERS. Approximately 44% (approximately 33% on a pro forma basis after giving effect to the Digipass SA and Lintel Security NV acquisitions and assuming the acquisitions had occurred on January 1, 1996) of Current VASCO's revenues during 1996 were derived from the sale of Current VASCO's security products to one European distributor, Concord-Eracom Nederland BV, a customer with which Current VASCO presently has a product acceptance dispute regarding the sale in 1995 of certain smartcard readers. On the same pro forma consolidated basis, taking into account Lintel Security NV and Digipass SA sales for the calendar year 1996, two other European customers each would have accounted for approximately 10% of Current VASCO's total revenues. There can be no assurance that Current VASCO will be able to modify its existing products or develop new products that will continue to meet the specifications of these customers. Absent significant future revenues from alternative sources, the unforeseen loss of one or more of Current VASCO's major customers' business, or the inability to maintain reasonable profit margins on sales to any of these customers, would have a material adverse effect on Current VASCO's results of operations and financial condition. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and "CERTAIN INFORMATION CONCERNING CURRENT VASCO -- Business -- Customers and Markets" and "-- Litigation."


     PRODUCT CONCENTRATION. Sales of Current VASCO's AccessKey II and Digipass security tokens together comprised the majority of Current VASCO's net sales during fiscal 1995 and 1996. Should the demand for or pricing of either of these products decline due to the introduction of superior or lower cost products by competitors, changes in the computer industry or other factors, Current VASCO's results of operations and financial condition would be adversely affected.

     DEPENDENCE ON DEVELOPMENT OF INDUSTRY RELATIONSHIPS. Current VASCO is party to collaborative arrangements with a number of corporations and evaluates, on an ongoing basis, potential strategic alliances and intends to continue to pursue such relationships. Current VASCO's future success will depend significantly on the success of its current arrangements and its ability to establish additional arrangements. There can be no assurance that these arrangements will result in commercially successful products. See "CERTAIN INFORMATION CONCERNING CURRENT VASCO -- Business -- Current VASCO Security Products -- Strategic Relationships."


     RISKS OF INTERNATIONAL OPERATIONS. Sales to customers outside the United States accounted for approximately 44%, 61% and 95% of Current VASCO's net revenues in the years ended December 31, 1994, 1995 and 1996, respectively. Because a significant number of Current VASCO's principal customers are located in other countries, management expects that international sales will continue to generate a significant portion of Current VASCO's (and, upon consummation of the Exchange Offer, New VASCO's) total revenue. Current VASCO's international business is subject to a variety of risks, including tariffs and other trade barriers, the establishment and expansion of indirect distribution channels in certain countries or regions, delays in expanding its international distribution channels, difficulties collecting international accounts receivable from distributors or resellers, increased costs associated with maintaining international marketing efforts, the introduction of non-tariff barriers and difficulties in enforcing intellectual property rights. In addition, the majority of the supply and sales transactions of VASCO Data Security, Inc. are denominated in U.S. dollars, whereas many of the supply and sales transactions of VASCO Data Security NV/SA are denominated in various foreign currencies. A decrease in the value of any of these foreign currencies relative to the U.S. dollar could affect the profitability in U.S. dollars of Current VASCO's products sold in these markets. Current VASCO is therefore subject to the risks associated with fluctuations in currency exchange rates. In order to reduce the risk of fluctuations in currency exchange rates, VASCO Data Security NV/SA began in 1997 to buy U.S. dollars based on three- to six-month estimated future needs for U.S. dollars, has developed price lists denominated in both U.S. dollars and foreign currencies, and endeavors to denominate its new supply and sales transactions in U.S. dollars. In this connection, in September 1997 VASCO Data Security NV/SA purchased $300,000 in U.S. dollars to cover purchases of supplies for a six-month period. VASCO Data Security NV/SA is also beginning to attempt to match as to timing of delivery, amount of product and denomination of currency, some purchase orders from vendors with sales orders to customers. There can be no assurance that these matching efforts will be successful in reducing currency exchange risks or that the risks of international operations will not have a material adverse effect on Current VASCO's financial condition or results of operations. Current VASCO does not hold forward exchange contracts or other hedging instruments to exchange various foreign currencies for U.S. dollars to offset currency rate fluctuations which might affect its obligations in relation to its repayment out of income from sales (which are principally in foreign currency) of debt under its loan obligations (which are principally in U.S. dollars). See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."


     COMPETITION. The market for computer and network security products is highly competitive and subject to rapid change. Current VASCO believes that the principal competitive factors affecting the market for computer and network security products include name recognition, technical features, ease of use, quality/reliability, level of security, customer service and support, distribution channels and price. Current VASCO's competitors include organizations that provide computer and network security products based upon approaches similar to and different from those employed by Current VASCO. There can be no assurance that the market for computer and network security products will not ultimately be dominated by approaches other than the approach marketed by Current VASCO. See "CERTAIN INFORMATION CONCERNING CURRENT VASCO -- Business -- The Data Security Industry -- Industry Background," "-- Current VASCO Security Products" and "-- Competition."

     Many of Current VASCO's potential competitors have significantly greater financial, marketing, technical and other competitive resources than Current VASCO. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the promotion and sale of their products than can Current VASCO. Competition could increase if new companies enter the market or if existing competitors expand their product lines. Any reduction in gross margins resulting from competitive factors could have a material adverse effect on Current VASCO's financial condition or results of operations.

     Although Current VASCO believes it has certain technological and other advantages over its competitors, maintaining such advantages will require continued investment by Current VASCO in research and development and sales and marketing. There can be no assurance that Current VASCO will have sufficient resources to make such investments or that Current VASCO will be able to make the technological advances necessary to maintain such competitive advantages. In addition, current and potential competitors have established or may in the future establish collaborative relationships among themselves or with third parties, including third parties with whom Current VASCO has strategic relationships, to increase the ability of their products to address the security needs of Current VASCO's prospective customers. Accordingly, it is possible that new competitors or alliances may emerge and rapidly acquire significant market share. If this were to occur, the financial condition and results of operations of Current VASCO would be materially adversely affected. See "CERTAIN INFORMATION CONCERNING CURRENT VASCO -- Business -- Competition."


     DEPENDENCE ON SINGLE SOURCE SUPPLIERS. The majority of Current VASCO's products are manufactured by two independent vendors headquartered in Hong Kong. One of the vendors is under a contract that extends to January 21, 1999, with automatic one-year renewals subject to termination on six months notice and purchases from the other vendor are on a purchase order by purchase order basis. Each vendor assembles Current VASCO's security tokens at facilities in mainland China. The importation of these products from China exposes Current VASCO to the possibility of product supply disruption and increased costs in the event of changes in the policies of the Chinese government, political unrest or unstable economic conditions in China or developments in the United States that are adverse to trade, including enactment of protectionist legislation. While Current VASCO believes that it could find substitute contractors for the manufacture and assembly of its products, and has had discussions to that effect with a vendor in Belgium, in the event that the supply of components or finished products is interrupted or relations with either of the two principal vendors is terminated, there could be a considerable delay finding suitable replacement sources to manufacture Current VASCO's products which could have a material adverse effect on Current VASCO's results of operations and financial condition. In addition, Current VASCO's AccessKey II product contains a custom-designed microprocessor which is fabricated by a single supplier located in the United States and is procured by purchase orders. Current VASCO expects AccessKey II production to be reduced by the end of 1997 and be replaced by AccessKey III, which will employ a widely available microprocessor. However, any unforeseen interruption in the supply of microprocessors for the AccessKey II from the sole supplier prior to the full phase-in of the AccessKey III product would have a material adverse effect on Current VASCO's results of operations and financial condition. See "CERTAIN INFORMATION CONCERNING CURRENT VASCO -- Business -- Production."

     PROPRIETARY TECHNOLOGY AND INTELLECTUAL PROPERTY. Current VASCO's success depends significantly upon its proprietary technology. Current VASCO currently relies on a combination of patent, copyright and trademark laws, trade secrets, confidentiality agreements and contractual provisions to protect its proprietary rights. Current VASCO seeks to protect its software, documentation and other written materials under trade secret and copyright laws, which afford only limited protection. Current VASCO generally enters into confidentiality and nondisclosure agreements with its employees and with key vendors and suppliers. Current VASCO holds several patents in the United States and a corresponding patent in certain European countries, which cover certain aspects of its technology. The remaining terms of the U.S. patents are between six and nine years. There can be no assurance that Current VASCO will develop proprietary products or technologies that are patentable, that any issued patent will provide Current VASCO with any competitive advantages or will not be challenged by third parties, or that patents of others will not have a material adverse effect on Current VASCO's business.

     There has also been substantial litigation in the technology industry regarding intellectual property rights, and litigation may be necessary to protect Current VASCO's proprietary technology. Current VASCO expects that companies in the computer and information security market will increasingly be subject to infringement claims as the number of products and competitors in Current VASCO's target market grows. Any such claims or litigation may be time-consuming and costly, cause product shipment delays, require Current VASCO to redesign its products or require Current VASCO to enter into royalty or licensing agreements, any of which could have a material adverse effect on Current VASCO's results of operations and financial condition.

     Despite Current VASCO's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of Current VASCO's products or to obtain and use information and software that Current VASCO regards as proprietary. To the extent Current VASCO believes its proprietary rights are being violated, and regardless of its desire to do so, it may not have adequate financial resources to engage in litigation against the party or parties who may infringe on its proprietary technology. In addition, the laws of some foreign countries do not protect proprietary and intellectual property rights to as great an extent as do the laws of the United States. There can be no assurance that Current VASCO's means of protecting its proprietary and intellectual property rights will be adequate or that Current VASCO's competitors will not independently develop similar technology, duplicate Current VASCO's products or design around patents issued to Current VASCO or other intellectual property rights of Current VASCO.


     PRODUCT LIABILITY RISKS. Customers rely on Current VASCO's token-based security products to prevent unauthorized access to their data. A malfunction of or design defect in Current VASCO's products could result in tort or warranty claims. Current VASCO does not presently maintain product liability insurance for these types of claims. In order to reduce the risk of exposure from such claims, Current VASCO attempts to obtain warranty disclaimers and liability limitation clauses in its agreements with distributors, resellers and end-user clients. However, there can be no assurance that Current VASCO will be successful in obtaining such provisions in its agreements or that such measures will be effective in limiting Current VASCO's liability for any such damages. Any liability for damages resulting from security breaches could be substantial and would have a material adverse effect on Current VASCO's results of operations and financial condition. In addition, a well-publicized actual or perceived security breach involving token-based security systems could adversely affect the market's perception of token-based security products in general, or Current VASCO's products in particular, regardless of whether such breach is attributable to Current VASCO's products. This could result in a decline in demand for Current VASCO's products, which would have a material adverse effect on Current VASCO's results of operations and financial condition.


     GOVERNMENT REGULATION OF TECHNOLOGY EXPORTS. Current VASCO's international sales and operations are subject to risks such as the imposition of government controls, new or changed export license requirements, restrictions on the export of critical technology, trade restrictions and changes in tariffs. While Current VASCO believes its products are designed to meet the regulatory standards of foreign markets, any inability to obtain foreign regulatory approvals on a timely basis could have a material adverse effect on Current VASCO's financial condition or results of operations.

     Certain products of Current VASCO are subject to export controls under U.S. law, and Current VASCO believes it has obtained or will obtain all necessary export approvals as required. There can be no assurance, however, that the list of products and countries for which export approval is required, and the regulatory policies with respect thereto will not be revised from time to time. The inability of Current VASCO to obtain required approvals under these regulations could materially adversely affect the ability of Current VASCO to make international sales. For example, U.S. governmental controls on the exportation of encryption technology prohibit Current VASCO from exporting some of its products with the more sophisticated data security encryption technology. As a result, foreign competitors facing less stringent controls may be able to compete more effectively than Current VASCO in the global data security market. There can be no assurance that these factors will not have a material adverse effect on Current VASCO's financial condition or results of operations.


     Similarly, VASCO Data Security NV/SA, the Belgian operating subsidiary of Current VASCO, is subject to export licensing requirements under Belgian law. The inability of VASCO Data Security NV/SA to obtain required approvals or licenses under Belgian law also could have a material adverse effect on Current VASCO's financial condition or results of operations. For additional information on such export restrictions and licensing requirements under U.S. and Belgian law, see "CERTAIN INFORMATION CONCERNING NEW VASCO -- Business -- Competition."


     DEPENDENCE ON KEY PERSONNEL. Current VASCO now depends, and upon the consummation of the Exchange Offer New VASCO will depend, to a significant degree on the efforts of Current VASCO's President, Chief Executive Officer and the Chairman of its Board of Directors, T. Kendall Hunt, and those of other key personnel employed by or serving as consultants to its subsidiaries, including John Haggard, Mario Houthooft, Frank Hoornaert, Hyon Im, Jan Valcke and Richard Vaden. Neither Mr. Hunt nor Current VASCO's other key personnel have entered into employment agreements with Current VASCO or New VASCO, with the exception of Mr. Houthooft, who has entered into a consulting agreement with VASCO Data Security NV/SA, Current VASCO's European operating subsidiary. As a result, there are no restrictions on competition by these individuals (other than Mr. Houthooft) after termination of employment or consulting services. Key man insurance in the amount of $1.5 million is currently maintained by Current VASCO on the life of Mr. Hunt but not on any of the other key personnel. The loss of the services of Mr. Hunt or one or more of its other key personnel could have an adverse effect on Current VASCO's business and operating results.

     Current VASCO's continued success is also dependent upon its ability to attract and retain qualified employees to support its future growth. Competition for such personnel is intense, and there can be no assurance that Current VASCO can retain its key employees or that it can attract, assimilate or retain other highly qualified personnel in the future.


     MANAGEMENT AND CONTROL. Control of Current VASCO presently is, and after the consummation of the Exchange Offer control of New VASCO will be, largely in the hands of its Board of Directors, management and T. Kendall Hunt. Upon consummation of the Exchange Offer, based on the number of shares of Current VASCO Common Stock outstanding on October 15, 1997, the Board of Directors of New VASCO and their spouses will own beneficially and of record approximately 53% (and Mr. Hunt and his family will own beneficially and of record 51.8%) of the outstanding shares of New VASCO Common Stock, assuming all of the shares of Current VASCO Common Stock are exchanged for shares of New VASCO Common Stock. Mr. Hunt will also be Chairman of the New VASCO Board of Directors, Chief Executive Officer and President of New VASCO. As a result, T. Kendall Hunt will have control over the direction and operation of New VASCO and with his family will be able to elect the directors of New VASCO and to approve corporate action requiring majority stockholder approval. Such concentration of control may have an adverse effect on the market price of New VASCO Common Stock.

                          CURRENT VASCO AND NEW VASCO

     Current VASCO is a Delaware corporation which, through its operating subsidiaries, designs, develops, markets and supports open standards-based hardware and software security systems which manage and secure access to data. Current VASCO's hardware products include time-synchronous response only, challenge/response and time-synchronous challenge/response user authentication devices, some of which incorporate an electronic signature feature to guarantee the integrity of data transmissions. These devices are commonly referred to as security tokens. Current VASCO's security tokens are based upon Current VASCO's core encryption technology, which utilizes two widely known and accepted algorithms, Data Encryption Standard ("DES") and Rivest, Shamir, Adelman ("RSA"). Current VASCO's Cryptech division produces high speed hardware and software encryption products used both internally for Current VASCO's security tokens and for OEM vendors requiring real time encryption services. In addition, Current VASCO recently has introduced a smartcard security token that uses the challenge/response mode and the X.509 certificate authentication standard. Current VASCO's security tokens are designed to be used with the VASCO Access Control Manager server software or to be integrated directly into applications. See "CERTAIN INFORMATION CONCERNING CURRENT VASCO -- Business" for further information about the business of Current VASCO.

     New VASCO is a newly incorporated Delaware corporation which has been organized by representatives of Current VASCO for the purpose of effecting the Reorganization of Current VASCO through the Exchange Offer. See "REORGANIZATION OF CURRENT VASCO" and "THE EXCHANGE OFFER" for details on the Reorganization of Current VASCO and on the Exchange Offer.


     The principal executive offices of Current VASCO and of New VASCO are located at 1901 South Meyers Road, Suite 210, Oakbrook Terrace, Illinois 60181; telephone: (630) 932-8844.

                        REORGANIZATION OF CURRENT VASCO

     Current VASCO is essentially a holding company that conducts its business through operating subsidiaries in the United States and Europe.

ORGANIZATIONAL HISTORY OF CURRENT VASCO


     Current VASCO's Present Organizational Structure. Current VASCO presently has two operating subsidiaries. VASCO Data Security, Inc. ("VDSI"), a Delaware corporation headquartered in Oakbrook Terrace, Illinois, is owned directly by Current VASCO. Current VASCO's other operating subsidiary, VASCO Data Security NV/SA ("VDS NV/SA") is a Belgian corporation headquartered in a suburb of Brussels, Belgium. VDS NV/SA is owned by Current VASCO's European holding company subsidiary, VASCO Data Security Europe SA ("VDSE"). VDSI and VDS NV/SA are engaged in the design, development, marketing and support of open standards-based hardware and software based security systems which manage and secure access to data and also provide products that permit their customers to encrypt data.



                                                        __________________________________
                                                        |                                |
                        ________________________________|           VASCO CORP.          |_____________________
                       |                                |                                |                    |
                       |     100%                       |________________________________|                    |      100%*
            ___________|______________                                                                        |
            |                        |                                                        ________________|___________________
____________|_________   ____________|______________                                          |                                  |
|                    |   |                         |                                          |     VASCO Data Security          |
| VASCO Data Security|   |VASCO Data Security, Inc.|                                          |          Europe SA               |
| International, Inc.|   | US Operating Company    |                                          |   European Holding Company       |
|____________________|   |_________________________|                                          |                                  |
                                                                                              |__________________________________|
                                                                                                              |
                                                                                                              |
                                                                                                              |  100%*
                                                                                              ________________|___________________
                                                                                              |                                  |
                                                                                              |        VASCO Data Security       |
                                                                                              |              NV/SA               |
                                                                                              |   European Operating Company     |
                                                                                              |__________________________________|


* All shares are held by the parent corporation, except that shares representing less than 1% are held by T. Kendall Hunt.

     VDSI. In November 1989, a Utah corporate predecessor of Current VASCO acquired an option to purchase a controlling interest in ThumbScan, Inc. ("ThumbScan"). Current VASCO acquired a controlling interest in ThumbScan in January 1991, and in December 1991 Current VASCO increased its holdings in ThumbScan. Current VASCO subsequently acquired the remaining shares of ThumbScan. In July 1993, ThumbScan was renamed VASCO Data Security, Inc.

     VDS NV/SA. VDS NV/SA is a combination of two European companies (Lintel Security NV and Digipass SA) acquired by Current VASCO, through VDSE, in 1996, and accounts for a substantial portion of Current VASCO's consolidated revenues.

     ACQUISITION OF LINTEL SECURITY. Effective March 1, 1996, Current VASCO began a significant expansion of its computer security business by acquiring a 15% interest in Lintel Security NV ("Lintel Security"). Lintel Security, a newly formed Belgian corporation, concurrently purchased from Lintel NV, a Brussels, Belgium based company, certain assets associated with the development of security tokens and security technologies for personal computers ("PCs"), computer networks and telecommunications systems using DES and RSA cryptographic algorithms. Current VASCO acquired the remaining 85% of Lintel Security in June 1996. At the time of acquisition of Lintel NV's assets by Lintel Security, Lintel NV was a competitor of Current VASCO in Europe. The purchase price paid for Lintel Security was approximately $4.4 million, and was paid in cash, shares of Current VASCO Common Stock, Current VASCO Warrants and notes that include Current VASCO Conversion Options.

     ACQUISITION OF DIGIPASS. In July 1996, Current VASCO acquired the stock of Digipass SA ("Digipass") for an aggregate purchase price of $8.2 million. Digipass, based in a suburb of Brussels, was also a developer of security tokens and security technologies for PCs, computer networks and telecommunications systems using the DES cryptographic algorithm. At the time of acquisition, Digipass was a competitor of Current VASCO in Europe.

     Prior to Current VASCO's acquisition of Digipass, certain assets and liabilities of the interactive voice response ("IVR") business of Digiline SA, an integrator of IVR products based in Belgium, were transferred to Digipass. Digipass' IVR products are used primarily in telebanking applications and incorporate authentication and access control technology. In some cases, customers for Digipass' IVR products are the same as those for Digipass' computer security products.

     In January 1997, Digipass changed its name to VASCO Data Security NV/SA ("VDS NV/SA"). Concurrent with this event Lintel Security's operations were consolidated with those of VDS NV/SA at a single location near Brussels.

     CURRENT VASCO'S HISTORICAL TRANSACTIONS. VASCO CORP. ("Old VASCO") was incorporated as a Delaware corporation on May 22, 1984. Current VASCO's President, T. Kendall Hunt, was an initial director and stockholder of Old VASCO. On September 5, 1986 Old VASCO was combined with Ridge Point Enterprises, Inc. ("Ridge Point"), a non-operating company incorporated in Utah on January 7, 1985. This combination was effected by means of share exchange, resulting in Old VASCO becoming a subsidiary of Ridge Point, which concurrently changed its name to Vasco Corp. ("VASCO Utah"). Old VASCO then filed a certificate of dissolution with the State of Delaware on August 3, 1987. On August 20, 1990, a certificate of merger was filed with the Secretary of State of the State of Delaware for the intended merger of VASCO Utah with a newly formed Delaware corporation and since that date business has been conducted as VASCO CORP., a Delaware corporation (referred to in this document as "Current VASCO"). The organization of, and certain corporate transactions undertaken by, Current VASCO and/or its predecessors were not effected in strict accordance with applicable statutory and procedural requirements. See "Reasons for the Reorganization" below.

     Current VASCO's original business was providing consulting, training and software services to companies and government agencies. These services were marketed as VASCO Performance Systems ("VPS"). In 1996, management determined that Current VASCO should focus its energies and resources on the data security industry, where it believes significant growth and profit potential exist and on August 20, 1996 Current VASCO sold the assets of VPS to Wizdom Systems, Inc. and withdrew from the consulting and technical training business.

THE REORGANIZATION


     The Board of Directors of Current VASCO has concluded that reorganizing Current VASCO's corporate structure is in the best interests of Current VASCO's stockholders. After considering various alternatives, management determined that Current VASCO should effect the Reorganization by means of the Exchange Offer by New VASCO to the holders of all outstanding Current VASCO Securities. See "Reasons for the Reorganization" below. In the Exchange Offer, New VASCO is offering to exchange New VASCO Securities for (i) Current VASCO Securities and
(ii) a release by each exchanging holder of Current VASCO Securities of any and all Associated Corporate Matter Claims. See "Reasons for the Reorganization" below and "THE EXCHANGE OFFER -- Terms of the Exchange Offer."



     Current VASCO has one class of equity security outstanding: Current VASCO Common Stock. In addition, Current VASCO has issued Current VASCO Equity Equivalent Securities, consisting of Current VASCO Stock Options, Current VASCO Conversion Options and Current VASCO Warrants, all of which are exercisable or convertible into Current VASCO Common Stock.

     New VASCO has created a single class of equity security, New VASCO Common Stock, the provisions of which are substantially identical with the corresponding Current VASCO Common Stock, with the exception of the fact that New VASCO's Certificate of Incorporation, as amended, authorizes the issuance of 75,000,000 shares of New VASCO Common Stock as compared to 50,000,000 shares of authorized Current VASCO Common Stock. See "Federal Income Tax Consequences" below, "DESCRIPTION OF CAPITAL STOCK OF NEW VASCO" and "COMPARISON OF STOCKHOLDER RIGHTS."



     New VASCO has also created New VASCO Stock Options and New VASCO Warrants as substitutes for the Current VASCO Stock Options and Current VASCO Warrants, and is offering to grant New VASCO Conversion Options to holders of Current VASCO Conversion Options.


     New VASCO has entered into an agreement with Current VASCO that provides for New VASCO's assumption, upon consummation of the Exchange Offer, of certain Current VASCO obligations under a financing agreement with Generale Bank for a $2.5 million loan and with respect to a registration rights agreement with certain holders of Current VASCO Equity Equivalent Securities, as well as for the substitution of New VASCO Common Stock for Current VASCO Common Stock in connection with Current VASCO Equity Equivalent Securities that are exchanged in the Exchange Offer and certain related agreements of Current VASCO. See "DESCRIPTION OF CAPITAL STOCK OF NEW VASCO -- Registration Rights and Other Arrangements."


     In order for the Reorganization and the Exchange Offer to become effective, as of the Expiration Date the Minimum Condition must be satisfied, unless waived by New VASCO. Based on the number of Current VASCO Shares outstanding at October 15, 1997, at least 16,106,374 shares of Current VASCO Common Stock must be tendered for exchange to satisfy the Minimum Condition. See "THE EXCHANGE OFFER -- Conditions to the Exchange Offer" for more detail on conditions of the Exchange Offer.



     If the Exchange Offer is consummated, New VASCO will initially be a holding company owning at least 80% of the outstanding shares of capital stock of Current VASCO and possessing the requisite voting power to control the affairs of Current VASCO. Current VASCO stockholders who exchange their Current VASCO Shares and release their Associated Corporate Matter Claims will become stockholders of New VASCO. Holders of Current VASCO Shares who do not exchange such shares and release their Associated Corporate Matter Claims for New VASCO Shares will remain stockholders of Current VASCO. See "RISK FACTORS -- Risks Relating to Exchange Offer and New VASCO."


     New VASCO has conducted no operations and has virtually no assets. The Reorganization will not result in any change in the business or the consolidated assets, liabilities or net worth of Current VASCO and will not result in any change in the persons who constitute the Board of Directors and management of Current VASCO or New VASCO (although the officers and directors may change following completion of the Exchange Offer). See "CERTAIN INFORMATION CONCERNING CURRENT VASCO -- Management" and "CERTAIN INFORMATION CONCERNING NEW VASCO -- Management."

     The Reorganization may be abandoned by the Board of Directors of New VASCO prior to its consummation if circumstances arise which, in the opinion of the New VASCO Board of Directors, make the Reorganization inadvisable. The New VASCO Board of Directors currently has no reason to believe that the Reorganization will be abandoned.


     After the Exchange Offer, New VASCO may merge Current VASCO with or into New VASCO or a subsidiary of New VASCO, cause Current VASCO to distribute assets to New VASCO, or make other changes in the corporate structure, assets, liabilities and businesses among New VASCO and its subsidiaries subject to appraisal rights, if any, or any other remedies available under Delaware law. However, at the present time neither Current VASCO nor New VASCO has any plans or proposals to effect any such transaction. The acquisition of Current VASCO Shares by New VASCO pursuant to the Exchange Offer will be treated by New VASCO for accounting purposes as an "as if" pooling of interest of entities under common control.


     See "Reasons for the Reorganization" below; "DESCRIPTION OF CAPITAL STOCK OF NEW VASCO" and "COMPARISON OF STOCKHOLDER RIGHTS."

REASONS FOR THE REORGANIZATION


     In early 1996, Management of Current VASCO began to explore the possibility of voluntarily registering the Current VASCO Common Stock under the Exchange Act, and registering future capital offerings under the Securities Act of 1933, as amended (the "Securities Act"). In May 1996, Current VASCO filed with the Securities and Exchange Commission a registration statement on Form 10-SB to register voluntarily the Current VASCO Common Stock under the Exchange Act. Current VASCO filed the registration statement to increase the amount and frequency of information concerning Current VASCO available to the public and in anticipation of applying for the listing of Current VASCO Common Stock on a securities exchange at such time as Current VASCO could satisfy applicable listing requirements. While the registration statement on Form 10-SB was on file with the Securities and Exchange Commission, Current VASCO, which was in the process of acquiring Lintel Security and Digipass, engaged new independent legal counsel. The significance of these acquisitions to Current VASCO's operations at the time would have triggered a requirement under Securities and Exchange Commission rules that audited financial statements of Lintel Security and Digipass be filed as part of the Form 10-SB. However, such audited financial statements had not previously been prepared for Lintel Security or Digipass. In addition, Current VASCO's new independent legal counsel had begun to examine the historical corporate documentation furnished by Current VASCO, and requested that Current VASCO provide additional documentation. Since the requested information could not be located in a timely manner and the audited financial statements for Lintel Security and Digipass were not available for timely filing as part of the Form 10-SB, Current VASCO withdrew the filing in July 1996. After reviewing the organizational history of Current VASCO and its predecessors, independent legal counsel noted the absence of certain historical corporate documentation and certain other corporate procedural irregularities. These corporate irregularities, collectively referred to in this document as "Corporate Matters," include all acts or omissions occurring on or before the date of this Prospectus which arise from or in connection with the following, whether undertaken by, involving or relating to Current VASCO or any of its predecessor entities:


          (i) any prior authorization, designation or issuance of stock, any stock split, reclassification, redesignation, dividend or distribution of or upon stock, any amendment to the certificate or articles of incorporation or bylaws including those affecting the amount, rights, powers or preferences of stock, and any failure to properly authorize, approve or effect any of the foregoing actions, including

             (a) the failure by Old VASCO to document whether an amendment to its Certificate of Incorporation was duly authorized or to file a Certificate of Amendment with the Delaware Secretary of State to amend its Certificate of Incorporation in 1984 to effect a three-for-one stock split of its common stock and to provide for 600,000 shares of non-voting common stock prior to purportedly effecting the stock split and issuing such non-voting common shares, (b) the failure by Old VASCO to document whether director and stockholder approval was obtained for an amendment to its Certificate of Incorporation increasing the number of authorized shares of common stock in 1986, (c) the purported issuance of Series A preferred stock in 1989 by VASCO Utah at a time when the issuance of preferred shares was not authorized by VASCO Utah's charter, and (d) the purported issuance of preferred stock by Current VASCO in connection with the 1990 merger when the rights, powers and preferences of such stock were not specified in Current VASCO's Certificate of Incorporation and when its Certificate of Incorporation did not provide its Board of Directors the power to designate such rights, powers and preferences;

          (ii) any failure to properly design, approve, adopt, administer, or authorize the number of shares subject to, any stock option plan or program, including actions required to allow for options awarded thereunder to be treated as ISOs under the Internal Revenue Code of 1986, as amended (the "Code"), including the failure by Old VASCO, VASCO Utah and/or Current VASCO to

             (a) document approval by the Board of Directors and stockholders of stock option plans, (b) specify and authorize the number of shares of stock to be subject to such plans, (c) reserve the number of shares subject to such plans, (d) document the authorization for the grant of options pursuant to such plans and the issuance of shares upon exercise of such options, and (e) design such plans in a manner that would ensure options granted thereunder would be treated as ISOs;

          (iii) any organization or any merger, consolidation, share exchange, reorganization, recapitalization, sale of assets or like event, or any failure properly to authorize, approve, effect or consummate same, including


             (a) the failure to document the approval by Old VASCO's stockholders of the 1986 reorganization through the share exchange undertaken by Old VASCO and Ridge Point/VASCO Utah, (b) the failure to document whether all stockholders of Old VASCO voluntarily exchanged their shares for shares of Ridge Point/VASCO Utah, (c) the failure to document the mechanics of the exchange of Old VASCO shares for shares of Ridge Point/VASCO Utah, and (d) the following procedural irregularities which call into question the validity of the intended 1990 merger of VASCO Utah and Current VASCO, as well as Current VASCO's title to the assets of VASCO Utah purportedly succeeded to by Current VASCO by virtue of the merger: (1) the incorporation of Current VASCO after the date of the 1990 plan of merger, (2) Current VASCO's approval of the plan of merger, including approval of the plan of merger prior to the incorporation of Current VASCO, the lack of documented stockholder approval as called for by the plan of merger and the effectiveness of the approval by Current VASCO's then Board of Directors, (3) the authorization and issuance of stock by Current VASCO pursuant to the merger, (4) the adoption of Current VASCO's initial bylaws, the appointment of Current VASCO's initial directors and the election of its initial officers, (5) the administrative dissolution of VASCO Utah prior to the filing of a Certificate of Merger with the State of Delaware, and
        (6) the failure to file Articles of Merger with the State of Utah in connection with the intended merger of VASCO Utah and Current VASCO;


          (iv) the dissolution, liquidation or winding up of any of Current VASCO's predecessors, or any failure properly to approve or effect said dissolution, liquidation or winding up, including

             (a) the failure to properly document any stockholder approval of the dissolution of Old VASCO and to document actions taken to dissolve, liquidate and wind-up Old VASCO in 1987, (b) the failure to vest effectively title and ownership in VASCO Utah of Old VASCO's assets and to document the assumption by VASCO Utah of Old VASCO's liabilities, and
        (c) the administrative dissolution of VASCO Utah in 1990 prior to the intended merger transaction with Current VASCO and before the filing of a Certificate of Merger with the State of Delaware; and

          (v) any failure to afford security holders any appraisal, preemptive or other rights, whether accorded by statute or by the articles of incorporation, certificate of incorporation or bylaws of Current VASCO or any of its predecessors, in connection with any of the matters described in the foregoing clauses (i), (ii), (iii) or (iv), including


             (a) the failure of Old VASCO to document whether it afforded its stockholders, in connection with issuances of Old VASCO capital stock, the preemptive rights to purchase, upon the issuance or sale of Old VASCO stock (or securities convertible into Old VASCO stock), shares (or securities) in proportion to the amount of Old VASCO common stock then owned by such holder, subject to conditions and time limitations prescribed (and at a price determined as permitted by law) by Old VASCO's Board of Directors, as provided for in the Old VASCO Certificate of Incorporation and (b) the failure of VASCO Utah to document whether it afforded its stockholders the appraisal rights provided for by Utah law in connection with the intended 1990 merger of VASCO Utah with Current VASCO.



     In an attempt to remedy certain Corporate Matters, in April 1997, Current VASCO contacted the Division of Corporations of the Utah Department of Commerce and inquired whether the Division would accept for filing Articles of Merger relating to the intended 1990 merger transaction. The Division responded that it would not accept the Articles of Merger for filing. Current VASCO had been operating on the belief that all prior issuances of capital stock, as well as all corporate organizations and reorganizations, had been effected in compliance with requisite corporate law. Current VASCO also considered a possible merger with a subsidiary, but rejected that alternative because a merger would not effect a release by Current VASCO's stockholders of Associated Corporate Matter Claims and there was no assurance of obtaining a legal opinion that shares issued in such a merger would be validly issued.



     The Corporate Matters have not previously presented any problems to Current VASCO in the conduct of its business operations. However, the Corporate Matters may preclude legal opinions as to the compliance with applicable corporate law with respect to the issuance of certain shares of Current VASCO presently outstanding, and may complicate a future public offering. In the proposed Reorganization, the holders of Current VASCO Securities who exchange their securities for New VASCO Securities will also release any and all Associated Corporate Matter Claims, and in such event the effect of the Corporate Matters on Current VASCO will be diminished, to the ultimate benefit of Current VASCO stockholders who become holders of New VASCO Common Stock in the Exchange Offer. See "REORGANIZATION OF CURRENT VASCO -- Releases from Security Holders in Exchange Offer."


     If the Exchange Offer is consummated, New VASCO would initially serve as a holding company for Current VASCO and its subsidiaries and be the entity for raising capital in the public market. Management believes that the Reorganization, if consummated, will facilitate plans to raise additional capital to meet financing needs by increasing the likelihood of obtaining an opinion of counsel concerning the validity of to-be-issued New VASCO Shares. However, there can be no assurance that the Reorganization will successfully facilitate the raising of capital by New VASCO.


ASSOCIATED CORPORATE MATTER CLAIMS



     In the Exchange Offer the Current VASCO security holders who exchange their securities for New VASCO Securities are required to release any and all potential claims against Current VASCO and its predecessor entities arising out of or related to the Corporate Matters (the "Associated Corporate Matter Claims"). Although no Associated Corporate Matter Claim has ever been asserted against Current VASCO or its predecessors, the potential for claims arising from or in connection with Corporate Matters exists. The strength of a potential claim can be assessed only upon an examination of all of the facts and circumstances on which a claim is based and the application thereto of relevant law. Factors relevant to such an assessment would appear to include, among others, the date on which securities were acquired, whether such Current VASCO Securities were acquired directly from Current VASCO (or its predecessors) or in the open market, whether the holder voluntarily participated in one or more of the historical corporate transactions undertaken by Current VASCO and its predecessors, and the extent to which the holder incurred damages, if any, as a result of the Corporate Matters.



     Current VASCO's Board of Directors believes that, due largely to the unavailability of documentation relevant to, as well as the novel questions of law implicated by and the passage of time relating to, the transactions comprising the Corporate Matters, it is not possible to identify with any certainty the types of claims (or potential remedies) that might conceivably be available to holders of Current VASCO Securities or to prior security holders as a result of the Corporate Matters. Each holder of Current VASCO Securities should consult legal counsel or other advisers of the holder's choice in connection with determining whether to participate in the Exchange Offer.



     Under certain theories, the Associated Corporate Matter Claims that may be available to holders of Current VASCO Securities might include, among other things, claims for rescission of stock issuances, acquisitions, sales or exchanges, claims of a direct interest in assets of Current VASCO or one of its predecessor entities, claims for rescission of corporate transactions, or claims for monetary damages in connection with, resulting from or relating to the Corporate Matters.



     In addition, to the extent that Current VASCO entered into agreements with the holders of such Current VASCO Securities related to the issuance thereof, contract law claims might be asserted. In the event a claim is asserted, the facts surrounding each claim and the applicable law would need to be examined to determine the availability and merits of such claims or the potentially available remedies.

     Set forth below is a discussion of certain types of Associated Corporate Matter Claims that under certain theories might be asserted by holders of Current VASCO Securities and, to the extent they can be identified, various potential remedies that could be sought as a result of the Corporate Matters. The release of these claims are included in the releases requested in the Exchange Offer.



Possible Securities Law Claims



     Associated Corporate Matter Claims might be asserted by holders of Current VASCO Securities under federal or state securities laws, pursuant to which either rescission of the transactions in which such Current VASCO Securities were issued or damages could be sought on the basis of the nondisclosure of the existence of the Corporate Matters.



     For example, if a security holder prior to the date of this Prospectus purchased stock directly from Current VASCO, the purchaser might assert a claim under federal or state securities laws, such as Section 12(a)(2) of the federal Securities Act. Section 12(a)(2) provides, in pertinent part, that any person who sells a security by means of a prospectus or oral communication which includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading shall be liable, subject to certain limitations, to the purchaser of the securities for the consideration paid, with interest thereon, less the amount of any income received thereon, upon the tender of such security, or for damages if the purchaser no longer owns the security. Any action to enforce liability under Section 12(a)(2) must be brought within the applicable period of the statute of limitations (see "Statutes of Limitations" below). Further, there is case authority to the effect that Section 12(a)(2) does not apply to private placements of securities not subject to federal registration requirements. See, e.g., Gustafson v. Alloyd Co., 513 U.S. 561 (1995); Glamorgan Coal Corp. v. Ratner's, 1995 U.S. Dist. Lexis 9548, 1995 WL 906169 (S.D.N.Y. July 10, 1995).



     A purchaser might also seek to assert a claim under Section 10(b) of the Exchange Act, and Rule 10b-5 promulgated thereunder. Rule 10b-5 essentially prohibits (1) fraudulent devices and schemes, (2) misstatements or omissions of material facts, and (3) acts and practices which operate as a fraud or deceit in connection with the purchase or sale of a security. In order to maintain an action, the plaintiff must be either the purchaser or seller of the securities in question. In addition, a showing of negligent conduct will not suffice; the defendant must have acted with "scienter," that is, the intent to deceive, manipulate or defraud or recklessness in that regard. Other elements of a Rule 10b-5 action include the requirement that the act or omission must be material and have caused the loss for which recovery is sought. The measure of damages under a Rule 10b-5 action depends to a large extent on the underlying facts, but possible measures include rescission and out-of-pocket recovery. As with actions under Section 12(a)(2), any action to enforce liability under Rule 10b-5 must be brought within the applicable limitations period (see "Statutes of Limitations" below).



     State blue sky laws also provide remedies for persons injured in securities transactions. The Uniform Securities Act, which has been adopted (with modifications) by many states, includes a provision closely modeled on Section 12(a)(2) of the Securities Act. In addition to damages, the provision allows recovery of attorneys' fees and pre-judgment interest. The Uniform Securities Act also contains a provision similar to Rule 10b-5 under the Exchange Act. In those states which permit actions under these Rule 10b-5 counterparts, the plaintiff may not be required to prove scienter or recklessness, as under Rule 10b-5. In addition, some states may provide common law causes of action for persons injured in securities transactions, including claims for fraud and negligent misrepresentation. The standards for those common law actions vary from state to state.



     The release of Associated Corporate Matter Claims in the Exchange Offer is intended to include a release of any and all claims arising from and out of Corporate Matters, including any claims under Section 12(a)(2) of the Securities Act, Rule 10b-5 under the Exchange Act, and any other state and federal claims the exchanging security holder may have. See "REORGANIZATION OF CURRENT VASCO -- Releases from Security Holders in Exchange Offer."

Other Possible Claims by Holders of Current VASCO Shares



     Holders of Current VASCO Shares might allege Associated Corporate Matter Claims that arise under state corporation law requirements. Such claims might include those based on the Corporate Matters discussed below.



     OLD VASCO PRE-EMPTIVE RIGHTS. Holders of Current VASCO Shares who held shares in Old VASCO might claim that, to the extent they may not have been afforded the pre-emptive rights provided for in the Old VASCO Certificate of Incorporation in connection with the issuance of capital stock of Old VASCO, they were damaged by any failure of Old VASCO to afford such pre-emptive rights. Moreover, to the extent that stockholder approval may not have been secured for amendments to Old VASCO's Certificate of Incorporation, and due to the failure to file amendments to Old VASCO's Certificate of Incorporation, holders of Current VASCO Shares who held Old VASCO common stock could challenge any issuance of shares in excess of those authorized in Old VASCO's Certificate of Incorporation, or seek damages as a result of such issuances.



     1986 REORGANIZATION. With respect to the 1986 reorganization of Old VASCO and Ridge Point/VASCO Utah, Associated Corporate Matter Claims that might be asserted by holders of Current VASCO Shares who held shares of Old VASCO common stock include claims to challenge or set aside that transaction, or otherwise claim damages in connection therewith, to the extent such holders assert they did not voluntarily surrender their Old VASCO shares in exchange for shares in Ridge Point/VASCO Utah. Holders of Current VASCO Shares who held shares of common stock in VASCO Utah might also challenge the purported issuance of Series A preferred stock by VASCO Utah in 1989, at a time when no shares of preferred stock were authorized by VASCO Utah's charter. The issuance of such preferred shares might be challenged as having been void under Utah law at the time of issuance, even though such shares of preferred stock were issued for valuable consideration. It is unclear what remedies, if any, might flow from such claims.



     INTENDED 1990 MERGER. In connection with the administrative dissolution of VASCO Utah prior to the intended 1990 merger with Current VASCO, a stockholder of VASCO Utah common stock at the time of the dissolution might assert a direct interest in VASCO Utah's assets because of the dissolution. The strength of such claims, and the potential remedies that may be available therefor, is unclear.



     Holders of Current VASCO Shares who held shares in VASCO Utah might also assert claims because of the administrative dissolution of VASCO Utah prior to the attempted merger with Current VASCO in 1990. The dissolution of VASCO Utah calls into question the validity of this transaction as a statutory merger under Utah and Delaware law, although approximately 90% of VASCO Utah's shareholders at the time approved the proposed merger and no challenge to the validity of this transaction has ever been brought. Regardless of the effect of the administrative dissolution of VASCO Utah, Current VASCO issued shares of its capital stock to all holders of VASCO Utah capital stock in exchange for the shares they held in VASCO Utah. The issuance of Current VASCO Shares to the holders of VASCO Utah capital stock may affect the strength of any Associated Corporate Matter Claims seeking damages, a rescission of the transaction, or other relief.



Other Possible Claims by Holders of Current VASCO Equity Equivalent Securities



     Associated Corporate Matter Claims that might be asserted by holders of Current VASCO Warrants, Current VASCO Conversion Options and Current VASCO Stock Options would appear to derive primarily from contract and/or securities law principles. As a result, the facts and circumstances surrounding the manner in which those Current VASCO Equity Equivalent Securities were issued will be determinative of the nature and extent of any Associated Corporate Matter Claims, and the remedies therefor, available to the holders of such Current VASCO Equity Equivalent Securities.



     The Current VASCO Warrants presently outstanding were issued either as a component of an investment in units including other Current VASCO Securities, such as Current VASCO Shares and/or convertible notes with Current VASCO Conversion Options, or to compensate certain persons for services performed for Current VASCO. Debt obligations with Current VASCO Conversion Options were issued in exchange for loans of funds to Current VASCO or with respect to the purchase of the stock of Lintel Security for the payment of a portion of the purchase price for the stock of Lintel Security. Current VASCO Stock Options have been issued as a performance incentive to employees, directors, consultants and other key persons of Current VASCO and its subsidiaries.



     With respect to Current VASCO Stock Options granted to employees of Current VASCO and its subsidiaries, Current VASCO's Board of Directors intended that such stock options qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. However, documentation necessary to support such income tax treatment may not be available in all instances. To the extent that various Current VASCO Stock Options may not entitle the holder to incentive stock option treatment under the U.S. tax laws, by participating in the Exchange Offer such holders will be agreeing to release any Associated Corporate Matter Claims that might be asserted on this basis.


Statutes of Limitations


     In the event an Associated Corporate Matter Claim is asserted, in addition to any available factual or legal defenses on the merits, or equitable defenses such as the doctrine of laches, that may be advanced to defeat the claim, an attempt may be made to bar the claim on the basis of the applicable statute of limitations. For example, a claim under Section 12(a)(2) of the Securities Act in connection with the sale of securities must be brought within one year after the discovery of the untrue statement or omission, or after such discovery should have been made by the exercise of reasonable diligence, but in no event more than three years after the sale. A claim under Rule 10b-5 promulgated under the Exchange Act must also be brought within such time periods. Lampf, Pleva, Lipkind, Prupis and Petigrow v. Gilbertson, 501 U.S. 350 (1991).



     If an action is brought under the securities laws of the State of Illinois, the state where Current VASCO is headquartered, the Illinois Securities Law of 1953, as amended (the "Illinois Securities Law"), provides that the action must be brought prior to the expiration of three years from the date of sale; provided that if the party bringing the action neither knew nor in the exercise of reasonable diligence should have known of any alleged violation of the Illinois Securities Law which is the basis of the action, the three-year period begins to run upon the earlier of (i) the date upon which the party has actual knowledge of the alleged violation of the Illinois Securities Law, or (ii) the date upon which the party bringing the action has notice of facts which in the exercise of reasonable diligence would lead to actual knowledge of the alleged violation of the Illinois Securities Law, but in no event is the period of limitation extended by more than two years beyond the expiration of the three-year period otherwise applicable. In addition, the Illinois Securities Law provides that notice of any election to void a sale of securities made in violation of the Illinois Securities Law must be given by the purchaser within six months after the purchaser has knowledge that the sale is voidable. Securities laws of other states may contain statute of limitations provisions similar to those in Illinois or the time periods for bringing an action may be longer or shorter than those in Illinois. The Uniform Securities Act, which has been adopted (with modifications) by many states, contains a statute of limitations precluding actions brought more than one year after actual or constructive knowledge of a violation, but in no event beyond three years from the date of sale.



     With respect to a claim based on a contract, if the statute of limitations of Illinois, the state where Current VASCO is headquartered, applies, the action must be brought within ten years from the date the cause of action under the contract arose. 735 Ill. Comp. Stat. sec. 5/13-206. However, depending on the place where the action is brought and the facts relating to the contract, the statute of limitations of a state other than Illinois may apply.



     If a claim is asserted under the laws of the State of Delaware, Current VASCO's state of incorporation, Delaware law generally provides for a three-year limitations period, subject to the potential application of equitable principles. In addition, depending on the jurisdiction in which a claim is asserted, the nature of the claim and other factors, there may be other statutes of limitations that apply in an action to enforce a claim.



RELEASES FROM SECURITY HOLDERS IN EXCHANGE OFFER



     Each of the security holders who exchanges securities in the Exchange Offer is required to grant a release of any and all Associated Corporate Matter Claims. The releases are set forth in the applicable Letter of

Transmittal and Release, New VASCO Warrant Agreement, New VASCO Option Agreement and New VASCO Convertible Note Agreement which an exchanging security holder (beneficial owner) is required to execute and deliver to New VASCO in connection with exchanging securities in the Exchange Offer. Each of the Current VASCO security holders should carefully study the applicable document containing the release prior to signing it and consult with the security holder's legal and other advisers as the holder deems necessary.



     The validity or enforceability of a release of all Associated Corporate Matter Claims pursuant to the Exchange Offer has not been legally tested or determined by any court. Management of New VASCO believes that a release given by an exchanging security holder will be given for valid consideration from New VASCO and will constitute a valid contract binding on and enforceable against the exchanging security holder. However, there has been no court determination on the issue and no assurances can be given that if tested in judicial proceedings, the releases will be determined to be valid and enforceable. If the Exchange Offer is completed, it is possible that theories might be advanced in opposition to the validity and enforceability of the releases. Set forth below is a discussion of certain theories that might be raised in opposition to the releases, but an analysis of the nature and scope of theories that may be asserted in opposition to the releases will depend on the specific facts, the legal principles and other factors involved in each contest.



Federal Securities Laws Anti-Waiver Provisions



     Section 14 of the Securities Act and Section 29 of the Exchange Act contain provisions, in general, to the effect that agreements waiving compliance with the Securities Act or the Exchange Act, respectively, are void. These provisions in the federal securities laws are sometimes referred to as the "anti-waiver provisions." The anti-waiver provisions have been uniformly interpreted to "forbid . . . enforcement of agreements to waive 'compliance' with the provisions of the [Exchange Act.]" Shearson/American Express v. McMahon, 482 U.S. 220, 228 (1987). However, a release "of claims under the federal securities laws is valid . . . as to mature, ripened claims of which the releasing party had knowledge before signing the release." Hamilton v. Harrington, 807 F.2d 102, 105 (7th 1986); Goodman v. Epstein, 582 F.2d 388, 402 (7th Cir 1978), cert.
denied, 440 U.S. 939 (1979); see Petro-Ventures, Inc. v. Takessian, 967 F.2d 1337, 1341 (9th Cir. 1992); Burgess v. Premier Corporation, 727 F.2d 826 (9th Cir. 1984); Korn v. Franchard, 388 F. Supp. 1326, 1328 (S.D.N.Y. 1975). For
example, in Petro-Ventures, Inc. v. Takessian, 967 F.2d at 1341, a release of "all claims, demands, damages or causes of action they might have, each against the other, based upon the negotiations of sale . . . regardless of whether or not said claims have been set forth in the litigation" was determined not to be void under Section 29(a) of the Exchange Act. Also, in Goodman v. Epstein, 582 F.2d at 402, it was recognized that Section 29(a) "does NOT bar a release or settlement of an existing, matured claim but only 'anticipatory waiver of compliance with the provisions of the Securities Exchange Act of 1934'. . . ."
The court in Goodman also upheld a requirement that a person executing a release has a duty to make reasonable inquiry into the matter concerning which the release was executed.



     New VASCO seeks a release from all claims that have matured and ripened. The releases requested in the Exchange Offer do not seek to avoid compliance with existing securities laws, nor do they seek to provide a release from any continuing violations of the securities laws. The releases requested in the Exchange Offer are intended to avoid legal entanglements related to past practices. New VASCO believes that the releases of such claims will be valid and enforceable and are not precluded by the anti-waiver provisions.



     The foregoing discussion of the anti-waiver provisions is not an exhaustive analysis of the anti-waiver provisions and should not be interpreted as a definitive statement of the law under the anti-waiver provisions. The effect of the anti-waiver provisions on a release of securities law matters is a complex issue. The ultimate determination as to the validity of a release will depend on facts and legal principles involved in any challenge to a release, if and when a challenge is made, and in such event will be made by a court of law.

Scope of Releases



     The releases requested in the Exchange Offer are with respect to certain identified Corporate Matters and, in addition, extend to types of corporate activities. For example, the release in the Letter of Transmittal and Release extends to the following types of corporate activities:



          "all direct or indirect claims . . . as a result of acts or omissions occurring on or before the date of the Prospectus which arise from or are in connection with:



          (i) any prior authorization, designation or issuance of stock, any stock split, recapitalization, redesignation, dividend or distribution of or upon stock, any amendment to the certificate of incorporation or articles of incorporation or bylaws including those affecting the amount, rights, powers or preferences of stock, and any failure to properly authorize, approve or effect any of the foregoing actions, . . . ;



          (ii) any failure to properly design, approve, adopt or administer, or authorize the number of shares subject to, any stock option plan or program . . . ;



          (iii) any organization or any merger, consolidation, share exchange, reorganization, recapitalization, sale of assets or like event, or any failure properly to authorize, approve, effect or consummate same. . .;



          (iv) the dissolution, liquidation or winding up of any of Current VASCO's predecessors, or any failure properly or approve or effect said dissolution, liquidation or winding up . . .; and



          (v) any failure to afford security holders any appraisal, pre-emptive or other rights, whether accorded by statute or by the articles of incorporation, certificate of incorporation or bylaws of Current VASCO or any of its predecessors, in connection with any of the matters described in the foregoing clauses (i), (ii), (iii) or (iv) . . . ." (Emphasis added.)



     New VASCO and Current VASCO believe that the waivers of general categories of corporate deficiencies contained in the releases, in addition to the specifically identified deficiencies, are desirable. If adequate corporate documentation for Current VASCO and its predecessors were available, the ability to determine all prior corporate activity and procedures or to identify additional specific deficiencies would be facilitated. In the absence of such corporate documentation, New VASCO and Current VASCO believe it is advisable to obtain releases with respect to Corporate Matters of the type generally described above in addition to the specific Corporate Matters identified. By seeking to obtain such general releases, New VASCO and Current VASCO are attempting to reduce potential claims, if any, that might be asserted following the completion of the Exchange Offer against New VASCO, or Current VASCO or its predecessors.



     Each of the Letter of Transmittal and Release, New VASCO Warrant Agreement, New VASCO Option Agreement and New VASCO Convertible Note Agreement contains a provision that the document is to be governed by Illinois law. Although there is no assurance that a court considering the validity or enforceability of a release contained in such document will apply Illinois law, New VASCO and Current VASCO believe that Illinois law should be applicable, except to the extent securities law claims may be governed by applicable securities laws.



     There is Illinois case authority to the effect that "a release is a contract, wherein a party abandons a claim to a person against whom the claim exists . . . [and] its construction is governed by contract law." Murphy v. S-M Delaware, Inc., 95 Ill. App. 3d 562, 564 (1st Dist. 1981); see Shultz v. Delta-Rail Corp., 156 Ill. App. 3d 1, 10 (2d Dist. 1987); Farm Credit Bank v. Federal Land Bank, 202 Ill. App. 3d 609, 611 (4th Dist. 1990). Further, in Shultz the court repeated the oft-stated principle that "the intention of the parties controls the scope and effect of a release; such intention is discerned from the language and the circumstances of the transaction." 156 Ill. App. 3d at
10. Under Illinois law broad releases that are acknowledged and signed by shareholders are generally upheld as simple contracts. Murphy, 95 Ill. App. 3d at 566. It is the intention of New VASCO and Current VASCO that the releases be broadly interpreted and that they extend not only to the specific Corporate Matters identified but also to any claims arising from or in connection with the Corporate Matters generally described in the respective releases. There is no assurance, however, that the releases will be broadly interpreted or that they will be validated. The specific facts with respect to a release and the application of legal principles to the facts will be determined by judicial proceedings if the validity of a release is challenged in court.


FEDERAL INCOME TAX CONSEQUENCES


     Introduction. The following discussion is based upon the advice of Jenner & Block as to certain of the material United States federal income tax consequences that may be relevant to a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States and an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source (any of the foregoing a "U.S. Person") who is the beneficial holder of (i) shares of Current VASCO Common Stock (a "U.S. Stockholder"), (ii) Current VASCO Warrants, (iii) Current VASCO Stock Options, and (iv) Current VASCO Conversion Options. This summary is based upon U.S. federal income tax laws, regulations, rulings and decisions in effect as of the date of this Registration Statement, all of which are subject to change at any time (possibly with retroactive effect). There can be no assurance that future changes in applicable law or administrative and judicial interpretations thereof, any of which could have a retroactive effect, will not adversely affect the tax consequences discussed herein or that there will not be differences of opinion as to the interpretation of applicable law.



     Because the law is technical and complex, the following summary addresses only the material U.S. federal income tax consequences to U.S. Persons who currently own Current VASCO Securities and who will, with the exception of the compensatory options discussed below, hold those shares, options and/or warrants as capital assets within the meaning of Section 1221 of the Code. This summary does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of his, her or its individual investment circumstances or to certain types of holders subject to special treatment under the U.S. federal income tax laws such as dealers in securities or foreign currency, financial institutions, insurance companies, tax-exempt organizations, and taxpayers holding the Current VASCO Common Stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment. Moreover, the effect of any applicable state, local or foreign laws is not discussed. HOLDERS OF CURRENT VASCO SECURITIES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U. S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION.



     Current VASCO Common Stock Exchange Treated as a "B" Reorganization. In the opinion of Jenner & Block, assuming the consummation of the Exchange Offer meets certain conditions outlined below (including the Minimum Condition), the exchange of Current VASCO Common Stock will qualify as a reorganization under Code Section 368(a)(1)(B). In order for the exchange to qualify as a reorganization under Code Section 368(a)(1)(B), New VASCO will have to acquire Current VASCO Shares solely in exchange for New VASCO voting stock, and after the transaction, New VASCO must own Current VASCO Shares possessing at least 80% of Current VASCO's voting power and at least 80% of each class of Current VASCO's nonvoting stock. Thus, in order to qualify, the Exchange Offer will need to result in the acquisition by New VASCO of at least 80% of the Current VASCO Common Stock. In addition to the New VASCO voting stock issued in the Exchange Offer, no other consideration may be paid to the stockholders of Current VASCO for their interests in the capital stock of Current VASCO. The following will be the U.S. federal income tax consequences to holders of Current VASCO Common Stock as a result of the reorganization under Code Section 368(a)(1)(B):


          1. The U.S. Stockholders taking part in the Exchange Offer will recognize no gain or loss on the exchange of the New VASCO Common Stock for Current VASCO Common Stock.


          2. The holding period of the New VASCO Common Stock received by a U.S. Stockholder taking part in the Exchange Offer will include the holding period of the Current VASCO Common Stock exchanged therefor.



          3. The tax basis of the New VASCO Common Stock received by a U.S. Stockholder taking part in the Exchange Offer will be the same as the tax basis of the Current VASCO Common Stock exchanged therefor.

     Taxation of Exchange of Current Noncompensatory VASCO Warrants. The exchange of New VASCO Warrants for Current VASCO Warrants that were not issued for services (the "Current VASCO Noncompensatory Warrants") will not be included in the tax-free reorganization transaction described above. As a result, the U.S. federal income tax impact of the exchange upon holders of the Current VASCO Noncompensatory Warrants will be determined under the general rules of the Code applicable to sale or exchange transactions. Those rules provide that gain or loss is realized from the exchange of property for other property which differs materially either in kind or extent. Thus, if the New VASCO Warrants are deemed materially different than such Current VASCO Noncompensatory Warrants, the Exchange Offer will result in a taxable transaction to the holders of such Current VASCO Noncompensatory Warrants.



     Although there is some authority to the contrary, the weight of authority supports the conclusion that the exchange of warrants in conjunction with a reorganization transaction under Code Section 368(a)(1)(B) is a taxable sale or exchange, even in those circumstances in which the only modification to the warrants is to make them convertible into the stock of the acquiring company. As a result, in the opinion of Jenner & Block the Exchange Offer will be a taxable sale or exchange for holders of the Current Noncompensatory VASCO Warrants. Assuming such a sale or exchange occurs, the following would be the U.S. federal income tax consequences to holders of Current VASCO Warrants:



          1. The holders of Current Noncompensatory VASCO Warrants taking part in the Exchange Offer will recognize a gain or loss equal to the difference between (a) the fair market value of the New VASCO Warrants over (b) the holder's tax basis in the Current Noncompensatory VASCO Warrants. For these purposes, the tax basis of any holder of a Current VASCO Noncompensatory Warrant will be equal to the fair market value of the consideration paid by the holder for the Current VASCO Noncompensatory Warrant. In those circumstances in which the holder acquired both a Current VASCO Noncompensatory Warrant and a share of Current VASCO Common Stock as an integrated investment unit, the holder's tax basis is equal to (a) the fair market value of the consideration paid for the entire unit, multiplied by
     (b) a fraction the numerator of which is the fair market value of the warrant on the date of the acquisition and the denominator of which is the fair market value of the entire investment unit on the date of acquisition.



          2. The holding period of the New VASCO Warrants received by holders of Current VASCO Noncompensatory Warrants taking part in the Exchange Offer will begin on the date on which the Exchange Offer is consummated.



          3. The tax basis of the New VASCO Warrants received by holders of Current VASCO Noncompensatory Warrants taking part in the Exchange Offer will be equal to the fair market value of the New VASCO Warrants on the date on which the Exchange Offer is consummated.



The Treasury Regulations state that the fair market value of property is a question of fact, but only in rare and extraordinary cases will property be considered to have no fair market value. Holders of Current VASCO
Noncompensatory Warrants should consult with their own tax advisors with respect to the methods used in determining the fair market value.



     Cancellation of Current VASCO Stock Options, Issuance of New VASCO Stock Options And Exchange of Current VASCO Compensatory Warrants. Grantees of compensatory stock options are generally not subject to U.S. federal income tax at the time of grant. Inasmuch as the Current VASCO Stock Options are neither actively traded on an established market nor transferable by the grantee, they should not be subject to any of the exceptions to this general rule.



     Because compensatory options which are not qualified as incentive stock options under Code Section 422 are not taxed until exercised and incentive stock options are not taxed on exercise but rather upon sale of the underlying stock, the Internal Revenue Service has generally taken the view that they may be canceled and reissued without incidence of taxation. Jenner & Block is of the opinion that the cancellation of Current VASCO Stock Options and the issuance of the New VASCO Stock Options will not be a taxable event to the holders of the Current VASCO Stock Options.

     Warrants issued in exchange for services (the "Current VASCO Compensatory Warrants") receive treatment for U.S. federal income tax purposes similar to the tax treatment for compensatory nonqualified options. Accordingly, Jenner & Block is of the opinion that the exchange of such warrants (the "Current VASCO Compensatory Warrants") for New VASCO Warrants will not be a taxable event to the holders of such Current VASCO Warrants.



     Taxation of Exchange of Current VASCO Conversion Options. In the opinion of Jenner & Block, the exchange of New VASCO Conversion Options for Current VASCO Conversion Options will not be included in the tax-free reorganization transaction described above. As a result, the U.S. federal income tax impact of the exchange upon holders of Current VASCO Conversion Options will be determined under the general rules of the Code applicable to sale or exchange transactions. As described above in respect of the Current VASCO Noncompensatory Warrants that are not compensatory warrants, those rules provide that gain or loss is realized from the exchange of property for other property which differs materially either in kind or extent.



     The exchange of Current VASCO Conversion Options for New VASCO Conversion Options will be effected pursuant to the New VASCO Convertible Note Agreement, which provides for the amendment (or modification) of debt instruments issued by Current VASCO that contain Current VASCO Conversion Options to provide for New VASCO Conversion Options. As a result, New VASCO will be a co-obligor under these debt instruments upon consummation of the Exchange Offer. The Internal Revenue Service has promulgated specific regulations to determine when a modification to a debt instrument is sufficiently material to be deemed a sale or exchange of the debt instrument for U.S. federal income tax purposes. Based on its review of the Treasury Regulations, Jenner & Block is of the opinion that the proposed modifications of the debt instruments pursuant to the New VASCO Convertible Note Agreements will not be deemed sales or exchanges of those debt instruments.



DIFFERENCES IN CAPITAL STOCK



     With the exception of the authorization of an additional 25,000,000 shares of common stock from the number authorized in Current VASCO's Restated and Amended Certificate of Incorporation, as amended, and the lack of classes of New VASCO preferred stock comparable to the Series A Preferred Stock and Series B Preferred Stock designated in Current VASCO's Restated and Amended Certificate of Incorporation, as amended (no shares of which are presently outstanding), there are no material differences in the capital stock of Current VASCO and New VASCO. The authorized capital stock of New VASCO is in all other material respects the same as Current VASCO's authorized capital stock, except for the deletion from New VASCO's Certificate of Incorporation, as amended, of a general requirement that all dividends on preferred stock be paid before payment of dividends on common stock, which deletion will permit the creation of a class or series of preferred stock that could participate with common stock in dividend payments, and for certain changes included to reflect current Delaware law. See "CERTAIN INFORMATION CONCERNING NEW VASCO -- Organization of New VASCO," "DESCRIPTION OF CAPITAL STOCK OF NEW VASCO," and "COMPARISON OF STOCKHOLDER RIGHTS."



     Holders of Current VASCO Shares who do not exchange such shares for New VASCO Shares will, in the event the Exchange Offer is consummated, collectively become holders of a minority interest in Current VASCO. As minority stockholders of Current VASCO, their shares are likely to be more illiquid than prior to the Reorganization, and New VASCO will have the power to control and direct the affairs of Current VASCO by written consent without consulting with or requiring a vote of such holders. See "RISK FACTORS -- Risks Relating to Exchange Offer and New VASCO -- Stockholders who do not Exchange will become Minority Stockholders of Current VASCO," and "-- Reduced Liquidity of Current VASCO Common Stock."


NO APPRAISAL RIGHTS

     Holders of Current VASCO Shares, Current VASCO Stock Options, Current VASCO Conversion Options or Current VASCO Warrants are not entitled to appraisal rights in connection with the Reorganization under the Delaware General Corporation Law.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

     Current VASCO Shares. New VASCO hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal and Release (the "Letter of Transmittal and Release"), to exchange New VASCO Shares for Current VASCO Shares as follows:


 ONE CURRENT VASCO SHARE AND ALL
ASSOCIATED CORPORATE MATTER CLAIMS                     ONE SHARE OF NEW VASCO
----------------------------------                     ----------------------
Current VASCO Common Stock                 for         New VASCO Common Stock


     Associated Corporate Matter Claims. The Letter of Transmittal and Release, in addition to providing for the assignment and transfer of Current VASCO Shares, provides for the release, waiver and relinquishment of any and all of the following (collectively referred to in this document as "Associated Corporate Matter Claims") in accordance with the express terms of the Letter of Transmittal and Release:

     all direct or indirect demands, claims, payments, obligations, actions or causes of action, assessments, losses, liabilities, damages (including without limitation special, consequential, exemplary, punitive and similar damages), reasonable costs and expenses paid or incurred, or diminutions in value of any kind or character (whether or not known or asserted prior to the date hereof, fixed or unfixed, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise), that the holder of Current VASCO Securities now has or ever had against Current VASCO, any of its predecessor entities, or their respective assets, together with the respective successors and assigns of Current VASCO and any of its predecessor entities, as a result of acts or omissions occurring on or before the date of this Prospectus which arise from or are in connection with the Corporate Matters.

     Although no claims based on the Corporate Matters have been asserted to date and the ability of any particular holder of Current VASCO Securities to assert any Associated Corporate Matter Claim is uncertain, and although certain Associated Corporate Matter Claims may or may not be barred by applicable statutes of limitations or any corresponding doctrines of laches, the Associated Corporate Matter Claims could include, among other things:

          (i) claims for rescission of stock (or other securities) issuances, acquisitions, sales or exchanges;

          (ii) claims of a direct interest in assets (including securities or other property) of Current VASCO or one of its predecessor entities;

          (iii) claims for rescission of corporate transactions; or

          (iv) claims for money damages.


     The Associated Corporate Matter Claims which you are being asked to release, waive and relinquish in the Exchange Offer do not include claims, if any, that an exchanging holder of Current VASCO Securities may or may not be entitled to assert against any past or present officers, directors, shareholders, employees or agents of Current VASCO or its predecessors, arising from or in connection with the Corporate Matters, regardless of whether such claims are raised in an individual or a derivative capacity. Any such claim not released may or may not be subject to factual, legal or equitable defenses and, if asserted against an officer, director, employee or agent, may or may not be subject to indemnification by Current VASCO to the extent permitted by applicable law.



     For further information on Associated Corporate Matter Claims and releases with respect thereto, see "REORGANIZATION OF CURRENT VASCO -- Associated Corporate Matter Claims" and "RELEASES FROM SECURITY HOLDERS" and "EXCHANGE OFFER."



     For a discussion of possible indemnification of directors and officers of Current VASCO and its predecessors, see "RISK FACTORS -- Risks Relating to Exchange Offer and New VASCO -- Potential Claims Against Directors and Officers of Current VASCO and its Predecessors."

     Stock Options. New VASCO hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying New VASCO Option Agreement, to exchange New VASCO Stock Options for Current VASCO Stock Options and a release of any and all Associated Corporate Matter Claims. The New VASCO Stock Options will be issued pursuant to the New VASCO 1997 Stock Option Plan and will be for the same number of shares and have the same vesting, termination, exercise price and exercise expiration terms as the Current VASCO Stock Options tendered for exchange, but, in all cases, they will be nonqualified stock options. The New VASCO Option Agreement, in addition to providing for the New VASCO Stock Options also provides for the cancellation of the Current VASCO Stock Options and a release of any and all Associated Corporate Matter Claims, and includes a provision for the adjustment of the number of shares underlying the New VASCO Stock Options and of the exercise price for such shares in the event of a change in the capital structure of New VASCO. A copy of the New VASCO Option Agreement and a copy of the New VASCO 1997 Stock Option Plan are being distributed with this document to holders of outstanding Current VASCO Stock Options. See "DESCRIPTION OF CAPITAL STOCK OF NEW VASCO -- Stock Options, Warrants and Convertible Notes" for further information on the New VASCO 1997 Stock Option Plan.


     Conversion Options. New VASCO hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying New VASCO Convertible Note Agreement, to exchange New VASCO Conversion Options (i.e., options to convert notes into shares of New VASCO Common Stock) for Current VASCO Conversion Options (options to convert notes into shares of Current VASCO Common Stock) on substantially the same terms and conditions, and a release of any and all Associated Corporate Matter Claims. The New VASCO Convertible Note Agreement, in addition to providing for the grant of New VASCO Conversion Options and the agreement of New VASCO to be a co-obligor of the respective convertible note, also provides for the cancellation of the Current VASCO Conversion Options and a release of any and all Associated Corporate Matter Claims. A copy of the New VASCO Convertible Note Agreement is being distributed with this document to holders of Current VASCO Conversion Options.


     Warrants. New VASCO hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying New VASCO Warrant Agreement, to exchange New VASCO Warrants for Current VASCO Warrants and a release of any and all Associated Corporate Matter Claims. The New VASCO Warrants will be for the same number of shares and have the same exercise price, expiration date and other terms as the Current VASCO Warrants tendered for exchange. The New VASCO Warrant Agreement provides for the grant of New VASCO Warrants, the cancellation of Current VASCO Warrants and the release of any and all Associated Corporate Matter Claims, and includes a provision for the adjustment of the number of shares underlying the New VASCO Warrants and of the exercise price for such shares in the event of a change in the capital structure of New VASCO. A copy of the New VASCO Warrant Agreement is being sent with this document to holders of Current VASCO Warrants.

     Exchange of Any Current VASCO Securities Releases Any and All Associated Corporate Matter Claims. The exchange of any of the Current VASCO Securities by a holder will release and waive any and all Associated Corporate Matter Claims the exchanging holder (or, if the Current VASCO Securities are held in a nominee name, the beneficial owner of the Current VASCO Securities) may have even if less than all of the exchanging holder's (beneficial owner's) Current VASCO Securities are exchanged; provided that if a nominee holds Current VASCO Securities on behalf of more than one beneficial owner, any release executed by the nominee will be effective only with respect to any Associated Corporate Matter Claims of beneficial owners directing such nominee to exchange all or any part of the Current VASCO Securities in which such beneficial owner has an interest.

OTHER ARRANGEMENTS RELATING TO THE EXCHANGE OFFER

     Certain holders of Current VASCO Shares, Current VASCO Warrants and Current VASCO Conversion Options have entered into agreements with Current VASCO which grant such holders the right, under certain circumstances, to either sell the shares they hold to Current VASCO or to require Current VASCO to register under the Securities Act the shares they now hold or the shares they may acquire upon exercise or conversion of Current VASCO Warrants or Current VASCO Conversion Options. In the event that the holders of these rights exchange their Current VASCO Shares, Current VASCO Warrants or Current VASCO Conversion Options upon the terms and conditions set forth in this Prospectus and, as applicable, the accompanying Letter of Transmittal and Release, the New VASCO Warrant Agreement or the New VASCO Convertible Note Agreement, New VASCO, if the holders of these rights so request, may enter into registration rights agreements with provisions substantially the same as those of the respective registration rights agreements entered into by Current VASCO that have not been performed as of the Expiration Date. See "DESCRIPTION OF CAPITAL STOCK OF NEW VASCO -- Registration Rights and Other Arrangements."

     Upon consummation of the Exchange Offer, New VASCO may at a later date merge Current VASCO into New VASCO or into or with a subsidiary of New VASCO on a stock or cash basis or undertake some other corporate reorganization of Current VASCO, subject to appraisal rights, if any, and any other remedies available under Delaware law. New VASCO also reserves the right in its sole discretion to purchase or make offers for any Current VASCO Shares that remain outstanding subsequent to the Expiration Date. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     Tendering holders of Current VASCO Securities will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal and Release, transfer taxes with respect to the exchange of Current VASCO Securities pursuant to the Exchange Offer. New VASCO will pay all charges and expenses, other than certain applicable taxes, in connection with costs incurred by it for the Exchange Offer. See "Payment of Expenses" below.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENT

     The Exchange Offer will expire at 5:00 p.m., Chicago, Illinois time, on the
Expiration Date,             , 1997 [+21 business days], subject to extension by
New VASCO by notice to the Exchange Agent as herein provided. New VASCO reserves the right to so extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the time and date on which the Exchange Offer as so extended shall expire. New VASCO will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 8:00 a.m., Chicago, Illinois time, on the next business day after the previously scheduled Expiration Date.


     New VASCO reserves the right in its sole discretion (i) to delay accepting any Current VASCO Securities for exchange or to extend or terminate the Exchange Offer and not accept for exchange any Current VASCO Securities if the Minimum Condition shall not have been satisfied prior to the Expiration Date or any of the events set forth below under the caption "Conditions to the Exchange Offer" shall have occurred and shall not have been waived by New VASCO prior to the Expiration Date by giving oral or written notice of such delay or termination to the Exchange Agent, (ii) to amend the terms of the Exchange Offer in any manner, or (iii) to terminate and abandon the Exchange Offer at any time prior to the Expiration Date. Any such delay in acceptance for exchange, extension, amendment or termination and abandonment will be followed as promptly as practicable by public announcement thereof. If the Exchange Offer is amended in a manner determined by New VASCO to constitute a material change, New VASCO will promptly disclose such amendment in a manner reasonably calculated to inform the holders of Current VASCO Securities of such amendment. New VASCO will extend the Exchange Offer so that there is a period of at least ten business days from the announcement of the amendment to the Expiration Date, depending upon the significance of the amendment and the manner of disclosure to the holders of Current VASCO Securities, if the Exchange Offer would otherwise expire during such ten business-day period. The rights reserved by New VASCO in this paragraph are in addition to New VASCO's rights set forth below under the caption "Conditions to the Exchange Offer."



PROCEDURE FOR TENDERING CURRENT VASCO SHARES AND CURRENT VASCO WARRANTS



     Current VASCO Shares. The tender of any Current VASCO Shares as set forth below and the acceptance thereof by New VASCO will constitute a binding agreement between the tendering holder and New VASCO upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal and Release. Holders of Current VASCO Shares who wish to tender in exchange for New VASCO Shares pursuant to the Exchange Offer must transmit the certificates for the Current VASCO Shares together with a properly completed and duly executed Letter of Transmittal and Release, and all other documents required by such Letter of Transmittal and Release, so as to be received by the Exchange Agent on or prior to the Expiration Date, except as otherwise provided below under the caption "Guaranteed Delivery Procedure for Current VASCO Shares." LETTERS OF TRANSMITTAL AND RELEASE AND CURRENT VASCO SHARES SHOULD NOT BE SENT TO NEW VASCO; THEY SHOULD BE SENT TO THE EXCHANGE AGENT AT THE ADDRESS SET FORTH BELOW.

                        Illinois Stock Transfer Company
                     223 West Jackson Boulevard, Suite 1210
                            Chicago, Illinois 60606
                                 (312) 427-2953

     If any Letter of Transmittal and Release, endorsement, or other document required by the Letter of Transmittal and Release or the Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by New VASCO, proper evidence satisfactory to New VASCO of such person's authority to so act, including the authority to release, waive and relinquish any and all Associated Corporate Matter Claims on behalf of the holder, must be submitted.

     Signatures on a Letter of Transmittal and Release or a notice of withdrawal, as the case may be, are not required to be guaranteed if the Letter of Transmittal and Release is tendered (i) by a registered holder of Current VASCO Shares who has not completed the box entitled "Special Issuance and Delivery Instructions" on the Letter of Transmittal and Release or (ii) for the account of an Eligible Institution (as defined below). Signatures on all other Letters of Transmittal and Release must be guaranteed by an Eligible Institution. If signatures on a Letter of Transmittal and Release or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (an "Eligible Institution").

     If the Letter of Transmittal and Release is signed by a person other than a registered holder of any certificates representing Current VASCO Shares listed thereon, such Current VASCO Shares must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered holder or holders appear on such Current VASCO Shares.

IF THE CURRENT VASCO SHARES ARE HELD IN "STREET NAME" OR BY OTHER NOMINEE, BOTH THE REGISTERED STOCKHOLDER AND THE BENEFICIAL OWNER ARE REQUIRED TO SIGN THE LETTER OF TRANSMITTAL AND RELEASE.


     Current VASCO Warrants. Holders of Current VASCO Warrants who wish to exchange their warrants for New VASCO Warrants should deliver a signed new VASCO Warrant Agreement, with original Current VASCO Warrants attached thereto, to the Exchange Agent prior to the Expiration Date at the following address:



                        Illinois Stock Transfer Company


                     223 West Jackson Boulevard, Suite 1210


                            Chicago, Illinois 60606


                                 (312) 427-2953



     The exchange of Current VASCO Warrants will not be effected unless the Exchange Offer for the Current VASCO Shares is effected.


GUARANTEED DELIVERY PROCEDURE FOR CURRENT VASCO SHARES

     If a holder of Current VASCO Shares desires to tender shares and certificate(s) representing such shares are not immediately available, or time will not permit such holder's certificate(s) or any other required documents to reach the Exchange Agent before 5:00 p.m., Chicago, Illinois time, on the Expiration Date, a tender of Current VASCO Shares will be acceptable if:

          (a) The tender is made by or through an Eligible Institution;

          (b) Prior to 5:00 p.m., Chicago, Illinois time, on the Expiration Date, the Exchange Agent receives from (i) the registered holder of Current VASCO Shares (as well as from the beneficial owner of such shares, if applicable), a properly completed and duly executed Letter of Transmittal and Release, and (ii) such Eligible Institution, a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery), setting forth the name and address of such holder and the number of Current VASCO Shares tendered, stating that the tender is being made thereby and guaranteeing that, within five business days after the Expiration Date, the certificate(s) representing such Current VASCO Shares (for which a properly completed and duly executed Letter of Transmittal and Release was received by the Exchange Agent prior to 5:00 p.m., Chicago, Illinois time on the Expiration Date) and all other documents required by the Letter of Transmittal and Release, will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) The certificate(s) for all tendered Current VASCO Shares, as well as all other documents required by the Letter of Transmittal and Release, are received by the Exchange Agent within five business days after the Expiration Date.

THE EXCHANGE AGENT


     Illinois Stock Transfer Company has been appointed as Exchange Agent for the Exchange Offer. All correspondence in connection with the Exchange Offer for Current VASCO Shares and Current VASCO Warrants, and the Letters of Transmittal and Release and New VASCO Warrant Agreement (with original Current VASCO Warrants attached thereto) should be addressed to the Exchange Agent, as follows:


                        Illinois Stock Transfer Company
                     223 West Jackson Boulevard, Suite 1210
                            Chicago, Illinois 60606
                                 (312) 427-2953


PROCEDURES FOR TENDERING CURRENT VASCO STOCK OPTIONS AND CURRENT VASCO CONVERSION OPTIONS



     Holders of Current VASCO Stock Options and Current VASCO Conversion Options who wish to exchange their options should deliver a signed New VASCO Stock Option Agreement with respect to the Current VASCO Stock Options or New VASCO Convertible Note Agreement with respect to the Current VASCO Conversion Options, as applicable, to the following individual prior to the Expiration Date:


                                Gregory T. Apple
                          Vice President and Treasurer
                    VASCO Data Security International, Inc.

                       1901 South Meyers Road, Suite 210


                        Oakbrook Terrace, Illinois 60181

                                 (630) 932-8844


     The exchange of Current VASCO Stock Options and Current VASCO Conversion Options will not be effected unless the Exchange Offer for the Current VASCO Shares is effected.


WITHDRAWAL RIGHTS

     All holders of Current VASCO Securities who have tendered Current VASCO Securities are free to withdraw such tendered Current VASCO Securities at any time prior to 5:00 p.m., Chicago, Illinois time, on the Expiration Date, which
is           , 1997 (or such later date if extended), or unless such tender has
been previously accepted for exchange, at any time after             , 1997 [60
days after date of commencement of the offer], by delivery of a written notice of withdrawal as provided below. However, once the Exchange

Offer has expired and the tendered Current VASCO Securities are accepted by New VASCO, holders of Current VASCO Securities will have no right to withdraw tendered Current VASCO Securities.


     Current VASCO Shares and Current VASCO Warrants. For a withdrawal of Current VASCO Shares or Current VASCO Warrants to be effective, a written notice of withdrawal must be received by the Exchange Agent, Illinois Stock Transfer Company, at the address set forth above. Any such notice of withdrawal must (i) specify the name of the person having deposited the Current VASCO Shares or Current VASCO Warrants to be withdrawn, (ii) identify the Current VASCO Shares or Current VASCO Warrants to be withdrawn (including the certificate number or numbers and number of Current VASCO Shares or warrant number(s) in the case of Current VASCO Warrants), and (iii) be signed in the same manner required for the Letter of Transmittal and Release by which such Current VASCO Shares, or New VASCO Warrant Agreement by which such Current VASCO Warrants, were tendered. Any Current VASCO Shares or Current VASCO Warrants which have been tendered for exchange, but which are withdrawn, will be returned to the holders without cost to such holders as soon as practicable after withdrawal. The Current VASCO Shares or Current VASCO Warrants so withdrawn, if any, will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Properly withdrawn Current VASCO Shares or Current VASCO Warrants may be re-tendered by following the procedures described above under "Procedure for Tendering Current VASCO Shares or Current VASCO Warrants" at any time on or prior to the Expiration Date.



     Current VASCO Stock Options or Current VASCO Conversion Options. For a withdrawal of Current VASCO Stock Options or Current VASCO Conversion Options to be effective, a written notice of withdrawal must be received by Gregory T. Apple at the address set forth above. Any such notice of withdrawal must (i) specify the name of the person having deposited the Current VASCO Stock Options or Current VASCO Conversion Options to be withdrawn, (ii) identify the Current VASCO Stock Options or Current VASCO Conversion Options to be withdrawn (including the date of the agreement concerning the Current VASCO Stock Options or Current VASCO Conversion Options), and (iii) be signed in the same manner as the New VASCO Stock Option Agreement or New VASCO Convertible Note Agreement pursuant to which such Current VASCO Stock Options or Current VASCO Conversion Options were tendered. Any Current VASCO Stock Options or Current VASCO Conversion Options which are tendered for exchange but are withdrawn will be returned, without cost to the holder, as soon as practicable after withdrawal. The Current VASCO Stock Options or Current VASCO Conversion Options so withdrawn, if any, will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Properly withdrawn Current VASCO Stock Options or Current VASCO Conversion Options may be re-tendered by following the procedures above under "Procedures for Tendering Current VASCO Stock Options or Current VASCO Conversion Options" at any time on or prior to the Expiration Date.


     All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by New VASCO, whose determination shall be final and binding on all parties.

CONDITIONS TO THE EXCHANGE OFFER


     New VASCO will not accept for exchange any Current VASCO Securities, and no New VASCO Securities will be issued in exchange for any such Current VASCO Securities (and any and all Associated Corporate Matter Claims) if, on the Expiration Date of the Exchange Offer, the Minimum Condition has not been satisfied, unless such condition shall have been waived by New VASCO and notice of waiver has been given as discussed below.



     Further, notwithstanding any other term of the Exchange Offer, New VASCO will not be required to accept for exchange any Current VASCO Securities tendered and may terminate or amend the Exchange Offer as provided herein prior to the Expiration Date, if any of the following conditions exist:


          (a) any Securities and Exchange Commission order suspending the effectiveness of the Registration Statement of which this Prospectus is a part is threatened or in effect;

          (b) any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority with respect to the Exchange Offer which might, in the judgment of the Board of Directors of New VASCO, materially impair the ability of New VASCO to proceed with the Exchange Offer or have a material adverse effect on the contemplated benefits of the Exchange Offer to New VASCO; or

          (c) there shall have been proposed, adopted or enacted any law, statute, rule or regulation which might materially impair the ability of New VASCO to proceed with the Exchange Offer, or have a material adverse effect on the contemplated benefits of the Exchange Offer to New VASCO, or result in the consummation of the Exchange Offer not being a tax-free transaction for federal income tax purposes with respect to the exchange of Current VASCO Shares.

     The foregoing conditions are for the sole benefit of New VASCO and may be asserted by New VASCO regardless of the circumstances giving rise to such conditions or may be waived by New VASCO in whole or in part at any time and from time to time. If New VASCO waives or amends the foregoing conditions, New VASCO will extend the Exchange Offer for a minimum of five business days (ten business days if the Minimum Condition is waived) from the date that New VASCO first gives notice, by public announcement or otherwise, of such waiver or amendment if the Exchange Offer would otherwise expire within such five (or, if applicable, ten) business-day period. As noted above, New VASCO also reserves the right in its sole discretion to terminate and abandon the Exchange Offer at any time prior to acceptance of Current VASCO Securities. See "Expiration Date; Extensions; Termination; Amendment" above.

ACCEPTANCE OF CURRENT VASCO SECURITIES AND ISSUANCE OF NEW VASCO SECURITIES

     Upon the terms of, and subject to the satisfaction or waiver of all conditions to, the Exchange Offer, as promptly as possible after the Expiration Date New VASCO will accept all Current VASCO Securities that are properly tendered and not withdrawn. As soon as practicable thereafter, New VASCO will issue the appropriate number of corresponding New VASCO Shares to eligible holders of tendered Current VASCO Shares, and will execute and deliver New VASCO Option Agreements, New VASCO Warrant Agreements and New VASCO Convertible Note Agreements, as applicable. For purposes of the Exchange Offer, New VASCO shall be deemed to have accepted (i) Current VASCO Shares that are tendered for exchange when, as, and if New VASCO has given oral or written notice thereof to the Exchange Agent, and (ii) Current VASCO Equity Equivalent Securities that are tendered for exchange when, as, and if New VASCO has given such oral or written notice of acceptance of the Current VASCO Shares to the Exchange Agent.

     If any tendered Current VASCO Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates or other instruments or documents representing any such unaccepted Current VASCO Securities will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

THE METHOD OF DELIVERY OF THE CURRENT VASCO SECURITIES, LETTERS OF TRANSMITTAL AND RELEASE AND ALL OTHER REQUIRED DOCUMENTS (INCLUDING, AS APPLICABLE, NEW VASCO STOCK OPTION AGREEMENTS, NEW VASCO CONVERTIBLE NOTE AGREEMENTS AND NEW VASCO WARRANT AGREEMENTS) IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY RECEIPT BY THE EXCHANGE AGENT OR MR. GREGORY T. APPLE, AS THE CASE MAY BE, PRIOR TO THE EXPIRATION DATE.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of the Current VASCO Securities tendered for exchange will be determined by New VASCO in its sole discretion, which determination shall be final and binding. New VASCO reserves the absolute right to reject any and all tenders of any of the Current VASCO Securities not properly tendered or to reject any of the Current VASCO Securities, the acceptance of which might, in the judgment of New VASCO or its counsel, be unlawful. New VASCO also reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer as to any of the Current VASCO Securities (including the right to waive the ineligibility of any holder who seeks to tender the Current VASCO Securities in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer by New VASCO shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Current VASCO Securities for exchange must be cured within such time as New VASCO shall determine. Neither New VASCO nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Current VASCO Securities for exchange, nor shall any of them incur any liability for failure to give such notification. Tenders of the Current VASCO Securities will not be deemed to have been made until such irregularities have been cured or waived.

PAYMENT OF EXPENSES

     Current VASCO has agreed to pay all costs incurred by New VASCO in connection with the Exchange Offer, including registration fees, Exchange Agent, accounting and legal fees and expenses, mailing and printing expenses and other associated costs.

     New VASCO will pay all transfer taxes, if any, applicable to the exchange of Current VASCO Securities pursuant to the Exchange Offer. If, however, tendered Current VASCO Shares are registered in the name of any person other than the person signing the Letter of Transmittal and Release or if a transfer tax is imposed for any reason other than the exchange of Current VASCO Shares pursuant to the Exchange Offer, the amount of any such transfer tax (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such tax or exemption therefrom is not submitted, the amount of such transfer tax will be billed directly to such tendering holder.

                   MARKET PRICE OF CURRENT VASCO COMMON STOCK
                              AND DIVIDEND POLICY


     Shares of Current VASCO Common Stock are quoted on the OTC BB under the symbol "VASC." The following table sets forth the high and low closing bid quotations for the periods indicated within the past two fiscal years. None of the Current VASCO Stock Options, Current VASCO Conversion Options or Current VASCO Warrants are publicly traded.



                        COMMON STOCK                                 HIGH                   LOW
                        ------------                                 ----                   ---
1995
First Quarter...............................................      1   1/16                  1/4
Second Quarter..............................................      1   7/8                   7/16
Third Quarter...............................................      3   1/16                  3/4
Fourth Quarter..............................................      8   5/8               1   1/2
1996
First Quarter...............................................      7   1/8               4
Second Quarter..............................................     10   1/2               4   1/4
Third Quarter...............................................      8   5/8               5   1/8
Fourth Quarter..............................................      7   1/2               3   1/2
1997
First Quarter...............................................      5   7/8               3   7/16
Second Quarter..............................................      4   5/8               2   1/4
Third Quarter...............................................      5   7/16              2   3/8
Fourth Quarter (through October 22, 1997)...................      6   5/8               5   1/8



     On October 22, 1997, the closing bid quotation on the OTC BB was 6 9/16. The above quotations represent prices between dealers and do not include retail markups or markdowns or commissions. They may not necessarily represent actual transactions.



     As of October 15, 1997, there were 175 holders of record of Current VASCO Common Stock, 38 holders of Current VASCO Stock Options, five holders of Current VASCO Conversion Options and 48 holders of Current VASCO Warrants. These numbers of holders do not include the number of persons or entities who beneficially own shares of Current VASCO Common Stock held of record in "street name" through various brokerage firms, banks or other depositories.


     New VASCO has not conducted any business and there are only one hundred outstanding shares of New VASCO Common Stock, all of which are held by Current VASCO. Therefore, there is no trading market for any New VASCO Securities at present, and there can be no assurance that a market will develop following the consummation of the Exchange Offer.


     No dividends have been paid on the Current VASCO Common Stock since Current VASCO's inception and Current VASCO presently anticipates that it (and upon consummation of the Exchange Offer, New VASCO) will retain all of its future earnings for use in the expansion and operation of its business and does not anticipate paying any cash dividends in the foreseeable future. Current VASCO has paid dividends in the amount of $108,000 and $108,000 on the Current VASCO Series B Preferred Stock for the years ended December 31, 1996 and 1995, respectively, in the amount of $54,000 for the six months ended June 30, 1997, and $26,000 for the period from July 1, 1997 through September 17, 1997, the effective date all of the Current VASCO Series B Preferred Stock was converted into shares of Current VASCO Common Stock.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)(1)


     The following selected consolidated financial information with respect to VASCO CORP. for the years ended December 31, 1994, 1995 and 1996 and as of December 31, 1995 and 1996 have been derived from VASCO CORP.'s consolidated financial statements, which appear elsewhere in this Prospectus and which have been audited by KPMG Peat Marwick LLP, independent auditors. The following selected consolidated financial information with respect to VASCO CORP. for the years ended December 31, 1992 and 1993 and as of December 31, 1992, 1993, and 1994 have been derived from VASCO CORP.'s audited consolidated financial statements, which are not included herein. The selected consolidated financial information with respect to VASCO CORP. for the six months ended June 30, 1996 and 1997 and as of June 30, 1997 have been derived from the unaudited consolidated financial statements appearing elsewhere in this Prospectus. This information should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the consolidated financial statements and Notes thereto included elsewhere in this Prospectus.



                                                                                           SIX MONTHS
                                          YEAR ENDED DECEMBER 31,                        ENDED JUNE 30,
                             --------------------------------------------------       ---------------------
                              1992      1993      1994      1995     1996(2)(3)       1996(2)        1997
                              ----      ----      ----      ----     ----------       -------        ----
                                                                                           (UNAUDITED)
Statement of Operations
  Data(1):
Total revenues.............  $ 2,302   $ 2,199   $ 2,693   $ 3,695    $10,192         $ 3,184       $ 6,592
Operating income (loss)....      557       138       192      (534)    (8,658)(4)      (2,916)(5)      (647)
Net income (loss) available
  to common stockholders...      289        50        30      (465)    (9,349)(4)      (2,979)(5)    (1,291)
Net income (loss) per
  common share.............     0.02        --        --     (0.03)     (0.53)(4)       (0.19)(5)     (0.07)
Shares used in computing
  per share amounts........   13,686    13,877    14,260    14,817     17,533          15,614        18,496



                                                            DECEMBER 31,
                                           -----------------------------------------------     JUNE 30,
                                            1992      1993      1994      1995      1996         1997
                                            ----      ----      ----      ----      ----       --------
                                                                                              (UNAUDITED)
Balance Sheet Data(1):
Cash.....................................  $    3    $  209    $   38    $  745    $ 1,814      $ 2,863
Working capital..........................     479       514       764     1,074      4,902        6,422
Total assets.............................   1,340     1,522     2,111     2,414     12,368       11,914
Long term obligations, less current
  portion................................     512       746        60         7      9,114       11,678
Common stock subject to redemption.......      --        --        --       371        742          495
Stockholders' equity (deficit)...........     243       340     1,364       966     (1,205)      (2,418)


     For a discussion of factors that affect the comparability of the financial information set forth above, such as significant acquisitions undertaken by Current VASCO and the disposition of Current VASCO's VASCO Performance Systems line of business in 1996, see "REORGANIZATION OF CURRENT VASCO -- Organizational History of Current VASCO," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," and "RISK FACTORS."
-------------------------
(1) Represents the financial information of Current VASCO. New VASCO has not begun operations.


(2) Includes the results of operations of Lintel Security from March 1996; see "FINANCIAL STATEMENTS."



(3) Includes the results of Digipass from July 1996; see "FINANCIAL STATEMENTS."



(4) Includes a pretax charge for acquired in-process research and development of $7,351.



(5) Includes a pretax charge for acquired in-process research and development of $2,900.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Certain statements contained in the following Management's Discussion and Analysis of Financial Condition and Results of Operations are forward-looking statements. All forward-looking statements included herein are based on information available to New VASCO and Current VASCO on the date hereof and assumptions which New VASCO and Current VASCO believe are reasonable. Neither New VASCO nor Current VASCO assumes any obligation to update any such forward-looking statements. These forward-looking statements involve risks and uncertainties. Current VASCO's (and if the Exchange Offer is consummated, New VASCO's) actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in "RISK FACTORS" and elsewhere in this Prospectus.

     New VASCO has not had any operations and therefore no Management's Discussion and Analysis of Financial Condition and Results of Operations for New VASCO is included in this Prospectus.

OVERVIEW

     Current VASCO designs, develops, markets and supports open standards-based hardware and software security systems which manage and secure access to data. Current VASCO's original corporate predecessor was founded in 1984, and Current VASCO entered the data security market in 1991 when it acquired a controlling interest in what is today one of Current VASCO's two operating subsidiaries, VASCO Data Security, Inc. ("VDSI") (formerly known as "ThumbScan, Inc."), a company that designs, develops and sells security tokens, primarily to European customers. In 1996, Current VASCO began developing and marketing open standards-based security systems by introducing a hardware and software package, VACMan, that is based on industry-accepted remote access protocols. In addition, in 1996 Current VASCO co-developed the Internet AccessKey, a product designed to limit access to proprietary websites on the Internet.

     Recent Acquisitions. In 1996 Current VASCO significantly expanded its presence in the European data security market through the acquisition of two Belgian companies, Lintel Security (effective March 1, 1996) and Digipass (effective July 1, 1996), which today comprise Current VASCO's other operating subsidiary, VASCO Data Security NV/SA ("VDS NV/SA"). Both Lintel Security and Digipass at the time of acquisition were involved in designing, developing and marketing data security products, and Digipass was to a lesser extent involved in developing interactive voice response ("IVR") products used primarily for telebanking applications. Lintel Security and Digipass were combined in January 1997 and renamed VASCO Data Security NV/SA. Current VASCO is presently evaluating options related to the possible disposition of its IVR business,but does not expect the planned discontinuance of its IVR business to have a material adverse effect on Current VASCO's results of operations and financial condition.

     The acquisition of Lintel Security was accomplished in two steps. Current VASCO, through VDSE, acquired 15% of the capital stock of Lintel Security in March of 1996, and then acquired the remaining 85% in June of 1996. As a result, Current VASCO's consolidated results for 1996 include 100% of Lintel Security's results for the period from March through June of 1996, with a minority interest elimination for the 85% not owned for this period, and 100% of Lintel Security's results for the remainder of 1996, and all references to inclusion of Lintel Security's results since the date of acquisition reflect these percentage ownership figures for the appropriate time periods.

     The Lintel Security purchase involved a cash payment in the amount of $289,482 and the issuance of (i) $747,500 in convertible notes due May 30, 1998,
(ii) 428,574 shares of Current VASCO's common stock, and (iii) 100,000 warrants entitling the holders to purchase an equal number of shares of Current VASCO's common stock at $7.00 per share. The note bears interest at the rate of 8% per annum, which is payable quarterly, in cash or shares of Current VASCO's common stock at the option of the holders. The notes can be converted at any time, at the option of the holders, into shares of Current VASCO's common stock at $7.00 per share. The warrants were valued at their fair value at the date of grant.

     The purchase of Digipass was a cash transaction involving an initial payment of $4,800,000 and an obligation to pay an additional $3,400,000 on or before December 31, 1997. Underlying this obligation was a guarantee to the seller of Digipass, furnished by a European commercial bank, which was secured by various personal and company guarantees. Current VASCO renegotiated the guarantee into a convertible loan due September 30, 2002 that bears interest at a rate of 3.25%, payable annually, and the obligation to the seller of Digipass was paid in full in August 1997. See "Liquidity and Capital Resources."


     Prior Lines of Business. Before entering the data security industry in 1991, Current VASCO's primary endeavor was providing consulting, training and software services to various institutions in the public and private sectors through its VASCO Performance Systems division ("VPS"). In 1996, Current VASCO sold the assets comprising this line of business, which consisted primarily of contract rights, accounts receivable and training methodologies, for consideration consisting of a royalty, payable to Current VASCO, equal to 5% of the gross training revenues of the purchaser in excess of $350,000 per annum for a period of five years from the date of the sale. Current VASCO anticipates that the royalties, if any, payable by the purchaser of the VPS assets will be immaterial.



     In 1994 VPS represented nearly 50%, and in prior years substantially more than 50%, of Current VASCO's revenues. Since Current VASCO's revenues prior to 1996 were derived from data security products and the training and consulting service business which was sold in 1996, a comparison of financial information for periods prior to 1996 with 1996 and subsequent periods may not be meaningful.


     Revenue and Earnings. Taken together, the majority of sales made by VDSI and VDS NV/SA are in the European markets, although Current VASCO intends to actively pursue additional markets outside of Europe, particularly Asia and North and South America.

     Revenues from sales of security tokens, specifically the AccessKey II and Digipass tokens, continue to represent the majority of Current VASCO's total revenues. Although Current VASCO believes it is likely that sales of security tokens will continue to account for a majority of Current VASCO's total revenues for the foreseeable future, Current VASCO also believes that revenues from sales of its other hardware and software data security products, including the additional product offerings made possible by the Lintel Security and Digipass acquisitions, will continue to increase in the future. No assurance, however, can be given that revenues will increase in the future.


     In excess of 90% of VDSI's sales were comprised of AccessKey II devices, with Concord-Eracom Nederland BV accounting for 97% and 95% of VDSI's sales in 1996 and 1995, respectively. On a consolidated basis, these percentages are 44% and 61% for 1996 and 1995, respectively. However, the percentages for 1996 include the sales of the Lintel Security and Digipass operations only from their respective acquisition dates in 1996. Sales to Concord-Eracom are expected to account for a smaller percentage of Current VASCO's sales in 1997 as the full year impact of the acquisition of Lintel Security and Digipass is realized. It is expected that sales to other customers and markets will increase and, assuming this occurs, the degree of concentration attributable to this major customer will decrease further. However, Current VASCO expects that this major customer will continue to be a meaningful contributor to Current VASCO's revenues and earnings for the foreseeable future. Consequently, the unforeseen loss of this customer's business, or the inability to maintain reasonable profit margins on sales to this customer, may have an adverse effect on Current VASCO's results of operations and financial condition.


     Research and Development. Current VASCO is devoting its capital and other resources to enhancing its existing security products and developing new products to provide enterprise-wide hardware and software security solutions. Costs of research and development, principally the design and development of hardware and software prior to the determination of technological feasibility, are expensed as incurred on a project-by-project basis. Current VASCO's capitalization policy currently defines technological feasibility as a functioning beta test prototype with confirmed manufacturability (a working model), within a reasonably predictable range of costs. Additional criteria include receptive customers, or potential customers, as evidenced by interest expressed in a beta test prototype, at some suggested selling price.

     Once technical feasibility has been established, ongoing development costs incurred prior to actual sales of the subject product are capitalized in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed." Product development costs are capitalized on a product-by-product basis and are amortized by the greater of (i) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or (ii) the straight-line method over the remaining estimated economic life of the product. The remaining estimated economic life of these products are reviewed at least quarterly.

     Management has concluded that, in today's rapidly evolving technology markets, and with the expanding state of the computer and network security industry in general, it may be impractical to anticipate product life cycles in excess of two years. Historically, however, Current VASCO has experienced significantly longer product lives than the two year cycle.

     Variations in Operating Results. Current VASCO's quarterly operating results have in the past varied and may in the future vary significantly. Factors affecting operating results include: the level of competition; the size, timing, cancellation or rescheduling of significant orders; market acceptance of new products and product enhancements; new product announcements or introductions by Current VASCO's competitors; adoption of new technologies and standards; changes in pricing by Current VASCO or its competitors; the ability of Current VASCO to develop, introduce and market new products and product enhancements on a timely basis, if at all; component costs and availability; Current VASCO's success in expanding its sales and marketing programs; technological changes in the market for data security products; foreign currency exchange rates; and general economic trends and other factors.

     In addition, Current VASCO has experienced, and may experience in the future, seasonality in its business. The seasonal trends have included higher revenue in the last quarter of the calendar year and lower revenue in the next succeeding quarter. Current VASCO believes that revenue has tended to be higher in the last quarter due to the tendency of certain customers to implement or complete changes in computer or network security prior to the end of the calendar year. In addition, revenue has tended to be lower in the summer months, particularly in Europe, when many businesses defer purchase decisions. Because Current VASCO's operating expenses are based on anticipated revenue levels and a high percentage of Current VASCO's expenses are fixed, a small variation in the timing of recognition of revenue could cause significant variations in operating results from quarter to quarter.


     Currency Fluctuations. The majority of the supply and sales transactions of VASCO Data Security, Inc. are denominated in U.S. dollars, whereas many of the supply and sales transactions of VDS NV/SA are denominated in various foreign currencies. In order to reduce the risks associated with fluctuations in currency exchange rates, VDS NV/SA began in September 1997 to buy U.S. dollars based on three to six month estimated future needs for U.S. dollars, has developed price lists denominated in both U.S. dollars and foreign currencies, and endeavors to denominate its new supply and sales transactions in U.S. dollars. In this connection, in September 1997 VDS NV/SA purchased $300,000 in United States dollars to cover purchases of supplies for a six-month period. VDS NV/SA is also beginning to attempt to match as to timing of delivery, amount of product and denomination of currency some purchase orders from vendors with sales orders to customers. See "RISK FACTORS -- Factors Relating to Operations -- Risks of International Operations."



     Associated Corporate Matter Claims. No Associated Corporate Matter Claim has been asserted or is pending against Current VASCO. Current VASCO intends to vigorously defend against any such claim, if asserted. Because the resolution of an Associated Corporate Matter Claim would be dependent on the factual circumstances underlying such claim and the application of applicable legal principles, Current VASCO is unable to determine the amount or range of exposure of the Associated Corporate Matter Claims. Depending on the number Associated Corporate Matter Claims asserted, and the number of such claims upheld, such claims could have a material adverse effect on Current VASCO's business, operating results and financial condition. For additional information on the Associated Corporate Matter Claims, see "REORGANIZATION OF CURRENT VASCO -- Associated Corporate Matter Claims."

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, certain consolidated financial data as a percentage of revenue for the six months ended June 30, 1996 and 1997 and the years ended December 31, 1994, 1995 and 1996.

                                                                      PERCENTAGE OF REVENUE
                                                        -------------------------------------------------
                                                                                            SIX MONTHS
                                                          YEAR ENDED DECEMBER 31          ENDED JUNE 30
                                                        ---------------------------      ----------------
                                                        1994       1995       1996       1996       1997
                                                        ----       ----       ----       ----       ----
Total revenue........................................   100.0%     100.0%     100.0%     100.0%     100.0%
Cost of goods sold...................................    52.8       78.1       57.6       59.7       50.0
                                                        -----      -----      -----      -----      -----
Gross profit.........................................    47.2       21.9       42.4       40.3       50.0
Operating costs
  Sales and marketing................................     5.8        6.6       13.8        6.9       27.2
  Research and development...........................     7.8        6.5        5.6        6.8        5.3
  General and administrative.........................    26.4       23.1       35.8       27.1       27.3
  Acquired-in-process research and development.......      --         --       72.1       91.1         --
                                                        -----      -----      -----      -----      -----
       Total operating costs.........................    40.0       36.2      127.3      131.9       59.8
Operating (loss) income..............................     7.1      (14.4)      84.9      (91.6)      (9.8)
Interest expense.....................................    (3.6)      (2.0)      (3.4)      (0.8)      (7.0)
Other expense, net...................................      --         --       (0.4)        --       (1.1)
                                                        -----      -----      -----      -----      -----
Income (loss) before income taxes....................     3.5      (16.4)     (88.8)     (92.4)     (17.9)
Provision (benefit) for income taxes.................     1.4       (6.8)       1.4       (0.6)       0.9
                                                        -----      -----      -----      -----      -----
Net (loss) income....................................     2.1       (9.6)     (90.7)     (91.8)     (18.8)
                                                        =====      =====      =====      =====      =====

     The following discussion is based upon Current VASCO's consolidated results of operation for the six months ended June 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994. References to "VASCO NA" mean Current VASCO and VDSI, excluding the acquisition of Lintel Security and Digipass. References to "VASCO Europe" mean the operation of Lintel Security and Digipass following their acquisition by Current VASCO. (Percentages in the discussion are rounded to the closest full percentage point.)

COMPARISON OF SIX MONTHS ENDED JUNE 30, 1997 AND JUNE 30, 1996

Revenues


     Current VASCO's consolidated revenues for the six months ended June 30, 1997 were $6,592,000, an increase of $3,408,000, or 107%, as compared to the six months ended June 30, 1996. VASCO Europe contributed $5,103,000, or 77%, of total consolidated revenues for the 1997 period. Of the $5,103,000 of revenues contributed by VASCO Europe, $5,002,000, or 98%, represent data security product revenues, with the remaining $101,000, or 2%, representing revenues from IVR products. Revenues (and other operating results) attributable to VASCO Europe are included only from the time of acquisition of Lintel Security (four months for 1996 and six months for 1997) and of Digipass (not included in 1996 but included for six months in 1997).


     VASCO NA's revenues were $1,489,000 for the six months ended June 30, 1997, a decrease of $1,030,000, or 41%, as compared to the same period in 1996. VASCO NA's revenues accounted for 23% of consolidated revenues for the six months ended June 30, 1997. Security product sales for VASCO NA decreased $960,000, or 40%, as compared to the six months ended June 30, 1996 due in large part to the decrease in sales to VASCO NA's principal customer described below. VPS, the former technical and training unit which was sold in August of 1996, contributed revenues of $185,000 for the six months ended June 30, 1996 and no revenues for the comparable period in 1997.

     On a pro forma basis (after giving effect to the acquisition of both Lintel Security and Digipass as of January 1, 1996), consolidated revenues for Current VASCO for the six months ended June 30, 1996 were $6,869,000. This amount is $277,000, or 4%, higher than Current VASCO's consolidated revenues for the six months ended June 30, 1997. The decline in revenues for the six month period ended June 30, 1997 as compared to the same period in 1996 can be attributed to several factors: (1) a decrease in the revenues generated by the IVR business of VASCO Europe in the amount of $565,000; and (2) a decrease in revenue from sales to VASCO NA's principal customer in the amount of $767,000, due to a build-up in the reseller's inventory of data security products purchased from VASCO NA. The decrease in revenues from the IVR business, which Current VASCO is considering discontinuing, and from sales to VASCO NA's principal customer was partially offset by an increase of $1,055,000 in revenues from other customers, generated primarily from sales by VASCO Europe.

Cost of Goods Sold


     Consolidated cost of goods sold for the six months ended June 30, 1997 was $3,296,000, an increase of $1,396,000, or 73%, as compared to the six months ended June 30, 1996. This increase is primarily attributable to the inclusion of VASCO Europe in cost of goods sold for the period ended June 30, 1997. This increase in cost of goods sold, attributable to the full period effect of the VASCO Europe acquisitions, was partially offset by a decrease in VASCO NA's cost of goods sold. VASCO Europe's cost of goods sold was $2,669,000, as compared to $549,000 from the same period last year.


     VASCO NA's cost of goods sold was $627,000 for the first six months of 1997, representing a decrease of $817,000, or 57%, from 1996. This decline was primarily a result of a decrease of $663,000 in cost of goods sold related to security products, due primarily to lower sales for the period and, to a lesser extent, VASCO NA's ability to purchase component parts at somewhat lower costs. The sale of VPS also contributed to the decrease. Its cost of goods sold for the six months ended June 30, 1996 was $154,000. There was no cost of goods sold for VPS for the comparable period in 1997 due to its disposal in August 1996.


     Current VASCO's consolidated cost of goods sold on a pro forma basis for the six months ended June 30, 1996 was $3,509,000. This amount is $213,000, or 6%, higher than Current VASCO's consolidated cost of goods sold for the six months ended June 30, 1997. The decrease in revenues for the six months ended June 30, 1997 as compared to the same period in 1996 is attributable, in large part, to the decrease in revenues discussed above, as well as the more favorable pricing of certain components purchased during 1997 and because VASCO Europe began to purchase certain component parts directly from manufacturers rather than through distributors.


Gross Profit

     Current VASCO's consolidated gross profit for the six months ended June 30, 1997 was $3,296,000, an increase of $2,012,000, or 157%, over the same period in 1996. This represents a consolidated gross margin of 50%, as compared to a gross margin of 40% for the period ended June 30, 1996. VASCO Europe contributed $2,434,000 to the consolidated gross profit. VASCO Europe's gross margin for the period ended June 30, 1997 was 48%. VASCO NA contributed $862,000 to gross profit for the period ended June 30, 1997 as compared to $1,191,000 for the first six months of 1996, a decrease of $329,000, or 28%, due to the decline in VASCO NA's revenues described above. Data security products accounted for 100% of VASCO NA's gross profit for the first six months of 1997 due to the disposition of VPS during 1996, whereas data security products accounted for 97% of gross profit during the first six months of 1996, with VPS accounting for the remaining 3% of gross profit.

     VASCO NA's gross margin percentage increased to 58% from 45% in the first six months of 1996, primarily because of sales of higher margin security products as opposed to lower margin VPS services. Historically, VASCO NA has sold security products to large customers in large quantities, thus resulting in significant quantity discounts and lower margins. As VASCO NA begins to build business in the U.S., new customers typically place smaller initial orders that do not qualify for quantity discounts, resulting in higher gross margins. Management anticipates that any follow-up orders from such customers could be for larger quantities that may qualify for quantity discounts.

     Current VASCO's consolidated gross profit on a pro forma basis for the first six months of 1996 was $3,360,000, representing a gross margin of 49%. The decline in gross profits for the period ended June 30, 1997 as compared to June 30, 1996 on a pro forma basis was approximately $64,000 and was due primarily to the decrease in revenues.

Sales and Marketing Expenses

     Consolidated sales and marketing expenses for the six months ended June 30, 1997 were $1,793,000, an increase of $1,573,000, or 715%, over the same period in 1996. Of the total increase, $856,000, or 54%, can be attributed to the addition of VASCO Europe. Sales and marketing expenses increased by $717,000, or 326%, for VASCO NA. The increase for VASCO NA can be attributed to increased sales efforts, including the addition of four sales people and increased travel costs; an increase in marketing initiatives, including print media campaigns and other efforts and a stepped-up presence at trade shows.

Research and Development

     Consolidated R&D costs for the six months ended June 30, 1997 were $348,000, an increase of $130,000, or 60%, as compared to the period ended June 30, 1996. R&D costs represented 5% of consolidated revenues for the first six months of 1997 as compared to 7% for the same period in 1996. R&D efforts are undertaken by both VASCO NA and VASCO Europe on behalf of the consolidated group of companies, with VASCO NA being primarily responsible for the development of software products and VASCO Europe being responsible for hardware development. Consequently, management does not believe it is meaningful to address R&D costs separately at the operating company level.

     Current VASCO has expensed, as cost of revenues, $180,000 for the six month period ended June 30, 1996, reflecting the amortization of capitalized software development costs. Net product development costs carried on Current VASCO's books as an asset were $0 and $43,000 at June 30, 1997 and 1996, respectively. There were no product development costs capitalized in the first six months of 1997 or 1996.

General and Administrative Expenses

     Consolidated general and administrative expenses for the six months ended June 30, 1997 were $1,802,000, an increase of $939,000, or 109%, over the same period in 1996. The total increase can be attributed to the addition of VASCO Europe, with $412,000 being attributed to the amortization of goodwill and other intangibles related to the acquisitions of Lintel Security and Digipass.

Acquired In-process Research and Development

     For the six months ended June 30, 1996, Current VASCO expensed $2,900,000 pertaining to in-process research and development acquired in the Lintel Security acquisition. Based upon an independent appraisal, approximately 67% of the acquisition premium has been expensed in accordance with generally accepted accounting principles ("GAAP").

Operating Loss

     Current VASCO's consolidated operating loss for the six months ended June 30, 1997 was $647,000, compared to the consolidated operating loss of $2,917,000 for 1996. The 1996 consolidated operating loss included a write-off of acquired in-process research and development in the amount of $2,900,000. The operating loss, before the write-off, was $17,000 and of this amount, VASCO NA contributed a loss of $15,000 and VASCO Europe contributed net operating income of $21,000. The remaining $23,000 was attributable to amortization of intangibles.

     Current VASCO's operating loss for the first six months of 1997 was attributable to continued investment in R&D (primarily for AccessKey III), sales and marketing investments in North America, one-time professional fees, the expenses for development of corporate infrastructure and, in general, the costs associated with consolidating and assimilating the Lintel Security and Digipass acquisitions.

     Current VASCO's consolidated operating loss on a pro forma basis was $2,250,000 for the six month period ended June 30, 1996. As compared to the operating loss of $647,000 for the same period in 1997, this represents a decrease of $1,603,000, or 71%. The decrease was due primarily to the absence in the six month period ended June 30, 1997 of a write-off of in process research and development acquired from Lintel Security and because of operating efficiencies realized due to the combination of Lintel Security and Digipass.

Interest Expense

     Consolidated interest expense for the six months ended June 30, 1997 was $533,000 compared to $26,000 for the same period in 1996, attributable to higher borrowing levels. See "Liquidity and Capital Resources" below.

Net Loss Before Taxes

     Current VASCO reported a net loss before taxes of $1,180,000 for the six months ended June 30, 1997. This compares to a net loss before taxes of $2,943,000 for the corresponding period in 1996. The 1997 pretax losses were $1,339,000 for VASCO NA, with VASCO Europe posting pretax income of $805,000. The remaining $646,000 consisted of $412,000 for amortization of intangibles and $234,000 for interest expense.

     For the six months ended June 30, 1996, pretax losses for VASCO NA were $41,000, while VASCO Europe had pretax income of $21,000. Of the $2,943,000 net loss before taxes for this six month period, the remaining $2,923,000 consisted of $2,900,000 related to the write-off of acquired in-process research and development, and $23,000 to the amortization of intangibles.

     Current VASCO's consolidated net loss before taxes on a pro forma basis was $2,310,000 for the six months ended June 30, 1996 as compared to a loss of $1,180,000 for the same period in 1997. This represents a decrease of $1,130,000, or 49%. The decrease was due to the absence in the six month period ended June 30, 1997 of a write-off comparable to the write-off of acquired in-process research and development recorded by Current VASCO in 1996, and reflects certain operating efficiencies.

Income Taxes

     Current VASCO recorded tax expense for the six months ended June 30, 1997 of $57,000. Current VASCO has net operating loss carryforwards of approximately $2,965,000 as of June 30, 1997, which may be used to offset future taxable income of Current VASCO generated in the United States. The net operating loss carryforwards expire in various amounts beginning in 2010 and continuing through 2011.

Dividends and Accumulated Deficit

     Current VASCO paid dividends of $54,000 in each of the six months ended June 30, 1997 and 1996. These dividend payments were attributable to 9,000 shares of Current VASCO Series B Preferred Stock issued in 1994. Current VASCO began 1997 with an accumulated deficit of $9,903,000. As a result of 1997 operations, this deficit has increased to $11,194,000 at June 30, 1997.

     Current VASCO's loss before taxes, the resulting net loss after taxes, and the resulting increase in accumulated deficit for the first six months of 1997, can be attributed primarily to the acquisitions of Lintel Security and Digipass and the write-off of acquired in-process research and development. The write-off of acquired in-process research and development accounted for 98% of Current VASCO's loss before taxes for the six months ended June 30, 1996.

1996 COMPARED TO 1995

     The following discussion and analysis should be read in conjunction with Current VASCO's Consolidated Financial Statements for the years ended December 31, 1996 and 1995.

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

Revenues

     Current VASCO's consolidated revenues for the year ended December 31, 1996 were $10,192,000, an increase of $6,497,000, or 176%, as compared to the year ended December 31, 1995. VASCO Europe contributed $5,374,000, or 53%, of total consolidated revenues. Of the $5,374,000 total revenues contributed by VASCO Europe, $5,180,000, or 96%, represent data security product revenues, with the remaining $194,000, or 4%, representing revenues from the IVR products. Revenues (and other operating results) attributable to VASCO Europe are included only from the time of acquisition of Lintel Security and of Digipass.


     Taking into account Lintel Security and Digipass on a full year basis for each of 1995 and 1996, Current VASCO's consolidated revenues on a pro forma basis were $11,623,000 and $13,654,000 for the years ended December 31, 1995 and 1996, respectively. This represents an increase of $2,031,000, or 17%.


     VASCO NA's revenues were $4,818,000 for 1996, an increase of $1,118,000, or 30%, as compared to 1995 and accounted for 47% of consolidated revenues in 1996. Security product sales increased $2,157,000 to $4,614,000 in 1996, representing a 88% increase over 1995. Conversely, VPS, the former technical and training unit which was sold in August of 1996, had revenues of $204,000 in 1996, representing a decrease of $1,034,000, or 84%, for the comparable period in 1995. VPS accounted for just 4% of VASCO NA's revenues in 1996, down from 33% in 1995.

Cost of Goods Sold

     Consolidated cost of goods sold for the year ended December 31, 1996 was $5,871,000, an increase of $2,984,000, or 103%, as compared to the year ended December 31, 1995. This increase is primarily attributable to the acquisition of VASCO Europe in 1996 and offset to some extent by a decrease in VASCO NA's combined cost of goods sold. VASCO Europe's cost of goods sold was $3,378,000, accounting for 58% of the consolidated cost of goods sold.

     Current VASCO's consolidated cost of sales on a pro forma basis, i.e., including Lintel Security and Digipass for the entire year, were $7,422,000 and $7,460,000 for the years ended December 31, 1995 and 1996, respectively. This represents an increase of $38,000.


     VASCO NA's cost of goods sold was $2,493,000 in 1996, representing a decrease of $394,000, or 14%, from 1995. This decrease was primarily a result of a decrease of $814,000, attributable to VPS's operations prior to its disposal. This was partially offset by an increase in cost of goods sold related to security products of $420,000. VASCO NA's cost of goods sold for security products was $2,453,000 in 1996, as compared to $2,033,000 in 1995, representing an increase of 21%. The cost of goods sold for security products increased as a percentage less than revenues for security products. This is due to certain non-recurring costs related to capitalized development costs (approximately $350,000) and inventory write-downs (approximately $100,000) included in the cost of goods sold for 1995.



     The non-recurring charge for capitalized development costs in the fourth quarter of 1995 related to several PC security products that were not expected to generate future revenues. In addition, two authentication products were deemed to have a shorter useful life than originally estimated resulting in the acceleration of amortization expense as a result of the change in estimate. The useful lives were reduced due to technological advances in the market, as well as Current VASCO's development activities with regard to its AKIII successor product.



     The non-recurring inventory write-downs resulted in the fourth quarter of 1995 from managements' review of discontinued products and various electronic components. As a result of this review, reserves were established to write-down the inventory to its estimated net realizable value.


Gross Profit

     Current VASCO's consolidated gross profit for the year ended December 31, 1996 was $4,321,000, an increase of $3,513,000, or 435%, over 1995. This represents a consolidated gross margin of 42%, as compared to 1995's consolidated gross margin of 22%. VASCO Europe contributed $1,996,000 to the consolidated gross

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

profit representing a gross margin of 37%. VASCO NA contributed $2,325,000 to the 1996 gross profit as compared to $808,000 for 1995, an increase of $1,517,000 or 188%. Data security products accounted for 93% of VASCO NA's 1996 gross profit due to the reduction in VPS activity and the eventual disposition of VPS during the year. Data security products only accounted for 57% of gross profit during 1995, with VPS accounting for the remaining 43% of gross profit.

     Assuming Current VASCO had acquired Lintel Security and Digipass as of January 1, 1995, Current VASCO's consolidated gross profit on a pro forma basis was $4,201,000 and $6,194,000 for the years ended December 31, 1995 and 1996, respectively. This represents an increase of $1,993,000, or 47%, and a gross margin of 36% and 45% for 1995 and 1996, respectively.

     VASCO NA's gross margin increased in 1996 to 46% from 22% in 1995. This is attributable to 1995 non-recurring costs related to capitalized development costs and write-down of certain inventory, and increased sales of higher margin security products as opposed to lower margin VPS services.

Sales and Marketing Expenses

     Consolidated sales and marketing expenses for the year ended December 31, 1996 were $1,405,000, an increase of $1,160,000, or 473%, over 1995. Of the total increase, $548,000, or 47%, can be attributed to the addition of VASCO Europe. Sales and marketing expenses increased by $612,000, or 250%, for VASCO NA. The increase for VASCO NA can be attributed to increased sales efforts, including, in part, the addition of four sales people, and increased travel costs; an increase in marketing activities, including print media campaigns and other efforts, and an increased presence at trade shows.

Research and Development

     Consolidated R&D costs for the year ended December 31, 1996 were $575,000, an increase of $333,000, or 138%, as compared to the year ended December 31, 1995. R&D costs represented 6% of consolidated revenues for 1996, approximately the same percentage as 1995. R&D efforts are undertaken by both VASCO NA and VASCO Europe on behalf of the consolidated group of companies. Whereas VASCO NA is primarily responsible for the development of software products, VASCO Europe is responsible for hardware development. Consequently, management of Current VASCO believes it is not meaningful to address R&D costs separately at the operating company level.

     Current VASCO expensed, as cost of goods sold, $180,000 and $445,000 in 1996 and 1995, respectively, reflecting the amortization of capitalized development costs. In the fourth quarter of 1995 Current VASCO accelerated the amortization of capitalized development costs to reflect an adjustment to the estimated economic life of certain products. The accelerated portion of 1995 amortization amounted to approximately $350,000.

     Net product development costs carried on Current VASCO's books as an asset were $0 and $157,000 at December 31, 1996 and December 31, 1995, respectively. There were no product development costs capitalized in 1996 or 1995.

General and Administrative Expenses

     Consolidated general and administrative expenses for the year ended December 31, 1996 were $3,648,000, an increase of $2,793,000, or 326%, over
1995. Of the total increase, $1,426,000, or 51%, can be attributed to the addition of VASCO Europe. General and administrative expenses increased by $1,367,000, or 160%, for VASCO NA. The increase for VASCO NA can be attributed to an increase in administrative infrastructure to support the efforts of other areas of the Current VASCO, as well as amortization of intangibles associated with the acquisitions of Lintel Security and Digipass.

Acquired In-process Research and Development

     Current VASCO has expensed, as an operating expense, $7,351,000 pertaining to the in-process research and development acquired in the Lintel Security and Digipass acquisitions. Based upon independent

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

appraisals, approximately 67% of the acquisition premium has been expensed in accordance with GAAP. As of December 31, 1996, there remains $3,372,000 of intangible assets related to the acquisitions which will be carried on Current VASCO's books and be amortized over an additional 30 - 78 months. As noted above, $440,000 of the intangible assets were amortized to expense in 1996.

Operating Loss

     Current VASCO's consolidated operating loss for the year ended December 31, 1996 was $8,658,000, compared to the consolidated operating loss of $534,000 for 1995. The 1996 consolidated operating loss included a write-off of acquired in-process research and development in the amount of $7,351,000 and the $440,000 of intangible assets amortized to expense in 1996. The operating loss, before the write-off and the amortization of intangibles expensed, was $867,000. Of this amount, VASCO NA contributed a loss of $911,000 and VASCO Europe contributed net operating income of $44,000.

     Current VASCO's 1996 operating loss, before the write-off of acquired in-process research and development and the amortization of intangibles expensed, was attributable to continued investment in R&D (primarily for AccessKey III), sales and marketing investments in North America, one-time professional fees associated with the acquisitions of Lintel Security and Digipass, the expenses for development of corporate infrastructure, such as sales personnel and administrative staff and office equipment, and, in general, the costs associated with consolidating and assimilating the Lintel Security and Digipass acquisitions.

     Taking into account the results of Lintel Security and Digipass for the full fiscal years, Current VASCO's consolidated operating loss on a pro forma basis was $339,000 and $7,868,000 for the years ended December 31, 1995 and 1996, respectively. This represents an increase of $7,529,000. This increase is related principally to the write-off of in-process research and development acquired in conjunction with the acquisitions of Lintel Security and Digipass.

Interest Expense

     Consolidated interest expense in 1996 was $346,000 compared to $74,000 in 1995. The increase can be attributed to average borrowings in 1996 being substantially above those levels of the previous year. See "Liquidity and Capital Resources" below.

Net Loss Before Taxes

     As a result of the above factors, Current VASCO reported a net loss before taxes of $9,047,000 for the year ended December 31, 1996. This compares to a net loss before taxes of $608,000 for the previous year. The pretax loss was $1,206,000 for VASCO NA, with VASCO Europe posting pretax income of $21,000. The remainder of the loss, $7,862,000, was attributed to write-off of acquired in-process research and development of $7,351,000, the $440,000 of intangibles expensed and $71,000 for interest expense.

     Current VASCO's consolidated net loss before taxes on a pro forma basis (including Lintel Security and Digipass for the full 1995 and 1996 fiscal year periods) was $380,000 and $8,397,000 for the years ended December 31, 1995 and 1996, respectively. This represents an increase of $8,017,000, due primarily to the write-off of in-process research and development described above, or 2110%.

Income Taxes


     Current VASCO recorded tax expense for the year ended December 31, 1996 of $162,000 for VASCO NA and $32,000 for VASCO Europe. The tax expense recorded for VASCO NA represents the revaluation (write-down) of deferred tax assets. As of December 31, 1996, Current VASCO reflected a net deferred tax asset of $283,000, which represented the amount that management deemed would more likely than not be realized. The net deferred tax asset was net of a valuation allowance of $631,000, which was established during 1996, considering the effects of reversing deferred tax liabilities, projected future earnings, which were revised substantially as a result of the acquisitions of Lintel Security and Digipass, and tax planning strategies.

     Current VASCO has net operating loss carryforwards of $1,626,000 as of December 31, 1996, which may be used to offset future taxable income of Current VASCO generated in the United States. The net operating loss carryforwards expire in various amounts beginning in 2010 and continuing through 2011.

Dividends and Accumulated Deficit

     Current VASCO paid dividends of $108,000 in each of 1996 and 1995. These dividend payments were attributable to 9,000 shares of Current VASCO Series B Preferred Stock issued in 1994. Current VASCO began 1996 with an accumulated deficit of $554,000. As a result of the 1996 net loss, this deficit has increased to $9,903,000.

     Current VASCO's 1996 loss before taxes, the resulting net loss after taxes, and the resulting increase in accumulated deficit, can be attributed primarily to the acquisitions of Lintel Security and Digipass and the write-off of acquired in-process research and development. The write-off of acquired in-process research and development accounted for 81% of Current VASCO's 1996 loss before taxes.

1995 COMPARED TO 1994

     As previously noted, there was a gradual shift in Current VASCO's business to the point that security products accounted for the majority of consolidated revenues for the year ended December 31, 1995. In 1996, VPS, the consulting and technical training unit, was sold. In the following discussion for 1995 and 1994 references to VDSI mean the VDSI security products activity.

     The following discussion and analysis should be read in conjunction with Current VASCO's Consolidated Financial Statements for the years ended December 31, 1995 and 1994. In the 1995 audited financial statements, Revenues and Cost of Revenues are categorized as "Security Hardware and Software" and "Training and Consulting Services" which equate to the operations of VDSI and VPS, respectively.

Revenues

     Current VASCO's consolidated revenues for the year ended December 31, 1995 were $3,695,000, an increase of $1,002,000, or 37%, over the previous year ended December 31, 1994.

     VDSI revenues were $2,458,000 for 1995, an increase of $1,001,000, or 69%, over 1994, representing virtually all of the increase in consolidated revenues. The majority of VDSI's sales were comprised of AccessKey II devices. One European customer accounted for 95% and 80% of VDSI's sales in 1995 and 1994 respectively, and 64% and 44% of consolidated revenues in 1995 and 1994, respectively. Revenues for VPS were $1,237,000 and $1,236,000 for the comparable periods.

Cost of Goods Sold

     Consolidated cost of goods sold for the year ended December 31, 1995 was $2,887,000, an increase of $1,464,000, or 103%, over the previous year ended December 31, 1994.

     VDSI's cost of goods sold was $2,033,000 in 1995, representing an increase of $1,308,000, or 180%, over 1994, and accounting for the majority of the increase in consolidated cost of goods sold. The majority of the increase in VDSI's cost of goods sold can be attributed to a corresponding increase in sales, but was further impacted by an adjustment to capitalized development costs amounting to approximately $350,000, and the write down of certain inventory valuations amounting to approximately $100,000, both occurring in the fourth quarter of 1995.

     VPS's cost of goods sold was $854,000 in 1995, representing an increase of $156,000, or 22%, over 1994. This increase is reflective of higher costs associated with the inclusion of increased third party goods and services in the delivery of certain assignments.

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

Sales and Marketing Expenses

     Consolidated sales and marketing expenses for the year ended December 31, 1995 were $245,000, an increase of $88,000, or 56%, over 1994. The entire increase can be attributed to VDSI and reflects additions of personnel and related expenses and investments in the development of the North American market.

Research and Development

     Total research and development costs for the year ended December 31, 1995 were $242,000, an increase of $31,000, or 15%, over the prior year. R&D costs are principally attributable to the operations of VDSI.

     Current VASCO has expensed, as cost of revenues, $445,000 and $54,000 in 1995 and 1994, respectively, reflecting the amortization of capitalized development costs. In the fourth quarter of 1995, Current VASCO accelerated the amortization of capitalized development costs to reflect an adjustment to the estimated economic life of certain products, which amounted to approximately $350,000.

     Net product development costs carried as an asset were $157,000 and $602,000 at December 31, 1995 and December 31, 1994, respectively. There were no product development costs capitalized in 1995 as compared to $228,000 in 1994.

General and Administrative Expenses

     Consolidated general and administrative expenses for the year ended December 31, 1995 were $855,000, an increase of $143,000, or 20%, over 1994. The entire increase can be attributed to VDSI and reflects additions of personnel and related expenses and investments in the development of the North American market.

Operating (Loss) Income

     Current VASCO's consolidated operating loss for the year ended December 31, 1995 was $534,000, compared to an operating profit of $192,000 for the previous year. The loss was primarily due to the accelerated amortization of capitalized development costs described above, increased expenditures in virtually all areas of VDSI, and expenses in the development of corporate infrastructure, such as sales personnel, administrative staff and office equipment.

Interest Expense

     Consolidated interest expense for the year ended December 31, 1995 was $74,000, compared to $97,000 in 1994. The decrease of $23,000 can be attributed to average borrowings in 1995 being below those levels of the previous year, and generally lower interest rates throughout 1995.

Income Taxes


     Current VASCO recorded a tax benefit of $251,000 for the year ended December 31, 1995 based upon a loss before taxes of $608,000, compared to a prior year tax expense of $37,000 based upon income before taxes of $95,000. As of December 31, 1995, Current VASCO reflected a net deferred tax asset of $445,000. A valuation allowance was not recorded as management believed that such deferred tax asset would be recoverable on the basis of anticipated future taxable income, also taking into account Current VASCO's past earnings history.


Net (Loss) Income Before Taxes

     Current VASCO reported a net loss of $357,000 for the year ended December 31, 1995. This compares to net income of $58,000 for the previous year.

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

Dividends and Accumulated Deficit

     Dividends of $108,000 and $27,000 were paid in 1995 and 1994, respectively. These dividend payments were attributable to 9,000 shares of Current VASCO Series B Preferred Stock issued in 1994. The Current VASCO Series B Preferred Stock dividend payments of $108,000, and the net loss after taxes of $357,000, yielded an accumulated deficit of $554,000 at December 31, 1995, compared to an accumulated deficit of $9,000 at the end of the previous year.

LIQUIDITY AND CAPITAL RESOURCES

     Since inception, Current VASCO has financed its operations through a combination of the issuance of equity securities, private borrowings, short-term commercial borrowings, cash flow from operations, and loans from Mr. T. Kendall Hunt, Current VASCO's Chief Executive Officer and one of the stockholders of its original corporate predecessor.

     In 1995 Current VASCO borrowed $130,000 from Mr. Hunt, resulting in a total loan payable balance of $190,000 at the end of 1995. This loan was repaid in 1996 from the proceeds of private placements during 1996.

     Also during 1995, Current VASCO privately placed units consisting of 217,352 shares of Current VASCO Common Stock and 108,676 Current VASCO Warrants to purchase one share of Current VASCO Common Stock at $6.00. The Current VASCO Warrants are exercisable at the option of the holder; however, Current VASCO maintains the right to require exercise of the warrants 30 days prior to a public offering of Current VASCO's stock. Total issue fees and costs of $22,261 have been netted against $369,498 of proceeds from the placement.


     Of the total 108,676 units issued in the private placement described in the immediately preceding paragraph, 53,000 units were sold to a group of investors subject to a Registration Rights Agreement ("Rights Agreement") entered into on October 19, 1995. The agreement required that the common stock portion of the units (106,000 shares) be covered by an effective registration statement under the Securities Act by July 1, 1996. The described remedy in the event of default was a put option (the "put"), allowing the investors to exchange their units for consideration of $7.00 per unit, or $3.50 per common share. Due to a delay in making the required filing with the Securities and Exchange Commission, Current VASCO agreed to an extension and renegotiation of the Rights Agreement. This resulted in a requirement for an effective registration statement on or before March 31, 1997 and an increase in the put price to $14.00 per unit, or $7.00 per share. This filing deadline also was not satisfied and Current VASCO and the investor group entered into an amended agreement under which (i) the investors "put" approximately one-third of their shares (35,328 shares) back to Current VASCO with payments totaling $247,261 being remitted to the investor group, (ii) additional Current VASCO Warrants to purchase an aggregate of 141,344 shares of Current VASCO Common Stock at a price of $5.19 per share were granted to the investor group, (iii) the March 31, 1997 deadline for an effective registration statement was changed to March 31, 1998, and (iv) the investor group received the right to put their shares to Current VASCO if after March 7, 1997 Current VASCO raises financing of $5,000,000 or more.


     During the second quarter of 1996, Current VASCO placed additional units consisting of 666,666 shares of Current VASCO Common Stock and 137,777 warrants, each of which entitles the holder to purchase one share of Current VASCO Common Stock at $4.50. The private placement of shares and warrants generated gross proceeds of $3,000,000. In addition, in the same transaction, Current VASCO borrowed $5,000,000 and issued a $5,000,000 convertible note due on May 28, 2001. The note bears interest at 9%, with interest payable to the holder on a quarterly basis. The holder may, at its option, elect to receive interest payments in cash or common stock. In calculating the shares of Current VASCO Common Stock to be issued in lieu of cash interest, the average closing price for shares of Current VASCO Common Stock for the previous 20 trading days is used. In the event Current VASCO receives funds equal to or greater than $30,000,000 from a public offering of its common stock, the holder of this note has the right to require Current VASCO to pay all amounts due and owing under the note within 30 days of receipt by Current VASCO of notice from the holder of exercise of this right. Total issue fees and costs of $170,000 related to the equity portion of this transaction have been netted against the $3,000,000 of proceeds from the equity private placement. In addition, 55,555 shares of Current VASCO Common Stock and 8,889 Current VASCO Warrants, each of which entitles the holder to purchase one share of Current VASCO Common Stock at $4.50, were issued as commissions related to the placement.

     The proceeds from the $8,000,000 private placement ($3,000,000 equity and $5,000,000 debt) were used to make the first installment of $4,800,000 toward the Digipass purchase, to satisfy one-time expenses related to the Lintel Security and Digipass acquisitions, to retire Current VASCO's debt to its commercial lender and to Mr. Hunt, and to fund working capital requirements in general.

     In 1996 Current VASCO raised additional funds in a private placement of units consisting of 237,060 shares of Current VASCO Common Stock and 35,329 Current VASCO Warrants, each of which entitles the holder to purchase one share of Current VASCO Common Stock at $4.50. Total issue fees and costs of $47,885 were netted against the $1,066,770 in total proceeds from the placement in Current VASCO's financial statements. In addition, 16,489 shares of Current VASCO Common Stock were issued as commissions related to the placement.


     The net effect of 1996 activity resulted in an increase in cash of $1,069,000, resulting in a cash balance of $1,814,000 at December 31, 1996, compared to $745,000 at the end of 1995. Current VASCO's working capital at December 31, 1996 was $4,902,000, an increase of $3,828,000, or 356%, from
$1,074,000 at the end of 1995. The majority of the improvement is attributable to an increase in all current asset categories, aided by the addition of VASCO Europe's assets and the private placements made during the year, offset with the final payment related to the Digipass acquisition in the amount of $3,400,000. Current VASCO's current ratio was 2.32 at December 31, 1996, compared to 2.01 at the end of 1995.



     Effective in June 1997, Current VASCO established a bridge loan with Generale Bank in the amount of $2,500,000, evidenced by five convertible notes in the amount of $500,000 each. The loan obligates Current VASCO to cause New VASCO to assume all obligations under the loan and in the event the Exchange Offer is completed New VASCO will automatically become an obligor under the notes. These notes bear interest at a rate of 3.25%, payable quarterly, and are due September 30, 1998, at which time 116% of the principal amount becomes due and payable. In the event Current VASCO (or New VASCO) completes a public offering prior to September 30, 1998, the holder of a note has the option within seven days after the completion of a public offering to require the note to be repaid at 100% of the principal amount thereof in cash or in common shares (valued at the public offering price), at the holder's election, together with all accrued and unpaid interest to the date of repayment plus additional special interest payable in cash as follows: $55,556 if repayment is on or before December 31, 1997; $88,235 if repayment is between January 1, 1998 and March 31, 1998, both dates inclusive; and $125,000 if repayment is between April 1, 1998 and September 30, 1998, both dates inclusive. In the event that the holder of the note does not elect within seven days after completion of the public offering to require the note to be repaid, the holder may at any time thereafter (until the close of business on the September 30, 1998 maturity date) require the principal amount of the note to be repaid in shares of common stock (valued at the public offering price) plus accrued and unpaid interest to the date of repayment (but no additional special interest shall be payable). If the notes have not been repaid prior to the September 30, 1998 maturity date, and Current VASCO (or New VASCO) fails to repay the note prior to November 1, 1998, then on and from November 1, 1998 (but before payment of the note), in the event a public offering has not been completed the bank may convert the principal amount into shares of Current VASCO Common Stock (i) at a conversion price equal to a historical 20 day trading price in the United States if the stock is listed or quoted on the NASDAQ, EASDAQ or another national U.S. stock exchange, plus the payment of $250,000 in special interest, payable in cash or shares at the option of the bank, or (ii) if the shares are not so listed, at a conversion price of $1.00. These five notes also expressly provide that they are convertible into shares of New VASCO Common Stock, upon the same terms and conditions, in the event the Exchange Offer is consummated. Current VASCO also issued to the bank warrants entitling the bank to acquire an aggregate of 40,000 shares of Current VASCO Common Stock (or New VASCO Common Stock if the Exchange Offer is consummated) at exercise prices ranging from $4 to $10 per share.

     As a result of the foregoing activities, at June 30, 1997 Current VASCO had a cash balance of $2,863,000 and its current ratio was 3.97.


     VDSE entered into a convertible loan agreement with Banque Paribas Belgique S.A. effective August, 1997, in order to refinance the $3.4 million payment due December 31, 1997 in connection with Current VASCO's acquisition of Digipass. The terms of the agreement provide that the $3.4 million principal amount is convertible, at the option of the lender, into shares of Current VASCO Common Stock or, if the Exchange Offer is consummated, into shares of New VASCO Common Stock. This loan bears interest at the rate of 3.25%, payable annually, and matures on September 30, 2002. The loan is convertible, commencing on the earlier of January 1, 1999 or the date of a public offering of Current VASCO (or New VASCO) shares on the EASDAQ and/or NASDAQ and terminating on August 31, 2002, at a conversion price equal to the per share public offering price, provided, however, that if no such offering has occurred prior to January 1, 1999, and the loan is converted after such date but prior to a public offering, the conversion price is the average closing market price for shares of Current VASCO Common Stock on the OTC BB for the 20 trading days prior to the date of the notice of conversion, less 10%. In the event a public offering is completed, the lender may at its option (by written notice within seven days after receipt by Current VASCO (or New VASCO) of proceeds of the public offering) require the principal amount of the loan to be repaid in cash, in which case additional special interest is payable as follows: $340,000 if repayment is on or before June 30, 1998, $510,000 if repayment is between July 1, 1998 and December 31, 1998 (both dates inclusive), and $680,000 if repayment is on January 1, 1999 or later.

     Current VASCO intends to seek acquisitions of businesses, products and technologies that are complementary or additive to those of Current VASCO. While from time to time Current VASCO engages in discussions with respect to potential acquisitions, Current VASCO has no plans, commitments or agreements with respect to any such acquisitions as of the date of this Prospectus and currently does not have excess cash for use in making acquisitions. There can be no assurance that any such acquisition will be made.

     Current VASCO believes that its current cash balances and anticipated cash revenues from its 1997 operations will be sufficient to meet its anticipated cash needs through the end of 1997. Current VASCO is currently seeking to establish a new credit facility with a commercial lender and has entered into engagement letters with Banque Paribas S.A. and Generale Bank for a possible future public offering. There can be no assurance, however, that Current VASCO will be successful in establishing a new credit facility or effecting a public offering.

PREVIOUS INDEPENDENT ACCOUNTANTS


     Price Waterhouse LLP audited Current Vasco's financial statements for the two fiscal years ended 1995. Following the acquisition of Lintel Security and Digipass, the Audit Committee dismissed Price Waterhouse LLP as the independent accountants of Current VASCO. The reports of Price Waterhouse LLP on the financial statements of Current VASCO for the two years ended December 31, 1995 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for the two years ended December 31, 1995, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statements for such years. During the course of Price Waterhouse's audit of the 1995 financial statements discussion were held with Current VASCO's management and the audit committee concerning enhancements necessary in internal controls to enable Current VASCO to develop reliable financial statements on a timely basis.



     Management has taken steps, based on Price Waterhouse's recommendations, to enhance internal controls. In this regard, Current VASCO has hired additional accounting resources and implemented an automated accounting system.

NEW INDEPENDENT ACCOUNTANTS


     Concurrently with the dismissal of Price Waterhouse LLP, the Company engaged KPMG Peat Marwick LLP as Current VASCO's independent auditor for 1996, in large part due to KPMG Peat Marwick LLP's resources in Belgium. KPMG Peat Marwick LLP was also engaged to reaudit the financial statements of Current VASCO for the two years ended December 31, 1995. Current VASCO did not consult with KPMG Peat Marwick LLP with respect to any particular accounting issues prior to KPMG Peat Marwick LLP's engagement by Current VASCO. KPMG Peat Marwick LLP has not formally expressed their views regarding the adequacy of internal controls; however, the Company has not been advised of any reportable conditions or material weaknesses relating to the 1996 audit.


                  CERTAIN INFORMATION CONCERNING CURRENT VASCO

BUSINESS

INTRODUCTION

     Current VASCO designs, develops, markets and supports open standards-based hardware and software security systems which manage and secure access to information assets. Current VASCO's hardware products include time-synchronous response only, challenge/response and time-synchronous challenge/response user authentication devices, some of which incorporate an electronic digital signature feature to guarantee the integrity of data transmissions. These devices are commonly referred to as security tokens.

     Current VASCO's security tokens are based upon Current VASCO's core encryption technology, which utilizes two widely known and accepted algorithms, Data Encryption Standard ("DES") and Rivest, Shamir, Adelman ("RSA"). Current VASCO's Cryptech division produces high speed hardware and software encryption products used both internally for Current VASCO's security tokens and for OEM vendors requiring real time encryption services. In addition, Current VASCO recently has introduced a smartcard security token that uses the challenge/response mode and the X.509 certificate authentication standard.

     Current VASCO's security tokens are designed to be used with the VASCO Access Control Manager ("VACMan") server software or to be integrated directly into applications. Together, Current VASCO's software and hardware products provide what it believes is an economical state-of-the-art authentication, authorization and accounting security system.

     Current VASCO's security products are sold primarily to value-added resellers and distributors, and to a lesser extent end-users. Current VASCO had sold over 1.8 million security token devices, its primary product line, as of June 30, 1997.

     Current VASCO has embarked upon an aggressive campaign to expand its distributor and reseller network. Distributors and resellers that have entered into agreements with Current VASCO's operating subsidiaries include, among others, Concord-Eracom Nederland BV, The Peripheral People, Protect Data Norge AS, Sirnet AB, All Tech Data Systems, Inc., Clark Data Systems, Inc., HUCOM, Inc. and SEI Information Technology.

     Representative end-users of Current VASCO's products include ABN-AMRO Bank, Generale Bank, Banque Paribas Belgique S.A., Rabobank, S-E Banken, AMP Inc., Volvo Data North America, Inc., France Telecom, Manitoba Telephone, Andrew Corp., and Molson Breweries.

THE DATA SECURITY INDUSTRY

     Industry Background. The increasing use and reliance upon proprietary or confidential data by businesses, government and educational institutions that is accessible remotely by users, together with the growth in electronic commerce, has made data security a paramount concern. Current VASCO believes that data security concerns will spur significant growth in the demand for both enterprise and consumer security solutions.

     ENTERPRISE SECURITY. With the advent of personal computers and distributed systems in the form of wide area networks ("WANs"), intranets which connect users in disparate facilities, local area networks ("LANs"), which connect users located in a single facility and the public network known as the Internet/ World Wide Web (the "Internet"), and other direct electronic links, many organizations have implemented applications to enable their work force and third parties, including vendors, suppliers and customers, to access and exchange data. As a result of the increased number of users having direct and remote access to enterprise networks and data, including a growing number of mobile computer users and telecommuters that perform some or all of their work from home or other remote locations, data has become increasingly vulnerable to unauthorized access.

     Unauthorized access can range from users who are authorized to access portions of an enterprise's computing resources accessing unauthorized portions, to hackers who have no legitimate access breaking into a network and stealing or corrupting data. The consequences of such unauthorized access, which can often go undetected, can range from theft of proprietary information or other assets to the alteration or destruction of stored data. As a result of unauthorized access stemming from the increased use of enterprise-wide computing and remote access, network security has become a primary concern to most companies that use and rely on data. This increased attention to data security has stimulated demand for data security products. Current VASCO believes that enterprises are seeking solutions which will continue to allow them to expand access to data while maintaining adequate security.

     CONSUMER SECURITY. In addition to the need for enterprise-wide security, the proliferation of PCs in both home and office, combined with widespread access to the Internet, have created significant opportunities for electronic commerce such as electronic bill payment, home banking and home shopping. All of these activities are primarily based on the use of the Internet and, according to published reports, the growth in the number of Internet users alone is expected to increase from approximately 28 million Web users worldwide in 1996 to approximately 175 million users worldwide by the end of 2001.

     The public generally perceives that there is a risk involved in using credit cards to make purchases via the Internet and this perception has hampered the development of consumer-based electronic commerce. Accordingly, Current VASCO believes that successful expansion of electronic commerce, particularly in North America which has generally lagged behind Europe in this area, requires the implementation of improved security measures, which accurately identify users and reliably encrypt data transmissions over the Internet.

     CURRENT DATA SECURITY SOLUTIONS
                    BUILDING BLOCKS OF DATA SECURITY GRAPHIC

                        BUILDING BLOCKS OF DATA SECURITY

     Data security and secured access to on-line commerce generally consist of five components:

          Encryption: Maintains data privacy by converting information into an unreadable pattern and allowing only authorized parties to decrypt the data. Encryption can also maintain data integrity by creating digital signatures for transmitted data, enabling the recipient to check whether the data was changed since or during transmission.

          Identification and Authentication: Serves as the foundation for other security mechanisms by verifying that a user is who he or she claims to be. Identification and authentication mechanisms are often employed with encryption tools to authenticate users, to determine the proper encryption key for encrypting/decrypting data, or to enable users to digitally "sign" or verify the integrity of transmitted data.

          Access Control: Includes firewalls, which limit a user's access to data to only that data which he or she is authorized to access, and authorization and accounting systems, which also limit access to data and keep track of a user's activities after access has been granted.

          Anti-virus: Programs that scan for and, in many cases, remove destructive computer programs known as computer viruses that can become imbedded into programs residing on a computer.

          Administration and Management Tools: Set, implement and monitor security policies, the access to which is typically regulated by access control systems. These tools are extremely important to the overall effectiveness of a security system.

     The most effective security policies employ most, if not all, of these five components. However, most companies only implement a patchwork combination of these components which can result in their security systems being compromised.

     Historically, Current VASCO's primary products have been security tokens. Security tokens are an integral part of identification and authentication systems, which in turn serve as the foundation for each of the five components of data security outlined above. Current VASCO has sought to leverage its identification and authentication expertise by expanding its product offerings to include the other components of data security, in each case incorporating Current VASCO's security tokens. Current VASCO has sought to expand its product offerings to reach its ultimate goal of supplying a full range of security products for integrated, enterprise-wide security solutions which will meet the needs of the emerging data security market.

     IDENTIFICATION AND AUTHENTICATION. Identification and authentication systems provide the foundation for security systems by validating the identity of each user attempting to access information or data contained in a system, regardless of location. The most common use of an identification and authentication device is to authenticate local and remote users who have established a network connection to a company's computer network. Authentication is often done in conjunction with a firewall to authenticate internal users of stand-alone PCs on networks or to authenticate customers and suppliers who have been granted access to a restricted portion of the company's data or other information.

     There are three basic methods used to authenticate a user. The first method identifies WHO THE USER IS, utilizing a hard-to-forge physical attribute such as the user's fingerprints, voice patterns or eye retina patterns. In each case the physical attribute, or biometric, must be capable of being scanned and converted to a digital document. While biometric devices offer a high level of authentication, they are susceptible to replay attacks. Replay attacks collect samples of a user's biometric "print" (i.e. voice, finger, retina) and then replay the "print" to access a target system. Furthermore, current technology requires additional hardware to acquire, or read, the biometric "print." The added hardware presents two challenges for biometric solutions, one is the cost and the second is installation and maintenance.

     The second authentication method is identifying WHAT THE USER KNOWS, usually a password known only to the specific user. Passwords, while easy to use, are also the least secure because they tend to be short and static, and are often transmitted without encryption ("clear text"). As a result, passwords are vulnerable to decoding or observation and subsequent use by unauthorized persons. Once a user's password has been compromised, the integrity of the entire computer network can be compromised.

     The third authentication method identifies WHAT THE USER HAS, generally a physical device or token intended for use by that specific user. Tokens are small devices ranging from simple credit card-like devices to more complex devices capable of generating time-synchronized challenge/response access codes. Early examples of simple tokens include building access passes.

     Certain token-based systems require both possession of the token itself and a PIN to indicate that the token is being used by an authorized user. Such an approach, referred to as two-factor authentication, provides much greater security than single factor systems such as passwords or simple possession of a token. Early implementations of two-factor authentication include automatic teller machine ("ATM") cards. ATM cards require the user to possess the card and to know the PIN before engaging in the transaction. Current VASCO believes that the use of the two-factor authentication system is the optimal solution for reliable computer and network security and has targeted its products toward this end.

     Security Tokens. A security token is a small, portable computing device designed to generate a one-time password. They are normally difficult to counterfeit and are assigned to an individual user. The user transmits a token-generated password, along with an assigned user ID, to a host or authentication server, requesting access, generally to a network. Token-generated passwords are derived from a secret key or seed value. An authentication server on the network receives and decrypts the token password with a corresponding decryption key, validates the user, and (if validated) grants access. Currently available security tokens are event-based, time-synchronous, response only or challenge/response based.

     Event-based tokens have the same list of predetermined passwords as the authentication server. Passwords are generated by the token in a predetermined manner, which is expected by the server, and the passwords remain valid for indefinite periods of time. As a result of the passwords being generated from a predetermined list and their ease of calculation by unauthorized users, event-based tokens are the easiest to compromise.

     Time-synchronous tokens require the authentication server and the token to be password time-synchronous. When used, the token will calculate and display a password using a stored secret seed value and the current time of day. The server then determines whether the password received is correct for the time frame that it was used in. The principal drawbacks for time-synchronous tokens are extensive maintenance with respect to clock synchronization and the possibility of multiple uses within the specified time frame. Usually, steps are taken to limit the re-use of a password, however, when a time-synchronous token is defined to multiple authentication servers, a common practice, then there is a risk of a password being re-used to access other servers. Nevertheless, these devices provide a higher level of security than event-based tokens.

     Response only tokens use either an "event" or time to calculate the response only password. Response only tokens require the user to activate the token and read the password.

     Challenge/response tokens provide the highest level of security. The authentication server responds to a request for access by issuing a randomly generated challenge in the form of a numeric or alphanumeric sequence. The token, using its embedded seed value, or key, encrypts the challenge. The result is an encrypted response which the user then transmits back to the authentication server via the user's PC keyboard. The server in turn retrieves the key that has been assigned to that user and decrypts the user's response. Assuming a match exists, the server authenticates the user and grants access.

     As with time-synchronous tokens, challenge/response tokens do not transmit an encryption key. However, unlike time-synchronous tokens, passwords of challenge/response tokens are one-time passwords that can never be reused. In addition, there is no opportunity to initiate a second, illegal session with a challenge/response token. Each attempt at access is accompanied by a new challenge and a correspondingly unique password response.

     Although challenge/response tokens generate true one-time passwords, it is possible to compromise the internal seed value of pure challenge/response tokens that only use the seed value and the challenge to calculate the response.

     Time synchronous challenge/response tokens can be used to add another variable in the calculation of the onetime password. In addition to the secret seed value and the challenge from the host server, the time of day can be used. Because there is a challenge, the time synchronization does not have to be nearly as exact as with time-synchronous tokens. When time is used as an input variable for challenge response tokens, it is impossible, with today's most advanced computers, to use dictionary attacks to compromise the token.

     Smartcards. Smartcards are credit card sized devices that contain an embedded microprocessor, memory and secure operating system. Smartcards have been used in many applications, for example, as stored value cards, either for making general purchases or for specific applications such as prepaid calling cards, and as health care cards, which are used to store patient and provider information and records. Major smartcard chip and card manufacturers include Gemplus SA, Schlumberger Ltd., Philips Electronics N.V., Siemens A.G. and Groupe Francois Charles Oberthur (FCO). These vendors, together with cryptographic vendors, have worked to make smartcard standards compatible with cryptographic standards to offer a security solution with authentication and digital signature capabilities.

CURRENT VASCO SOLUTION

     The following illustrates a sample configuration of a network and components of a security system:
                             SECURITY SYSTEM CHART

     To date, most approaches to network security have been limited in scope and have failed to address critical aspects of data security. Current VASCO believes that the computer security industry is moving away from incremental or point solutions to enterprise-wide, fully integrated solutions. Current VASCO believes that an effective enterprise-wide solution must address and assimilate issues relating to the following: ease of use and administration, reliability, interoperability with heterogeneous enterprise environments and existing customer applications, and scaleability. Current VASCO also believes that in order to capitalize on this growing market need for enterprise-wide security solutions, network security products must embody both hardware and software components and provide an industry-accepted, open standards-based solution.

     Accordingly, Current VASCO has adopted the following approach to data security:

          (i) In designing its products, it has sought to incorporate all industry-accepted, open, non-proprietary, remote access protocols, such as RADIUS and TACACS+. This permits interoperability between Current VASCO's security token products and leading remote access servers.

          (ii) It has incorporated the two most widely known and accepted algorithms -- the DES and RSA algorithms -- into its products and has sought to refine its offering of single-function, multi-function, challenge/response, response only and digital signature security token products. Current VASCO believes that its combination of software and hardware products provide security with added speed, cryptographic functionality, reliability and flexibility not attainable with software-only programs. Its products provide two-factor authentication requiring the authorized user to possess both the token and the appropriate PIN.

          (iii) In addition to providing identification and authentication features in its security products, Current VASCO has included in its security systems accounting and auditing features that allow customers to track and analyze all user access and attempted access to network systems. This permits easier customer implementation and monitoring of corporate security policies.

          (iv) Current VASCO has designed its security systems to support various platforms -- such as Windows NT -- thereby allowing customers to ensure the same security for remote users as is provided to office-based users.

          (v) Current VASCO has sought to design products that are easy to use and competitively priced. It also is increasing its customer support capabilities to ensure the smooth installation and maintenance of its systems.

     As a result of this approach, Current VASCO believes it has positioned itself to market a new generation of open standards-based hardware and software security systems, including those designed to provide security to Internet users, and it intends to continue to grow to provide a full range of identification and authentication and other security products. See "Strategy."

     Security Token Products. Generally, Current VASCO's challenge/response tokens work as follows: when a user logs onto a computer or enters a program or network with a user ID, the computer generates a numeric or alphanumeric challenge and displays both the challenge and a flashing bar pattern on the terminal screen. The user holds a token up to the flashing pattern on the screen, and the token reads and interprets the pattern and then displays a unique, or one-time, password on its liquid crystal display. The user then enters this password on the computer keyboard and, if a match exists, access to the computer, program or network is granted. If the terminal screen is not able to display a flashing bar pattern, the user can enter the numeric or alphanumeric challenge into the keypad on the token. PIN protected, break-in attempts to unlock the key are tracked by the token internally. After a pre-programmed number of invalid attempts, the token will be locked out of the system for a specified period of time.

     Some of Current VASCO's products also are able to perform "digital signatures" for applications which require proof that a transaction was authorized. A combination of numbers from the transaction are entered into a token which produces an encrypted number that only that specific token, and the information from the transaction, could have created. This number is then entered as part of the transaction, acting as a digital signature authorizing the transaction.

     Current VASCO's security tokens include AccessKey II and AuthentiCard, each an optical, hand-held challenge/response security token with a liquid crystal display and numeric keypad that generates a unique password each time it is used, and Digipass, a time-synchronous response only token that generates a one-time password, to authenticate users of PCs and networks and to verify data transmissions by electronic signature. In late 1997, Current VASCO expects to begin shipping its AccessKey III, which is an optical, hand-held multiple-mode security token capable of operating in time-synchronous response only, challenge/response and time synchronous challenge/response modes and of performing digital signature functions.

     Smartcards are also emerging as viable security devices. Current VASCO recently announced a new smartcard product, VACMan/CryptaPak, that combines two authentication standards on one smartcard. VACMan/CryptaPak is a standards based smartcard solution that secures Internet applications based on the X.509 authentication standard and also secures remote dial-in access based on the RADIUS authentication standard. It includes a smartcard, smartcard reader and software that enables Netscape Communications Corporation's Communicator to authenticate users via the X.509 certificate standard and software that enables remote dial-in users to be authenticated via the RADIUS authentication standard. See "Current VASCO Security Products" below.

     Encryption Products. Hardware encryption product offerings from Current VASCO include DES and RSA microprocessor chips that perform algorithmic functions for use in, among other things, ATMs, fax machines, modems and security servers. Current VASCO's DES and RSA chips are also the central component of its PC DES/RSA Cards, which are printed circuit boards that enable software applications to provide encryption security. Current VASCO also has acquired a software encryption application, Point 'n Crypt, which resides on a PC workstation and enables the user to encrypt or decrypt Windows files or folders. See "Current VASCO Security Products" below.

     Access Control Products. Current VASCO has, through a strategic relationship, developed the VACMan access control system, which centralizes security services in a single location, supports all of Current VASCO's token devices, and is based on industry standard protocols to maximize interoperability. VACMan also incorporates authorization and accounting features. See "Current VASCO Security Products" below.

STRATEGY

     Current VASCO's objective is to establish itself as a single source data security solutions vendor and to become a leader in the data security market. Current VASCO's growth is largely dependent on the successful implementation of its business strategy. There can be no assurance that Current VASCO will be able to successfully implement its business strategy or that, if implemented, such strategy will be successful. See "RISK FACTORS." Key elements of Current VASCO's strategy for achieving this objective are listed below:

     Increase Name Recognition. Current VASCO intends to increase the name recognition of its products. It believes that by establishing itself as a brand name, it will obtain a key competitive advantage. Current VASCO believes that the market for data security products is confused by multiple technologies and conflicting claims and that end-users will ultimately be more comfortable buying a well-known product. Current VASCO intends to increase its name recognition by emphasizing sales to well-known visible end-users, expanding its distribution network, increasing its presence at technology trade shows and other increased marketing activities such as print media campaigns.

     Expand Product Line. Current VASCO plans to continue to broaden its line of security products to meet its customers' needs and to establish itself as a single source security solutions vendor. Current VASCO intends to accomplish this by continuing to develop identification and authentication expertise, as well as by seeking strategic relationships and acquiring complementary assets or businesses.


     Expand Global Presence. The implementation of data security products for electronic banking in the European market has become widespread and as a result, the market for Current VASCO's products has grown more quickly in Europe than in North America. While sales by VDS NV/SA and VDSI represented 54% and 44%, respectively, of Current VASCO's total revenue for the year ended December 31, 1996, Current VASCO's sales to United States customers represented approximately 5% of all sales for the year ended

December 31, 1996. Current VASCO believes that there are significant opportunities for its products in the developing North American market and further believes it is well positioned to take advantage of this growing market. Current VASCO intends to maintain and expand its leadership role in the identification, authentication, authorization and accounting markets in Europe and to leverage its European expertise to introduce and promote Current VASCO's identification, authentication, authorization and accounting products to the North American and other global markets. Enterprises that allow remote access to proprietary databases or information, or need to ensure secure data transmission for purposes of electronic commerce (including via the Internet), are potential customers for Current VASCO's security products. Current VASCO intends to pursue these potential customers through its growing network of distributors and resellers. See "Expand Marketing Channels" below.

     Expand Marketing Channels. Current VASCO intends to aggressively recruit and support a network of value added resellers worldwide that specialize in both vertical (banking, financial, health, telecommunications and government) markets and horizontal (remote access and Internet application) markets. By undertaking these activities, Current VASCO intends to address and fulfill the requirements of the growing remote access market that is in need of advanced identification, authentication, authorization and accounting products. Some of the distributors and resellers that have entered into agreements to distribute Current VASCO's products in various strategic markets include:


            EUROPE                 NORTH AND SOUTH AMERICA         ASIA/AUSTRALIA
            ------                 -----------------------         --------------
Concord-Eracom Nederland B.V.   All Tech Data Systems, Inc.    Horizon Systems
(Netherlands)                   (Midwestern United States)     (Hong Kong)
Protect Data Norge AS           Clark Data Systems, Inc.       HUCOM, Inc.
(Scandinavia)                   (Southwestern United States)   (Japan)
Secureware                      Excelsys, SA
(France)                        (Chile)
Sirnet AB                       LatinWare Ltda.
(Scandinavia)                   (Colombia)
                                SEI Information Technology
                                (Midwestern United States)


     Develop Strategic Relationships. To accomplish its strategic goals, Current VASCO has established and is developing strategic relationships with other vendors of complementary security products and may seek to acquire complementary assets or businesses. Also, Current VASCO has identified vendors of security or remote access products that relied solely on static passwords which Current VASCO believes its products can enhance.

     Current VASCO also has entered into co-development agreements with certain companies to gain access to technology critical to the acceptance and adoption of Current VASCO technology and products. The first such agreement, with TriNet Services, Inc., resulted in Current VASCO's Internet AccessKey, enabling Current VASCO to become the first security authentication vendor to enhance security when accessing the Internet. The Internet AccessKey won the Sun Microsystems Java Cup International award for productivity tools.

     Current VASCO also entered into a co-development agreement with SHIVA Corp. ("SHIVA"), a leader in remote access communications equipment, pursuant to which Current VASCO licensed from SHIVA a generic security server. The resulting product, VACMan, enables Current VASCO technology and products to be inserted into virtually any organization that allows remote dial-in access to its computer networks.

     In addition, Current VASCO has entered into an original equipment manufacturer agreement with Netscape Communications Corporation ("Netscape") to bundle Netscape technology and products with Current VASCO products. The first result is a new product - VACMan/LDAP - which allows installations to define user information, including all token information, into Netscape's Directory Server. Netscape is the first vendor to offer a product that supports a newly adopted world wide standard for directory services. Current VASCO intends to offer a product that supports the same newly-adopted worldwide standard for directory services which will result in a globally distributed security database accessible by a number of applications requiring information about users.

CURRENT VASCO SECURITY PRODUCTS

     Current VASCO's family of hardware products include time-synchronous response only, challenge/response and time-synchronous challenge/response user authentication token devices or security tokens. Through June 30, 1997, Current VASCO had sold over 1.8 million security tokens (AccessKey II, AuthentiCard and Digipass). In addition, Current VASCO recently began marketing a smartcard security token that uses the challenge/response mode and the X.509 certificate authentication standard. Current VASCO also designs, develops and markets encryption chips and encryption boards through a division called Cryptech. The primary customers of the Cryptech products are OEMs of telecommunications equipment that require real time encryption.

     All Current VASCO's security tokens are used with its software authentication server, VACMan, to provide a complete identification, authentication, authorization and accounting security system. VACMan supports each of Current VASCO's security devices and permits users to centralize their security systems in a single server or network of servers. It is designed for small, medium and large enterprises and Internet service providers, and it provides a centralized and flexible solution for managing network access. VACMan is scaleable for large remote access systems and a single server can support numerous distributed network access servers.

     Current VASCO also offers numerous additional products to extend the security services of VACMan/Server to platforms and/or applications that do not yet support the RADIUS protocol. Examples of such products are VACMan/Client NT, VACMan/Client Enterprise (Netscape Web server), VACMan/Client IIS (Microsoft Web Server), and VACMan/Client Solarias. In addition Current VASCO offers workstation software to enhance network connections when using advanced products like AccessKey II or VACMan/CryptaPak. These products have unique workstation requirements to generate a terminal flash pattern for AccessKey II and to communicate to a smartcard reader attached to the workstation in the case of VACMan/CryptaPak.

     Current VASCO also provides a software development kit ("SDK") that can be used by other vendors or by clients to build RADIUS support into their products or applications. This SDK enables them to perform one integration project and gain support for all RADIUS compliant security servers. The SDKs are written in the C programming language and can be used in numerous operating system environments such as MVS, VMS, UNIX, Windows, NetWare and DOS. The SDKs enable Current VASCO's strategic partners to integrate Current VASCO's products into their own product offerings.

     The following chart describes each of Current VASCO's principal products:

HARDWARE                         FEATURES
--------                         --------
AccessKey II                     -    Time-synchronous, challenge/response token generates
                                      one-time password with each use by application of patented technology
                                 -    Optical interface reads flashing pattern on computer screen from
                                      which token generates one-time password
                                 -    Optional PIN protection feature
AuthentiCard                     -    Time-synchronous, challenge/response token generates
                                      one-time password with each use
                                 -    Utilizes DES algorithm
                                 -    Operates optically or numerically
                                 -    PIN protection and token lock/unlock feature
                                 -    Programmable user messages

HARDWARE                         FEATURES
--------                         --------
Digipass                         -    Time-synchronous, response only token generates one-time
                                      password
                                 -    Utilizes DES algorithm
                                 -    PIN protection feature
                                 -    Digital signatures feature
                                 -    Storage of multiple secret keys for up to 8
                                      tokens/applications in one
DES and RSA                      -    Incorporate DES or RSA algorithms
Microprocessors*                 -    Cryptographic functionality
                                 -    Potential uses include ATMs, wireless telephone networks,
                                      modems, fax machines, PCs, servers
PC DES/RSA Card*                 -    Printed circuit boards incorporating Current VASCO's DES/RSA microprocessor chips
                                 -    Can be integrated into applications requiring encryption
                                      security or used as development and evaluation tool for
                                      DES/RSA microprocessor chips
                                 -    Development package includes technical manuals, layouts and documented programming source code for DOS, Windows, Windows
                                      NT, OS/2 and SCO/UNIX.
VACMan/CryptaPak                 -    Hardware and software package
(including smartcard)            -    Includes smartcard token, smartcard reader and enabling
                                      software
                                 -    Provides challenge/response and X.509 authentication based dentification and authentication.

                           SCHEDULED FOR SHIPMENT BEFORE YEAR-END 1997
AccessKey III                    -    Multiple mode token capable of operating in time-synchronous response only, challenge/response, and time-synchronous
                                      challenge/response
                                 -    Utilizes DES algorithm
                                 -    Operates optically and/or numerically
                                 -    PIN protection and token lock/unlock feature
                                 -    Digital signature function
                                 -    Storage of multiple secret keys for up to 3
                                      tokens/applications in one

SOFTWARE                         FEATURES
--------                         --------
VACMan Suite                     -    Centralizes security services (authentication, authorization and accounting) into single set of security servers to
                                      manage network access
                                 -    Supports all Current VASCO tokens
                                 -    Bundled with Netscape servers
                                 -    Open standards based, supports RADIUS and TACACS+ industry standard protocols and offers numerous additional RADIUS
                                      client products to extend the security services of
                                      VACMan/Server to a broad range of platforms
                                 -    Utilizes either ODBC (Other Data Base Compatibility)
                                      compliant
                                      relational data bases for administration and reporting, or an LDAP (Lightweight Directory Access Protocol) compliant
                                      directory server
                                 -    Scaleable for large remote access systems
                                 -    Interoperability with a majority of remote access servers
                                      including SHIVA, Ascend Communications, Cisco Systems and US
                                      Robotics
Internet AccessKey               -    In conjunction with Current VASCO tokens, limits access to proprietary Websites
                                 -    Challenge/response authentication system
                                 -    Winner of 1996 Sun Microsystems Java Cup International award for productivity tools

-------------------------


* Not offered in the United States.

SOFTWARE                         FEATURES
--------                         --------
Point'n Crypt                    -    Encryption software application
                                 -    Resides on PC workstation
                                 -    Encrypts and decrypts Windows files or folders
                                 -    When used with Current VASCO's VACMan/CryptaPak, user's
                                      encryption key can be stored on the user's smartcard

-------------------------

VASCO, AccessKey, VACMan Server and VACMan/CryptaPak are trademarks of Current VASCO, applications for which are pending in the United States. In addition, AuthentiCard and Digipass are trademarks registered in Belgium. This Prospectus also contains trademarks of other companies.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

     Current VASCO relies on a combination of patent, copyright, trademark and trade secret laws, as well as employee and third-party non-disclosure agreements to protect its proprietary rights. In particular, Current VASCO holds several patents in the United States and a corresponding patent in certain European countries, which cover certain aspects of its technology. The majority of its patents cover Current VASCO's AccessKey II, AccessKey III (which will replace AccessKey II), Digipass and AuthentiCard tokens. The remaining terms of the U.S. patents are between six and nine years. Current VASCO believes these patents to be valuable property rights and relies on the strength of its patents and trade secret law to protect its intellectual property rights. To the extent that Current VASCO believes its patents are being infringed upon, it intends to vigorously assert its patent protection rights, including but not limited to, pursuing all available legal remedies.

     While Current VASCO believes that its patents are material to its future success, there can be no assurance that Current VASCO's present or future patents, if any, will provide a competitive advantage. It also may be possible for others to develop products with similar or improved functionality that will not infringe upon Current VASCO's intellectual property rights. Furthermore, to the extent that Current VASCO believes that its proprietary rights are being violated, and regardless of its desire to do so, it may not have adequate financial resources to engage in litigation against the party or parties who may infringe on its proprietary technology. See "RISK FACTORS -- Factors Relating to Operations -- Proprietary Technology and Intellectual Property."

RESEARCH AND DEVELOPMENT

     Current VASCO's research and development efforts are concentrated on product enhancement, new technology development and related new product introductions. Current VASCO employs 13 full-time engineers and, from time to time, independent engineering firms to conduct non-strategic R&D efforts on its behalf. For the fiscal years ended December 31, 1994, 1995 and 1996, Current VASCO expended $211,000, $242,000 and $575,000, respectively, on R&D, representing approximately 7.8%, 6.5%, and 5.6% of consolidated revenues for 1994, 1995 and 1996, respectively. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

     While management is committed to enhancing its current product offerings, and introducing new products, there can be no assurance that Current VASCO's R&D activities will be successful in this regard. Furthermore, there can be no assurance that Current VASCO will have the financial resources required to identify and develop new technologies and bring new products to market in a timely and cost effective manner, or that any such products will be commercially successful if and when they are introduced.

PRODUCTION

     Current VASCO's security hardware products are manufactured by third parties pursuant to purchase orders issued by Current VASCO. Its hardware products are comprised primarily of commercially available electronic components which are purchased globally. Current VASCO's software products are controlled in-house by Current VASCO personnel and can be produced either in-house or by several outside sources in

North America and in Europe. At June 30, 1997, Current VASCO had firm purchase orders from customers for an aggregate of 120,800 AccessKey II, AuthentiCard and Digipass security token units, exclusive of the units shipped under the orders as of June 30, 1997.

     With the exception of the AccessKey II token, Current VASCO's security tokens utilize commercially available programmable microprocessors, or chips. Current VASCO uses two microprocessors, made by Samsung and Epson, for the various hardware products produced other than the AccessKey II token. The Samsung microprocessors are purchased from Samsung Semiconductor in Belgium, and the Epson microprocessors are purchased from Alcom Electronics NV/SA, also located in Belgium. The microprocessors are the only components of Current VASCO's security tokens that are not commodity items readily available on the open market. While there is an inherent risk associated with each supplier of microprocessors, Current VASCO believes having two sources reduces the overall risk.

     AccessKey II uses a custom-designed and fabricated microprocessor which is currently available from a single source, Micronix Integrated Systems, in the United States. Current VASCO does not have a long-term contract with Micronix, but rather submits blanket purchase orders for the AccessKey II microprocessor. Current VASCO expects AccessKey II production to be reduced by the end of 1997 and be replaced by AccessKey III which will employ a widely available microprocessor.

     Orders of microprocessors and some other components generally require a lead time of 12-16 weeks. Current VASCO attempts to maintain a sufficient inventory of all parts to handle short term spikes in orders. Large orders that would significantly deplete Current VASCO's inventory are typically required to be placed with more than 12 weeks of lead time, allowing Current VASCO to attempt to make appropriate arrangements with its suppliers.

     Current VASCO purchases the majority of its product components and arranges for shipment to third parties for assembly and testing in accordance with design specifications. Current VASCO's three security token products are assembled exclusively by two independent companies, each of which is based in Hong Kong. Purchases from one of the companies are made on a purchase order by purchase order basis. Purchases from the other company are under a contract that extends to January 21, 1999, with automatic one-year renewals and subject to termination on six months notice. Each of these companies assembles Current VASCO's security tokens at facilities in mainland China. One of the companies also maintains manufacturing capacity in Hong Kong. Equipment designed to test product at the point of assembly is supplied by Current VASCO and periodic visits are made by Current VASCO personnel for purposes of quality assurance, assembly process review and supplier relations.

     There can be no assurance that Current VASCO will not experience interruptions in the supply of either the component parts that are used in its products or fully-assembled token devices in general. In the event that the flow of components or finished product was interrupted there could be a considerable delay in finding suitable replacement sources for those components, as well as in replacement assembly subcontractors with the result that Current VASCO's business and results of operations could be adversely affected. See "RISK FACTORS -- Factors Relating to Operations -- Dependence on Single Source Suppliers."

COMPETITION

     The market for computer and network security solutions is very competitive and, like most technology-driven markets, is subject to rapid change and constantly evolving products and services. The industry is comprised of many companies offering hardware, software and services that range from simple locking mechanisms to sophisticated encryption technologies. Current VASCO believes that competition in this market is likely to intensify as a result of increasing demand for security products. Current VASCO's competition comes from a number of sources, including (i) software operating systems suppliers and application software vendors that incorporate a single-factor static password security system into their products, and (ii) token-based password generator vendors promoting response only and/or challenge/ response technology, such as ActivCard, Inc., AXENT Technologies, Inc. CRYPTOCard, Inc., Leemah DataCom Security Corporation, Racal-Guardata, Inc., Secure Computing Corp., and Security Dynamics Technologies, Inc. ("SDTI").

     In some cases, these vendors also support Current VASCO's products and those of its competitors. Current VASCO also may face competition in the future from these and other parties in the future that develop computer and network security products based upon approaches similar to or different from those employed by Current VASCO. There can be no assurance that the market for computer and network security products will not ultimately be dominated by approaches other than the approach marketed by Current VASCO.

     Current VASCO believes that the principal competitive factors affecting the market for computer and network security products include name recognition, technical features, ease of use, quality/reliability, level of security, customer service and support, distribution channels and price. Although Current VASCO believes that its products currently compete favorably with respect to such factors, other than name recognition in certain markets, there can be no assurance that Current VASCO can maintain its competitive position against current and potential competitors, especially those with significantly greater financial, marketing, service, support, technical and other competitive resources.

     Many of Current VASCO's present and potential competitors have significantly greater financial, technical, marketing, purchasing and other resources than Current VASCO, and as a result, may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of products, or to deliver competitive products at a lower end user price. Current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of Current VASCO's prospective customers. Accordingly, it is possible that new competitors or alliances may emerge and rapidly acquire significant market share. If this were to occur, the financial condition or results of operations of Current VASCO could be materially adversely effected. See "RISK FACTORS -- Factors Relating to Operations -- Competition."

     Current VASCO's products are designed to allow authorized users access to a computing environment, in some cases using patented technology as a replacement for the static password. Although certain Current VASCO security token technologies are patented, there are other organizations that offer token-type password generators incorporating challenge-response or response only approaches that employ different technological solutions and compete with Current VASCO for market share.

SALES AND MARKETING

     Current VASCO's computer and network security products are marketed primarily through an indirect sales channel and distribution network and, to a lesser extent, directly to end-users. Current VASCO markets its products primarily in North America and Europe through a combination of value-added resellers, original equipment manufacturers, independent distributors and direct sales efforts. A sales staff of 15 coordinates sales through the distribution network and makes direct sales calls either alone or with sales personnel of vendors of computer systems. The sales staff also provides product education seminars to sales personnel of vendors and distributors with whom Current VASCO has working relations and to potential end-users of Current VASCO's products.

     In January of 1997, Current VASCO introduced the VASCO Advantage Reseller ("VAR") program. The goal of this program is to expand Current VASCO's marketing channels by engaging companies already proficient in reselling computer network products and security solutions to distribute Current VASCO's products. The graph below depicts the number of value added resellers, resellers, OEM's and distributors (collectively referred to as "Resellers") that resell Current VASCO's products.

     Current VASCO works with these Resellers through its United States and European operating subsidiaries, VDSI and VDS NV/SA. VDSI, which is primarily responsible for North America, South America and Japan, started in 1997 with one Reseller. Since January 1, 1997, arrangements have been made with 24 additional Resellers, for a total of 25. VDS NV/SA, which is generally responsible for developing sales in the remainder of the world, had an existing base of 17 Resellers prior to the announcement of the VAR program. Since January 1, 1997, VDS NV/SA has engaged an additional 19 Resellers, for a total of 36.

Combined, VDSI and VDS NV/SA have established relationships with a total of 61 Resellers to date, against a target of 64 for year-end 1997.

             MEASUREMENT PERIOD                     US ACTUAL             EUROPE ACTUAL
           (FISCAL YEAR COVERED)
JAN                                                                1                      17
FEB                                                                1                      20
MAR                                                                1                      23
APR                                                                2                      25
MAY                                                                7                      27
JUN                                                               10                      31
JUL                                                               15                      34
AUG                                                               25                      36


     Current VASCO's international sales and operations are subject to risks such as the imposition of government controls, new or changed export license requirements, restrictions on the export of critical technology, trade restrictions and changes in tariffs. While Current VASCO believes its products are designed to meet the regulatory standards of foreign markets, any inability to obtain foreign regulatory approvals on a timely basis could have a material adverse effect on Current VASCO's financial condition or results of operations.



     Current VASCO products are subject to export restrictions and controls as administered by the National Security Agency, the Department of State and the Department of Commerce. Encryption products are eligible for export depending upon the level of encryption technology incorporated into the product. U.S. export laws also prohibit the export of encryption products to a number of specified hostile countries. Until recently, Current VASCO did not need to obtain U.S. export licenses for its products. However, two new encryption products, VACMan/CryptaPak and VACMan/Point'n Crypt, introduced to the Current VASCO product line in August 1997, require a License Exception (i.e., authorization to export, under stated conditions, subject to Export Administration Regulations). Current VASCO believes it is able to obtain License Exceptions for both its VACMan/CryptaPak and VACMan/Point'n Crypt products for sales to international banking and financial institutions.



     There can be no assurance, however, that the list of products and countries for which export approval is required, and the regulatory policies with respect thereto will not be revised from time to time. The inability of Current VASCO to obtain required approvals under these regulations could materially adversely affect the ability of Current VASCO to make international sales of the products under U.S. export control.



     Current VASCO's core authentication products, AccessKey II, Digipass, and AuthenitiCard, do not, nor are they likely to, fall under U.S. encryption export control regulations. Although all of the Current VASCO authentication products utilize encryption technologies, the products cannot read and encrypt client data. Thus, they are not subject to the U.S. encryption export control regulations.



     Similarly, VDS NV/SA, the Belgian operating subsidiary of Current VASCO, is subject to export licensing requirements under Belgian law. The inability of VDS NV/SA to obtain required approvals or licenses under Belgian law also could have a material adverse effect on Current VASCO's financial condition or operations.



     The Belgian export of VDS NV/SA's cryptographic products, consisting of DES and RSA microprocessors and PC/DES and RSA cards (including software development kit(s)), is subject to European Community regulations. VDS NV/SA's cryptographic products are considered to be "goods of dual use" under those regulations, i.e., goods that can be used for both civil and military purposes. As such, a national individual export license is required for their export, except to Luxembourg and the Netherlands. Only the VDS NV/SA products that perform encryption of data for confidentiality reasons require an individual export license, and VDS NV/SA has obtained such licenses for the export of these products.



     VDS NV/SA, as owner and exporter of the cryptographic products, must apply to the Belgian Ministry of Economic Affairs for an export license for each company to which it exports such products. An export license is valid for one customer for one year from the date of issue. It can be reused for several consecutive deliveries to that customer until the total export quantity, as indicated on the license, has been exhausted. If the quantity is not completely exported during the one year license period, the license can be renewed once for another year. VDS NV/SA applies for such licenses for customers that wish to purchase cryptographic products.


CUSTOMERS AND MARKETS

     Customers for Current VASCO's security products include, to some extent, businesses that purchase products directly from Current VASCO for use by their employees, clients or vendors, but the majority are value-added resellers or distributors of related security products or services who in turn sell to other businesses.

     To date, virtually all of Current VASCO's security products have been sold in Europe. Sales to one European distributor, Concord-Eracom Nederland BV, accounted for 64% and 43% of Current VASCO's consolidated revenues in 1995 and 1996, respectively. On a pro forma basis (i.e., including Lintel Security and Digipass sales for all of 1995 and 1996) this customer would have accounted for 31% and 21% of Current VASCO's consolidated revenues, respectively. On the same pro forma consolidated basis, taking into account Lintel Security and Digipass sales for the calendar year 1996, Rabo Bank and SE Banken each would have accounted for approximately 10% of Current VASCO's total revenues.

     Current VASCO is aware of the risks associated with this degree of customer concentration and expects to further minimize its reliance on these customers in 1997 and beyond. There can be no assurance, however, that Current VASCO's efforts to minimize this risk will ultimately be successful or that Current VASCO can sustain comparable sales volume with these customers. Furthermore, the loss of these customers' business, or an inability to maintain reasonable profit margins on these sales, may have an adverse effect on Current VASCO. See "RISK FACTORS -- Factors Relating To Operations -- Dependence on Major Customers" and "-- Risks of International Operations."

EMPLOYEES

     As of August 1, 1997, Current VASCO employed 38 full-time employees and 7 full-time consultants. Of these, 21 were located in North America and 24 were located in Europe. Of the 45 total, 15 were involved in sales, marketing and customer support, 16 in product production, research and development and 14 in administration.

PROPERTY


     Current VASCO's corporate offices and North American administrative, sales and marketing, research and development and support facilities are located in the United States in an office complex in Oakbrook Terrace, Illinois, a western suburb of Chicago. These facilities are leased through November 15, 1999, and consist of approximately 10,000 square feet. Current VASCO recently moved from leased quarters covering approximately 5,100 square feet located in Lombard, Illinois, a western suburb of Chicago and will continue to pay rent under the Lombard facility lease until it expires on November 30, 1997. Current VASCO believes that the new Oakbrook Terrace facilities will be adequate for its present growth plans.

     Current VASCO's European administrative, sales and marketing, research and development and support facilities are located in Belgium in an industrial park in a southwestern suburb of Brussels. These facilities consist of approximately 10,000 square feet of office space which are occupied under a lease expiring in July of 1998. Current VASCO believes that these facilities are adequate through the term of the current lease.

LITIGATION

     Current VASCO is not currently involved in any material litigation. However, Current VASCO has a product acceptance dispute with its principal customer involving the sale in 1995 of approximately $315,000 of certain smartcard readers produced by Current VASCO in response to written specifications submitted by the customer. Current VASCO has tested the readers and believes the readers comply with the original specifications. Current VASCO, which continues to sell other of its products to this customer, believes that it has a good relationship with the customer and that it will be able to amicably resolve the dispute so that the ultimate outcome will not have a material adverse effect on the business or operating results of Current VASCO. The amount of the dispute has been fully provided for in Current VASCO's accompanying consolidated financial statements.

MANAGEMENT

DIRECTORS AND OFFICERS OF CURRENT VASCO AND KEY PERSONNEL OF ITS SUBSIDIARIES


     The executive officers and directors of Current VASCO and key personnel of its subsidiaries, and their respective ages, as of October 15, 1997 are as follows:


Directors and Officers of Current VASCO


                   NAME                       AGE                        POSITION
                   ----                       ---                        --------
T. Kendall Hunt...........................    54    Chief Executive Officer, President, Chairman of the
                                                    Board and Director
Forrest D. Laidley........................    53    Secretary and Director(1)(2)
Robert E. Anderson........................    48    Director(1)(2)
Michael A. Mulshine.......................    57    Director(1)(2)
Gregory T. Apple..........................    31    Vice President -- Finance and Administration


Key Personnel of VDSI

                   NAME                       AGE                        POSITION
                   ----                       ---                        --------
John C. Haggard...........................    38    President and Chief Operating Officer
Richard M. Vaden, Jr......................    40    Vice President -- Business Development and Sales
Hyon C. Im................................    35    Vice President -- Research and Development

Key Personnel of VDS NV/SA


                   NAME                       AGE                        POSITION
                   ----                       ---                        --------
Mario Houthooft...........................    44    Managing Director(3)
Frank Hoornaert...........................    36    Technical Manager
Jan Valcke................................    43    Direct Sales Manager(3)


-------------------------
(1) Member of the Audit Committee of Current VASCO's Board of Directors.

(2) Member of the Compensation Committee of Current VASCO's Board of Directors.

(3) Mr. Houthooft is not an employee of VDS NV/SA, but serves as an officer of VDS NV/SA and performs services pursuant to a consulting agreement with VDS NV/SA. See "-- Consulting Arrangements -- Mario Houthooft Consulting Agreement." Mr. Valcke is not an employee of VDS NV/SA, but serves as a consultant.


     T. KENDALL "KEN" HUNT -- serves, since 1990, as a Director, the Chairman of the Board and President of Current VASCO and prior thereto served in similar capacities during certain periods from 1984 with Current VASCO's predecessors. Mr. Hunt also serves as Current VASCO's Chief Executive Officer. Prior to founding Current VASCO's Delaware predecessor in 1984, he was the President and CEO of Deltak, Inc., an international technical services company which specialized in the creation and distribution of information programs, training, and job support and productivity software tools. Prior to joining Deltak, he was President of Itel Corporation's Computer System Division which sold, leased and serviced IBM products worldwide. Prior to Itel, he had positions with Proprietary Systems Corporation and IBM. Mr. Hunt received his B.A. from the University of Miami (Florida) and his M.B.A. from Pepperdine University.

     FORREST D. LAIDLEY -- serves, since 1990, as Director, Secretary and General Counsel of Current VASCO. He has been involved with Current VASCO and its predecessors for certain periods in these capacities since 1984. He has been a partner in the law firm of Laidley & Porter in Libertyville, Illinois since 1985. He serves on the Advisory Council on Main Street Libertyville and is a director of Harris Bank Libertyville, an Illinois chartered banking institution, and Carmel High School, Mundelein, Illinois. Mr. Laidley received his B.A. degree in History from Yale University and his juris doctorate degree from DePaul University.

     ROBERT E. ANDERSON -- serves, since 1990, as a Director of Current VASCO and as Chairman of the Audit and Compensation Committees. Mr. Anderson was involved with Current VASCO and its predecessors since 1984 as a consultant and served as Executive Vice President and Chief Financial Officer of one of Current VASCO's predecessors between 1987 and 1989. Since 1994 he has been an independent consultant. From 1990 to 1994 he served as President, Chief Executive Officer and a Director of The Bruss Company, a Chicago-based processor and international distributor of high-value food products to the food service industry. Between 1989 and 1990 he served as Chief Operating Officer for Comfab Technologies, Inc., a Chicago area telecommunications industry manufacturer. Mr. Anderson received his B.S. degree in Accounting from the University of Bridgeport.


     MICHAEL A. MULSHINE -- serves, since 1992, as a Director of Current VASCO. He is, and since 1977 has been, a principal of Osprey Partners, a management consulting firm. Since 1985 he has been a Director and Secretary of Scangraphics, Inc. (NASDAQ: SCNG), a provider of Geographic Information Systems database management software products and a leader in scanning and image processing technology. Mr. Mulshine has served as a Director of Environmental Tectonics Corporation (AMEX:ETC), since 1994. Additionally, Mr. Mulshine is a Director of Intertec, Inc., an import/export trading company, and a Director of Inresco Inc., a manufacturer of circuit protection devices. Mr. Mulshine received his B.S. degree in Electrical Engineering from Newark College of Engineering.


     GREGORY T. APPLE -- serves, since 1996, as Vice President of Finance and Administration of Current VASCO. His responsibilities encompass all accounting and administrative aspects of Current VASCO and its subsidiaries. Before joining Current VASCO in 1996, he was employed as Controller and Vice President of Finance of a privately held software company, Napersoft, Inc., from 1993 until 1996, with essentially similar responsibilities. From 1988 until joining Napersoft, he was an auditor for KPMG Peat Marwick LLP. Mr. Apple received his B.S. degree in Financial Accounting -- Business Information Systems from Illinois State University and is a Certified Public Accountant.

     JOHN C. HAGGARD -- serves, since 1994, as President and Chief Operating Officer of VDSI. Prior to joining VDSI, Mr. Haggard was Assistant Vice President of Research and Development and Technical Owner for Computer Associates' Security Control and Audit ("SCA") division from 1988. Prior to Computer Associates Mr. Haggard was employed by SKK, Inc. which developed ACF2, an IBM mainframe data security product from 1982. During his 15 years in the data security industry Mr. Haggard has specialized in user authentication technologies ranging from biometric recognition to a variety of complex encryption schemes, including DES, RSA, and Kerberos. Mr. Haggard received his B.S. degree in Computer Science from Northern Illinois University.

     RICHARD M. VADEN, JR. -- serves, since 1995, as VDSI's Vice President of Business Development and Sales. He has over twenty-one years experience in the data processing field. The past fifteen years have been spent specializing in the security of large main-frame, mid-range and micro systems. Prior to joining VDSI in 1995, Mr. Vaden spent eight years with Computer Associates International, Inc. ("CA") in various management positions. While with the Federal Division of CA, Mr. Vaden held the positions of Product Technical Manager, Security Products, Technical Director, Business Development, and Technical Director.

     HYON C. IM -- serves, since 1996, as Vice President of Research and Development for VDSI. His primary objective is to orchestrate the research, design, and development efforts of his engineering staff. Prior to joining VDSI in 1996, Mr. Im was Senior System Software Developer at Computer Associates since 1988. During that time, he has been involved in the development of multi-platform security and client/server products both at application and operating system kernel levels. Mr. Im received his B.S. in Computer Science from Northern Illinois University.

     MARIO HOUTHOOFT -- serves, since January 1, 1997, as Managing Director of VDS NV/SA pursuant to a consulting agreement. From 1992 until joining VDS NV/SA, he served in various management positions with Lintel Security. Prior thereto, he was with Cryptech Company from 1986 where he served in various positions. Mr. Houthooft received his degree in electronic engineering from the University of Ghent, Ghent, Belgium.

     FRANK HOORNAERT -- serves, since 1996, as Technical Manager of VDS NV/SA. From 1993 until joining VDS NV/SA, he served as Technical Manager, Crypto Products of Lintel Security. Prior thereto, he was employed from 1991 as an engineer with Philips Industrial Company. Mr. Hoornaert received his degree in civil engineering from the University of Leuven, Leuven, Belgium.

     JAN VALCKE -- serves, since 1996, as Direct Sales Manager of VDS NV/SA. From 1992 until joining VDS NV/SA, he served as Vice President of Sales and Marketing of Digipass.

     Term of Office of Directors and Officers. Each Director holds office for a one-year term and until his respective successor has been duly elected and qualified. Executive officers of Current VASCO are elected by and serve at the discretion of the Board of Directors of Current VASCO.

BOARD COMMITTEES

     The Board of Directors of Current VASCO currently maintains two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee, currently comprised of directors Robert E. Anderson, Forrest D. Laidley, Gerald Guice and Michael A. Mulshine, recommends to the Board of Directors the engagement of Current VASCO's independent accountants, reviews with such accountants the plan, scope and results of their audit of the consolidated financial statements and reviews the independence of such accountants. The Compensation Committee, currently comprised of the same directors as the Audit Committee, reviews and makes recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and directors of, and consultants to, Current VASCO and its subsidiaries.

COMPENSATION OF DIRECTORS

     Directors of Current VASCO are reimbursed for expenses incurred in connection with their attendance at periodic Board meetings. Directors receive no cash compensation for their services; however, non-employee directors are eligible to receive stock option grants from time to time. In 1996 the non-employee directors of Current VASCO, Messrs. Laidley, Anderson, Guice and Mulshine, each received options to purchase 10,000 shares of Current VASCO's Common Stock, at an exercise price of $4.25 per share, pursuant to Current VASCO's Stock Option Program.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Current VASCO's Compensation Committee is comprised of Messrs. Anderson, Guice, Laidley and Mulshine. Mr. Laidley, although not an employee, served as Current VASCO's Secretary during 1996 and Mr. Anderson served as Current VASCO's Chief Financial Officer and Executive Vice President from 1987 through 1989 and served Current VASCO as a consultant from January 1996 through March 1997.


     Forrest D. Laidley serves as Director and Secretary of Current VASCO. Mr. Laidley is also a partner in the law firm of Laidley & Porter which has performed various legal services for Current VASCO since its inception. Mr. Laidley and his partners have made equity investments in Current VASCO from time to time through various private placements and are currently stockholders and warrant holders. On March 29, 1996, Mr. Laidley was issued warrants, expiring October 31, 2000, to purchase 5,883 shares of Current VASCO Common Stock at an exercise price of $6.00 per share, as compensation for services rendered to Current VASCO in connection with financing activities. See "PRINCIPAL STOCKHOLDERS." Mr. Laidley's firm is currently performing legal services for Current VASCO. Mr. Laidley's services currently are and, except as noted above, during 1996 were on a noncompensation basis, although his firm is compensated for services rendered to Current VASCO by attorneys other than Mr. Laidley. For 1996 services, Mr. Laidley's firm was paid approximately $57,000 ($47,000 of which was paid in 1997).



     From January 1996 until March 1997, pursuant to an oral arrangement, Robert Anderson served as a consultant to Current VASCO. Pursuant to this arrangement, Mr. Anderson was compensated in the amount of $50,000 in 1996 and $15,000 in 1997. The oral arrangement between Current VASCO and Mr. Anderson called for compensation in the amount of $5,000 per month, and is no longer in effect.


     On June 2, 1992 Current VASCO entered into an Investment Banking and Management Consulting Agreement with Osprey Partners ("Osprey"), pursuant to which, among other things, Current VASCO agreed to appoint Mr. Mulshine as a member of Current VASCO's Board of Directors. Michael A. Mulshine, a Director of Current VASCO, is a principal of Osprey. In 1993 and 1994 Osprey provided services to Current VASCO in connection with obtaining financing for Current VASCO and, pursuant to the Agreement, Osprey was paid fees aggregating $60,000 during 1993, 1994 and 1995. The Agreement also granted Osprey a warrant to purchase 400,000 shares of Current VASCO's common stock at a price of $.25 per share. On January 20, 1996 Current VASCO exercised its election to terminate the Agreement and deemed that 200,000 of the 400,000 shares of Current VASCO Common Stock underlying the warrant were earned and vested as of that date. Osprey may exercise its right to purchase such 200,000 shares of common stock at $.25 per share anytime before June 1, 1999.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by, or paid for services rendered to Current VASCO in all capacities during the year ended December 31, 1996 for Current VASCO's Chief Executive Officer and President and VDSI's President and Chief Operating Officer, who are the only executive officers of Current VASCO and its subsidiaries whose salary and bonus for such year exceeded $100,000 (collectively, Messrs. Hunt and Haggard are referred to herein as the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE



                                                                             LONG-TERM
                                           ANNUAL COMPENSATION          COMPENSATION AWARDS
                                      -----------------------------    ---------------------
             NAME AND                                                  SECURITIES UNDERLYING       ALL OTHER
        PRINCIPAL POSITION            YEAR    SALARY($)    BONUS($)       OPTIONS/SARS(#)       COMPENSATION($)
        ------------------            ----    ---------    --------    ---------------------    ---------------
T. Kendall Hunt....................   1996     116,457       -0-                   -0-                -0-
President, Chairman of                1995      71,700       -0-                   -0-                -0-
the Board and Director
of Current VASCO
John C. Haggard....................   1996     105,750       -0-                40,000                -0-
President and Chief                   1995      64,167       -0-               157,500                -0-
Operating Officer of VDSI



STOCK OPTION PROGRAM AND INCENTIVE PLAN


     Stock Option Program. Current VASCO has granted Current VASCO Stock Options designed to serve as a performance incentive for employees, directors, consultants and other key persons performing services for Current VASCO to encourage such persons to acquire or increase a proprietary interest in the success of Current VASCO (the "Option Program"). The Option Program is administered by the Compensation Committee.

     The Option Program permits the grant of Current VASCO Stock Options to employees of Current VASCO and its subsidiaries. All Current VASCO Stock Options granted to employees are for a period of ten years, are granted at a price equal to the fair market value of Current VASCO Common Stock on the date of the grant and are vested 25% at the time of grant and 25% on each subsequent anniversary of the grant. Current VASCO Stock Options are therefore fully vested on the third anniversary of the date of grant.

     The Option Program further permits the grant of Current VASCO Stock Options to directors, consultants and other key persons. All Current VASCO Stock Options granted to non-employees are for a period of ten years, are granted at a price equal to the fair market value of the Current VASCO Common Stock on the date of the grant, and may contain vesting requirements and/or restrictions as determined by the Compensation Committee at the time of grant.

     Executive Incentive Compensation Plan. In February of 1995 the Compensation Committee adopted the Executive Incentive Compensation Plan ("Incentive Plan") to become effective for the year ended December 31, 1994. The Incentive Plan covers Current VASCO's eligible executives and key employees (each a "participant"), with such eligibility determined at the end of each year at the sole discretion of the Compensation Committee. Awards are based on prior year operating results, such results being subject to audit by Current VASCO's independent accountants, and are distributed following the completion of such audit.

     The Incentive Plan allows for the creation of a cash pool ("Pool") in the amount of 10% of Current VASCO's annual pre-tax earnings. Fifty percent (50%) of the Pool is awarded to the participants based on each participant's earned salary as a percentage of all participants' salaries. The remaining fifty percent (50%) is awarded at the sole discretion of the Compensation Committee.

     Awards, in whole or in part, may be offered in the form of shares of Current VASCO's Common Stock or cash at the sole discretion of the Compensation Committee and the Compensation Committee also may elect to delegate the choice of cash or stock to the individual participants. To the extent that shares of stock are awarded in lieu of cash, the number of shares is based on the market value of Current VASCO Common Stock on the date the award is determined, and are taxable to the participant in the year the award is granted.

Such shares are restricted and cannot be sold or transferred except pursuant to registration under the Securities Act or an exemption from such registration.

     Option Grants During 1996. The following table sets forth all options granted to the Named Executive Officers during 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                            ANNUAL RATES
                                                  PERCENT OF                                  OF STOCK
                                    NUMBER OF       TOTAL                               ---------------------
                                    SECURITIES     OPTIONS                               PRICE APPRECIATION
                                    UNDERLYING    GRANTED TO    EXERCISE                 FOR OPTION TERM(2)
                                     OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION   ---------------------
               NAME                  GRANTED     FISCAL YEAR     ($/SH)     DATE(1)       5%($)      10%($)
               ----                 ----------   ------------   --------   ----------     -----      ------
T. Kendall Hunt...................        --            --          --            --           --          --
John C. Haggard...................    40,000         14.8%        4.25      04/15/06      107,100     270,300

-------------------------
(1) The options vest as follows: 25% at the time of the grant, and 25% on each subsequent anniversary of the grant.

(2) The potential realizable value amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration of their term using five percent and ten percent appreciation rates as required to be used in this table by the Securities and Exchange Commission, compounded annually, and are not intended to forecast possible future appreciation, if any, of Current VASCO's stock price. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or termination of the options following termination of employment. Therefore, the actual values realized may be greater or less than the potential realizable values set forth in the table.

     Year-End Option Values. The following table sets forth the aggregate value as of December 31, 1996 of unexercised stock options held by the Named Executive Officers. The Named Executive Officers did not exercise any stock options during 1996 and the relevant columns have therefore been omitted.

                             YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES         VALUE(1) OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                OPTIONS AT FISCAL YEAR-END      AT FISCAL YEAR-END ($)
                                                ---------------------------   ---------------------------
                     NAME                       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                     ----                       -----------   -------------   -----------   -------------
T. Kendall Hunt...............................        --              --              --             --
John C. Haggard...............................    88,750         108,750      250,031.25     250,031.25

-------------------------
(1) Market value of underlying securities is based on the average of the bid and asked price per share ($3.375) of Current VASCO Common Stock as reported on the OTC BB on December 31, 1996 minus the exercise price.

(2) Options vest as follows: 25% at the time of the grant, and 25% on each subsequent anniversary of the grant. Options indicated as exercisable are those options which were vested as of December 31, 1996. All options which had not vested as of December 31, 1996 are indicated to be unexercisable.

CONSULTING ARRANGEMENTS

     Mario Houthooft Consulting Agreement. Mr. Houthooft was one of the two principals of Lintel NV, the company that sold certain assets relating to data security products to Lintel Security, which was then acquired by Current VASCO. Mr. Houthooft's services as Managing Director of VDS NV/SA are rendered pursuant to a management agreement by and between VDS NV/SA and LINK BVBA, the company that employs Mr. Houthooft. The management agreement has an indefinite term, although it is terminable by either party upon six months notice, or without prior notice upon payment of a specified amount. Mr. Houthooft is to devote at least forty-five hours per week to his VDS NV/SA duties pursuant to the agreement, which also contains confidentiality obligations and precludes Mr. Houthooft from soliciting VDS NV/SA employees or engaging in competing businesses during the term of the agreement. The agreement further provides that Mr. Houthooft will not render services to a competitor or start a competing business in the Benelux countries (Belgium, the Netherlands and Luxembourg) for a one month period following termination of the agreement. In addition to these restrictions, Mr. Houthooft is subject to a covenant not to compete contained in the Lintel Security acquisition agreements pursuant to which Mr. Houthooft agreed not to compete, directly or indirectly, with Current VASCO (or any of its affiliates) in the manufacture and sale of computer security products through December 31, 2001.


CERTAIN TRANSACTIONS


     Loans from Principal Stockholder. Since its inception, Current VASCO and its predecessors have relied from time to time on T. Kendall Hunt, Current VASCO's Chief Executive Officer, President and Chairman of the Board, to provide various forms of working capital. Throughout 1994 and 1995 Current VASCO was indebted to Mr. Hunt for borrowed money. In 1994 the balance owing to Mr. Hunt was $150,000 which was liquidated in a refinancing as described below. Subsequent to the refinancing of this $150,000 note, Mr. Hunt loaned Current VASCO an additional $60,000 which remained outstanding at December 31, 1994. In 1995 Mr. Hunt made additional loans of $130,000 to Current VASCO. The aggregate principal amount of the outstanding loans due to Mr. Hunt, $190,000, remained outstanding at December 31, 1995. All notes evidencing such borrowing have been interest bearing with interest payable annually at the rate of prime plus 1%. Current VASCO made all interest payments on a timely basis and the notes, if not repaid, were extended at maturity. In January 1996 Current VASCO paid Mr. Hunt $100,000 and reduced its note obligation by an equal amount. Current VASCO paid Mr. Hunt the remaining balance, $90,000 plus accrued interest, during 1996.



     In September 1994 Mr. Hunt surrendered a Current VASCO note in the principal amount of $150,000 in exchange for 1,000 shares of Current VASCO Series B Preferred Stock and 250,000 shares of Current VASCO Common Stock. Effective September 17, 1997, Mr. Hunt converted his 1,000 shares of Current VASCO Series B Preferred Stock into shares of Current VASCO Common Stock.


     Pledge of Common Stock by Principal Stockholder. In August 1997, VDSE completed the restructuring of an existing obligation of $3.4 million which was incurred in connection with the acquisition of Digipass and was to have matured in December 1997. In the restructuring, Banque Paribas Belgique S.A., which had issued a guarantee of the obligation, paid the obligation and received a $3.4 million convertible note due 2002 from VDSE. As part of the restructuring, Mr. Hunt entered into a pledge agreement with Banque Paribas Belgique S.A. pursuant to which he pledged, as collateral for the VDSE convertible note, 1,416,666 of his shares of Current VASCO Common Stock, which number of shares is subject to adjustment based on the market value of the shares.

CURRENT VASCO EQUITY EQUIVALENT SECURITIES

     In connection with the Exchange Offer, New VASCO is offering to exchange for all outstanding Current VASCO Stock Options, Current VASCO Conversion Options and Current VASCO Warrants, together, in each case, with a release of any and all Associated Corporate Matter Claims, New VASCO Stock Options, New VASCO Conversion Options, and New VASCO Warrants with substantially the same terms and conditions. See "THE EXCHANGE OFFER -- Terms of the Exchange Offer" and "DESCRIPTION OF CAPITAL STOCK OF NEW VASCO -- Stock Options, Warrants and Convertible Notes."

CURRENT VASCO STOCK OPTIONS

     Current VASCO has granted Current VASCO Stock Options designed to serve as a performance incentive for employees, directors, consultants and other key persons performing services for Current VASCO to encourage such persons to acquire or increase a proprietary interest in the success of Current VASCO (the "Option Program"). The Option Program is administered by the Compensation Committee.

     The Option Program permits the grant of Current VASCO Stock Options to employees of Current VASCO and its subsidiaries. All Current VASCO Stock Options granted to employees are for a period of ten years, are granted at a price equal to the fair market value of Current VASCO Common Stock on the date of the grant and are vested 25% at the time of grant and 25% on each subsequent anniversary of the grant. Current VASCO Stock Options are therefore fully vested on the third anniversary of the date of grant.

     The Option Program further permits the grant of Current VASCO Stock Options to directors, consultants and other key persons. All Current VASCO Stock Options granted to non-employees are for a period of ten years, are granted at a price equal to the fair market value of the Current VASCO Common Stock on the date of the grant, and may contain vesting requirements and/or restrictions as determined by the Compensation Committee at the time of grant.


     As of October 15, 1997 there were 1,977,757 Current VASCO Stock Options outstanding of which 1,477,504 were exercisable at prices between $.125 and $6.00 per share.


CURRENT VASCO WARRANTS


     From time to time Current VASCO has issued Current VASCO Warrants to purchase shares of Current VASCO Common Stock at various exercise prices. As of October 15, 1997 there were Current VASCO Warrants to purchase 1,056,922 shares of Current VASCO Common Stock outstanding with exercise prices ranging from $0.25 to $10.00. Current VASCO Warrants for an aggregate of 280,761 shares of Current VASCO Common Stock are callable at the respective exercise prices of such Current VASCO Warrants, which range from $5.19 to $6.00, in the event of a public offering of Current VASCO Common Stock. Most Current VASCO Warrants contain registration rights provisions.


CONVERTIBLE NOTES AND CURRENT VASCO CONVERSION OPTIONS


     Generale Bank. Current VASCO presently has outstanding five notes which are held by Generale Bank, a bank based in Belgium, and represent indebtedness in the aggregate principal amount of $2.5 million, pursuant to a loan which obligates Current VASCO to cause New VASCO to assume all obligations under the loan, and in the event the Exchange Offer is completed New VASCO will automatically become an obligor under the notes. Each of these notes is in the principal amount of $500,000, bears interest, payable quarterly, at the rate of 3.25% per annum, and matures on September 30, 1998, at which time 116% of the principal amount becomes due and payable. In the event Current VASCO (or New VASCO) completes a public offering prior to September 30, 1998, the holder of a note has the option within seven days after the completion of a public offering to require the note to be repaid at 100% of the principal amount thereof in cash or in common shares (valued at the public offering price), at the holder's election, together with all accrued and unpaid interest to the date of repayment plus additional special interest payable in cash as follows: $55,556 if repayment is on or before December 31, 1997; $88,235 if repayment is between January 1, 1998 and March 31, 1998, both dates inclusive; and $125,000 if repayment is between April 1, 1998 and September 30, 1998, both dates inclusive. In the event that the holder of the note does not elect within seven days after completion of the public offering to require the note to be repaid, the holder may at any time thereafter (until the close of business on the September 30, 1998 maturity date) require the principal amount of the note to be repaid in shares of common stock (valued at the public offering price) plus accrued and unpaid interest to the date of repayment (but no additional special interest shall be payable). If the notes have not been repaid prior to the September 30, 1998 maturity date, and Current VASCO (or New VASCO) fails to repay the note prior to November 1, 1998, then on and from November 1, 1998 (but before payment of the note), in the event a public offering has not been completed the bank may convert the principal amount into shares of Current VASCO Common Stock (i) at a conversion price equal to a historical 20 day trading price in the United States if the stock is listed or quoted on the NASDAQ, EASDAQ or another national U.S. stock exchange, plus the payment of $250,000 in special interest, payable in cash or shares at the option of the bank, or (ii) if the shares are not so listed, at a conversion price of $1.00. These five notes also expressly provide that they are convertible into shares of New VASCO Common Stock, upon the same terms and conditions, in the event the Exchange Offer is consummated. These notes are not prepayable except under limited circumstances. Current VASCO and New VASCO have entered into an agreement providing for New VASCO's assumption, upon consummation of the Exchange Offer, of Current VASCO's obligations under the agreement pursuant to which the five convertible notes were issued.


     Banque Paribas Belgique S.A. Effective August, 1997, VDSE entered into a convertible loan agreement with Banque Paribas Belgique S.A. in the principal amount of $3.4 million. The principal amount is convertible, at the option of the lender, into shares of Current VASCO Common Stock or, if the Exchange Offer is consummated, into shares of New VASCO Common Stock. This loan bears interest at the rate of 3.25%, payable annually, and matures on September 30, 2002. The loan is convertible, commencing on the earlier of January 1, 1999 or the date of a public offering of Current VASCO (or New VASCO) shares on the Easdaq and/or Nasdaq and terminating on August 31, 2002, at a conversion price equal to the per share public offering price, provided, however, that if no such offering has occurred prior to January 1, 1999, and the loan is converted after such date but prior to a public offering, the conversion price is the average closing market price for shares of Current VASCO Common Stock on the OTC BB for the 20 trading days prior to the date of the notice of conversion, less 10%. In the event a public offering is completed, the lender may at its option (by written notice within seven days after receipt by Current VASCO (or New VASCO) of proceeds of the public offering) require the principal amount of the loan to be repaid in cash, in which case additional special interest is payable as follows: $340,000 if repayment is on or before June 30, 1998, $510,000 if repayment is between July 1, 1998 and December 31, 1998 (both dates inclusive), and $680,000 if repayment is on January 1, 1999 or later.


     Other Notes. In addition to the convertible notes described above, Current VASCO has issued three other notes. These notes provide that they are convertible into shares of Current VASCO Common Stock but do not provide for conversion into shares of New VASCO Common Stock. However, Current VASCO has consented, pursuant to an agreement with New VASCO, to amend the notes in connection with the Exchange Offer to provide for the right to convert the notes into shares of New VASCO Common Stock, or in other words, to provide for the exchange of New VASCO Conversion Options for the Current VASCO Conversion Options contained in such notes. These amendments are set forth in the form of the New VASCO Convertible Note Agreement.

     The first convertible note is in the aggregate principal amount of $5 million, matures on May 29, 2001, and bears interest at an annual rate of 9%. Interest on the note is payable quarterly, and at the option of the holder interest payments are to be made either in cash or in a number of shares of Current VASCO Common Stock determined on the basis of an average market price. The Current VASCO Conversion Option of this note provides that the note is convertible in whole or in part at any time, at the option of the holder, into shares of Current VASCO Common Stock at a conversion price of $12.00 per share. The note by its terms is not prepayable; however, Current VASCO and the holder of this note have amended the note to provide that, if during the term of the note Current VASCO receives funds of $30,000,000 or more from a public offering of its common stock, the holder shall have the right to require Current VASCO to pay in cash all amounts due and owing pursuant to the note within 30 days of receipt by Current VASCO of notice from the holder of the exercise of this right.

     The remaining two notes are each in the aggregate principal amount of $373,750, and Current VASCO has the right to prepay each of these notes at any time. Pursuant to the prepayment option, the principal amount of one of these two notes has been reduced by $33,750. The other terms of these two notes are identical. The notes mature on May 30, 1998, bear interest at an annual rate of 8%, payable quarterly, at the option of the holder, in cash or in a number of shares of Current VASCO Common Stock determined on the basis of an average market price. The holder of each of the notes has the right to convert the note in whole or in part at any time into shares of Current VASCO Common Stock at a price of $7.00 per share. The shares of Current VASCO Common Stock issuable upon conversion of each of these notes are subject to an agreement dated March 1, 1996, which provides for the right under certain circumstances to have the shares into which these notes are convertible registered under the Securities Act.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information with respect to the beneficial ownership of Current VASCO's Common Stock as of October 15, 1997 for
(i) each person or entity who is known to Current VASCO to beneficially own five percent or more of Current VASCO's Common Stock, (ii) each of Current VASCO's directors, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of Current VASCO shown as beneficially owned by them unless otherwise indicated. For purposes of the table, a person or group of persons is deemed to have beneficial ownership of any shares as of a given date which such person has the right to acquire within 60 days after such date.


     Each director and Named Executive Officer listed below has stated his intention to exchange his Current VASCO Securities for New VASCO Securities in the Exchange Offer. Accordingly, if the Exchange Offer is consummated and the individual's securities are exchanged, the individual will beneficially own the number of shares of each class of New VASCO capital stock equal to the number of shares of each class of Current VASCO capital stock set forth below. However, the percentage such shares will represent of the total number of shares of each class of New VASCO capital stock outstanding after consummation of the Exchange Offer will be greater if less than 100% of the issued and outstanding shares of each class of Current VASCO capital stock are exchanged pursuant to the Exchange Offer.


                                                                             AMOUNT AND
                                                                             NATURE OF
                    NAME AND ADDRESS                        CLASS OF         BENEFICIAL        PERCENT
                  OF BENEFICIAL OWNER                         STOCK         OWNERSHIP(1)       OF CLASS
                  -------------------                       --------        ------------       --------
Directors and Named Executive Officers
T. Kendall Hunt.........................................     Common          10,206,225(2)      50.62%
1901 South Meyers Road
Suite 210
Oakbrook Terrace, Illinois 60181
Forrest D. Laidley......................................     Common             592,403(3)       2.92%
185 Milwaukee Avenue
Suite 240
Lincolnshire, Illinois 60069
Robert E. Anderson......................................     Common             655,342(4)       3.16%
831 West North Street
Hinsdale, Illinois 60521
Michael A. Mulshine.....................................     Common             235,000(5)       1.15%
2517 Route 35, Suite D-201
Manasquan, New Jersey 08736
John C. Haggard.........................................     Common             200,950(6)       0.99%
1901 South Meyers Road
Suite 210
Oakbrook Terrace, Illinois 60181
All Executive Officers and Directors as a Group (7
  persons)..............................................     Common          12,435,478(7)      57.52%

                                                                             AMOUNT AND
                                                                             NATURE OF
                    NAME AND ADDRESS                        CLASS OF         BENEFICIAL        PERCENT
                  OF BENEFICIAL OWNER                         STOCK         OWNERSHIP(1)       OF CLASS
                  -------------------                       --------        ------------       --------
Other 5% Stockholders
Gerald Guice............................................     Common           1,418,333(8)       7.01%
House Number 91 Achimota Cantonments Rd.
P.O. Box 10219
Accra-North Ghana, West Africa
KYOTO Securities, Ltd...................................     Common           1,341,335(9)       6.47%
1800 Avenue, McGill College
Suite 2440
Montreal, Quebec H3A-3J6
Barbara J. Hunt.........................................     Common           1,111,300          5.52%
11735 Briarwood Court
Burr Ridge, Illinois 60525


-------------------------

(1) The number of shares beneficially owned by each director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 15, 1997 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.



(2) Includes 31,250 shares underlying Current VASCO Stock Options held by Mr. Hunt exercisable within 60 days of October 15, 1997, and 1,111,300 shares held by Barbara J. Hunt, Mr. Hunt's spouse. Mr. Hunt disclaims beneficial ownership of any portion of his spouse's holdings. Mr. Hunt also holds 1 share of capital stock in each of VDSE and VDS NV/SA, in each case representing less than 1% of the shares of capital stock of such company.



(3) Includes 125,000 shares underlying Current VASCO Stock Options exercisable within 60 days of October 15, 1997, 5,883 shares underlying warrants exercisable within 60 days of October 15, 1997 and 250,000 shares held by Mr. Laidley and his spouse as joint tenants. See "Compensation Committee Interlocks and Insider Participation."



(4) Includes 609,507 shares underlying Current VASCO Stock Options exercisable within 60 days of October 15, 1997.



(5) Includes 35,000 shares underlying Current VASCO Stock Options held by Mr. Mulshine which are exercisable within 60 days of October 15, 1997, and 200,000 shares underlying Current VASCO Warrants exercisable within 60 days of October 15, 1997 granted to Osprey Partners, a management consulting firm in which Mr. Mulshine is a principal, in connection with certain investment banking activities undertaken on behalf of Current VASCO. Mr. Mulshine disclaims beneficial ownership of the shares underlying the warrants held by Osprey Partners except to the extent of his proportionate equity interest in the firm. See "Compensation Committee Interlocks and Lender Participation."



(6) Includes 148,125 shares underlying Current VASCO Stock Options exercisable within 60 days of October 15, 1997.



(7) Includes 1,068,882 shares underlying Current VASCO Stock Options, 368,383 shares underlying Current VASCO Warrants, and 48,571 shares into which convertible notes are exercisable within 60 days of October 15, 1997, including those referred to in footnotes (2) through (6) above, as well as the shares held by Mr. Hunt's spouse.



(8) Includes 95,000 shares underlying Current VASCO Stock Options exercisable within 60 days of October 15, 1997.



(9) Includes 166,943 shares underlying Current VASCO Warrants exercisable within 60 days of October 15, 1997, and 416,667 shares into which a convertible note is exercisable within 60 days of October 15, 1997. Current VASCO has been advised that Charles Villeneuve, Managing Director of KYOTO Securities, Ltd., possesses the power to vote the shares of Current VASCO Common Stock held by KYOTO Securities, Ltd.; Current VASCO is not aware whether this voting power is sole or shared.

                    CERTAIN INFORMATION CONCERNING NEW VASCO

ORGANIZATION OF NEW VASCO

     New VASCO was incorporated in Delaware on July 15, 1997. New VASCO was organized by representatives of Current VASCO to effect the Exchange Offer, which if consummated would result in New VASCO becoming a holding company for Current VASCO and its subsidiaries. Since New VASCO was organized for the purpose of effecting the Exchange Offer, New VASCO has not conducted any business and has only nominal assets. See "THE REORGANIZATION." If the Reorganization is completed, New VASCO presently intends to continue the business of Current VASCO. See "CERTAIN INFORMATION CONCERNING CURRENT VASCO -- Business."


     The Certificate of Incorporation of New VASCO, as amended, is substantially the same as the Restated and Amended Certificate of Incorporation of Current VASCO, as amended, with four exceptions: (i) New VASCO's Certificate of Incorporation, as amended, authorizes the issuance of 75,000,000 shares of common stock (as opposed to 50,000,000 shares of common authorized in Current VASCO's Restated and Amended Certificate of Incorporation, as amended), (ii) the New VASCO Certificate of Incorporation as amended, does not designate a series of preferred stock comparable to Current VASCO Series A Preferred Stock, since there are no such shares of Current VASCO presently outstanding, (iii) the New VASCO Certificate of Incorporation, as amended, does not designate a series of preferred stock comparable to Current VASCO Series B Preferred Stock, since there are no such shares of Current VASCO presently outstanding, and (iv) New VASCO's Certificate of Incorporation, as amended, does not contain a general requirement that all dividends on preferred stock be paid before payment of dividends on common stock, which deletion will permit the creation of a class or series of preferred stock that could participate with common stock in dividend payments. See "REORGANIZATION OF CURRENT VASCO -- Differences in Capital Stock and Rights of Stockholders" and "Federal Income Tax Consequences." The certificates of incorporation of Current VASCO and New VASCO are otherwise substantially the same, except for certain clarifying and conforming changes and certain changes included to reflect current Delaware law. New VASCO's bylaws are the same as those of Current VASCO. See "COMPARISON OF STOCKHOLDER RIGHTS."


     If the Exchange Offer is consummated, New VASCO's assets will immediately thereafter consist principally of the number of Current VASCO Shares tendered pursuant to the Exchange Offer. As a result, upon consummation of the Exchange Offer and during the period New VASCO's activities are solely those of a holding company, New VASCO will be dependent for its income, if any, on dividends received from its subsidiaries, including Current VASCO, as well as from interest on any loans New VASCO might make to its subsidiaries. If the Exchange Offer is not consummated, New VASCO will be dissolved. See "THE REORGANIZATION" and "THE EXCHANGE OFFER."

MANAGEMENT

     New VASCO's directors and officers consist of the same individuals who serve as Current VASCO's present directors and officers, although changes in the persons who are officers and directors of New VASCO may occur after the Exchange Offer is completed. For information regarding the persons who comprise New VASCO's Board of Directors and who have been elected to serve as its officers upon consummation of the Exchange Offer, see "CERTAIN INFORMATION CONCERNING CURRENT VASCO -- Management."

                   DESCRIPTION OF CAPITAL STOCK OF NEW VASCO


     New VASCO's authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share, and 500,000 shares of preferred stock, par value $.01 per share. No shares of preferred stock have been issued and only 100 shares of New VASCO Common Stock, all of which are owned or record by Current VASCO, have been issued.


COMMON SHARES


     The holders of New VASCO Common Stock will be entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors. There is no cumulative voting with respect to the election of directors. As a result, subject to the rights of holders of any series of New VASCO preferred stock that may be designated in the future, holders of more than 50% of the outstanding shares of New VASCO Common Stock can elect all of the directors. Subject to the rights of any outstanding shares of any series of preferred stock then outstanding, the holders of New VASCO Common Stock will be entitled to such dividends as may be declared at the discretion of the New VASCO Board of Directors out of funds legally available therefor. Holders of New VASCO Common Stock will be entitled to share ratably in the net assets of New VASCO upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.


     The holders of New VASCO Common Stock will have no preemptive or other subscription rights to purchase shares of New VASCO. Shares of New VASCO Common Stock will not be subject to any redemption provisions and will not be convertible into any other securities of New VASCO. All shares of New VASCO Common Stock will be, when issued pursuant to the Exchange Offer, fully paid and nonassessable.

PREFERRED SHARES

     The preferred stock authorized in New VASCO's Certificate of Incorporation, as amended, may be issued from time to time by the New VASCO Board of Directors as shares of one or more series. Subject to the provisions of New VASCO's Certificate of Incorporation, as amended, and limitations imposed by law, the New VASCO Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case subject to the rights of the holders of any series of preferred stock then outstanding, but without any further action or vote by the holders of New VASCO Common Stock.

     One of the effects of undesignated preferred stock may be to enable the New VASCO Board of Directors to render more difficult or discourage an attempt to obtain control of New VASCO by means of a tender offer, proxy contest, merger or otherwise, and thereby to afford time to the New VASCO Board of Directors to determine whether such change in control is in the best interests of New VASCO and all its shareholders. The issuance of shares of preferred stock pursuant to the Board of Directors' authority described in the preceding paragraph may adversely affect the rights of the holders of New VASCO Common Stock. For example, preferred stock issued by New VASCO may rank prior to the New VASCO Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of New VASCO Common Stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the New VASCO Common Stock at a premium or may otherwise adversely affect the market price of the New VASCO Common Stock.


STOCK OPTIONS, WARRANTS AND CONVERTIBLE NOTES


     Pursuant to the Exchange Offer, New VASCO is offering to exchange for all outstanding Current VASCO Stock Options, Current VASCO Conversion Options and Current VASCO Warrants, and, with respect to the holder of each such security exchanged, the release of any and all Associated Corporate Matter

Claims, New VASCO Stock Options, New VASCO Conversion Options and New VASCO Warrants with substantially the same terms and conditions. In addition, certain notes convertible into Current VASCO Common Stock presently provide the holders with the right to convert into New VASCO Common Stock in the event the Exchange Offer is consummated. See "THE EXCHANGE OFFER -- Terms of the Exchange Offer" and "CERTAIN INFORMATION CONCERNING CURRENT VASCO -- Current VASCO Equity Equivalent Securities."

OPTIONS

     The purpose of the New VASCO 1997 Stock Option Plan is to promote the long-term success of New VASCO and its subsidiaries for the benefit of New VASCO's stockholders by encouraging officers and employees of New VASCO and its subsidiaries to have meaningful investments in New VASCO so that, as stockholders themselves, those individuals will be more likely to represent the views and interests of other stockholders and by providing incentives to such officers and employees for continued service. New VASCO believes that the possibility of participation under the New VASCO 1997 Stock Option Plan will provide this group of officers and employees an incentive to perform more effectively and will assist New VASCO and its subsidiaries in attracting and retaining people of outstanding training, experience and ability. The New VASCO 1997 Stock Option Plan also allows for the grant of stock options to directors of, and consultants and advisors to, New VASCO and its subsidiaries.

     The New VASCO 1997 Stock Option Plan was adopted by New VASCO's Board of Directors and approved by Current VASCO, as the present sole stockholder of New VASCO, effective as of July 23, 1997, and will remain in effect until terminated by the New VASCO Board of Directors or a committee appointed by the New VASCO Board of Directors to administer the plan (the "Committee"), which has exclusive authority to make awards under the New VASCO 1997 Stock Option Plan and all interpretations and determinations affecting the New VASCO 1997 Stock Option Plan. Participation in the New VASCO 1997 Stock Option Plan is limited to officers, directors, employees, consultants and advisers of New VASCO and its subsidiaries who are selected from time to time by the Committee. Participants in the New VASCO 1997 Stock Option Plan may also participate in other incentive plans of New VASCO. The New VASCO 1997 Stock Option Plan provides for the grant of either ISOs or non-qualified stock options for tax purposes.

     5,000,000 shares of New VASCO Common Stock are available for issuance under the New VASCO 1997 Stock Option Plan, subject to adjustment by the Committee under certain circumstances. Such shares may consist in whole or in part of authorized and unissued shares of New VASCO Common Stock, or treasury shares.


     The shares of New VASCO Common Stock which may be issued pursuant to the New VASCO Stock Options exchanged in the Exchange Offer, will be issued pursuant to the New VASCO 1997 Stock Option Plan. All such New VASCO Stock Options issued in exchange for Current VASCO Stock Options shall be for the same number of shares of New VASCO Common Stock and shall have the same exercise price, vesting term, termination provision and expiration date as the Current VASCO Stock Options for which they are exchanged. New VASCO will enter into New VASCO Option Agreements with exchanging Current VASCO Stock Option holders which will contain the same vesting, exercise price, termination provision and exercise expiration terms and conditions as the original agreements such holders have entered into with Current VASCO, and provide for the release of any and all Associated Corporate Matter Claims. The New VASCO Option Agreement also includes a provision for the adjustment of the number of shares underlying the New VASCO Stock Options and of the exercise price for such shares in the event of a change in the capital structure of New VASCO. As of October 15, 1997 there were 1,977,757 Current VASCO Stock Options outstanding for an aggregate of 1,977,757 shares of Current VASCO Common Stock with exercise prices ranging between $.125 and $6.00 per share, of which options for 1,477,504 shares were fully vested and exercisable. See "CERTAIN INFORMATION CONCERNING CURRENT VASCO -- Current VASCO Equity Equivalent Securities -- Current VASCO Stock Options."

WARRANTS

     From time to time Current VASCO issued Current VASCO Warrants to purchase shares of Current VASCO Common Stock at various exercise prices. Pursuant to the terms of the Exchange Offer, New VASCO is offering to exchange New VASCO Warrants for all outstanding Current VASCO Warrants and the release of any and all Associated Corporate Matter Claims by each exchanging holder. All such New VASCO Warrants issued in exchange for Current VASCO Warrants shall be for the same number of shares of New VASCO Common Stock and shall have the same exercise price and expiration date as the Current VASCO Warrants for which they are exchanged. New VASCO will enter into New VASCO Warrant Agreements with exchanging Current VASCO Warrant holders that will provide for the release of any and all Associated Corporate Matter Claims, and include a provision for the adjustment of the number of shares underlying the New VASCO Warrants and of the exercise price for such shares in the event of a change in the capital structure of New VASCO.


     As of October 15, 1997, there were outstanding Current VASCO Warrants for an aggregate of 1,056,922 shares of Current VASCO Common Stock with exercise prices ranging from $0.25 to $10.00. See "CERTAIN INFORMATION CONCERNING CURRENT VASCO -- Current VASCO Equity Equivalent Securities -- Current VASCO Warrants."


CONVERTIBLE NOTES


     Certain notes convertible into Current VASCO Common Stock grant the holders the right to convert such notes into shares of New VASCO Common Stock if the Exchange Offer is consummated. New VASCO has entered into an agreement with Current VASCO under which New VASCO has agreed to assume certain contractual obligations of Current VASCO relating to such notes. See "Registration Rights and Other Arrangements" below. Further, the New VASCO Convertible Note Agreement provides that New VASCO will become a co-obligor of the notes with respect to which the Current VASCO Conversion Options are cancelled in exchange for New VASCO Conversion Options.


     Pursuant to the terms of the Exchange Offer, New VASCO will also offer to holders of notes presently convertible solely into Current VASCO Common Stock (referred to in this document as Current VASCO Conversion Options) the opportunity to exchange their Current VASCO Conversion Options for New VASCO Conversion Options, which would enable such holders to convert their notes, on the same terms and conditions, into shares of New VASCO Common Stock. This exchange will be effected, if at all, by virtue of the New VASCO Convertible Note Agreements, pursuant to which the holders will transfer and release any and all Associated Corporate Matter Claims. For more detailed information on the conversion privileges of all notes that may become convertible into shares of New VASCO Common Stock if the Exchange Offer is consummated, see "CERTAIN INFORMATION CONCERNING CURRENT VASCO -- Current VASCO Equity Equivalent Securities -- Convertible Notes and Current VASCO Conversion Options."

REGISTRATION RIGHTS AND OTHER ARRANGEMENTS


     Current VASCO has entered into agreements with a number of holders of Current VASCO Securities giving them registration rights under certain circumstances.



     Registration Rights Agreements with Holders of Current VASCO Common
Stock. Current VASCO has entered into a registration rights agreement with certain purchasing investors (the "Registration Rights Agreement") that provides that Current VASCO must include in a registration statement with respect to Current VASCO Common Stock or securities convertible or exchangeable into Current VASCO Common Stock (other than a registration statement filed on a Form S-4 or Form S-8, or pursuant to an exchange offer) filed before March 31, 1998, the shares of New VASCO Common Stock comprising the Units offered under the Registration Rights Agreement. Each Unit consists of two shares of Current VASCO Common Stock and four Current VASCO Warrants. In addition, Current VASCO must register additional shares (the "Additional Shares") contemporaneously with the shares noted above if the fifteen-day average stock price of Current VASCO's Common Stock (the "Valuation Price") is less than $7.00 per share on the sixteenth day after the Commission declares Current VASCO's registration statement effective. The number of additional shares to be delivered to each investor is determined by the difference between $7.00 and the Valuation Price multiplied by the number of shares of Current VASCO Common Stock comprising the Units held by each investor, divided by the Valuation Price.



     Under the Registration Rights Agreement, Current VASCO is to agree with the investors as to the number of Additional Shares to be registered by taking into account the market price of Current VASCO's stock at the time the registration statement is filed and an estimate of what the stock price might be when the registration statement is declared effective. Current VASCO may not register less than 200% of the shares comprising the Units for such Additional Shares (regardless of whether any Additional Shares are required). If by March 31, 1998: (i) the shares of Current VASCO Common Stock are not covered by an effective registration statement under the Securities Act or (ii) the holders are contractually precluded from selling their Current VASCO Common Stock as a result of electing not to participate in a registered underwritten offering that occurred within the previous 90 days, then, in either event, Current VASCO must, at the investor's option, repurchase the Units at $14.00 per Unit or, if all the investors so demand, register the shares and the Additional Shares promptly. In addition, the investors may cause Current VASCO to repurchase their shares of Current VASCO Common Stock at $7.00 per share if Current VASCO raises $5 million or more in a debt or equity private placement or public offering. Once the investor has sold any shares of Current VASCO Common Stock, any rights associated with the shares comprising the Units created by the Registration Rights Agreement, are extinguished.



     The registration rights agreement between VASCO CORP. and Kyoto Securities, Ltd. (the "Kyoto Agreement") provides that, before June 1, 2001, each time Current VASCO proposes to file a registration statement for the public sale of shares of Current VASCO Common Stock, Current VASCO must allow the holder to include in the registration statement Current VASCO Common Stock held by the holder. Current VASCO may offer some or none of the Current VASCO Common Stock if, in the opinion of the managing underwriter, the sale of the Current VASCO Common Stock would be materially detrimental to the success of the offering. The holder must agree to offer its shares on the same terms and conditions as the shares being offered by Current VASCO.



     The registration agreement by and between Current VASCO, VASCO Europe, Mario Houthooft and Guy Denudt provides that each of Mario Houthooft and Guy Denudt may include up to 27,143 shares of Current VASCO Common Stock in a Current VASCO registration statement (except those filed on Form S-4 or Form S-8). The managing underwriter must determine that inclusion of Mr. Denudt's and Mr. Houthooft's shares will not interfere with the successful marketing of the issuance.



     Current VASCO's engagement letter with Banque Paribas S.A. calls for a future possible public offering by Current VASCO or New VASCO includes an option for 15% of the offering (or U.S. $9 million) to allow the underwriters to stabilize the market after allocation. For additional information on the terms of the engagement letter, see "SUMMARY -- The Exchange Offer -- Benefits and Disadvantages of Participating in the Exchange Offer -- Benefits."



     Registration Rights Agreements with Holders of Current VASCO
Warrants. Under the Registration Rights Agreement, Current VASCO must also include the shares of Current VASCO Common Stock underlying the Current VASCO Warrants in a registration statement if the investors elect to register such shares. For a description of the Registration Rights Agreement, see "-- Registration Rights Agreements with Holders of Current VASCO Common Stock" above.



     The Kyoto Agreement provides that the holder may include in a registration statement the shares of Current VASCO Common Stock underlying Current VASCO Warrants held by the holder under the agreement in a registration statement filed before June 1, 2001. Current VASCO may offer some or none of the shares of Current VASCO Common Stock underlying the Current VASCO Warrants if, in the opinion of the managing underwriter, the sale of the Current VASCO Common Stock would be materially detrimental to the success of the offering. For a description of the Kyoto Agreement, see "-- Registration Rights Agreements with Holders of Current VASCO Common Stock" above.

     The warrants held by Osprey Partners, a management consulting firm, Mario Houthooft, and others, provide that the shares of Common Stock underlying the warrants have piggy back registration rights and must be included in the next registration statement to be filed with the Securities and Exchange Commission. Michael A. Mulshine, a Director of Current VASCO, is a principal of Osprey Partners.



     Registration Rights Agreements with Holders of Current VASCO Conversion Options. VASCO Europe entered a convertible loan agreement with Banque Paribas Belgique S.A., giving Banque Paribas S.A. the option to convert its loan into shares of Current VASCO Common Stock. Banque Paribas S.A. can exercise its conversion right on or after a "Share Offering" by Current VASCO on Easdaq or Nasdaq. The loan is to be converted into shares of Current VASCO Common Stock listed on Nasdaq or Easdaq. The conversion rate is at a price per share equal to the offering price. The conversion rights extend to a public offering made by a new company set up by Current VASCO for the purpose of the public offering.



     The Kyoto Agreement also grants Current VASCO Conversion Options under a convertible note. If Current VASCO registers shares of Current VASCO Common Stock at a price of not less than $15 per share with gross proceeds of $5 million or more, Current VASCO's obligations under the convertible note are automatically converted into shares of Current VASCO Common Stock at the conversion price then applicable. As noted above, Current VASCO may offer some or none of the shares of Current VASCO Common Stock if, in the opinion of the managing underwriter, the sale of the Current VASCO Common Stock would be materially detrimental to the success of the offering. For a description of the Kyoto Agreement, see "-- Registration Rights Agreements with Holders of Current VASCO Common Stock" above.



     In the event these holders exchange the shares of Current VASCO Common Stock subject to such rights in the Exchange Offer, New VASCO may enter into an agreement granting the exchanging holders the right to require New VASCO to purchase the number of shares of New VASCO Common Stock issued in exchange for such shares at the same price, and subject to the same terms and conditions, as provided for in the agreement such holders have entered into with Current VASCO.



     Other Arrangements. New VASCO has entered into an agreement with Current VASCO that provides for New VASCO's assumption, upon consummation of the Exchange Offer, of certain Current VASCO obligations under a financing agreement with Generale Bank for a $2.5 million loan and with respect to a registration rights agreement with certain holders of Current VASCO Equity Equivalent Securities, as well as for the substitution of New VASCO Common Stock for Current VASCO Common Stock that may be issued after the Exchange Offer pursuant to the Current VASCO Equity Equivalent Securities and other agreements of Current VASCO.


     New VASCO may also enter into agreements comparable to those entered into by Current VASCO with certain of its security holders to provide for registration rights with respect to the shares of Current VASCO Common Stock that such holders presently own, or have the right to acquire pursuant to the terms of their Current VASCO Securities. In the event such holders exchange their Current VASCO Securities for New VASCO Securities in the Exchange Offer, New VASCO may enter into registration rights agreements with such holders containing provisions substantially the same as those of the respective registration rights agreements entered into by Current VASCO that have not been performed as of the Expiration Date.

                        COMPARISON OF STOCKHOLDER RIGHTS

COMPARISON OF CURRENT VASCO STOCKHOLDER RIGHTS FOLLOWING THE EXCHANGE OFFER


     Both Current VASCO and New VASCO are Delaware corporations and are governed by the laws of Delaware. Except for the differences described below and for the release of any and all Associated Corporate Matter Claims by each exchanging holder, there will be no appreciable difference in the rights of those Current VASCO stockholders who become stockholders of New VASCO by virtue of the Exchange Offer. The certificates of incorporation, as amended, of the two companies are substantially the same, except for the authorization in New VASCO's Certificate of Incorporation, of 75,000,000 shares of common stock, as opposed to 50,000,000 in Current VASCO's, the lack of a designation of a series of New VASCO preferred stock comparable to Current VASCO Series A Preferred Stock or Current VASCO Series B Preferred Stock and changes in the provisions of New VASCO's Certificate of Incorporation, as amended, to (i) remove certain triggering dates that will have passed prior to the Expiration Date and remove references to Series A Preferred Stock and Series B Preferred Stock, and (ii) make clarifying and conforming changes. In addition, New VASCO's Certificate of Incorporation, as amended, differs from that of Current VASCO in that the New VASCO Certificate of Incorporation, as amended, does not contain a requirement found in the Restated and Amended Certificate of Incorporation of Current VASCO, as amended, that all dividends on preferred stock must be paid before payment of dividends on common stock, which deletion will permit the creation of a class or series of preferred stock that could participate with common stock in dividend payments. In addition, the New VASCO Certificate of Incorporation, as amended, contains certain clarifying and conforming changes and certain changes for consistency with current Delaware law, including a rewording of provisions with respect to the liability of directors for monetary damages which do not differ in substance from those contained in the Restated and Amended Certificate of Incorporation of Current VASCO, as amended. New VASCO's bylaws are the same as those of Current VASCO, except New VASCO's bylaws provide for a greater range in the number of directors.


COMPARISON OF RIGHTS OF HOLDERS OF STOCK OPTIONS AND WARRANTS FOLLOWING THE EXCHANGE OFFER

     There will be no change in the rights of holders of Current VASCO Stock Options and Current VASCO Warrants who become holders of New VASCO Stock Options and New VASCO Warrants, as the case may be, by exchanging their instruments in the Exchange Offer since all New VASCO Stock Options and New VASCO Warrants will be identical to the Current VASCO Stock Options and Current VASCO Warrants for which they are exchanged, except that (A) under the New VASCO Stock Option Agreement and the New VASCO Warrant Agreement, (i) the holders of such Current VASCO Securities will have released any and all Associated Corporate Matter Claims, (ii) there are provisions for adjustment of the number of shares underlying such Current VASCO Securities and the exercise price for such shares in the event of a change in the capital structure of New VASCO, and (B) the New VASCO Stock Options will be issued under the New VASCO 1997 Stock Option Plan and will not be ISOs. In addition, upon exercise of New VASCO Stock Options and New VASCO Warrants, the holders thereof will become stockholders of New VASCO, as opposed to Current VASCO. There will be certain limited differences in the rights of New VASCO stockholders as compared to the rights of Current VASCO stockholders prior to the Exchange Offer. See "COMPARISON OF STOCKHOLDER RIGHTS -- Comparison of Current VASCO Stockholder Rights Following The Exchange Offer."

                                 LEGAL MATTERS

     The legality of the New VASCO Securities to be issued in the Exchange Offer and certain tax consequences associated with the Exchange Offer will be passed upon for New VASCO by Jenner & Block, Chicago, Illinois.

                                    EXPERTS

     The balance sheet of VASCO Data Security International, Inc. as of July 16, 1997 appearing in this Registration Statement has been audited by KPMG Peat Marwick LLP, independent public accountants, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of VASCO CORP. as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996 appearing in this Registration Statement have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein. Such consolidated financial statements are included herein in reliance on such report given on the authority of said firm as experts in auditing and accounting.

     The financial statements of Lintel NV as of December 31, 1995 and for the years ended December 31, 1994 and 1995 appearing in this Registration Statement have been so included in reliance upon the report of Price Waterhouse and Partners, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The combined financial statements of Digipass SA and Digiline SA as of December 31, 1995 and for the years ended December 31, 1994 and 1995 appearing in this Registration Statement have been so included in reliance upon the report of Price Waterhouse and Partners, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                              FINANCIAL STATEMENTS

                                     INDEX

                                                                 PAGE
                        DESCRIPTION                             NUMBER
                        -----------                             ------
PRO FORMA FINANCIAL STATEMENTS
VASCO DATA SECURITY INTERNATIONAL, INC. ("NEW VASCO")
Pro Forma Balance Sheet as of June 30, 1997 (unaudited).....    F-2
Pro Forma Statement of Operations for the year ended
  December 31, 1996 (unaudited).............................    F-3
Pro Forma Statement of Operations for the six months ended
  June 30, 1997 (unaudited).................................    F-4
Notes to Pro Forma Financial Statements (unaudited).........    F-5
HISTORICAL FINANCIAL STATEMENTS
VASCO DATA SECURITY INTERNATIONAL, INC.
Report of KPMG Peat Marwick LLP.............................    F-7
Balance Sheet as of July 16, 1997...........................    F-8
Notes to Balance Sheet......................................    F-9
VASCO CORPORATION
Report of KPMG Peat Marwick LLP.............................    F-11
Consolidated Balance Sheets as of December 31, 1995 and 1996
  and June 30, 1997 (unaudited).............................    F-12
Consolidated Statements of Operations for the years ended
  December 31, 1994, 1995 and 1996 and for the six months
  ended June 30, 1996 (unaudited) and June 30, 1997
  (unaudited)...............................................    F-13
Consolidated Statements of Stockholders' Equity (Deficit)
  for the years ended December 31, 1994, 1995 and 1996 and
  for the six months ended June 30, 1997 (unaudited)........    F-14
Consolidated Statements of Cash Flows for the years ended
  December 31, 1994, 1995 and 1996 and for the six months
  ended June 30, 1996 (unaudited) and June 30, 1997
  (unaudited)...............................................    F-17
Notes to Consolidated Financial Statements..................    F-19
LINTEL NV
Report of Price Waterhouse and Partners.....................    F-31
Statements of Financial Position as of December 31, 1995....    F-32
Statements of Operations for the years ended December 31,
  1994 and 1995.............................................    F-33
Statements of Cash Flows for the years ended December 31,
  1994 and 1995.............................................    F-34
Statements of the Accumulated Deficit for the years ended
  December 31, 1994 and 1995................................    F-35
Notes to Financial Statements...............................    F-36
DIGIPASS SA/DIGILINE SA
Report of Price Waterhouse and Partners.....................    F-40
Statements of Combined Financial Position as of December 31,
  1995......................................................    F-41
Statements of Operations for the years ended December 31,
  1994 and 1995.............................................    F-42
Statements of Cash Flows for the years ended December 31,
  1994 and 1995.............................................    F-43
Statements of Accumulated Deficit for the years ended
  December 31, 1994 and 1995................................    F-44
Notes to Financial Statements...............................    F-45
Statement of Combined Financial Position as of June 30, 1996
  (unaudited)...............................................    F-52
Statement of Operations for the six months ended June 30,
  1996 (unaudited)..........................................    F-53
Statement of Cash Flows for the six months ended June 30,
  1996 (unaudited)..........................................    F-54
Statement of Retained Earnings for the six months ended June
  30, 1996 (unaudited)......................................    F-55
Notes to Financial Statements (unaudited)...................    F-56

             VASCO DATA SECURITY INTERNATIONAL, INC. ("NEW VASCO")

                            PRO FORMA BALANCE SHEET
                                 JUNE 30, 1997
                                  (UNAUDITED)


                                                                       VASCO                      NEW VASCO
                                                        NEW VASCO      CORP.       ADJUSTMENTS    PRO FORMA
                                                        ---------      -----       -----------    ---------
ASSETS
CURRENT ASSETS:
Cash..................................................     $--      $  2,862,690    $     --     $  2,862,690
Accounts receivable, net of allowance for doubtful
  accounts............................................     --          2,772,146          --        2,772,146
Inventories, net......................................     --          1,876,907          --        1,876,907
Prepaid expenses......................................     --            321,159          --          321,159
Deferred income taxes.................................     --            283,000          --          283,000
Other current assets..................................     --            465,284          --          465,284
                                                          ---       ------------    --------     ------------
Total current assets..................................     --          8,581,186          --        8,581,186
PROPERTY AND EQUIPMENT:
Furniture and fixtures................................     --            143,560          --          143,560
Office equipment......................................     --            632,835          --          632,835
                                                          ---       ------------    --------     ------------
                                                           --            776,395          --          776,395
Accumulated depreciation..............................     --           (433,885)         --         (433,885)
                                                          ---       ------------    --------     ------------
                                                           --            342,510          --          342,510
Goodwill, net of accumulated amortization.............     --            763,828          --          763,828
Other assets..........................................     --          2,226,299          --        2,226,299
                                                          ---       ------------    --------     ------------
TOTAL ASSETS..........................................     $--      $ 11,913,823    $     --     $ 11,913,823
                                                          ===       ============    ========     ============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current maturities of long-term debt..................     $--      $     59,034    $     --     $     59,034
Accounts payable......................................     --            860,672          --          860,672
Customer deposits.....................................     --            458,037          --          458,037
Other accrued expenses................................     --            781,134          --          781,134
                                                          ---       ------------    --------     ------------
Total current liabilities.............................     --          2,158,877          --        2,158,877
                                                          ---       ------------    --------     ------------
Long-term debt........................................     --         11,677,878          --       11,677,878
                                                          ---       ------------    --------     ------------
Common stock subject to redemption....................     --            494,668          --          494,668
                                                          ---       ------------    --------     ------------
STOCKHOLDERS' EQUITY (DEFICIT):
Preferred stock, 8% cumulative series A convertible,
  $.01 par value -- 317,181 shares authorized; 117,181
  shares issued and outstanding.......................     --              1,172      (1,172)              --
Preferred stock, 12% cumulative series B convertible,
  $.01 par value -- 9,500 shares authorized; 9,000
  shares issued and outstanding.......................     --                 90         (90)              --
Common stock, $.001 par value -- 50,000,000 shares
  authorized; 18,576,471 shares issued and
  outstanding.........................................     --             18,576     (18,576)              --
Preferred stock, $.01 par value -- 500,000 shares
  authorized; 9,000 shares of 12% cumulative series B
  convertible issued and outstanding on a pro forma
  basis...............................................     --                 --          90               90
Common stock, $.001 par value -- 75,000,000 shares
  authorized; 19,357,778 shares issued and outstanding
  on a pro forma basis................................     --                 --      19,358           19,358
Additional paid-in capital............................     --          8,948,492         390        8,948,882
Accumulated deficit...................................     --        (11,194,402)         --      (11,194,402)
Cumulative translation adjustment.....................     --           (191,526)         --         (191,526)
                                                          ---       ------------    --------     ------------
                                                           --         (2,417,598)         --       (2,417,598)
Less: Treasury stock, 2,824 common shares at cost.....     --                 (2)         --               (2)
                                                          ---       ------------    --------     ------------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)..................     --         (2,417,600)         --       (2,417,600)
                                                          ---       ------------    --------     ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)...........................................     $--      $ 11,913,823    $     --     $ 11,913,823
                                                          ===       ============    ========     ============


           See accompanying notes to pro forma financial statements.

             VASCO DATA SECURITY INTERNATIONAL, INC. ("NEW VASCO")

                       PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)


                                                                VASCO                       NEW VASCO
                                                NEW VASCO       CORP.       ADJUSTMENTS     PRO FORMA
                                                ---------       -----       -----------     ---------
Revenue:
  Data security products....................    $     --     $ 9,988,885    $3,461,935     $13,450,820
  Training and consulting services..........          --         203,600            --         203,600
                                                --------     -----------    ----------     -----------
       Total revenues.......................          --      10,192,485     3,461,935      13,654,420
Cost of goods sold:
  Data security products....................          --       5,678,223     1,588,652       7,266,875
  Training and consulting services..........          --         193,245            --         193,245
                                                --------     -----------    ----------     -----------
       Total cost of goods sold.............          --       5,871,468     1,588,652       7,460,120
                                                --------     -----------    ----------     -----------
Gross profit................................          --       4,321,017     1,873,283       6,194,300
                                                --------     -----------    ----------     -----------
Operating costs:
  Sales and marketing.......................          --       1,405,453            --       1,405,453
  Research and development..................          --         574,766            --         574,766
  General and administrative................          --       3,647,760     1,579,435       5,227,195
  Acquired in-process research and
     development............................          --       7,350,992            --       7,350,992
                                                --------     -----------    ----------     -----------
     Total operating costs..................          --      12,978,971     1,579,435      14,558,406
Operating income (loss).....................          --      (8,657,954)      293,848      (8,364,106)
Interest expense............................          --        (346,248)     (423,999)       (770,247)
Other income (expense), net.................          --         (42,407)      145,754         103,347
                                                --------     -----------    ----------     -----------
Income (loss) before income taxes...........          --      (9,046,609)       15,603      (9,031,006)
Provision for income taxes..................          --         194,000       282,070         476,070
                                                --------     -----------    ----------     -----------
Net loss....................................          --      (9,240,609)     (266,467)     (9,507,076)
Preferred stock dividends...................          --        (108,160)           --        (108,160)
                                                --------     -----------    ----------     -----------
Net loss available to common stockholders...    $     --     $(9,348,769)   $ (266,467)    $(9,615,236)
                                                ========     ===========    ==========     ===========
Net loss per common share...................                                               $     (0.53)
                                                                                           ===========
Weighted average common shares
  outstanding...............................                                                18,314,576
                                                                                           ===========


           See accompanying notes to pro forma financial statements.

             VASCO DATA SECURITY INTERNATIONAL, INC. ("NEW VASCO")

                       PRO FORMA STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)


                                                     NEW        VASCO                       NEW VASCO
                                                    VASCO       CORP.       ADJUSTMENTS     PRO FORMA
                                                    -----       -----       -----------     ---------
Total revenues -- data security products........    $  --    $ 6,591,694    $        --    $ 6,591,694
Cost of goods sold..............................       --      3,296,091             --      3,296,091
                                                    -----    -----------    -----------    -----------
Gross profit....................................       --      3,295,603             --      3,295,603
                                                    -----    -----------    -----------    -----------
Operating costs:
  Sales and marketing...........................       --      1,792,724             --      1,792,724
  Research and development......................       --        347,623             --        347,623
  General and administrative....................       --      1,802,343             --      1,802,343
                                                    -----    -----------    -----------    -----------
     Total operating costs......................       --      3,942,690             --      3,942,690
Operating loss..................................       --       (647,087)            --       (647,087)
Interest expense................................       --       (460,137)            --       (460,137)
Other expense, net..............................       --        (72,750)            --        (72,750)
                                                    -----    -----------    -----------    -----------
Loss before income taxes........................       --     (1,179,974)            --     (1,179,974)
Provision for income taxes......................       --         57,171             --         57,171
                                                    -----    -----------    -----------    -----------
Net loss........................................       --     (1,237,145)            --     (1,237,145)
  Preferred stock dividends.....................       --        (54,000)            --        (54,000)
                                                    -----    -----------    -----------    -----------
Net loss available to common stockholders.......    $  --    $(1,291,145)   $        --    $(1,291,145)
                                                    =====    ===========    ===========    ===========
Net loss per common share.......................                                           $     (0.07)
                                                                                           ===========
Weighted average common shares outstanding                                                  19,277,065
                                                                                           ===========


           See accompanying notes to pro forma financial statements.

                    VASCO DATA SECURITY INTERNATIONAL, INC.

              NOTES TO PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

ORGANIZATION AND PROPOSED EXCHANGE OF SECURITIES

     VASCO Data Security International, Inc. ("New VASCO") is a Delaware Corporation and was incorporated on July 15, 1997.

     New VASCO was formed by representatives of VASCO CORP. ("Current VASCO"), to effect an exchange of outstanding VASCO CORP. securities for securities of New VASCO (the "Exchange Offer"). In the Exchange Offer, New VASCO offers to exchange:


          (a) Its Common Stock for (i) shares of Current VASCO Common Stock on a one-for-one basis and (ii) a release by the exchanging holder of all potential claims against New VASCO and its predecessor entities arising out of or relating to certain corporate matters (the "Associated Corporate Matter Claims") described elsewhere herein.


          (b) Its options ("New VASCO Stock Options") to purchase its Common Stock in exchange for (i) the cancellation of outstanding options to purchase Current VASCO Common Stock granted under various Current VASCO stock option programs ("Current VASCO Stock Options"), and (ii) a release by each exchanging holder of any and all Associated Corporate Matter Claims. The New VASCO Stock Options will be for the same number of shares and have the same exercise price, vesting terms and expiration dates as the Current VASCO Stock Options and will be issued under New VASCO's 1997 Stock Option Plan, as amended, as nonqualified options for federal income tax purposes;

          (c) Its options ("New VASCO Conversion Options") to acquire its Common Stock in exchange for (i) the cancellation of outstanding options to acquire Current VASCO Common Stock pursuant to conversion of Current VASCO convertible notes ("Current VASCO Conversion Options"), and (ii) a release by each exchanging holder of any and all Associated Corporate Matter Claims. The New VASCO Conversion Options will be for the same number of shares and will have the same conversion price, conversion period and other terms of conversion as the Current VASCO Conversion Options;

          (d) Its warrants ("New VASCO Warrants") to purchase its Common Stock in exchange for (i) the cancellation of outstanding warrants to purchase Current VASCO Common Stock ("Current VASCO Warrants"), and (ii) a release by each exchanging holder of any and all Associated Corporate Matter Claims. The New VASCO Warrants will be for the same number of shares and have the same exercise price and expiration dates as the Current VASCO Warrants.


     The Exchange Offer is subject to certain terms and conditions, including the condition that there must as of the Expiration Date be tendered for exchange at least 80% of the outstanding shares of Current VASCO Common Stock.


     Assuming the requirements of the Exchange Offer are met, Current VASCO will become a subsidiary of New VASCO, and the assets and liabilities of Current VASCO will be recorded by New VASCO in consolidation at their historical carrying values. New VASCO has not yet begun operations.

CAPITAL STOCK

     On July 16, 1997, 100 shares of New VASCO's Common Stock were issued to Current VASCO, for $100.


     New VASCO's authorized capital stock consists of 75,000,000 shares of Common Stock, $.001 par value, and 500,000 shares of Preferred Stock, $.01 par value per share. The issuance of 100 shares of Common Stock is reflected as a pro forma adjustment in the accompanying pro forma balance sheet.


     Effective as of July 23, 1997, the New VASCO 1997 Stock Option Plan was adopted. The New VASCO 1997 Stock Option Plan provides for the grant of either incentive stock options or non-qualified stock options. 5,000,000 shares of New VASCO Common Stock are available for issuance under the plan.

                    VASCO DATA SECURITY INTERNATIONAL, INC.

PRO FORMA PRESENTATION

     The pro forma balance sheet as of June 30, 1997 reflects adjustments for
(i) the issuance by New VASCO of 100 shares of Common Stock on July 16, 1997,
(ii) the conversion of Current VASCO's 117,181 shares of Series A Convertible Preferred Stock into 781,207 shares of New VASCO's Common Stock and the exchange of 100% of Current VASCO's outstanding Common Stock and cumulative Series B Convertible Preferred Stock into New VASCO's Common Stock and Series B Preferred Stock, respectively, pursuant to the Exchange Offer. No shares of Preferred Stock have been issued.

     The pro forma statement of operations for the year ended December 31, 1996 reflects the historical operations of Current VASCO for the year ended December 31, 1996, adjusted to reflect the acquisitions of Lintel and Digipass as if such acquisitions had occurred as of January 1, 1996. The pro forma adjustments include the operations of Lintel and Digipass for the respective periods in 1996 prior to their acquisition by Current VASCO, as well as adjustments to reflect interest expense on the the debt incurred to fund the acquisitions in the amount of $249,000, and amortization of the related intangible assets and goodwill in the amount of $386,000.

     The pro forma statement of operations for the six months ended June 30, 1997 reflects the operations of Current VASCO for such six month period.

     The pro forma net loss per share is computed based on the weighted average of 18,314,576 shares outstanding during 1996 and 19,277,065 for the six months ended June 30, 1997, assuming that the conversion of 117,181 shares of Current VASCO's Series A Convertible Preferred Stock into 781,207 shares of Common Stock of New VASCO and the Exchange Offer were affected as of January 1, 1996.


     If pursuant to the Exchange Offer, 80% or more of the outstanding shares of Current VASCO Common Stock are tendered, the exchange will become effective but any equity interest not exchanged would be reflected as minority interest between liabilities and stockholders' equity (deficit) on the pro forma balance sheet.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and
Stockholder of VASCO Data Security International, Inc.:

     We have audited the accompanying balance sheet of VASCO Data Security International, Inc. as of July 16, 1997. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of VASCO Data Security International, Inc. as of July 16, 1997, in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Chicago, Illinois
September 11, 1997

             VASCO DATA SECURITY INTERNATIONAL, INC. ("NEW VASCO")

                                 BALANCE SHEET
                                 JULY 16, 1997
                                  (UNAUDITED)

ASSETS
CURRENT ASSETS - CASH.......................................    $100
                                                                ----
TOTAL ASSETS................................................    $100
                                                                ====
LIABILITIES AND STOCKHOLDER'S EQUITY
STOCKHOLDER'S EQUITY:
  Preferred stock, $.01 par value -- 500,000 shares
     authorized; none issued and outstanding................    $ --
  Common stock, $.001 par value -- 75,000,000 shares
     authorized; 100 shares issued and outstanding..........      --
  Additional paid-in capital................................     100
                                                                ----
Total stockholder's equity..................................     100
                                                                ----
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY..................    $100
                                                                ====


                    See accompanying notes to balance sheet.

                    VASCO DATA SECURITY INTERNATIONAL, INC.

                             NOTES TO BALANCE SHEET

ORGANIZATION AND PROPOSED EXCHANGE OF SECURITIES

     VASCO Data Security International, Inc. ("New VASCO") is a Delaware Corporation and was incorporated on July 15, 1997.

     New VASCO was formed by representatives of VASCO CORP. ("Current VASCO"), to effect an exchange of outstanding VASCO CORP. securities for securities of New VASCO (the "Exchange Offer"). In the Exchange Offer, New VASCO offers to exchange:


          (a) Its Common Stock for (i) shares of Current VASCO Common Stock on a one-for-one basis and (ii) a release by the exchanging holder of all potential claims against New VASCO and its predecessor entities arising out of or relating to certain corporate matters (the "Associated Corporate Matter Claims") described elsewhere herein.


          (b) Its options ("New VASCO Stock Options") to purchase its Common Stock in exchange for (i) the cancellation of outstanding options to purchase Current VASCO Common Stock granted under various Current VASCO stock option programs ("Current VASCO Stock Options"), and (ii) a release by each exchanging holder of any and all Associated Corporate Matter Claims. The New VASCO Stock Options will be for the same number of shares and have the same exercise price, vesting terms and expiration dates as the Current VASCO Stock Options and will be issued under New VASCO's 1997 Stock Option Plan, as amended, as nonqualified options for federal income tax purposes;

          (c) Its options ("New VASCO Conversion Options") to acquire its Common Stock in exchange for (i) the cancellation of outstanding options to acquire Current VASCO Common Stock pursuant to conversion of Current VASCO convertible notes ("Current VASCO Conversion Options"), and (ii) a release by each exchanging holder of any and all Associated Corporate Matter Claims. The New VASCO Conversion Options will be for the same number of shares and will have the same conversion price, conversion period and other terms of conversion as the Current VASCO Conversion Options;

          (d) Its warrants ("New VASCO Warrants") to purchase its Common Stock in exchange for (i) the cancellation of outstanding warrants to purchase Current VASCO Common Stock ("Current VASCO Warrants"), and (ii) a release by each exchanging holder of any and all Associated Corporate Matter Claims. The New VASCO Warrants will be for the same number of shares and have the same exercise price and expiration dates as the Current VASCO Warrants.


     The Exchange Offer is subject to certain terms and conditions, including the condition that there must as of the Expiration Date be tendered for exchange at least 80% of the outstanding shares of Current VASCO Common Stock.


     Assuming the requirements of the Exchange Offer are met, Current VASCO will become a subsidiary of New VASCO, and the assets and liabilities of Current VASCO will be recorded by New VASCO in consolidation at their historical carrying values. New VASCO has not yet begun operations.

CAPITAL STOCK

     On July 16, 1997, 100 shares of New VASCO's Common Stock were issued to Current VASCO, for $100.


     New VASCO's authorized capital stock consists of 75,000,000 shares of Common Stock, $.001 par value, and 500,000 shares of Preferred Stock, $.01 par value per share. No shares of Preferred Stock have been issued.

     Effective as of July 23, 1997, the New VASCO 1997 Stock Option Plan was adopted. The New VASCO 1997 Stock Option Plan provides for the grant of either incentive stock options or non-qualified stock options. 5,000,000 shares of New VASCO Common Stock are available for issuance under the plan.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and
Stockholders of VASCO Corp.:

     We have audited the accompanying consolidated balance sheets of VASCO Corp. and subsidiaries (the Company) as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VASCO Corp. and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996 in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Chicago, Illinois
September 11, 1997

                                  VASCO CORP.

                          CONSOLIDATED BALANCE SHEETS


                                                                      DECEMBER 31,
                                                                -------------------------      JUNE 30,
                                                                   1995          1996            1997
                                                                   ----          ----          --------
                                                                                             (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash......................................................    $  744,612    $ 1,813,593    $  2,862,690
  Accounts receivable, net of allowance for doubtful
    accounts of $182,000, $452,000 and $459,000.............       447,490      3,242,618       2,772,146
  Inventories, net..........................................       252,646      2,182,743       1,876,907
  Prepaid expenses..........................................       229,315        471,902         321,159
  Notes receivable..........................................            --        225,141              --
  Deferred income taxes.....................................       445,000        283,000         283,000
  Other current assets......................................        14,741        399,963         465,284
                                                                ----------    -----------    ------------
      Total current assets..................................     2,133,804      8,618,960       8,581,186
Property and equipment:
  Furniture and fixtures....................................       183,375        143,560         143,560
  Office equipment..........................................       123,773        592,965         632,835
                                                                ----------    -----------    ------------
                                                                   307,148        736,525         776,395
  Accumulated depreciation..................................      (183,807)      (360,079)       (433,885)
                                                                ----------    -----------    ------------
                                                                   123,341        376,446         342,510
  Software costs, net of accumulated amortization of
    $371,000 in 1995........................................       157,311             --              --
  Goodwill, net of accumulated amortization of $58,571 and
    $113,784 in 1996 and 1997...............................            --        819,041         763,828
  Other assets..............................................            --      2,553,108       2,226,299
                                                                ----------    -----------    ------------
Total assets................................................    $2,414,456    $12,367,555    $ 11,913,823
                                                                ==========    ===========    ============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Current maturities of long-term debt......................    $  199,678    $    91,160    $     59,034
  Notes payable.............................................       664,050             --              --
  Accounts payable..........................................        93,776      1,945,644         860,672
  Customer deposits.........................................            --      1,022,195         458,037
  Other accrued expenses....................................       102,072        658,084         781,134
                                                                ----------    -----------    ------------
      Total current liabilities.............................     1,059,576      3,717,083       2,158,877
                                                                ----------    -----------    ------------
Long-term debt, including stockholder note of $5,000,000 in
  1996 and 1997.............................................         7,258      9,113,750      11,677,878
                                                                ----------    -----------    ------------
Excess acquired net assets over cost, net of accumulated
  amortization of $43,000 in 1995...........................        10,735             --              --
                                                                ----------    -----------    ------------
Common stock subject to redemption..........................       370,894        741,894         494,668
                                                                ----------    -----------    ------------
STOCKHOLDERS' EQUITY (DEFICIT):
  Preferred stock, 8% cumulative series A convertible, $.01
    par value -- 317,181 shares authorized; 317,181 shares
    issued and outstanding in 1995 and 117,181 shares issued
    and outstanding in 1996 and 1997........................         3,172          1,172           1,172
  Preferred stock, 12% cumulative series B convertible, $.01 par value -- 9,500 shares authorized; 9,000 shares
    issued and outstanding in 1995, 1996 and 1997...........            90             90              90
  Common stock, $.001 par value -- 50,000,000 shares
    authorized 15,793,575 shares issued and outstanding in
    1995; 18,453,332 shares issued and outstanding in 1996;
    18,576,471 shares issued and outstanding in 1997........        15,794         18,454          18,576
  Additional paid-in capital................................     1,508,534      8,783,425       8,948,492
  Accumulated deficit.......................................      (554,488)    (9,903,257)    (11,194,402)
  Cumulative translation adjustment.........................            --       (105,056)       (191,526)
                                                                ----------    -----------    ------------
                                                                   973,102     (1,205,172)     (2,417,598)
  Less: Treasury stock, 287,923, -0- and 2,824 common
    shares, at cost, in 1995, 1996 and 1997.................        (7,109)            --              (2)
                                                                ----------    -----------    ------------
Total stockholders' equity (deficit)........................       965,993     (1,205,172)     (2,417,600)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)........    $2,414,456    $12,367,555    $ 11,913,823
                                                                ==========    ===========    ============


          See accompanying notes to consolidated financial statements.

                                  VASCO CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                       FOR THE YEAR ENDED DECEMBER 31,         SIX MONTHS ENDED JUNE 30,
                                  -----------------------------------------    --------------------------
                                     1994           1995           1996           1996           1997
                                     ----           ----           ----           ----           ----
                                                                                      (UNAUDITED)
Revenue:
  Data security products......    $ 1,456,677    $ 2,457,587    $ 9,988,885    $ 2,998,891    $ 6,591,694
  Training and consulting.....      1,236,490      1,237,546        203,600        185,375             --
                                  -----------    -----------    -----------    -----------    -----------
       Total revenues.........      2,693,167      3,695,133     10,192,485      3,184,266      6,591,694
Cost of goods sold:
  Data security products......        725,121      2,033,186      5,678,223      1,746,173      3,296,091
  Training and consulting.....        697,466        854,217        193,245        153,712             --
                                  -----------    -----------    -----------    -----------    -----------
       Total cost of goods
          sold................      1,422,587      2,887,403      5,871,468      1,899,885      3,296,091
                                  -----------    -----------    -----------    -----------    -----------
Gross profit..................      1,270,580        807,730      4,321,017      1,284,381      3,295,603
                                  -----------    -----------    -----------    -----------    -----------
Operating costs:
  Sales and marketing.........        156,511        245,212      1,405,453        220,144      1,792,724
  Research and development....        210,535        242,002        574,766        217,271        347,623
  General and
     administrative...........        711,598        854,979      3,647,760        862,453      1,802,343
  Acquired in-process research
     and development..........             --             --      7,350,992      2,900,031             --
                                  -----------    -----------    -----------    -----------    -----------
     Total operating costs....      1,078,644      1,342,193     12,978,971      4,199,899      3,942,690
                                  -----------    -----------    -----------    -----------    -----------
Operating income (loss).......        191,936       (534,463)    (8,657,954)    (2,915,518)      (647,087)
Interest expense..............        (97,244)       (73,576)      (346,248)       (26,933)      (460,137)
Other expense, net............             --             --        (42,407)            --        (72,750)
                                  -----------    -----------    -----------    -----------    -----------
Income (loss) before income
  taxes.......................         94,692       (608,039)    (9,046,609)    (2,942,451)    (1,179,974)
Provision (benefit) for income
  taxes.......................         37,000       (251,000)       194,000        (17,700)        57,171
                                  -----------    -----------    -----------    -----------    -----------
Net income (loss).............         57,692       (357,039)    (9,240,609)    (2,924,751)    (1,237,145)
     Preferred stock
       dividends..............        (27,254)      (108,254)      (108,160)       (54,000)       (54,000)
                                  -----------    -----------    -----------    -----------    -----------
Net income (loss) available to
  common stockholders.........    $    30,438    $  (465,293)   $(9,348,769)   $(2,978,751)   $(1,291,145)
                                  ===========    ===========    ===========    ===========    ===========
Net income (loss) per common
  share.......................    $        --    $     (0.03)   $     (0.53)   $     (0.19)   $     (0.07)
                                  ===========    ===========    ===========    ===========    ===========
Weighted average common shares
  outstanding.................     14,259,915     14,817,264     17,533,369     15,614,498     18,495,858
                                  ===========    ===========    ===========    ===========    ===========


          See accompanying notes to consolidated financial statements.

                                  VASCO CORP.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                SERIES A PREFERRED       SERIES B
                                                       STOCK          PREFERRED STOCK       COMMON STOCK
                                                -------------------   ---------------   --------------------
                                                 SHARES     AMOUNT    SHARES   AMOUNT     SHARES     AMOUNT
                                                 ------     ------    ------   ------     ------     ------
Balance at December 31, 1993..................    317,181    $3,172      --     $--     15,343,575   $15,344
  Net income..................................         --       --       --      --             --        --
  Cash dividends paid on preferred B..........         --       --       --      --             --        --
  Dividends payable on preferred A upon
    conversion................................         --       --       --      --             --        --
  Issuance of Series B preferred stock........         --       --    8,000      80             --        --
  Exchange of note payable for stock..........         --       --    1,000      10        250,000       250
  Exercise of stock options...................         --       --       --      --        100,000       100
                                                 --------    ------   -----     ---     ----------   -------
Balance at December 31, 1994..................    317,181    3,172    9,000      90     15,693,575    15,694
  Net loss....................................         --       --       --      --             --        --
  Cash dividends paid on preferred B..........         --       --       --      --             --        --
  Dividends payable on preferred A upon
    conversion................................         --       --       --      --             --        --
  Issuance of treasury stock..................         --       --       --      --             --        --
  Stock compensation..........................         --       --       --      --         50,000        50
  Exercise of stock options...................         --       --       --      --         50,000        50
  Common stock subject to redemption..........         --       --       --      --             --        --
                                                 --------    ------   -----     ---     ----------   -------
Balance at December 31, 1995..................    317,181    3,172    9,000      90     15,793,575    15,794
  Net loss....................................         --       --       --      --             --        --
  Cash dividends paid on preferred B..........         --       --       --      --             --        --
  Dividends payable on preferred A upon
    conversion................................         --       --       --      --             --        --
  Exercise of stock options...................         --       --       --      --         22,750        23
  Issuance of common stock....................         --       --       --      --      1,163,023     1,163
  Issuance of common stock in connection with
    Lintel Acquisition........................         --       --       --      --        140,651       141
  Conversion of Series A preferred stock......   (200,000)  (2,000)      --      --      1,333,333     1,333
  Cumulative translation adjustment...........         --       --       --      --             --        --
  Common stock subject to redemption..........         --       --       --      --             --        --
                                                 --------    ------   -----     ---     ----------   -------
Balance at December 31, 1996..................    117,181    1,172    9,000      90     18,453,332    18,454
  1997 Activity (Unaudited):
  Net loss....................................         --       --       --      --             --        --
  Cash dividends paid on preferred B..........         --       --       --      --             --        --
  Dividends payable on preferred A upon
    conversion................................         --       --       --      --             --        --
  Exercise of stock options...................         --       --       --      --        121,250       121
  Cancellation of common stock................         --       --       --      --        (16,489)      (17)
  Issuance of common stock....................         --       --       --      --         18,378        18
  Redemption of common stock..................         --       --       --      --             --        --
  Record legal fees associated with Private
    Placement.................................         --       --       --      --             --        --
  Cumulative translation adjustment...........         --       --       --      --             --        --
                                                 --------    ------   -----     ---     ----------   -------
Balance at June 30, 1997 (Unaudited)..........    117,181    $1,172   9,000     $90     18,576,471   $18,576
                                                 ========    ======   =====     ===     ==========   =======


          See accompanying notes to consolidated financial statements.

                                  VASCO CORP.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                  (CONTINUED)


                                                          ADDITIONAL                  CUMULATIVE
                                                           PAID-IN     ACCUMULATED    TRANSLATION
                                                           CAPITAL       DEFICIT      ADJUSTMENT
                                                          ----------   -----------    -----------
Balance at December 31, 1993............................  $  481,745   $   (119,633)   $      --
  Net income............................................          --         57,692           --
  Cash dividends paid on preferred B....................          --        (27,000)          --
  Dividends payable on preferred A upon conversion......          --           (254)          --
  Issuance of Series B preferred stock..................     750,783             --           --
  Exchange of note payable for stock....................     149,740             --           --
  Exercise of stock options.............................      12,320             --           --
                                                          ----------   ------------    ---------
Balance at December 31, 1994............................   1,394,588        (89,195)          --
  Net loss..............................................          --       (357,039)          --
  Cash dividends paid on preferred B....................          --       (108,000)          --
  Dividends payable on preferred A upon conversion......          --           (254)          --
  Issuance of treasury stock............................     159,688             --           --
  Stock compensation....................................      66,708             --           --
  Exercise of stock options.............................      78,244             --           --
  Common stock subject to redemption....................    (190,694)            --           --
                                                          ----------   ------------    ---------
Balance at December 31, 1995............................   1,508,534       (554,488)          --
  Net loss..............................................          --     (9,240,609)          --
  Cash dividends paid on preferred B....................          --       (108,000)          --
  Dividends payable on preferred A upon conversion......          --           (160)          --
  Exercise of stock options.............................       5,215             --           --
  Issuance of common stock..............................   4,252,240             --           --
  Issuance of common stock in connection with Lintel
     Acquisition........................................   3,387,769             --           --
  Conversion of Series A preferred stock................         667             --           --
  Cumulative translation adjustment.....................          --             --     (105,056)
  Common stock subject to redemption....................    (371,000)            --           --
                                                          ----------   ------------    ---------
Balance at December 31, 1996............................   8,783,425     (9,903,257)    (105,056)
  1997 Activity (Unaudited):
  Net loss..............................................          --     (1,237,145)          --
  Cash dividends paid on preferred B....................          --        (54,000)          --
  Dividends payable on preferred A upon conversion......          --             --           --
  Exercise of stock options.............................      28,817             --           --
  Cancellation of common stock..........................          --             --           --
  Issuance of common stock..............................     193,145             --           --
  Redemption of common stock............................          --             --           --
  Record legal fees associated with Private Placement...     (56,895)            --           --
  Cumulative translation adjustment.....................          --             --      (86,470)
                                                          ----------   ------------    ---------
Balance at June 30, 1997 (Unaudited)....................  $8,948,492   $(11,194,402)   $(191,526)
                                                          ==========   ============    =========


          See accompanying notes to consolidated financial statements.

                                  VASCO CORP.

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                  (CONTINUED)


                                                                                        TOTAL
                                                               TREASURY STOCK       STOCKHOLDERS'
                                                            ---------------------      EQUITY
                                                             SHARES      AMOUNT       (DEFICIT)
                                                             ------      ------     -------------
Balance at December 31, 1993..............................  1,201,250   $ (40,650)   $   339,978
  Net income..............................................         --          --         57,692
  Cash dividends paid on preferred B......................         --          --        (27,000)
  Dividends payable on preferred A upon conversion........         --          --           (254)
  Issuance of Series B preferred stock....................         --          --        750,863
  Exchange of note payable for stock......................         --          --        150,000
  Exercise of stock options...............................         --          --         12,420
                                                            ---------   ---------    -----------
Balance at December 31, 1994..............................  1,201,250     (40,650)     1,283,699
  Net loss................................................         --          --       (357,039)
  Cash dividends paid on preferred B......................         --          --       (108,000)
  Dividends payable on preferred A upon conversion........         --          --           (254)
  Issuance of treasury stock..............................   (217,352)      7,349        167,037
  Stock compensation......................................   (250,975)      8,486         75,244
  Exercise of stock options...............................   (445,000)     17,706         96,000
  Common stock subject to redemption......................         --          --       (190,694)
                                                            ---------   ---------    -----------
Balance at December 31, 1995..............................    287,923      (7,109)       965,993
  Net loss................................................         --          --     (9,240,609)
  Cash dividends paid on preferred B......................         --          --       (108,000)
  Dividends payable on preferred A upon conversion........         --          --           (160)
  Exercise of stock options...............................         --          --          5,238
  Issuance of common stock................................         --          --      4,253,403
  Issuance of common stock in connection with Lintel
     Acquisition..........................................   (287,923)      7,109      3,395,019
  Conversion of Series A preferred stock..................         --          --             --
  Cumulative translation adjustment.......................         --          --       (105,056)
  Common stock subject to redemption......................         --          --       (371,000)
                                                            ---------   ---------    -----------
Balance at December 31, 1996..............................         --          --     (1,205,172)
  1997 Activity (Unaudited):
  Net loss................................................         --          --     (1,237,145)
  Cash dividends paid on preferred B......................         --          --        (54,000)
  Dividends payable on preferred A upon conversion........         --          --             --
  Exercise of stock options...............................         --          --         28,938
  Cancellation of common stock............................         --          --            (17)
  Issuance of common stock................................    (32,504)         33        193,196
  Redemption of common stock..............................     35,328         (35)           (35)
  Legal fees associated with issuance of common stock.....         --          --        (56,895)
  Cumulative translation adjustment.......................         --          --        (86,470)
                                                            ---------   ---------    -----------
Balance at June 30, 1997 (Unaudited)......................      2,824   $      (2)   $(2,417,600)
                                                            =========   =========    ===========


          See accompanying notes to consolidated financial statements.

                                  VASCO CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                              -----------------------------------
                                                                1994        1995         1996
                                                                ----        ----         ----
Cash flows from operating activities:
  Net income (loss).........................................  $  57,692   $(357,039)  $(9,240,609)
     Adjustments to reconcile net income to net cash
       provided by (used in) operating activities:
       Acquired in-process research and development.........         --          --     7,350,992
       Depreciation and amortization........................    154,965     483,545       728,734
       Interest paid in shares of common stock..............         --          --       118,750
       Deferred income taxes................................     37,000    (251,000)      162,000
       Compensation expense.................................         --      75,244            --
       Changes in current assets and current liabilities,
          net of acquisitions:
          Accounts receivable, net..........................   (391,859)    168,858    (1,067,374)
          Inventories, net..................................   (119,323)     53,302       578,143
          Other current assets..............................   (129,184)    (48,640)     (279,940)
          Accounts payable..................................      2,545     (23,911)      459,068
          Customer deposits.................................         --          --     1,022,195
          Other accrued expenses............................    (47,897)    (41,660)   (1,728,397)
                                                              ---------   ---------   -----------
Net cash provided by (used in) operations...................   (436,061)     58,699    (1,896,438)
                                                              ---------   ---------   -----------
Cash flows from investing activities:
  Acquisition of Lintel/Digipass............................         --          --    (4,461,144)
  Additions to property and equipment.......................    (14,626)    (93,749)     (283,142)
  Capitalized software......................................   (227,985)         --            --
                                                              ---------   ---------   -----------
Net cash used in investing activities.......................   (242,611)    (93,749)   (4,744,286)
                                                              ---------   ---------   -----------
Cash flows from financing activities:
  Net proceeds from issuance of series B preferred stock....    750,783          --            --
  Series B preferred stock dividends........................    (27,000)   (108,000)     (108,000)
  Net proceeds from issuance of common stock................     12,500     443,237     4,133,605
  Proceeds from exercise of stock options...................         --          --         5,238
  Redemption of common stock................................         --          --            --
  Proceeds from issuance of debt............................    463,500     810,986     4,986,096
  Repayment of debt.........................................   (692,177)   (404,697)   (1,202,178)
                                                              ---------   ---------   -----------
Net cash provided by financing activities...................    507,606     741,526     7,814,761
                                                              ---------   ---------   -----------
Effect of exchange rate changes on cash.....................         --          --      (105,056)
                                                              ---------   ---------   -----------
Net increase (decrease) in cash.............................   (171,066)    706,476     1,068,981
Cash, beginning of period...................................    209,202      38,136       744,612
                                                              ---------   ---------   -----------
Cash, end of period.........................................  $  38,136   $ 744,612   $ 1,813,593
                                                              ---------   ---------   -----------
Supplemental disclosure of cash flow information:
Interest paid...............................................  $  80,747   $  67,087   $    51,929
                                                              =========   =========   ===========
Supplemental disclosure of noncash investing and financing
  activities:
  Fair value of assets acquired from Lintel/Digipass........                          $12,003,644
  Cash paid.................................................                           (4,461,144)
                                                                                      -----------
  Notes payable, common stock and warrants issued...........                          $ 7,542,500
                                                                                      ===========
  Common stock issued upon conversion of Series A
     preferred stock........................................                          $     2,000
                                                                                      ===========
  Common stock issued in exchange for stockholder debt......  $  50,000
                                                              =========
  Series B preferred stock issued in exchange for
     stockholder debt.......................................  $ 100,000
                                                              =========


          See accompanying notes to consolidated financial statements.

                                  VASCO CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (CONTINUED)


                                                              SIX MONTHS ENDED JUNE 30,
                                                              -------------------------
                                                                 1996          1997
                                                                 ----          ----
                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net income (loss).........................................  $(2,924,751)  $(1,237,145)
  Adjustments to reconcile net income to net cash provided
     by (used in) operating activities:
     Acquired in-process research and development...........    2,899,992            --
     Depreciation and amortization..........................      170,975       528,939
     Interest paid in shares of common stock................           --       193,196
     Deferred income taxes..................................       58,300            --
     Compensation expense...................................           --            --
     Changes in current assets and current liabilities, net
      of acquisitions:
       Accounts receivable, net.............................   (1,366,686)      470,472
       Inventories, net.....................................     (482,837)      305,836
       Other current assets.................................      238,281        85,422
       Accounts payable.....................................      617,816    (1,084,972)
       Customer deposits....................................           --      (564,158)
       Other accrued expenses...............................      134,106       123,050
                                                              -----------   -----------
Net cash provided by (used in) operations...................     (654,804)   (1,179,360)
                                                              -----------   -----------
Cash flows from investing activities:
  Acquisition of Lintel/Digipass............................     (289,492)           --
  Additions to property and equipment.......................     (136,319)      (39,870)
  Capitalized software......................................           --            --
                                                              -----------   -----------
Net cash used in investing activities.......................     (425,811)      (39,870)
                                                              -----------   -----------
Cash flows from financing activities:
  Net proceeds from issuance of series B preferred stock....           --            --
  Series B preferred stock dividends........................      (54,000)      (54,000)
  Net proceeds from sales of common stock...................    3,114,727       (56,895)
  Proceeds from exercise of stock options...................           --        28,938
  Redemption of common stock................................           --      (247,261)
  Proceeds from issuance of debt............................    4,172,060     2,716,141
  Repayment of debt.........................................           --       (32,126)
                                                              -----------   -----------
Net cash provided by financing activities...................    7,232,787     2,354,797
                                                              -----------   -----------
Effect of exchange rate changes on cash.....................           --       (86,470)
                                                              -----------   -----------
Net increase (decrease) in cash.............................    6,152,172     1,049,097
Cash, beginning of period...................................      744,612     1,813,593
                                                              -----------   -----------
Cash, end of period.........................................  $ 6,896,784   $ 2,862,690
                                                              ===========   ===========
Supplemental disclosure of cash flow information:
Interest paid...............................................  $    50,995   $   106,411
                                                              ===========   ===========
Supplemental disclosure of noncash investing and financing
  activities:
  Fair value of assets acquired from Lintel/Digipass........  $ 4,142,518
  Cash paid.................................................     (289,482)
                                                              -----------
  Notes payable, common stock and warrants issued...........  $ 3,853,036
                                                              ===========
  Common stock issued upon conversion of Series A preferred
     stock..................................................


          See accompanying notes to consolidated financial statements.

                                  VASCO CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

     VASCO CORP. and its wholly owned subsidiaries, VASCO Data Security, Inc., and VASCO Data Security NV/SA (the Company), offer a variety of computer security products and services. The Company's patented and proprietary hardware and software products provide computer security, Advanced Authentication Technology and RSA/DES encryption for financial institutions, industry and government. The primary market for these products is Europe.

Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

     The consolidated financial statements include the accounts of VASCO CORP. and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

     Revenues from the sale of computer security hardware and imbedded software are recorded upon shipment assuming that no significant vendor obligations remain outstanding and collectibility is reasonably assured.

Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using accelerated methods over the estimated useful lives of the related assets ranging from three to seven years. Additions and improvements are capitalized, while expenditures for maintenance and repairs are charged to operations as incurred. The cost and accumulated depreciation of property sold or retired are removed from the respective accounts and the resultant gains or losses, if any, are included in current operations.

Software Costs

     The Company capitalizes software development costs in accordance with Statement of Financial Accounting Standards (SFAS) No. 86. Research and development costs, prior to the establishment of technological feasibility, determined based upon the creation of a working model, are expensed as incurred. The Company's policy is to amortize capitalized costs by the greater of (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product, generally two to five years, including the period being reported on. Unamortized capitalized costs determined to be in excess of the net realizable value of a product are expensed at the date of such determination.

     The Company expensed $54,207, $444,795 and $180,275 in 1994, 1995 and 1996,
respectively, for the amortization of capitalized software costs. Approximately $350,000 of fiscal 1995 amortization is as a result of the Company's revision of the remaining estimated economic life of previously capitalized development costs, resulting in acceleration of the amortization of these assets.

                                  VASCO CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Fair Value of Financial Instruments and Long-Lived Assets

     The following disclosures of the estimated fair value of financial instruments are made in accordance with the requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. The fair values of the Company's financial instruments were not materially different from their carrying amounts at December 31, 1996 and 1995, except for notes payable and long-term debt, for which the fair value is not determinable.

Stock-Based Compensation

     On January 1, 1996, the Company adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize the compensation expense associated with the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principles Board (APB) Opinion 25, "Accounting for Stock Issued to Employees," and provide pro forma net income and earnings per share disclosures as if the fair value method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion 25 and provide the pro forma disclosures of SFAS No. 123.

Foreign Currency Translation and Transactions

     The financial position and results of operations of the Company's foreign subsidiaries are measured using the local currency as the functional currency. Accordingly, assets and liabilities are translated into U.S. dollars using current exchange rates as of the balance sheet date. Revenues and expenses are translated at average exchange rates prevailing during the year. Translation adjustments arising from differences in exchange rates are included as a separate component of stockholders' equity. Gains and losses resulting from foreign currency transactions are included in the consolidated statements of operations.

Goodwill

     Goodwill is amortized on a straight-line basis over the expected period to be benefited, which is seven years. Adjustments to the carrying value of goodwill are made if the sum of expected future undiscounted net cash flows from the business acquired is less than the book value of goodwill.

Income (Loss) per Common Share

     Income (loss) per common share in fiscal 1994, 1995 and 1996 has been computed using the weighted average number of common shares outstanding during the year. Common stock equivalents and the effect of conversion of preferred stock have been excluded from the calculation of loss per common share for fiscal 1995 and 1996 as such items are anti-dilutive. Income per common share in 1994 is computed considering the dilutive effect of common stock equivalents, consisting primarily of options.

                                  VASCO CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Reclassifications and Restatement

     Certain prior year balances have been reclassified to conform to the 1996 presentation. Based on an analysis of information not previously considered, management has determined that certain accounts receivable were doubtful of collection and a certain sale should be deferred as of December 31, 1994. As a result, the Company has restated the accompanying 1994 financial statements, the effect of which was to decrease net income by $80,000.

NOTE 2 -- ACQUISITIONS

     Effective March 1, 1996, the Company acquired a 15% interest in Lintel NV (Lintel). On June 1, 1996, the Company acquired the remaining 85% of Lintel. Lintel, located in Brussels, Belgium, was a developer of security technologies for personal computers, computer networks and telecommunications systems, using cryptographic algorithms such as DES and RSA. The results of Lintel's operations are included in the Company's consolidated statement of operations from March 1, 1996 with minority interest being reflected in other expense in the consolidated statement of operations for the period from March 1, 1996 to June 1, 1996. The purchase price was $4,432,000, consisting of $289,482 in cash, $747,500 in 8% convertible notes payable due May 30, 1998 and convertible to common stock at a rate of $7.00 per share, 428,574 shares of the Company's common stock valued at $7.00 per share, and 100,000 purchase warrants for the Company's common stock at an exercise price of $7.00. The warrants were recorded at their fair value on the date of grant.

     The acquisition of Lintel was accounted for as a purchase and, accordingly, the acquired assets have been recorded at their estimated fair values at the date of the acquisition. Acquired in-process research and development in the amount of $2,900,000 was expensed during 1996 in conjunction with the acquisition, based upon an independent third-party valuation. Goodwill related to this transaction was $387,000, which is being amortized over a period of seven years.

     Effective July 1, 1996, the Company acquired Digipass s.a. (Digipass). Digipass, located in Belgium, was a developer of security technologies for personal computers, computer networks and telecommunications systems using the DES cryptographic algorithm. Prior to the Company's acquisition of Digipass, the assets of the interactive voice response (IVR) business of Digiline SA were transferred to Digipass. Digipass' IVR products are used primarily in telebanking applications and in corporate authentication and access control technology. The purchase price was $8,200,000, with $4,800,000 being paid at the effective date of the acquisition, and the balance of $3,400,000 due on or before December 31, 1997 (see Note 13).

     The acquisition of Digipass was accounted for as a purchase and, accordingly, the acquired assets and liabilities have been recorded at their estimated fair values at the date of the acquisition. Acquired in-process research and development in the amount of $4,451,000 was expensed during 1996, based upon an independent third-party valuation. Goodwill related to this transaction was $491,000, which is being amortized over a period of seven years. The results of operations for Digipass have been included in the consolidated statement of operations subsequent to July 1, 1996.

     Other assets, resulting from the acquisitions of Lintel and Digipass, are comprised of the following at December 31, 1996 (net of accumulated amortization):

Software and hardware technology............................    $1,540,417
Workforce...................................................       514,167
Customer lists..............................................       498,524
                                                                ----------
                                                                $2,553,108
                                                                ==========

                                  VASCO CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Software and hardware technology is being amortized over a period of three to four years while workforce and customer lists are being amortized over a period of seven years. Amortization of these assets was $374,892 for the year ended December 31, 1996.


     The following unaudited pro forma summary presents the Company's results of operations as if the acquisitions had occurred at the beginning of 1995. This summary is provided for informational purposes only. It does not necessarily reflect the actual results that would have occurred had the acquisitions been made as of those dates or of results that may occur in the future.



                                                           FOR THE YEAR ENDED
                                                              DECEMBER 31,
                                                      -----------------------------
                                                         1995              1996
                                                         ----              ----
Total revenues....................................    $11,622,809       $13,654,420
Net loss..........................................     (1,738,359)       (9,507,076)
Net loss per common share.........................          (0.12)            (0.53)


NOTE 3 -- INVENTORIES

     Inventories, consisting principally of hardware and component parts, are stated at the lower of cost or market. Cost is determined using the first-in-first-out (FIFO) method.

     Inventories are comprised of the following:

                                                                DECEMBER 31,
                                                           -----------------------
                                                             1995          1996
                                                             ----          ----
Component parts........................................    $ 260,243    $  338,325
Work-in-process and finished goods.....................       72,915     1,998,286
Obsolescence reserves..................................     (113,585)     (153,868)
                                                           ---------    ----------
                                                           $ 219,573    $2,182,743
                                                           =========    ==========

     The Company uses multiple suppliers for the microprocessors used in the production of hardware products, as well as for the assembly of the products. The microprocessors are the only components of the Company's hardware devices that would be considered non-commodity items and may not be readily available on the open market. There is, however, an inherent risk associated with each supplier of microprocessors. In order to increase orders of microprocessors a lead time of 12 weeks is typically needed. The Company maintains a sufficient inventory of all parts to handle short-term spikes in order quantities.

NOTE 4 -- OTHER ACCRUED EXPENSES

     Other accrued expenses are comprised of the following:

                                                                 DECEMBER 31,
                                                             --------------------
                                                               1995        1996
                                                               ----        ----
Accrued expenses.........................................    $  7,264    $330,919
Accrued interest.........................................      22,967     126,966
Accrued payroll..........................................      10,555          --
Accrued dividends........................................       1,566     196,977
Professional fees........................................      30,000          --
Other....................................................      29,720       3,222
                                                             --------    --------
                                                             $102,072    $658,084
                                                             ========    ========

                                  VASCO CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 5 -- INCOME TAXES

     At December 31, 1996, the Company has net operating loss carryforwards approximating $1,626,000. Such losses are available to offset future taxable income at VASCO CORP. and its U.S. subsidiary and expire in varying amounts beginning in 2010 and continuing through 2011. In addition, if certain substantial changes in the Company's ownership should occur, there would be an annual limitation on the amount of the carryforward which could be utilized. In fiscal 1994 and 1995, the Company had no current tax provision due to the utilization of approximately $96,000 and $66,000 respectively, of loss carryforward benefits.

     The differences between income taxes at the statutory federal income tax rate of 34% and the provisions (benefits) for income taxes reported in the consolidated statements of operations are as follows:

                                                               FOR THE YEAR ENDED
                                                                  DECEMBER 31,
                                                           --------------------------
                                                           1994      1995       1996
                                                           ----      ----       ----
Federal statutory income tax rate......................    34.0%     (34.0)%    (34.0)%
State income taxes, net of federal benefit.............     4.5       (4.6)      (4.8)
Adjustment of prior year accrual.......................      --       (2.8)        --
Valuation allowance....................................      --         --       37.8
Other, net.............................................     0.6        0.1       1.1%
                                                           ----      -----      -----
                                                           39.1%     (41.3)%     0.1%
                                                           ====      =====      =====

     The deferred income tax balances are comprised of the following:

                                                                 DECEMBER 31,
                                                             --------------------
                                                               1995        1996
                                                               ----        ----
Deferred tax assets:
Net operating loss carryforward..........................    $358,000    $631,000
Inventory................................................      45,000      60,000
Accounts receivable......................................      72,000     175,000
Fixed assets.............................................          --      44,000
Other....................................................      31,000       4,000
                                                             --------    --------
Total gross deferred income tax assets...................     506,000     914,000
Less valuation allowance.................................          --    (631,000)
                                                             --------    --------
Net deferred income tax assets...........................     506,000     283,000
Deferred tax liabilities:
Research and development costs...........................     (61,000)         --
                                                             --------    --------
Net deferred income taxes................................    $445,000    $283,000
                                                             ========    ========

     The net change in the total valuation allowance for the years ended December 31, 1995 and 1996 was $-0- and an increase of $631,000, respectively. In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which these temporary differences become deductible. This assessment was performed considering the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. The Company has determined that it is more likely than not that $283,000 of deferred tax assets will be realized. The remaining valuation allowance of $631,000 is maintained on deferred tax assets which the Company has not determined to be more likely than not realizable at this time. This valuation allowance will be reviewed on a regular basis and adjustments made as appropriate.

                                  VASCO CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6 -- DEBT

     Debt consists of the following:


                                                                     DECEMBER 31,
                                                                -----------------------
                                                                  1995          1996
                                                                  ----          ----
Bank notes, interest payable at prime plus 1%...............    $ 664,050    $       --
Stockholder loan, interest payable at prime plus 1%.........      190,000            --
Convertible stockholder note, interest payable at 9%........           --     5,000,000
Convertible notes, interest payable at 8%...................           --       713,750
Note related to Digipass acquisition, interest payable at
  5.33%.....................................................           --     3,400,000
Installment notes payable...................................           --        88,578
Installment notes payable, secured by certain equipment of
  the Company...............................................       16,936         2,582
                                                                ---------    ----------
                                                                  870,986     9,204,910
Less current maturities and notes payable...................     (863,728)      (91,160)
                                                                ---------    ----------
Long-term debt..............................................    $   7,258    $9,113,750
                                                                =========    ==========


     The Company borrowed $130,000 from its principal stockholder in fiscal 1995, increasing the total amount outstanding to that stockholder at December 31, 1995 to $190,000. Interest on this note was the prime rate (8.5% at December 31, 1995) plus 1%. The amount was paid in full in 1996.

     In September 1995, the Company entered into a $1.2 million credit facility with a bank consisting of a $700,000 note due February 29, 1996 and a $500,000 note due June 30, 1996. The $700,000 note is secured by separately identifiable export-related accounts receivable and inventory. This note is guaranteed by the principal stockholder. The $500,000 note is secured by all of the tangible assets of the Company, with $250,000 guaranteed by the principal stockholder. Both notes bear interest at the prime rate plus 1%. Amounts outstanding at December 31, 1995 were $599,530 and $64,520 under each respective note. This credit facility was paid in full in 1996 and not renewed. The Company is currently investigating additional capital formation alternatives including the issuance of additional debt and/or the sale of equity securities (see Note 13). The Company will continue to explore all capital formation alternatives that will facilitate growth within the parameters set forth by its Board of Directors.


     During 1996, the Company acquired two companies located in Europe (see Note
2). To facilitate the first acquisition, Lintel, one component of the purchase price was represented by two convertible notes, each payable in the amount of $373,750 ($747,500 total) due May 30, 1998. The notes are convertible at the holders' option at a rate of $7.00 per share of common stock. In October 1996, one of these notes was paid down by $33,750, leaving the balance of $713,750 at December 31, 1996. Each of these notes bears an interest rate of 8%, with interest payments made on a quarterly basis. At the holders' option, the interest may be paid either in cash or in common stock of the Company. In calculating the shares of common stock to be issued in lieu of cash interest, the average closing price for the Company's common stock for the previous 20 trading days is used.



     The consideration related to the 1996 Digipass acquisition included a note payable in the amount of $3,400,000 due December 31, 1997. On August 20, 1997, the Company renegotiated this debt (see Note 13). This note bears interest at an effective rate of 5.33%, with interest payments payable monthly beginning January 1, 1997. The Company has a bank guarantee on this note for which it pays 2% annually on the outstanding note balance.



     During 1996, the Company continued to raise capital privately, including a private placement consisting of the issuance of 666,666 shares of common stock and a $5,000,000 convertible note due May 29, 2001. The note bears interest at 9%, with interest payable to the holder on a quarterly basis. The holder may, at its option,

                                  VASCO CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

elect to receive interest payments in cash or common stock. In calculating the shares of common stock to be issued in lieu of cash interest, the average closing price for the Company's common stock for the previous 20 trading days is used.

     Aggregate maturities of debt at December 31, 1996 are as follows:


1997........................................................    $   91,160
1998........................................................       713,750
1999........................................................            --
2000........................................................            --
2001 and thereafter.........................................     8,400,000
                                                                ----------
       Total................................................    $9,204,910
                                                                ==========


     Interest expense to stockholders was $9,600, $12,900 and $265,565 for the years ended December 31, 1994, 1995 and 1996, respectively.

NOTE 7 -- STOCKHOLDERS' EQUITY

Preferred Stock

     The Company has the authority to issue 500,000 shares of preferred stock of which 317,181 have been designated Series A, 8% convertible preferred stock and 9,500 have been designated Series B, 12% convertible preferred stock. The remaining 173,319 shares are undesignated.

     The Series A, 8% convertible preferred stock (Series A Shares) consists of 317,181 shares that carry a cumulative dividend, payable upon conversion, of 8% per annum. During 1996, 200,000 Series A Shares were converted into 1,333,333 shares of common stock, leaving 117,181 Series A Shares outstanding at December 31, 1996. The remaining shares are convertible at the option of the holder, at any time, into 781,206 shares of common stock. The holder of the Series A Shares is entitled to cast that number of votes per share as is equal to the number of full shares of common stock into which shares are convertible. Cumulative dividends, which become payable upon conversion of the Series A Shares, have been accrued in the Company's financial statements.

     The Series B, 12% convertible preferred stock (Series B Shares) consists of 9,000 shares that carry a cumulative dividend, payable monthly, of 12% per annum based on a liquidation value of $100 per share. The Series B Shares are convertible, at the option of the holders or the Company, into shares of the Company's common stock, at a price per share determined by dividing the liquidation value of such shares, or $100, by 50% of the average of the bid and ask price of the Company's common stock for 20 days prior to the conversion date. Dividends are payable monthly at the rate of 1% per month, provided that if dividends are delinquent for more than a month, and for so long as such delinquency continues, the monthly dividend rate shall be 1.5%. In addition, holders of the Series B Shares have the right, with proper notice, to purchase common stock in satisfaction of accrued and unpaid dividends at a price per common share determined by dividing the accrued and unpaid dividends by 50% of the average of the bid and ask price of the Company's common stock for 20 days prior to the notice of such shareholder to purchase such shares of common stock. The Series B Shares are non-voting, except with respect to certain amendments changing the terms of such shares or creating any class of preferred stock ranking prior to, or on a parity with the Series B Shares. In addition, if the monthly dividend is more than 30 days in arrears and remains in arrears, after proper notice by a holder of Series B Shares, a majority of the holders of such shares shall be entitled to elect a majority of the Board of Directors until the default in the dividend payments has been paid in full. Of the total Series B Shares outstanding, 4,000 shares are convertible after March 1997 and the remaining 5,000 shares are convertible after September 1997. Total issue fees and costs have been netted against proceeds from the placement.

                                  VASCO CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Common Stock


     During 1996, the Company reissued 287,923 shares of treasury stock, issued 140,651 shares of common stock and 100,000 warrants to purchase one share of common stock at $7.00 as a part of the acquisition of Lintel (see Note 2). The warrants were recorded at their fair value on the date of grant. In addition, the Company continued to raise money through private placements of its common stock. In the first quarter of 1996, the Company privately placed 167,482 shares of common stock and 83,741 warrants to purchase one share of common stock at $6.00, generating $284,720 in net proceeds. The warrants are exercisable at the option of the holder, however, the Company maintains the right to require exercise of the warrants 30 days prior to a public offering of the Company's stock.


     During the second quarter of 1996, the Company placed 666,666 shares of common stock with 137,777 warrants to purchase one share of common stock at $4.50. Total issue fees and costs of $170,000 have been netted against $3,000,000 of proceeds from the placement in the Company's financial statements. In addition, 55,555 shares of common stock and 8,889 warrants to purchase one share of common stock at $4.50 were issued as commissions related to the placement.

     The Company raised additional funds in a private placement of 237,060 shares of common stock with 35,329 warrants to purchase one share of common stock at $4.50. Total issue fees and costs of $47,885 have been netted against the $1,066,770 in total proceeds from the placement in the Company's financial statements. In addition, 16,489 shares of common stock were issued as commissions related to the placement.

     Additional common stock transactions during 1996 were as follows: 1,333,333 shares of common stock were issued pursuant to the conversion of 200,000 shares of Series A preferred stock; 22,500 shares of common stock were issued as a result of the exercise of options under the Company's incentive stock option plan (see Note 8) for total proceeds of $5,238; and 20,021 shares of common stock were issued in lieu of an interest payment in the amount of $118,750 related to the private debt placement that occurred during 1996 (see Note 6).


     During 1995, the Company privately placed 108,676 equity units, each consisting of two shares of common stock reissued from treasury with one warrant to purchase one share of common stock at $6.00. The warrants are exercisable at the option of the holder, however, the Company maintains the right to require exercise of the warrants 30 days prior to a public offering of the Company's stock. Total issue fees and costs have been netted against the proceeds from the placement in the Company's financial statements. Included in the 108,676 equity units are 53,000 equity units subject to redemption, at the option of the holder, at a price of $7.00 per share, or $14.00 per equity unit. In March 1997, 17,664 of these equity units were redeemed at $14.00 per equity unit, with 70,667 warrants to purchase one share of common stock at $5.19 being issued to the holders of the redeemed units.


     During 1995, the Company also reissued 250,975 shares of treasury stock and issued 50,000 shares of common stock to certain key employees, including 43,175 to the principal stockholder. Compensation expense of $75,244 was recorded based on the fair market value of the shares at the date of issuance. A further 50,000 shares of common stock were issued and 445,000 shares of treasury stock reissued as a result of the exercise of options under the Company's incentive stock option plan (see Note 8) for total proceeds of $96,000.

NOTE 8 -- STOCK OPTION PLAN

     The Company's 1987 Stock Option Plan, as amended, (Option Plan) is designed and intended as a performance incentive. The Option Plan is administered by the Compensation Committee as appointed by the Board of Directors of the Company (Compensation Committee).

     The Option Plan permits the grant of options to employees of the Company to purchase shares of common stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code

                                  VASCO CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

of 1986, as amended (Code). All options granted to employees are for a period of ten years, are granted at a price equal to the fair market value of the common stock on the date of the grant and are vested 25% on the date of grant and an additional 25% on each subsequent anniversary of the grant.

     The Option Plan further permits the grant of options to directors, consultants and other key persons (non-employees) to purchase shares of common stock not intended to qualify as incentive stock options under the Code. All options granted to non-employees are for a period of ten years, are granted at a price equal to the fair market value of the common stock on the date of the grant, and may contain vesting requirements and/or restrictions as determined by the Compensation Committee at the time of grant. These options are vested 50% six months from the date of grant and the remaining 50% on the first anniversary of the date of grant.

     During 1996, the Compensation Committee increased the shares authorized under the Option Plan by 500,000 to 3,000,000.

     The Company applies APB Opinion No. 25 and related interpretations in accounting for the Option Plan. Had compensation cost for the Option Plan been determined consistent with SFAS No. 123, the Company's net loss available to common stockholders and net loss per common share would have been the pro forma amounts indicated below:

                                                                      DECEMBER 31,
                                                                ------------------------
                                                                  1995          1996
                                                                  ----          ----
Net loss available to common stockholders
  As reported...............................................    $(465,293)   $(9,348,769)
  Pro forma.................................................     (472,846)    (9,542,493)
Net loss per common share
  As reported...............................................    $   (0.03)   $     (0.53)
  Pro forma.................................................        (0.03)         (0.54)

     For purposes of calculating the compensation cost consistent with SFAS No. 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in fiscal 1995 and 1996: dividend yield of 0%; expected volatility of 50%; risk free interest rates ranging from 6.29% to 7.58%; and expected lives of five years.

     The following is a summary of activity under the Option Plan:

                                                                        WEIGHTED                   WEIGHTED
                                                           OPTIONS      AVERAGE       OPTIONS      AVERAGE
                                                         OUTSTANDING     PRICE      EXERCISABLE     PRICE
                                                         -----------    --------    -----------    --------
Outstanding at December 31, 1993.....................     2,138,211      $0.20       2,010,086      $0.20
Granted..............................................       235,000       0.25
Exercised............................................      (100,000)      0.38
Forfeited............................................      (424,954)      0.19
                                                          ---------      -----       ---------      -----
Outstanding at December 31, 1994.....................     1,848,257       0.20       1,761,382       0.19
Granted..............................................       411,000       0.20
Exercised............................................      (495,000)      0.18
Forfeited............................................      (338,875)      0.18
                                                          ---------      -----       ---------      -----
Outstanding at December 31, 1995.....................     1,425,382       0.20       1,232,257       0.20
Granted..............................................       335,000       4.65
Exercised............................................       (22,750)      0.23
Forfeited............................................       (76,000)      2.14
                                                          ---------      -----       ---------      -----
Outstanding at December 31, 1996.....................     1,661,632      $1.01       1,299,757      $0.57
                                                          =========      =====       =========      =====

                                  VASCO CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following table summarizes information about stock options outstanding at December 31, 1996:

                                                            OPTIONS OUTSTANDING          OPTIONS EXERCISABLE
                                                       -----------------------------    ----------------------
                                                          WEIGHTED-        WEIGHTED-                 WEIGHTED-
                                                           AVERAGE          AVERAGE                   AVERAGE
                                           NUMBER         REMAINING        EXERCISE      NUMBER      EXERCISE
      RANGE OF EXERCISE PRICES           OF SHARES     CONTRACTUAL LIFE      PRICE      OF SHARES      PRICE
      ------------------------           ---------     ----------------    ---------    ---------    ---------
$4.25 - 6.00.........................       301,500       9.35 years         $4.65        104,000      $4.84
$.125 - .375.........................     1,360,132       4.38 years         $0.20      1,195,757      $0.20

NOTE 9 -- EMPLOYEE BENEFIT PLAN

     The Company maintains a contributory profit sharing plan established pursuant to the provisions of Section 401(k) of the Internal Revenue Code which provides benefits for eligible employees of the Company. The Company made no contributions to the plan during the years ended December 31, 1994, 1995 and 1996.

NOTE 10 -- GEOGRAPHIC AND CUSTOMER INFORMATION


     During 1994, 1995 and 1996, sales to one customer (a reseller of the Company's products) aggregated approximately $1,209,000, $2,259,000 and $4,297,000, respectively, representing 45%, 61% and 44% of the total revenues, respectively. Accounts receivable from this customer represented 87% and 31% of the Company's gross accounts receivable balance at December 31, 1995 and 1996, respectively. United States sales to unaffiliated customers includes export sales from the Company's United States operations to unaffiliated customers in the Netherlands of approximately $4,297,000 for the year ended December 31, 1996. Such export sales for the years ended December 31, 1994 and 1995 were approximately $1,209,000 and $2,318,000, respectively.


     Information regarding geographic areas for the year ended December 31, 1996 is as follows:


                                              UNITED STATES      BELGIUM      ELIMINATIONS       TOTAL
                                              -------------      -------      ------------       -----
Sales to unaffiliated customers...........     $ 4,758,000     $ 5,434,000    $        --     $10,192,000
Operating loss............................      (2,919,000)     (5,739,000)            --      (8,658,000)
Identifiable assets.......................      12,738,000       8,756,000     (9,126,000)     12,368,000


NOTE 11 -- COMMITMENTS AND CONTINGENCIES

     The Company leases office space and equipment under operating lease agreements expiring at various times through 1998.

     Future minimum rental payments required under noncancelable leases are as follows:

                            YEAR                                 AMOUNT
                            ----                                 ------
1997........................................................    $182,000
1998........................................................      61,000
                                                                --------
                                                                $243,000
                                                                ========

     Rent expense under operating leases aggregated approximately $54,000, $60,000 and $158,000 for the years ended December 31, 1994, 1995 and 1996, respectively.


     The Company is subject to legal proceedings and claims which have arisen in the ordinary course of its business and have not been finally adjudicated. These actions, when ultimately concluded and determined, will not, in the opinion of management, have a material adverse impact on the financial position, results of operations and liquidity of the Company.

                                  VASCO CORP.
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 12 -- INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited interim consolidated financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the results of the interim periods. All such adjustments are of a normal recurring nature. The interim results are not necessarily indicative of those for the full year.

NOTE 13 -- SUBSEQUENT EVENTS

     On March 13, 1997, the Company entered into an original equipment manufacturer agreement with Netscape to purchase and resell Netscape products. The term of the agreement is for one year and contains a guaranteed minimum purchase requirement by the Company in the amount of $840,000, payable in quarterly installments.

     On May 1, 1997, the Company entered into a distributor agreement with HUCOM, Inc. to provide HUCOM with the exclusive rights to market the Company's products throughout Japan. The agreement calls for a guaranteed minimum purchase requirement by HUCOM of $500,000 for 1997 and $1,000,000 for 1998.

     On June 5, 1997, the Company entered into a software licensing agreement with Shiva Corporation. The Company licensed a security server software marketed as VACMan (VASCO Access Control Manager) from Shiva on a royalty basis. In addition, the agreement calls for the Company and Shiva to co-develop additional products which will be sold by both companies.


     On June 27, 1997, the Company entered into a new financing agreement with a European bank. The new agreement provides for $2.5 million in financing, matures on September 30, 1998, bears interest at a rate of 3.25% annually and is convertible into common stock of the Company at the option of the bank, at conversion prices as specified in the agreement. The proceeds of the financing will be used for general corporate purposes.



     On August 20, 1997, the Company renegotiated the guarantee related to the final payment for the 1996 acquisition of Digipass into a term loan in the amount of $3.4 million. The note matures on September 30, 2002 and bears interest at a rate of 3.25% annually. In addition, the note is convertible into common stock of the Company at the option of the bank, at conversion prices as specified in the agreement.

                                   LINTEL NV
                                    BELGIUM

                         FINANCIAL STATEMENTS INCLUDING
                       REPORT OF INDEPENDENT ACCOUNTANTS

                               DECEMBER 31, 1995

                       REPORT OF INDEPENDENT ACCOUNTANTS

February 27, 1997

To the Board of Directors and Shareholders of Lintel NV
Chaussee de Courcelles 113
6041 Charleroi
Belgium

     We have audited the accompanying statement of financial position of Lintel NV as of December 31, 1995 and the related statements of operations, cash flows and accumulated deficit, expressed in thousands of Belgian francs, for the years ended December 31, 1995 and 1994. These financial statements were prepared using accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audits.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements expressed in thousands of Belgian francs present fairly, in all material respects, the financial position of Lintel NV as of December 31, 1995 and the results of its operations and cash flows for the years ended December 31, 1995 and 1994 in conformity with accounting principles generally accepted in the United States of America.

Yours faithfully
Price Waterhouse and Partners

/s/ L. Hellebaut

L. Hellebaut

                                   LINTEL NV

            STATEMENT OF FINANCIAL POSITION AS OF DECEMBER 31, 1995
                   (EXPRESSED IN THOUSANDS OF BELGIAN FRANCS)

                                                              BEF 000
                                                              -------
ASSETS
CURRENT ASSETS
Cash........................................................    2,890
Accounts receivable -- trade................................   15,089
Inventories (note 2)........................................    3,075
Other current assets........................................    1,515
                                                              -------
Total current assets........................................   22,569
Property, plant and equipment (note 3)......................    1,296
Other assets................................................      242
                                                              -------
TOTAL ASSETS................................................   24,107
                                                              =======
LIABILITIES AND STOCKHOLDER'S DEFICIT
CURRENT LIABILITIES
Accounts payable............................................   15,375
Short-term debt (note 4)....................................      785
Income taxes payable (note 12)..............................       --
Other accounts payable and accrued expenses (note 5)........    6,949
                                                              -------
Total current liabilities...................................   23,109
Long term debt (note 6).....................................    4,215
                                                              -------
Total liabilities...........................................   27,324
                                                              -------
STOCKHOLDER'S DEFICIT
Common stock (note 7).......................................    7,700
Accumulated deficit (note 8)................................  (10,917)
                                                              -------
Total Stockholder's Deficit.................................   (3,217)
                                                              -------
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT.................   24,107
                                                              =======

     The accompanying notes 1 to 9 are an integral part of these financial statements.

                                   LINTEL NV

            STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31
                   (EXPRESSED IN THOUSANDS OF BELGIAN FRANCS)

                                                                 1995       1994
                                                                BEF 000    BEF 000
                                                                -------    -------
Net sales -- trade..........................................     46,134     55,599
                                                                -------    -------
Cost of goods sold..........................................    (30,341)   (28,186)
Selling, general and administrative expenses................    (22,027)   (20,778)
Depreciation and amortisation...............................       (954)    (3,011)
                                                                -------    -------
  Total operating costs.....................................    (53,322)   (51,975)
                                                                -------    -------
Income/(loss) from operations...............................     (7,188)     3,624
Interest expense............................................     (1,199)    (1,355)
Exchange gains..............................................        385         --
Other losses................................................        (45)       (92)
                                                                -------    -------
Income/(loss) before income taxes...........................     (8,047)     2,177
Income taxes (note 9).......................................        491       (561)
                                                                -------    -------
Net income/(loss) for the year..............................     (7,556)     1,616
                                                                =======    =======

     The accompanying notes 1 to 9 are an integral part of these financial statements.

                                   LINTEL NV

            STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31
                   (EXPRESSED IN THOUSANDS OF BELGIAN FRANCS)

                                                                  1995        1994
                                                                BEF 000     BEF 000
                                                                --------    --------
Cash flows from operating activities:
  Net income/(loss).........................................     (7,556)      1,616
     Adjustments to reconcile net income (loss) to net cash
      used in operating activities:
       Depreciation and amortisation........................        954       3,011
       (Increase)/decrease in accounts receivable...........        509      (8,578)
       Increase in inventories..............................     (1,644)        (62)
       (Increase)/decrease in other assets..................       (912)      2,663
       Increase in accounts payable.........................      9,690       1,212
       (Decrease)/increase in other payables and accrued
        expenses............................................     (1,800)      1,788
                                                                 ------      ------
Net cash used in operating activities.......................       (759)      1,650
                                                                 ------      ------
Cash flows from investing activities:
  Capital expenditures......................................       (787)       (533)
                                                                 ------      ------
Net cash used in investing activities.......................       (787)       (533)
                                                                 ------      ------
Cash flows from financing activities:
  Principal repayments of long-term debt....................       (645)       (836)
  Net borrowings under line-of-credit arrangements..........        566         246
                                                                 ------      ------
Net cash used in financing activities.......................        (79)       (590)
                                                                 ------      ------
Net increase/(decrease) in cash.............................     (1,625)        527
Cash at the beginning of the year...........................      4,515       3,988
                                                                 ------      ------
Cash at the end of the year.................................      2,890       4,515
                                                                 ======      ======

     The accompanying notes 1 to 9 are an integral part of these financial statements.

                                   LINTEL NV

     STATEMENTS OF THE ACCUMULATED DEFICIT FOR THE YEARS ENDED DECEMBER 31
                   (EXPRESSED IN THOUSANDS OF BELGIAN FRANCS)

                                                               1995      1994
                                                              BEF 000   BEF 000
                                                              -------   -------
Balance, beginning of year..................................   (3,361)  (4,977)
Net income/(loss) of the year...............................   (7,556)   1,616
                                                              -------   ------
Balance, end of the year....................................  (10,917)  (3,361)
                                                              =======   ======

     The accompanying notes 1 to 9 are an integral part of these financial statements.

                                   LINTEL NV

             NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                           DECEMBER 31, 1995 AND 1994
                   (EXPRESSED IN THOUSANDS OF BELGIAN FRANCS)

NOTE 1 -- OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Lintel NV, a Belgian limited company incorporated on December 20, 1983, manufactures and distributes computer security products primarily in Europe. The entity provides companies with generic, cryptographic products to safeguard the handling and transfer of electronic data against fraud and intrusion. Their products consist of public algorithms for data protection in financial and commercial applications. End-users are software houses, OEM's and others looking to integrate encryption modules or tools into their products or systems.

     49% and 22% of the company's sales for 1995 and 1994 respectively, were to one customer, a major Dutch financial institution, who represented approximately 80% of trade receivables at December 31, 1995. Management maintains a close relationship with the customer's management, has never experienced any collection problems to date and does not anticipate any problems in collecting currently outstanding receivables.

     On March 1, 1996, the assets and liabilities of the company were sold to a newly incorporated limited company named Lintel Security NV, which was subsequently acquired by VASCO Data Security International Inc.

PERVASIVENESS OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Revenues from the sale of products are recorded upon shipment of goods, assuming collectibility is reasonably assured, and are reported net of value-added taxes, discounts and allowances. The principal elements of cost of goods sold are components and manufacturing costs.

TRANSLATION OF FOREIGN CURRENCY

     Foreign currency transactions are recorded in Belgian francs at the exchange rates approximating those prevailing at the time of the transactions. Unsettled transactions are translated into Belgian francs at period-end rates. Gains and losses resulting from setting and remeasuring foreign currency transactions are recognized in income currently.

PROPERTY, PLANT AND EQUIPMENT

     Expenditures for property, plant and equipment are recorded at cost. Maintenance, repairs and minor renewals are expensed when incurred.

     Depreciation is computed, using the straight-line method, over the estimated useful lives of the assets, ranging from 3 to 5 years.

                                   LINTEL NV

             NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                           DECEMBER 31, 1995 AND 1994
           (EXPRESSED IN THOUSANDS OF BELGIAN FRANCS) -- (CONTINUED)

INVENTORIES

     Inventories, consisting principally of chips and cards, are stated at the lower of cost or market value. Cost is determined using the first-in first-out
(FIFO) method. When required, appropriate provisions are made for obsolete and slow-moving items.

RESEARCH AND DEVELOPMENT COSTS

     Research and development costs incurred prior to establishment of technological feasibility are charged to operations. Research and development costs for 1995 and 1994 were BEF 3,650,000, and BEF 2,008,000, respectively. Software development costs incurred subsequently to establishment of technological feasibility were not material.

INCOME TAXES

     The company accounts for income taxes using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been reported in the company's financial statements or tax returns. In estimating future tax consequences, the company considers all expected future events other than changes in tax law or rates.

NOTE 2 -- INVENTORIES

                                                                31/12/1995
                                                                ----------
Goods for Resale............................................      3,075

NOTE 3 -- PROPERTY, PLANT AND EQUIPMENT

                                                                31/12/1995
                                                                ----------
Furniture...................................................       3,330
Vehicles....................................................         948
                                                                  ------
                                                                   4,278
Less accumulated depreciation...............................      (2,982)
                                                                  ------
                                                                   1,296
                                                                  ======

NOTE 4 -- SHORT-TERM DEBT

     Short-term debt represents short-term borrowings, overdrafts and current maturities of long-term debt with credit institutions.

NOTE 5 -- OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                              31/12/1995
                                                              ----------
Amounts payable to directors................................    2,601
Accrued charges.............................................      573
Credit institutions.........................................    3,775
                                                                -----
                                                                6,949
                                                                =====

                                   LINTEL NV

             NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED
                           DECEMBER 31, 1995 AND 1994
           (EXPRESSED IN THOUSANDS OF BELGIAN FRANCS) -- (CONTINUED)

     Credit institutions include accrued interest on the long term debt.

NOTE 6 -- LONG-TERM DEBT

                                                              31/12/1995
                                                              ----------
NKBK bank loan..............................................    3,650
Credit institutions.........................................      565
                                                                -----
                                                                4,215
                                                                =====

     On July 5, 1993, Lintel borrowed BEF 2,500,000 from the "Nationale Kas voor Beroepskrediet" (NKBK), in the form of an advance under a 10-year credit facility. The advance is subject to interest at a rate of 9.10 per cent per annum. This rate is subject to revision after the first five years to the extent that the market rate at that time for similar instruments is different by more than 0.50 per cent. No repayments of principal are scheduled for the first five years, during which period the rate of interest is reduced to 5.00 per cent per annum. The advance is repayable in equal quarterly instalments over the second tranche of five years. The nominal rate of interest applicable to this period may also be subject to reduction at the lender's discretion.

     On May 18, 1993, Lintel received a further loan of BEF 3,500,000 from the "Nationale Kas voor Beroepskrediet" which is repayable within 5 years and bears interest at the rate of 7.90% per annum.

NOTE 7 -- COMMON STOCK

     Total number of authorised and issued shares amounts to 110. All shares are bearer shares, are fully paid up, have equal voting rights, have no par value and are privately owned.

NOTE 8 -- ACCUMULATED DEFICIT

     Accumulated deficit include reserves amounting to BEF 2,934,000 at December 31, 1994 and BEF 3,350,000 at December 31, 1995.

NOTE 9 -- INCOME TAXES

     The actual income tax expense attributable to earnings for the years ended December 31, 1995 and 1994 differed from the amounts computed by applying the effective Belgian federal tax rate to pre-tax earnings, as follows:

                                                               1995    1994
                                                               ----    ----
Computed "expected" tax expense (benefit)...................  (3,232)   874
Tax effect of permanent differences.........................   2,741    499
Prior year adjustments to taxable basis.....................      --   (812)
                                                              ------   ----
Provision for income taxes..................................    (491)   561
                                                              ======   ====

     There are no significant temporary differences between the assets and liabilities reported for tax purposes and those presented in the combined financial statements which would give rise to deferred taxes. The company has no losses available for carry forward under Belgian tax regulations.

                          DIGIPASS SA AND DIGILINE SA
                                    BELGIUM

                         COMBINED FINANCIAL STATEMENTS
                              INCLUDING REPORT OF
                            INDEPENDENT ACCOUNTANTS

                               DECEMBER 31, 1995

February 27, 1997

To the Board of Directors and Shareholders of Digipass SA and Digiline SA
Chaussee de Courcelles 113
6041 Charleroi
Belgium

                       REPORT OF INDEPENDENT ACCOUNTANTS

     We have audited the accompanying combined statement of financial position of Digipass SA and Digiline SA as of December 31, 1995 and the related combined statements of operations, cash flows and accumulated deficit, expressed in thousands of Belgian francs, for the years ended December 31, 1995 and 1994. These financial statements were prepared using accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these statements based on our audits.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements expressed in thousands of Belgian francs present fairly, in all material respects, the combined financial position of Digipass SA and Digiline SA as of December 31, 1995 and the combined results of their operations and cash flows for the years ended December 31, 1995 and 1994 in conformity with accounting principles generally accepted in the United States of America.

Yours faithfully
Price Waterhouse and Partners

/s/ L. Hellebaut

L. Hellebaut

                          DIGIPASS SA AND DIGILINE SA

        COMBINED STATEMENT OF FINANCIAL POSITION AS OF DECEMBER 31, 1995
                   (EXPRESSED IN THOUSANDS OF BELGIAN FRANCS)

                                                                BEF 000
                                                                -------
ASSETS
CURRENT ASSETS:
Cash........................................................     20,692
Accounts receivable -- trade................................     32,531
Inventories (note 2)........................................     35,571
Other current assets (note 3)...............................     27,565
                                                                -------
Total current assets........................................    116,359
Property, plant and equipment (note 4)......................     39,005
                                                                -------
TOTAL ASSETS................................................    155,364
                                                                =======
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable -- trade...................................     62,797
Income taxes payable........................................      3,978
Short-term debt (note 5)....................................      2,981
Short-term debt to parent company (note 6)..................      4,500
Other accounts payable and accrued expenses (note 7)........     29,245
                                                                -------
Total current liabilities...................................    103,501
Long-term debt (notes 8 and 9)..............................     41,100
                                                                -------
TOTAL LIABILITIES...........................................    144,601
                                                                -------
EQUITY:
Common stock (note 10)......................................     14,000
Accumulated deficit (note 11)...............................     (3,237)
                                                                -------
Total equity................................................     10,763
                                                                -------
TOTAL LIABILITIES AND EQUITY................................    155,364
                                                                =======

     The accompanying notes 1 to 13 are an integral part of these financial statements.

                          DIGIPASS SA AND DIGILINE SA

       COMBINED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31
                   (EXPRESSED IN THOUSANDS OF BELGIAN FRANCS)

                                                                1995       1994
                                                              BEF 000    BEF 000
                                                              -------    -------
Net sales -- Trade..........................................   191,696    113,756
                                                              --------   --------
Cost of goods sold..........................................  (105,688)   (51,614)
Selling, general and administrative expenses................   (65,112)   (47,909)
Depreciation and amortization...............................    (7,848)   (12,343)
                                                              --------   --------
Total Operating Costs.......................................  (178,648)  (111,866)
                                                              --------   --------
Income from operations......................................    13,048      1,890
Interest expense............................................    (3,303)    (2,889)
Exchange gains/(losses).....................................     5,843       (332)
Other losses................................................      (707)       (15)
                                                              --------   --------
Income/(loss) before income taxes...........................    14,881     (1,346)
Income taxes (note 12)......................................    (8,896)      (121)
                                                              --------   --------
Net income/(loss) for the year..............................     5,985     (1,467)
                                                              ========   ========

     The accompanying notes 1 to 13 are an integral part of these financial statements.

                          DIGIPASS SA AND DIGILINE SA

        COMBINED STATEMENT OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31
                   (EXPRESSED IN THOUSANDS OF BELGIAN FRANCS)

                                                                  1995        1994
                                                                BEF 000     BEF 000
                                                                -------     -------
Cash flows from operating activities
Net income/(loss)...........................................       5,985      (1,467)
Adjustments to reconcile net income/(loss) to net cash
  provided by operating activities:
Depreciation and amortization...............................       7,848      12,344
(Increase) in accounts receivable...........................     (12,014)     (1,270)
(Increase)/decrease in inventories..........................     (24,651)      1,427
(Increase)/decrease in other current assets.................       8,188      (2,136)
Increase in accounts payable................................      17,852      11,367
Increase in income tax payable..............................       2,475       1,502
Increase/(decrease) in other accounts payable and accrued
  expenses..................................................      15,748     (14,103)
                                                                --------    --------
  Net cash provided by operating activities.................      21,431       7,664
                                                                --------    --------
Cash flows from investing activities
Capital expenditures........................................      (1,721)     (2,897)
                                                                --------    --------
  Net cash (used in) investing activities...................      (1,721)     (2,897)
                                                                --------    --------
Cash flows from financing activities
Principal payments under capital lease obligations..........      (3,176)     (3,218)
Net borrowings under line of credit arrangements............         416      (3,815)
                                                                --------    --------
  Net cash (used in) financing activities...................      (2,760)     (7,033)
                                                                --------    --------
Net increase in cash........................................      16,951      (2,266)
Cash at the beginning of the period.........................       3,741       6,007
                                                                --------    --------
Cash at the end of period...................................      20,692       3,741
                                                                ========    ========

     The accompanying notes 1 to 13 are an integral part of these financial statements.

                          DIGIPASS SA AND DIGILINE SA

                 COMBINED STATEMENTS OF ACCUMULATED DEFICIT FOR
                          THE YEARS ENDED DECEMBER 31
                   (EXPRESSED IN THOUSANDS OF BELGIAN FRANCS)

                                                                  1995        1994
                                                                BEF 000     BEF 000
                                                                --------    --------
Balance, beginning of year..................................     (9,222)     (7,755)
Net income/(loss)...........................................      5,985      (1,467)
                                                                 ------      ------
Balance end of year.........................................     (3,237)     (9,222)
                                                                 ======      ======

     The accompanying notes 1 to 13 are an integral part of these financial statements.

                          DIGIPASS SA AND DIGILINE SA

               NOTES TO THE COMBINED FINANCIAL STATEMENTS FOR THE
                     YEARS ENDED DECEMBER 31, 1995 AND 1994
                   (EXPRESSED IN THOUSANDS OF BELGIAN FRANCS)

NOTE 1 -- OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Digiline SA, a Belgian limited company incorporated on October 27, 1989, develops telephone terminals, to extend the range of telematic applications designed for the general public. Digiline also offers a remote control system for reading water, gas and electricity meters over the public telephone network. Furthermore, Digiline develops various products to support telephone terminals. For several years, Digiline has dedicated resources to the design and manufacture of voice-processing products for the industrial sector. Digiline is a wholly-owned subsidiary of Digiline International SA, a Luxembourg limited company.

     Digipass SA, a Belgian limited company incorporated on March 19, 1992, develops devices based on sophisticated encryption techniques, offering a range of security products to identify correspondents and to authenticate exchanges of data and improve security for electronic transactions.

     The companies' customers are located primarily in Belgium and the Netherlands and are mainly active in the financial sector. Three customers have each contributed 10% or more of sales in 1995 and 1994 as follows:

                                                              1995   1994
                                                               %      %
                                                              ----   ----
A...........................................................   23     --
B...........................................................   16     16
C...........................................................   13     --

     At December 31, 1995 only customer A above represented 10% or more of trade receivables, namely 20%, Management maintains a close relationship with the customers' management, has never experienced any collection problems to date and does not anticipate any problems in collecting currently outstanding receivables.

BASIS FOR PREPARATION OF COMBINED FINANCIAL STATEMENTS

     On July 1, 1996 Digipass SA acquired all of the assets and liabilities of Digiline SA, except for certain real estate assets and related capital lease obligations. On July 3, 1996, Digiline was acquired by VASCO Data Security International Inc. (VASCO.) Prior to the acquisition by VASCO, Digiline and Digipass were under common control and management. Accordingly, the accompanying combined financial statements include Digipass and Digiline for all periods presented, after elimination of all transactions between the two companies.

PERVASIVENESS OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

     Revenues from the sale of products are recorded upon shipment of goods, assuming collectibility is reasonably assured, and are reported net of value-added taxes, discounts and allowances. The principal elements of the cost of goods sold are components and manufacturing costs.

                          DIGIPASS SA AND DIGILINE SA

               NOTES TO THE COMBINED FINANCIAL STATEMENTS FOR THE
             YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)
                   (EXPRESSED IN THOUSANDS OF BELGIAN FRANCS)

RESEARCH AND DEVELOPMENT COST

     Research and development costs incurred prior to establishment of technological feasibility are charged to operations. Research and development costs for 1995 and 1994 were BEF 8,960,000 and BEF 6,879,000, respectively. Software development costs incurred subsequently to establishment of technological feasibility were not material.

TRANSLATION OF FOREIGN CURRENCY

     Foreign currency transactions are recorded in Belgian francs at the exchange rates approximating those prevailing at the time of the transactions. Unsettled transactions are translated into Belgian francs at period-end rates. Gains and losses resulting from the settlement and remeasurement of foreign currency transaction are recognized in income currently.

PROPERTY, PLANT AND EQUIPMENT

     Expenditures for property, plant and equipment are recorded at cost, less the amount of any capital investment grants received. Maintenance, repairs and minor renewals are charged to income as incurred.

     Depreciation is computed using the straight-line method, in order to spread the net cost of acquisition over the estimated useful lives of the assets, ranging from 3 to 5 years.

     Upon disposition, the cost and accumulated depreciation of assets sold or retired are removed from the respective accounts and the resultant gains or losses, if any, are included in current operations.

INCOME TAXES

     The company accounts for income taxes using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been reported in the company's financial statements or tax returns. In estimating future tax consequences, the company considers all expected future events other than changes in tax law or rates.

CASH AND CASH EQUIVALENTS

     Cash equivalents include time deposits and highly liquid investments with original maturities of three months or less.

INVENTORIES

     Inventories, consisting principally of chips and cards, are stated at the lower of cost or market value. Cost is determined using the first-in first-out
(FIFO) method. When necessary, appropriate provisions are made for potential losses on obsolete and slow-moving items.

NOTE 2 -- INVENTORIES

                                                                31/12/1995
                                                                ----------
Work-in-progress............................................         542
Goods for resale............................................      34,767
Consumables.................................................         262
                                                                  ------
                                                                  35,571
                                                                  ======

                          DIGIPASS SA AND DIGILINE SA

               NOTES TO THE COMBINED FINANCIAL STATEMENTS FOR THE
             YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)
                   (EXPRESSED IN THOUSANDS OF BELGIAN FRANCS)

NOTE 3 -- OTHER CURRENT ASSETS

                                                                31/12/1995
                                                                ----------
Grants receivable...........................................       2,038
Income taxes receivable.....................................          25
VAT receivable..............................................       3,405
Prepayments.................................................      22,097
                                                                  ------
                                                                  27,565
                                                                  ======

     Grants receivable comprise governmental incentives receivable for research and development. Prepayments consist mainly of advance payments to suppliers for inventory purchases.

NOTE 4 -- PROPERTY, PLANT AND EQUIPMENT

                                                              31/12/1995
                                                              ----------
Land and buildings..........................................    36,736
Furniture and fixtures......................................     7,148
Machinery and office equipment..............................     6,164
                                                               -------
                                                                50,048
Less accumulated depreciation...............................   (11,043)
                                                               -------
                                                                39,005
                                                               =======

     Depreciation expense totaled BEF 4.3 million and BEF 5.5 million in 1995 and 1994, respectively.

     Most of the assets were acquired under capital leases (see note 9). In connection with the acquisition of Digiline by Digipass (see note 1), certain assets recorded under capital leases with a net book value of BEF 37,230,000 were retained by the owner of Digiline.

NOTE 5 -- SHORT-TERM DEBT

                                                              31/12/1995
                                                              ----------
Current maturities of long-term debt........................    2,981
                                                                -----

NOTE 6 -- SHORT-TERM DEBT TO PARENT COMPANY

     On January 21, 1994, Digiline SA obtained a short-term loan from its parent, bearing interest at 8% per annum. The interest expense for each of the years ended December 31, 1995 and 1994 was BEF 360,000.

                          DIGIPASS SA AND DIGILINE SA

               NOTES TO THE COMBINED FINANCIAL STATEMENTS FOR THE
             YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)
                   (EXPRESSED IN THOUSANDS OF BELGIAN FRANCS)

NOTE 7 -- OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                              31/12/1995
                                                              ----------
Advances received from customers............................    17,222
Accrued interest on short-term debt to parent company.......       720
Remuneration and social security costs......................     6,382
VAT payable.................................................     1,269
Other accrued expenses......................................     3,164
Withholding taxes payable...................................       488
                                                                ------
                                                                29,245
                                                                ======

NOTE 8 -- LONG-TERM DEBT

                                                              31/12/1995
                                                              ----------
Capitalized lease obligations...............................    40,600
Advances received from the state............................       500
                                                                ------
                                                                41,100
                                                                ======

     The interest rate related to the capitalized lease obligations amounts to 10% per annum and the obligations are collateralized on the companies' assets.

     The advances received from the regional government of Wallonia (Southern Belgium) were to finance research and development activities sub-contracted to universities by Digiline SA. Because the research and development projects proved to be successful under the terms of agreement with the regional government, the advances became repayable. However, to date, no repayment schedule has been determined by the regional government.

NOTE 9 -- CAPITAL LEASES

     The companies lease most of their property, plant and equipment under long-term non-cancelable agreements and have the option to purchase the leased assets for a nominal cost upon termination of the lease agreements.

                          DIGIPASS SA AND DIGILINE SA

               NOTES TO THE COMBINED FINANCIAL STATEMENTS FOR THE
             YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)
                   (EXPRESSED IN THOUSANDS OF BELGIAN FRANCS)

     Future minimum lease payments for assets held under capital leases as of December 31, 1995 are as follows:

                                                              BEF 000
                                                              -------
1996........................................................    7,017
1997........................................................    6,860
1998........................................................    6,550
1999........................................................    5,928
2000........................................................    5,885
Thereafter..................................................   39,724
                                                              -------
Total minimum lease payments................................   71,964
Less amount representing interest...........................  (43,922)
                                                              -------
Present value of net minimum lease payments.................   28,042
Less current maturities.....................................   (2,426)
                                                              -------
Long-term obligations.......................................   25,616
                                                              =======

     The companies were not party to any operating leases during the years ended 31 December 1995 and 1994.

NOTE 10 -- COMMON STOCK

                                                                31/12/1995
                                                                ----------
Digiline SA.................................................      10,000
Digipass SA.................................................       4,000
                                                                  ------
                                                                  14,000
                                                                  ======

     Total number of shares of Digiline authorized, issued and outstanding amounts to 1,000. All shares are bearer shares, are fully paid up, have equal voting rights and no par value.

     Total number of shares of Digipass authorized, issued and outstanding amounts to 4,000. All shares are bearer shares, are fully paid up, have equal voting rights and no par value.

NOTE 11 -- ACCUMULATED DEFICIT

     The accumulated deficit includes a non-distributable legal reserve amounting to BEF 1,400,000 at December 31, 1995.

                          DIGIPASS SA AND DIGILINE SA

               NOTES TO THE COMBINED FINANCIAL STATEMENTS FOR THE
             YEARS ENDED DECEMBER 31, 1995 AND 1994 -- (CONTINUED)
                   (EXPRESSED IN THOUSANDS OF BELGIAN FRANCS)

NOTE 12 -- INCOME TAXES

     The actual income tax expense attributable to earnings for the years ended December 31, 1995 and 1994 differed from the amounts computed by applying the effective Belgian federal tax rate to pre-tax earnings, as follows:

                                                                1995     1994
                                                                ----     ----
Computed "expected" tax expense (benefit)...................    5,978    (540)
Tax effect of disallowed expenses...........................    2,578     505
Interest penalty for insufficient prepayments...............      340     156
                                                                -----    ----
Provision for income taxes..................................    8,896     121
                                                                =====    ====

     There are no significant temporary differences between the assets and liabilities reported for tax purposes and those presented in the combined financial statements which would give rise to deferred taxes. The companies have no losses available for carry forward under Belgian tax regulations.

NOTE 13 -- DEFINED CONTRIBUTION PLAN

     The companies' personnel are covered by a group insurance policy with Swiss Life (Belgium), which is a defined contribution plan. Employees pay an annual contribution of 2% of their annual gross salaries, with a company contribution of 4%. The amount of the companies' contribution was BEF 622,000 and BEF 523,000 for 1995 and 1994, respectively.

                          DIGIPASS SA AND DIGILINE SA

                     FINANCIAL STATEMENTS AS OF AND FOR THE
                   SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)

                          DIGIPASS SA AND DIGILINE SA

        STATEMENT OF THE COMBINED FINANCIAL POSITION AS OF JUNE 30, 1996
                         (EXPRESSED IN BELGIAN FRANCS)
                                  (UNAUDITED)

ASSETS
CURRENT ASSETS
Cash........................................................   25,199,658
Accounts receivable -- trade (net of allowance for doubtful
  debts of BEF nil).........................................   41,699,659
Inventories.................................................   54,780,970
Other current assets........................................   18,379,881
                                                              -----------
Total current assets........................................  140,060,168
Cash guarantees.............................................      559,942
Other assets................................................    2,000,094
Property, plant and equipment...............................   35,417,124
                                                              -----------
TOTAL ASSETS................................................  178,037,328
                                                              ===========
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable -- trade...................................   42,832,317
Income tax payable..........................................   11,356,285
Short-term debt.............................................   17,145,591
Other accounts payable and accrued expenses.................   42,793,666
                                                              -----------
Total current liabilities...................................  114,127,859
Long-term debt..............................................   41,438,376
                                                              -----------
TOTAL LIABILITIES...........................................  155,566,235
                                                              -----------
EQUITY
Common stock................................................   14,000,000
Retained earnings...........................................    8,471,093
                                                              -----------
Total equity................................................   22,471,093
                                                              -----------
TOTAL LIABILITIES AND EQUITY................................  178,037,328
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                          DIGIPASS SA AND DIGILINE SA

        STATEMENTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1996
                         (EXPRESSED IN BELGIAN FRANCS)
                                  (UNAUDITED)

Net sales -- Trade..........................................   99,258,399
                                                              -----------
Total Operating Revenues....................................   99,258,399
Cost of goods sold..........................................  (47,517,125)
Selling, general and administrative expenses................  (28,365,575)
Depreciation and amortization...............................   (1,979,838)
                                                              -----------
Total Operating Costs.......................................  (77,862,538)
                                                              -----------
Income from operations......................................   21,395,861
Interest expense............................................   (4,672,408)
Exchange gains..............................................    4,372,110
Other gains.................................................        3,160
                                                              -----------
Income before income taxes..................................   21,098,723
Income taxes................................................   (8,390,472)
                                                              -----------
Net profit..................................................   12,708,251
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                          DIGIPASS SA AND DIGILINE SA

                      STATEMENTS OF THE CASH FLOWS FOR THE
                         SIX MONTHS ENDED JUNE 30, 1996
                         (EXPRESSED IN BELGIAN FRANCS)
                                  (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income..................................................     12,708,251
Adjustments to reconcile net income to net cash used in
  operating activities:
  Depreciation and amortization.............................      1,979,838
  Increase in accounts receivable...........................     (9,169,134)
  Increase in inventories...................................    (19,210,468)
  Decrease in other current assets..........................      9,184,999
  Increase in accounts payable..............................    (19,963,617)
  Increase in income tax payable............................      7,378,092
  Increase in other accounts payable and accrued expenses...     13,548,017
  Increase in cash guarantees...............................       (438,099)
                                                                -----------
     Net cash used in operating activities..................     (3,982,121)
                                                                -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditure in property and equipment...............       (453,885)
Capital expenditure in other assets.........................        (60,000)
                                                                -----------
     Net cash used in investing activities..................       (513,885)
                                                                -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Long-term debt..............................................        338,225
Short-term debt.............................................      9,664,544
Dividends paid..............................................     (1,000,000)
                                                                -----------
     Net cash provided by financing activities..............      9,002,769
                                                                -----------
Net increase in cash........................................      4,506,763
Cash at the beginning of the period.........................     20,692,895
                                                                -----------
Cash at the end of period...................................     25,199,658
                                                                ===========

   The accompanying notes are an integral part of these financial statements.

                          DIGIPASS SA AND DIGILINE SA

                  STATEMENTS OF THE RETAINED EARNINGS FOR THE
                         SIX MONTHS ENDED JUNE 30, 1996
                         (EXPRESSED IN BELGIAN FRANCS)
                                  (UNAUDITED)

Balance at the beginning of the period......................  (3,237,158)
Net profit of the period....................................  12,708,251
Dividends...................................................  (1,000,000)
                                                              ----------
Balance at the end of the period............................   8,471,093
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

                          DIGIPASS SA AND DIGILINE SA

    NOTES TO THE FINANCIAL STATEMENT FOR THE SIX MONTHS ENDED JUNE 30, 1996
                         (EXPRESSED IN BELGIAN FRANCS)
                                  (UNAUDITED)

NOTE 1 -- INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited interim financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair presentation of the results of the interim periods. All such adjustments are of a normal recurring nature. The interim results are not necessarily indicative of those for the full year.

NOTE 2 -- OTHER CURRENT ASSETS

Grants receivable...........................................   3,962,649
Tax receivable..............................................      24,959
VAT receivable..............................................   6,873,273
Prepayments and deferred charges............................   7,519,000
                                                              ----------
                                                              18,379,881
                                                              ==========

NOTE 3 -- OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Advances received on contracts in progress..................  34,539,488
Accrued interests on intercompany loan (8%).................     900,000
Remuneration and social security costs......................   2,460,734
Accrued miscellaneous payables..............................   1,993,188
VAT payable.................................................   2,867,912
Other accrued expenses......................................      32,344
                                                              ----------
                                                              42,793,666
                                                              ==========

                                  SCHEDULE II

                                  VASCO CORP.
                       VALUATION AND QUALIFYING ACCOUNTS

          ALLOWANCE FOR DOUBTFUL ACCOUNTS               BEGINNING    BAD DEBT     ACCOUNTS       ENDING
           FOR TRADE ACCOUNTS RECEIVABLE                 BALANCE     EXPENSE     WRITTEN OFF    BALANCE
          -------------------------------               ---------    --------    -----------    -------
Year ended December 31, 1996........................    $182,000     $346,000     $(69,000)     $459,000
Year ended December 31, 1995........................      96,000      165,000      (79,000)      182,000
Year ended December 31, 1994........................          --       96,000           --        96,000

                                                        BEGINNING                 INVENTORY      ENDING
          RESERVE FOR OBSOLETE INVENTORIES               BALANCE     EXPENSE     WRITTEN OFF    BALANCE
          --------------------------------              ---------    -------     -----------    -------
Year ended December 31, 1996........................    $114,000     $ 40,000       --          $154,000
Year ended December 31, 1995........................      15,000       99,000       --           114,000
Year ended December 31, 1994........................          --       15,000       --            15,000

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and
Stockholders of VASCO CORP.:

     The audits referred to in our report dated September 11, 1997, included the related financial statement schedule as of December 31, 1996, and for each of the years in the three-year period ended December 31, 1996, included in the Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                   /s/ KPMG Peat Marwick LLP

Chicago, Illinois
September 11, 1997

     YOU SHOULD RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM
WHAT IS CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS IS DATED             ,
1997. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THE PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF NEW VASCO SHARES, OPTIONS AND WARRANTS IN THE EXCHANGE OFFER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify directors, officers, employees and agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification is permitted only for expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification for expenses where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article V of the Bylaws of Registrant provides that Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the written request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of Article V, the Registrant shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors.


     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.


     Article SIXTH of Registrant's Certificate of Incorporation provides that a director of Registrant shall not be liable to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law. Any amendment, modification or repeal of Article SIXTH shall not adversely affect any right or protection of a director of Registrant in respect of any act or omission occurring prior to such amendment, modification or repeal.


     Registrant has a binder for directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of Registrant and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act of 1933, as amended, for acts or omissions by such persons while acting as directors or officers of Registrant and/or its subsidiaries as the case may be.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits


      +3.1    Certificate of Incorporation of Registrant, as amended.
      +3.2    Bylaws of Registrant, as amended.
       4.1    Intentionally Omitted.
      +4.2    Specimen of Registrant's Common Stock Certificate.
       4.3    Intentionally Omitted.
      +4.4    Form of Letter of Transmittal and Release.
     ++4.5    Form of New VASCO Warrant Agreement.
     ++4.6    Form of New VASCO Option Agreement.
      +4.7    Form of New VASCO Convertible Note Agreement.
      +5.1    Opinion of Jenner & Block regarding legality of securities being registered.
      +8.1    Opinion of Jenner & Block as to certain tax matters.
    ++10.1    Netscape Communications Corporation OEM Software Order Form
              dated March 18, 1997 between VASCO Data Security, Inc. and
              Netscape Communications Corporation.**
    ++10.2    License Agreement between VASCO Data Security, Inc. and
              SHIVA Corporation effective June 5, 1997.**
    ++10.3    Heads of Agreement between VASCO CORP., VASCO Data Security
              Europe S.A., Digiline International Luxembourg, Digiline
              S.A., Digipass S.A., Dominique Colard and Tops S.A. dated
              May 13, 1996.
    ++10.4    Agreement relating to additional terms and conditions to the
              Heads of Agreement dated July 9, 1996, among the parties
              listed in Exhibit 10.3.
    ++10.5    Agreement between VASCO CORP., VASCO Data Security Europe
              SA/NV, Mario Houthooft and Guy Denudt dated March 1, 1996.
    ++10.6    Asset Purchase Agreement dated as of March 1996 by and
              between Lintel Security SA/NV and Lintel SA/NV, Mario
              Houthooft and Guy Denudt.
    ++10.7    Management Agreement dated January 31, 1997 between LINK
              BVBA and VASCO Data Security NV/SA (concerning services of
              Mario Houthooft).
    ++10.8    Sublease Agreement by and between VASCO CORP. and APL Land
              Transport Services, Inc. dated as of August 29, 1997.
    ++10.9    Office Lease by and between VASCO CORP. and LaSalle National
              Bank, not personally, but as Trustee under Trust Agreement dated September 1, 1997, and known as Trust Number 53107,
              dated July 22, 1985.
    ++10.10   Lease Agreement by and between TOPS sa and Digipass sa
              effective July 1, 1996.
    ++10.11   Lease Agreement by and between Perkins Commercial Management
              Company, Inc. and VASCO Data Security, Inc. dated November
              21, 1995.
    ++10.12   Asset Purchase Agreement by and between VASCO CORP. and
              Wizdom Systems, Inc. dated August 20, 1996.
    ++10.13   1997 VASCO Data Security International, Inc. Stock Option
              Plan, as amended.
    ++10.14   Distributor Agreement between VASCO Data Security, Inc. and
              Hucom, Inc. dated June 3, 1997.**
    ++10.15   Non-Exclusive Distributor Agreement by and between VASCO
              Data Security, Inc. and Concord-Eracom Nederland BV dated
              May 1, 1994.**
    ++10.16   Banque Paribas Belgique S. A. Convertible Loan Agreement for
              $3.4 million.
    ++10.17   Pledge Agreement dated July 15, 1997 by and between T.
              Kendall Hunt and Banque Paribas Belgique S.A.
    ++10.18   Engagement Letter between Banque Paribas S.A. and VASCO
              CORP. dated June 20, 1997, as amended.
    ++10.19   Financing Agreement between Generale Bank and VASCO CORP.
              dated as of June 27, 1997.
     +10.20   Letter Agreement between Generale Bank and VASCO CORP. dated
              June 26, 1997.
    ++10.21   Form of Warrant dated June 16, 1997 (with Schedule).
    ++10.22   Form of Warrant dated October 31, 1995 (with Schedule).
    ++10.23   Form of Warrant dated March 7, 1997 (with Schedule).
    ++10.24   Form of Warrant dated August 13, 1996 (with Schedule).
    ++10.25   Form of Warrant dated June 27, 1996 (with Schedule).
    ++10.26   Form of Warrant dated June 27, 1996 (with Schedule).

     +10.27   Convertible Note in the principal amount of $500,000.00,
              payable to Generale de Banque dated July 1, 1997 (with
              Schedule).
    ++10.28   Agreement by and between VASCO Data Security NV/SA and S.I.
              Electronics Limited effective January 21, 1997.**
    ++10.29   Agreement effective May 1, 1993 by and between Digipass s.a.
              and Digiline s.a.r.1.
    ++10.30   VASCO Data Security, Inc. purchase order issued to National
              Electronic & Watch Co. LTD.**
    ++10.31   VASCO Data Security, Inc. purchase order issued to Micronix
              Integrated Systems.**
     +10.32   Agreement between Registrant and VASCO CORP. dated as of
              August 25, 1997.
    ++10.33   Convertible Note dated June 1, 1996 made payable to Mario
              Houthooft in the principal amount of $373,750.00.
    ++10.34   Convertible Note dated June 1, 1996 made payable to Guy
              Denudt in the principal amount of $373.750.00.
     +10.35   Osprey Partners Warrant (and Statement of Rights to Warrant
              and Form of Exercise) issued June 1, 1992.
    ++10.36   Registration Rights Agreement dated as of October 19, 1995 between certain purchasing shareholders and VASCO CORP.
    ++10.37   First Amendment to Registration Rights Agreement dated July
              1, 1996.
    ++10.38   Second Amendment to Registration Rights Agreement dated
              March 7, 1997.
    ++10.39   Purchase Agreement by and between VASCO CORP. and Kyoto
              Securities Ltd.
    ++10.40   Convertible Note dated May 28, 1996 payable to Kyoto
              Securities, Ltd. in principal amount of $5 million.
    ++10.41   Amendment to Purchase Agreement and Convertible Note by and
              between VASCO CORP. and Kyoto Securities, Ltd.
    ++10.42   Executive Incentive Compensation Plan.
    ++10.43   Letter for Credit granted by Generale de Banque to Digipass
              SA dated January 27, 1997.
     +23.1    Consent of KPMG Peat Marwick LLP re: Registrant.
     +23.2    Consent of KPMG Peat Marwick LLP re: VASCO CORP.
    ++23.3    Consent of Price Waterhouse and Partners.
     +23.4    Consent of Jenner & Block.
    ++24.1    Powers of Attorney (included on Signature Pages).
     +99.1    Form of Letter of Chief Executive Officer of Registrant to
              security/stockholders.
     +99.2    Form of Notice of Guaranteed Delivery.
     +99.3    Form of Letter to Brokers, Dealers, Commercial Banks, Trust
              Companies and Nominees.
     +99.4    Form of Letter to Clients of Brokers, Dealers, Commercial
              Banks, Trust Companies and Nominees.


-------------------------

 +  Filed herewith.



++  Previously filed.


** Confidential treatment has been requested for the omitted portions of this document.

     (b) Financial Statement Schedules

          Schedule II -- Valuation and Qualifying Accounts.

          Report of KPMG Peat Marwick LLP

     All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which were registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (3) That, prior to any public reoffering of the securities registered hereunder through use of a Prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) under the Securities Act of 1933, as amended (the "Act"), the issuer undertakes that such reoffering Prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (4) That every Prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (7) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oakbrook
Terrace, State of Illinois, on October   , 1997.



                                          VASCO Data Security International,
                                          Inc.



                                          By:      /s/ T. KENDALL HUNT


                                            ------------------------------------

                                            T. Kendall Hunt


                                            Chairman of the Board, Chief
                                              Executive


                                            Officer and President



     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED,
THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON THE   DAY OF OCTOBER, 1997 BY THE
FOLLOWING PERSONS IN THE CAPACITIES INDICATED.



                      SIGNATURE                                                TITLE
                      ---------                                                -----

*                                                           Chairman of the Board, Chief Executive
-----------------------------------------------------       Officer, President and Director
T. Kendall Hunt

                /s/ GREGORY T. APPLE                        Vice President and Treasurer (Principal
-----------------------------------------------------       Financial Officer and Principal Accounting
                  Gregory T. Apple                          Officer)

*                                                           Secretary and Director
-----------------------------------------------------
Forrest D. Laidley

*                                                           Director
-----------------------------------------------------
Robert E. Anderson

*                                                           Director
-----------------------------------------------------
Michael A. Mulshine

*By: /s/ GREGORY T. APPLE
-----------------------------------------------------
     Gregory T. Apple
     Attorney-in-Fact


                                      II-6